As filed with the Securities and Exchange Commission on July 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSTELLATION BRANDS, INC.

(Exact name of registrants as specified in its charter)

Delaware	2080	16-0716709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

207 High Point Drive, Building 100, Victor, New York 14564

(585) 678-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James O. Bourdeau, Esq.

Executive Vice President and Chief Legal Officer

207 High Point Drive, Building 100, Victor, New York 14564

(585) 678-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlo Zenkner

Jennifer L. Lee

601 Lexington Avenue

Kirkland & Ellis LLP

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and the satisfaction or waiver of all of the conditions to the proposed reclassification described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JULY 29, 2022

RECLASSIFICATION PROPOSED—YOUR VOTE IS VERY IMPORTANT

PRELIMINARY PROSPECTUS FOR CONSTELLATION BRANDS, INC.

[●] SHARES OF CLASS A COMMON STOCK (NYSE: STZ)

Dear Fellow Stockholder:

On June 30, 2022, Constellation Brands, Inc. (the “Company”) announced a proposed reclassification (the “Reclassification”) of the Company’s common stock. Under the terms of the Reclassification, assuming no adjustment to the mix of consideration (as further described below in this proxy statement/prospectus): (i) each share of Class B Common Stock will be reclassified and converted into one share of Class A Common Stock and the right to receive a cash payment of $64.64, without interest, and (ii) the Company’s restated certificate of incorporation will be amended and restated in the form of the Amended and Restated Charter attached to this proxy statement/prospectus as Annex A in order to effectuate the Reclassification. If the Reclassification is completed, the Company will no longer have any authorized Class B Common Stock, and will instead have only Class A Common Stock and Class 1 Common Stock. The Reclassification will reduce the aggregate voting power of Messrs. Robert and Richard Sands and other members of their extended family and related entities (the “Sands family”) from approximately 60% to approximately 16%. In addition, the Company’s simplified capital structure, combined with new corporate governance features being implemented in connection with the Reclassification, will provide a solid foundation as the Company transitions from a controlled to a non-controlled company and continues to execute its overall strategy to drive growth and shape the future of the Company’s industry by building brands that people love and delivering stockholder value. The Sands Family Stockholders (as defined below) have entered into a reclassification agreement (the “Reclassification Agreement”) with the Company to effect the Reclassification and to memorialize the proposed corporate governance changes and other matters related to the Reclassification that the Sands Family Stockholders and the Special Committee (as defined below) agreed upon in connection with the Reclassification.

The Company is calling a virtual special meeting of its stockholders to be held on [●], [●], 2022 at [●] [a.m./p.m.] (ET) at www.virtualshareholdermeeting.com/STZ2022SM in connection with the Reclassification (the “Special Meeting”). A special committee of independent and disinterested directors (the “Special Committee”) of the Company’s Board of Directors (the “Board”) has unanimously recommended that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders (as defined below), and the Board has determined and declared that the terms of the Reclassification Agreement and the transactions contemplated thereby, including the Amended and Restated Charter, the Reclassification and the other transactions contemplated by the Reclassification Agreement (the “Other Transactions”), are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Class A Holders. The Board has approved and declared advisable and in the best interests of the Company and its stockholders the terms of the Reclassification Agreement, the other Transaction Documents (as defined below) including the Amended and Restated Charter, the Reclassification and the Other Transactions. The Board has recommended that you vote “FOR” the proposal to approve and adopt the Amended and Restated Charter.

We need your vote to approve the proposals described in this proxy statement/prospectus relating to the Reclassification and the adjournment of any meeting, if needed. We urge you to read the accompanying proxy statement/prospectus carefully, and to use the enclosed proxy card(s) or voting instruction card(s) to authorize a proxy to vote your shares in accordance with the Board’s recommendations on the Reclassification Proposal (as defined below), as soon as possible, by telephone or via the Internet, or by signing, dating and returning the enclosed proxy card(s) in the postage-paid envelope(s) provided, whether or not you plan to attend the Special Meeting virtually. Further instructions on how to vote are provided on the enclosed proxy card(s) and voting instruction card(s).

Thank you for your continued support. If you have any questions, please contact Innisfree M&A Incorporated, our proxy solicitor that is assisting us in connection with the Special Meeting, at (866) 239-1763.

Sincerely,

William A. Newlands

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Reclassification described herein involves risks. See “Risk Factors” beginning on page 23.

This document is dated [●], 2022, and is first being mailed to stockholders on or about [●], 2022.

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

Date/Time	[●], [●], 2022 at [●] [a.m./p.m.] (ET)

Virtual Meeting Access	To attend the meeting, vote and examine the stockholders list, go to www.virtualshareholdermeeting.com/STZ2022SM. You will need the 16-digit control number included on your proxy card(s) or the voting instructions that accompany your proxy materials. Because the Special Meeting is virtual and being conducted over the Internet, stockholders will not be able to attend the Special Meeting in person.

Items of Business	1. To approve and adopt the Amended and Restated Charter, which would effectuate the Reclassification described in the accompanying proxy statement/prospectus (the “Reclassification Proposal”).
2. To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Reclassification Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Record Date	Holders of Class A Common Stock and Class B Common Stock as of the record date of [●], 2022 are entitled to notice of and to vote on the matters listed in the proxy statement/prospectus.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES O. BOURDEAU

Secretary

[●], 2022

Your vote is important to us, and we encourage you to vote your shares as soon as possible even if you plan to attend the virtual Special Meeting. You can vote in the following ways:

Visit the website listed on your proxy card(s) to VOTE VIA THE INTERNET	If you received paper copies of your proxy materials in the mail, sign, date, and return your proxy card(s) in the enclosed envelope to VOTE BY MAIL	Call the telephone number specified on your proxy card(s) or on the website listed on your Notice to VOTE BY PHONE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [●], 2022: This Proxy Statement is available on our investor relations website at https://ir.cbrands.com/sec-filings

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about the Company from other documents that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this proxy statement/prospectus. This allows us to disclose important business and financial information to you by referring you to those documents rather than repeating them in full in this proxy statement/prospectus. The information incorporated by reference is considered to be part of this proxy statement/prospectus and later information filed with the SEC will update or supersede this information. For a listing of documents incorporated by reference herein, please see the section entitled “Where You Can Find More Information.” This information is available for you to review free of charge through the SEC’s website at www.sec.gov/edgar.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning the Company, without charge, upon written or oral request to the Company’s principal executive offices at the following address and telephone number:

Attention: Investor Relations

Constellation Brands, Inc.

207 High Point Drive, Building 100

Victor, New York 14564

Telephone: (888) 922-2150

In addition, if you have questions about the Reclassification or about this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or any of the documents incorporated by reference herein, or need to obtain proxy card(s), voting instruction card(s) or other information related to the proxy solicitation, please contact our proxy solicitor in writing or by telephone at the following address and telephone number:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll Free: (866) 239-1763

Banks and Brokers Call: (212) 750-5833

You will not be charged for any of these documents that you request.

If you would like to request documents, please do so by [●], 2022 in order to receive them before the Special Meeting.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by the Company (File No. 333-                ), constitutes a prospectus of the Company under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Class A Common Stock into which the shares of Class B Common Stock will be reclassified if the Reclassification described herein is completed. This document also constitutes a proxy statement of the Company under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The terms “Company,” “we,” “our,” or “us” refer to Constellation Brands, Inc.

The Sands Family Stockholders have supplied (i) the number of shares owned beneficially by the Sands Family Stockholders and (ii) the information set forth under the sections entitled “Special Factors—Reasons for the Reclassification; Fairness of the Reclassification—Positions of the Sands Family Stockholders as to Fairness of the Reclassification” and “Special Factors—Reasons for the Reclassification; Fairness of the Reclassification—Purposes and Reasons of the Sands Family Stockholders for the Reclassification.”

You should rely only on the information contained or incorporated by reference herein in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the Reclassification described herein. No one has been authorized to provide you with information that is different from that contained or incorporated by reference herein. This proxy statement/prospectus is dated [●], 2022, and you should not assume that the information contained herein is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. The mailing of this proxy statement/prospectus to stockholders will not create any implication to the contrary. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

FREQUENTLY USED TERMS

This proxy statement/prospectus generally does not use technical defined terms, but a few frequently used terms may be helpful for you to have in mind at the outset. Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this proxy statement/prospectus:

“Amended and Restated Charter” means the form of the amended and restated certificate of incorporation of the Company, attached to this proxy statement/prospectus as Annex A, which will effect the Reclassification and be in effect at and following the Effective Time.

“Amended Board Corporate Governance Guidelines” means the amended and restated Board corporate governance guidelines of the Company, to be made effective as of the Effective Time, in the form set forth in Annex C.

“Amended Corporate Governance and Responsibility Committee Charter” means the amended and restated Board Corporate Governance and Responsibility Committee charter, to be made effective as of the Effective Time, in the form set forth in Annex C.

“Board” means Board of Directors of the Company.

“Board Anti-Pledging Policy” means the anti-pledging policy of the Company, to be adopted effective as of the Effective Time, in the form set forth in Annex C.

“By-laws” means the form of the amended and restated by-laws of the Company attached to this proxy statement/prospectus as Annex B, which will become effective if the Reclassification occurs.

“Class A Common Stock” refers to Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” refers to Class B Common Stock, par value $0.01 per share, of the Company.

“Class 1 Common Stock” refers to Class 1 Common Stock, par value $0.01 per share, of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” refers to (i) prior to the Reclassification, the Class A Common Stock, the Class B Common Stock and the Class 1 Common Stock, and (ii) following the Reclassification, the Class A Common Stock and the Class 1 Common Stock.

“Company” means Constellation Brands, Inc.

“Effective Time” means the time that the Amended and Restated Charter has been duly filed with the Secretary of State of the State of Delaware (or such later time as the Company and WildStar Partners LLC (“WildStar”) will agree and set forth in the Amended and Restated Charter).

“Family-Related Person(s)” means the Sands Family Stockholders and (i) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses (including any person married to one of her descendants at the time of such descendant’s death), the descendants of a spouse of her descendant (whether by blood or adoption), her siblings, the descendants of her siblings (whether by blood or adoption), or the estate of any of the foregoing persons, or The Sands Family Foundation, Inc., (ii) trusts which are for the benefit of any combination of the persons described in clause (i), or any trust for the benefit of any such trust, or (iii) partnerships, limited liability companies or any other entities which are controlled by any combination of the persons described in clause (i), the estate of any such persons, a trust referred to in clause (ii) or an entity that satisfies the conditions of this clause (iii).

“IRS” means the United States Internal Revenue Service.

“Reclassification” means the (i) reclassification and conversion of each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest, in each case as such cash and stock consideration may be adjusted pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, and (ii) transactions contemplated by the Reclassification Agreement, including the amendment and restatement of the Company’s restated certificate of incorporation in the form of the Amended and Restated Charter. The Reclassification will become effective at the Effective Time.

“Reclassification Agreement” refers to the Reclassification Agreement, dated June 30, 2022, between the Company and the Sands Family Stockholders, as it may be amended from time to time, attached to this proxy statement/prospectus as Annex C.

“Reclassification Proposal” refers to the proposal to approve and adopt the Amended and Restated Charter, which will effectuate the Reclassification.

“Record Date” refers to the close of business on [●], 2022. Holders of Class A Common Stock and/or Class B Common Stock as of the record date are entitled to notice of and to vote on the matters listed in the proxy statement/prospectus.

“Registration Rights Agreement” refers to the Registration Rights Agreement to be entered into by the Company and the Sands Family Stockholders at the Effective Time.

“Sands family” refers to Messrs. Robert and Richard Sands and other members of their extended family and related entities.

“Sands Family Stockholders” means RES Master LLC, RES Business Holdings LP, SER Business Holdings LP, RHT 2015 Business Holdings LP, RSS Master LLC, RSS Business Holdings LP, SSR Business Holdings LP, RSS 2015 Business Holdings LP, RCT 2015 Business Holdings LP, RCT 2020 Investments LLC, NSDT 2009 STZ LLC, NSDT 2011 STZ LLC, RSS Business Management LLC, SSR Business Management LLC, LES Lauren Holdings LLC, MES Mackenzie Holdings LLC, Abigail Bennett, Zachary Stern, A&Z 2015 Business Holdings LP, Marilyn Sands Master Trust, MAS Business Holdings LP, Sands Family Foundation, Richard Sands, Robert Sands, WildStar and Astra Legacy LLC.

“Special Committee” means a special committee of independent and disinterested members of the Board, consisting of Jennifer M. Daniels, Jeremy S. G. Fowden, Jose Manuel Madero Garza and Daniel J. McCarthy.

“Special Meeting” refers to the special meeting of stockholders of the Company, to be held as a “virtual meeting” via online audio broadcast, on [●], [●], 2022 at [●] [a.m./p.m.] (ET) at www.virtualshareholdermeeting.com/STZ2022SM or any adjournment or postponement thereof.

“Transaction Documents” means the Reclassification Agreement, the Amended and Restated Charter, the By-laws, the Registration Rights Agreement, the Amended Corporate Governance and Responsibility Committee Charter, the Amended Board Corporate Governance Guidelines and the Board Anti-Pledging Policy.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Unaffiliated Class A Holders” means those holders of shares of Class A Common Stock, excluding shares of Class A Common Stock held, directly or indirectly, by or on behalf of the Sands family, directors of the Company that own, beneficially or of record, shares of Class B Common Stock and any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

SOLICITATION OF PROXIES

The Company is furnishing this proxy statement/prospectus to you in connection with the solicitation by the Board of the enclosed form of proxy for the Special Meeting. The Company will bear the cost of the solicitation of proxies through use of this proxy statement/prospectus, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Innisfree M&A Incorporated (“Innisfree”) to solicit proxies on behalf of the Company for an estimated fee of up to $150,000.

QUESTIONS AND ANSWERS

The following are answers to some questions that you, as a stockholder, may have regarding the Reclassification Proposal and the other matter that may be considered at the Special Meeting. The Company urges you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Reclassification Proposal and the other matter that may be considered at the Special Meeting. For your convenience, these questions and answers have been divided into questions and answers regarding the proposals and questions and answers regarding the Special Meeting and voting. Additional important information is also contained in the Annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. Unless the context requires otherwise, references to a “share” or “shares” without specification refer to shares of any or each of Class A Common Stock and Class B Common Stock, and references to a “stockholder” or “stockholders” refer to a holder of shares of any or each of Class A Common Stock and Class B Common Stock.

Questions and Answers Regarding the Proposals

Q.	Why am I receiving this proxy statement/prospectus?

A.

You are receiving this proxy statement/prospectus because you owned shares of Class A Common Stock and/or Class B Common Stock at the close of business on the Record Date, which entitles you to notice of and to vote at the Special Meeting. This proxy statement/prospectus describes the matters on which we would like you to vote and provides information on those matters, and you should read it carefully. The enclosed proxy card(s) or voting instruction card(s) allows you to vote your shares without attending the Special Meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q.	What matters will be considered at the Special Meeting?

A.	Stockholders will be asked to consider and vote upon the following proposals:

•	Proposal 1 – Reclassification Proposal: Proposal to approve and adopt the Amended and Restated Charter, which will effectuate the Reclassification; and

•

Proposal 2 – Adjournment Proposal: If there are insufficient votes to approve the Reclassification Proposal at the time of the Special Meeting, a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies.

Q.	What stockholder vote is required to approve each proposal brought before the Special Meeting?

A.	The stockholder vote required to approve each proposal is as follows:

•

Proposal 1 – Reclassification Proposal: Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders, vote “FOR” the Reclassification Proposal. The affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock is also required for approval of the Reclassification Proposal. Abstentions, if any, will have the effect of votes “AGAINST” the Reclassification Proposal. Your failure to vote or the failure to instruct your broker, bank, trustee or other nominee to vote will have the effect of a vote “AGAINST” the Reclassification Proposal.

•	Proposal 2 – Adjournment Proposal: The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Class A Common Stock and Class B Common Stock represented,

in virtual attendance or by proxy, at the Special Meeting and entitled to vote on the matter. Abstentions will have the effect of votes “AGAINST” this proposal. Your failure to vote or the failure to instruct your broker, bank, trustee or other nominee to vote will have no effect on the results of the Adjournment Proposal.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that stockholders vote “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal.

Q.	What is the Reclassification Proposal?

A.

The Reclassification Proposal refers to the proposal to approve and adopt the Amended and Restated Charter, which will effectuate the Reclassification. At the Effective Time, subject to any adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. Thereafter, the Common Stock will consist solely of Class A Common Stock and Class 1 Common Stock.

Q.	Was a Special Committee of the Board formed?

A.

On April 3, 2022, the Board formed a special committee of independent and disinterested members of the Board consisting of Jennifer M. Daniels, Jeremy S. G. Fowden, Jose Manuel Madero Garza and Daniel J. McCarthy (the “Special Committee”) to review, evaluate and, if applicable, negotiate a reclassification of the Class B Common Stock. Ms. Daniels was selected to serve as Chair of the Special Committee. On June 29, 2022, the Board, based upon the unanimous recommendation of the Special Committee, authorized, approved and declared advisable and in the best interests of the Company and its stockholders the terms of the Reclassification Agreement, the other Transaction Documents, the Reclassification and the Other Transactions. Additional details regarding the Special Committee’s process and the recommendations to the Board are provided in the sections of this proxy statement/prospectus entitled “Special Factors—Background of the Reclassification” and “Special Factors—Reasons for the Reclassification.”

Q.	What will happen to shares of Class A Common Stock and Class 1 Common Stock if the Reclassification is completed?

A.	Each share of Class A Common Stock and Class 1 Common Stock issued and outstanding immediately prior to the Effective Time will continue in existence after the Effective Time.

Q.	What will happen to shares of Class B Common Stock if the Reclassification is completed?

A.

At the Effective Time, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest, subject to any adjustment as provided in the Reclassification Agreement and the Amended and Restated Charter. No shares of Class B Common Stock will be authorized following the Effective Time. Each share of Class A Common Stock immediately following the Effective Time will continue to have one vote per share on each matter brought before a meeting of the Company’s stockholders.

Q.	How might the consideration in the Reclassification be adjusted?

A.	The Reclassification Agreement and the Amended and Restated Charter provide that the Company may adjust downwards the $64.64 cash consideration and adjust upwards the 1:1 share ratio of Class A Common

Stock to Class B Common Stock to provide the holders of Class B Common Stock with a smaller amount of cash consideration and a larger number of shares of Class A Common Stock in lieu thereof, up to a value of $500 million to the extent, in the Company’s reasonable determination (after good faith consultation with WildStar), the Company does not have sufficient available cash on hand immediately prior to the Effective Time to fund the aggregate cash consideration.

Q.	When is the Reclassification expected to be completed?

A.

If the Reclassification Proposal is approved by the stockholders at the Special Meeting and the other conditions to closing contained in the Reclassification Agreement are either waived or satisfied, the Company expects to complete the Reclassification promptly after the Special Meeting by filing the Amended and Restated Charter with the Secretary of State of the State of Delaware.

Q.	What happens if the Reclassification is not completed?

A.

If the Reclassification is not approved at the Special Meeting or is not completed for any other reason, all three classes of Common Stock (Class A Common Stock, Class B Common Stock and Class 1 Common Stock) will remain issued and outstanding and the Class A Common Stock and Class B Common Stock shall continue to be listed and traded on the New York Stock Exchange (the “NYSE”).

Q.	If I do not vote in favor of the Reclassification, am I entitled to appraisal rights as a stockholder?

A.

No appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will be available to holders of our Common Stock with respect to the amendment and restatement of the Company’s restated certificate of incorporation in the form of the Amended and Restated Charter or the Other Transactions.

Q.	Are there any risks that I should consider as a stockholder in deciding how to vote?

A.

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 23. You also should read and carefully consider the risk factors of the Company contained in the documents that are incorporated by reference herein.

Q.	Are any stockholders already committed to vote in favor of the Reclassification Proposal?

A.

Yes. Pursuant to the Reclassification Agreement, the Sands Family Stockholders agreed, among other things, to vote all shares of Class A Common Stock and Class B Common Stock owned of record by the Sands Family Stockholders, representing, as of July 22, 2022, approximately 4% of the outstanding shares of Class A Common Stock, 98% of the outstanding shares of Class B Common Stock and 60% of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock when voting together as a single class, “FOR” the Reclassification Proposal (on the terms and subject to the conditions set forth in such agreement). Additional detail regarding the Reclassification Agreement is provided in the section entitled “The Reclassification Agreement” beginning on page 76.

Q.	Do any members of management or the Board have interests in the Reclassification that differ from or are in addition to my interests as a stockholder?

A.

In considering the recommendations of the Board you should be aware that certain members of management and the Board hold shares of Class B Common Stock and have other interests in the Reclassification that may be different from your interests as a holder of Common Stock. See “Special Factors—Interests of Certain Persons in the Reclassification.” The Special Committee and the Board were aware of and considered those interests, including the interests described in this proxy statement/prospectus, among other matters, in evaluating, negotiating, and making their related recommendations or approvals, as applicable, regarding the Reclassification Agreement and the Reclassification, and, in the case of the Board, recommending that the Reclassification Proposal be approved and adopted by the Company’s stockholders.

Questions and Answers Regarding the Special Meeting and Voting

Q.	Where and when is the Special Meeting?

A.

The Special Meeting will be held virtually and conducted exclusively via online audio broadcast. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location around the world. You will be able to virtually attend the Special Meeting and vote your shares during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/STZ2022SM on [●], [●], 2022 at [●] [a.m./p.m.] (ET).

Q.	How can I participate in the Special Meeting?

A.

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/STZ2022SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card(s) or on the voting instructions that accompanied your proxy materials. Shares of Class A Common Stock and/or Class B Common Stock held in your name as the stockholder of record may be voted electronically during the Special Meeting. However, even if you plan to virtually attend the Special Meeting online, the Company recommends that you vote your shares in advance at www.proxyvote.com, so that your vote will be counted if you later decide not to attend the Special Meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting log in page.

Q.	How do I vote my shares of Class A Common Stock and/or Class B Common Stock?

A.

If your shares of Class A Common Stock and/or Class B Common Stock are owned directly in your name in an account with the Company’s stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record of those shares in your account and you have the right to vote those shares. If your shares of Class A Common Stock and/or Class B Common Stock are held in an account with a broker or other nominee, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker or other nominee is considered the stockholder of record for those shares. As a beneficial owner, you have the right to instruct the broker or other nominee how to vote those shares in accordance with the instructions provided by your broker or other nominee.

Stockholders who receive a proxy card for Class A Common Stock and/or a proxy card for Class B Common Stock must sign and return each applicable proxy card in accordance with their respective instructions or submit a proxy by telephone or via the Internet at www.proxyvote.com with respect to Class A Common Stock or Class B Common Stock, as applicable, in order to ensure the voting of the shares of each class owned. The shares represented by your proxy will be voted at the Special Meeting as directed by your proxy or voting instructions.

Q.	How can I vote my shares of Class A Common Stock and/or Class B Common Stock without attending the Special Meeting?

A.

Detailed instructions for using the telephone and Internet options for voting are set forth on the proxy card(s) and voting instruction card(s) accompanying this proxy statement/prospectus. You may also vote your shares by signing and submitting your proxy card(s) and returning it by mail, if you are the stockholder of record, or by following the voting instructions provided by your bank or broker, if you are the beneficial owner but not the stockholder of record. This way your shares of Class A Common Stock and/or Class B Common Stock will be represented whether or not you are able to virtually attend the Special Meeting.

Because the Internet and telephone services authenticate stockholders by use of a control number, you must have the proxy card(s) available in order to use these services to authorize a proxy to vote your shares. Proxies submitted by telephone or Internet must be received by [●] p.m. (ET), on [●], 2022. If you choose to authorize a proxy to vote your shares by telephone or Internet, you do not need to return the proxy card(s).

If you elect to vote by proxy, the proxy holders will vote your shares based on your directions. The proxy holders will vote all proxies in their discretion on any other matters that may properly come before the Special Meeting.

Q.	How many shares of Class A Common Stock and Class B Common Stock are entitled to vote at the Special Meeting?

A.	As of the Record Date, there were [●] shares of Class A Common Stock and [●] shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting.

Q.	What are the voting rights of holders of Class A Common Stock and Class B Common Stock?

A.

When holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class, each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered in such holder’s name and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock registered in such holder’s name. When holders of Class A Common Stock and holders of Class B Common Stock vote as separate classes, holders of Class A Common Stock and Class B Common Stock are each entitled to one vote per share.

Q.	What constitutes a quorum?

A.

In order to carry out the business of the Special Meeting, we must have a quorum. The holders of shares of Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast at the Special Meeting by the holders of all outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, present in person or by proxy, shall constitute a quorum for the meeting. With respect to the separate vote of the holders of a majority of the issued and outstanding shares of Class B Common Stock, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of Class B Common Stock shall constitute a quorum for the meeting.

Action may be taken by one voting group on a matter at the Special Meeting even though no action is taken by another voting group entitled to vote on the matter. Shares of Class A Common Stock and Class B Common Stock represented by a properly completed proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. If a share is present at the Special Meeting, it will be deemed present for quorum purposes throughout the meeting.

Shares of Class A Common Stock and Class B Common Stock held in “street name” will be counted as present for the purpose of determining the existence of quorum so long as the holder of such shares of Class A Common Stock and/or Class B Common Stock has given their broker, bank, trustee or other nominee voting instructions on at least one of the proposals to be brought before the Special Meeting. The proposals for consideration at the Special Meeting are considered “non-routine” matters under NYSE rules, and, therefore, brokers, banks, trustees or other nominees are not permitted to vote on any of the matters to be considered at the Special Meeting if they have not received instructions from the applicable holder of shares of Class A Common Stock and/or Class B Common Stock. As a result, a stockholder’s shares of Class A Common Stock and/or Class B Common Stock will not be counted as present for the purpose of determining the existence of a relevant quorum if no instructions have been provided on how to vote on any such proposals. See “—If my shares are held in “street name” by my broker, bank, trustee or other nominee, will my broker, bank, trustee or other nominee vote my shares for me?” Shares of Class A Common Stock and/or Class B Common Stock with respect to which the beneficial owner otherwise fails to vote will not be deemed present at the Special Meeting for the purpose of determining the presence of a quorum.

Q.	What happens if I sell my shares before the Special Meeting?

A.

The Record Date for stockholders entitled to vote at the Special Meeting is [●], 2022, which is earlier than the date of the Special Meeting. If you sell or otherwise transfer your shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Secretary of the Company in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will otherwise have transferred ownership of your shares.

Q.	If my shares are held in “street name” by my broker, bank, trustee or other nominee, will my broker, bank, trustee or other nominee vote my shares for me?

A.

If you are a beneficial owner whose Class A Common Stock and/or Class B Common Stock is held of record by a broker, bank, trustee or other nominee, you must instruct the broker, bank, trustee or other nominee how to vote your Class A Common Stock and/or Class B Common Stock. Brokers, banks, trustees and other nominees who hold Class A Common Stock and/or Class B Common Stock in “street name” typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions on how to vote from the beneficial owner. However, brokers, banks, trustees and other nominees typically are not allowed to exercise their voting discretion on matters that are “non-routine” without specific instructions on how to vote from the beneficial owner. Under the current rules of the NYSE, the Reclassification Proposal and the Adjournment Proposal are non-routine. Therefore, brokers, banks, trustees and other nominees do not have discretionary authority to vote on any of the proposals.

A broker non-vote with respect to Class A Common Stock and/or Class B Common Stock occurs when (i) a share of Class A Common Stock and/or Class B Common Stock held by a broker, bank, trustee or other nominee is present or represented at a meeting of holders of Class A Common Stock and/or Class B Common Stock, (ii) the beneficial owner of such share of Class A Common Stock and/or Class B Common Stock has not instructed his, her or its broker, bank, trustee or other nominee on how to vote on a particular proposal and (iii) the broker, bank, trustee or other nominee does not have discretionary voting power on such proposal. Brokers, banks, trustees and other nominees do not have discretionary voting authority with respect to the Reclassification Proposal or the Adjournment Proposal; therefore, if a beneficial owner of shares of Class A Common Stock and/or Class B Common Stock held in “street name” does not give voting instructions to the broker, bank, trustee or other nominee, then those shares of Class A Common Stock and/or Class B Common Stock will not be present via the Special Meeting website or represented by proxy at the Special Meeting because, as stated above, broker non-votes will not count toward quorum requirements. As a result, there will not be any broker non-votes at the Special Meeting.

Please follow the voting instructions provided by your broker, bank, trustee or other holder of record. Please note that you may not vote shares held in “street name” by returning a proxy card directly to the Company or by voting virtually at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trustee or other holder of record. Further, brokers, banks, trustees or other holders of record who hold Class A Common Stock and/or Class B Common Stock on your behalf may not give a proxy to vote those shares without specific voting instructions from you.

Your vote is important and we strongly encourage you to provide voting instructions for your shares by following the instructions provided on the enclosed proxy card(s) or voting instruction card(s). Please vote promptly.

Q.	What will happen if I fail to vote, abstain from voting or fail to instruct my broker, bank, trustee or other nominee to vote my shares?

A.

You are strongly encouraged to vote. Your abstention from voting will have the effect of a vote “AGAINST” the Reclassification Proposal; your failure to vote or the failure to instruct your broker, bank, trustee or other nominee to vote will have the effect of a vote “AGAINST” the Reclassification Proposal. Your abstention from voting will have the effect of a vote “AGAINST” the Adjournment Proposal, while your failure to vote, or your failure to instruct your broker, bank, trustee or other nominee to vote, on the Adjournment Proposal will have no effect on the results of the Adjournment Proposal.

Q.	What should I do if I receive more than one proxy card, voting instruction card or other set of proxy materials from the Company?

A.

If you hold your shares in multiple accounts or registrations, or in both registered and street name, or you hold multiple classes of Common Stock, you will receive a proxy card and/or voting instruction card for each account and/or class of Common Stock held by you, as applicable. Please sign, date and return all proxy cards you receive from the Company. If you choose to vote your shares by phone or via the Internet, please submit your proxy once for each proxy card you receive. Only your latest-dated proxy for each account and/or class of shares held by you will be voted at the meeting.

Q.	Can I change my vote after I have returned a proxy?

A.

Yes. You may revoke your proxy at any time before the proxy is exercised by delivering a written revocation to the Secretary of the Company or by submitting a proxy bearing a later date by telephone, via the Internet, or in writing. You may also revoke your proxy by virtually attending and voting at the meeting. However, attendance at the meeting alone will not be sufficient to revoke a proxy.

Q.	How are my shares voted if I submit a proxy card but do not specify how I want to vote?

A.	If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged Innisfree to assist in the solicitation of proxies. The Company will pay Innisfree an estimated fee of up to $150,000. The Company has also agreed to indemnify Innisfree against certain losses, costs and expenses.

Q.	What should I do now?

A.

You should read this proxy statement/prospectus carefully in its entirety, including the Annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope(s) or submit your voting instructions by telephone or via the Internet as soon as possible so that your shares of Class A Common Stock and/or Class B Common Stock will be voted in accordance with your instructions.

Q.	Who can help answer my questions about the Special Meeting or the Reclassification Proposal?

A.

If you have questions about the Reclassification or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement/prospectus, additional proxy card(s) or additional voting instruction card(s), you should contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders Call Toll Free: (866) 239-1763

Banks and Brokers Call: (212) 750-5833

Q.	How can I submit a question to be answered during the Special Meeting?

A.

If you wish to submit a question to be answered during the Special Meeting, you may do so. You may submit a question prior to the Special Meeting any time before 11:59 p.m. (ET) on [●], 2022, by logging into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints.

Q.	How do I inspect the list of Stockholders of Record?

A.

For at least ten days prior to the Special Meeting, a list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices at 207 High Point Drive, Building 100, Victor, New York 14564. To access the list during the Special Meeting, please visit: www.virtualshareholdermeeting.com/STZ2022SM.

Q.	Where can I find the voting results of the Special Meeting?

A.	We plan to announce preliminary voting results at the Special Meeting and publish final results on a Form 8-K filed with the SEC following the Special Meeting.

SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement/prospectus and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the other parts of this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the matters to be considered and voted upon at the Special Meeting. In particular, you should read the Annexes attached to this proxy statement/prospectus. For a discussion of the risk factors that you should carefully consider, see the section entitled “Risk Factors” beginning on page 23. Most items in this summary include a page reference directing you to a more complete description of that item.

Information about the Company (See page 30)

We are an international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with powerful, consumer-connected, high-quality brands like Corona Extra, Modelo Especial, the Robert Mondavi Brand Family, Kim Crawford, Meiomi, The Prisoner Wine Company, and High West. In the U.S., we are one of the top growth contributors at retail among beverage alcohol suppliers. We are the third-largest beer company in the U.S. and continue to strengthen our leadership position as the #1 high-end beer supplier and the #1 share gainer across the U.S. beer market. Within wine and spirits, we are making solid progress in transforming our brand portfolio to shift to a higher-end focused business to deliver net sales growth and margin expansion. The strength of our brands makes us a supplier of choice to many of our consumers and our customers, which include wholesale distributors, retailers, and on-premise locations. We conduct our business through entities we wholly own as well as through a variety of joint ventures and other entities.

We are a Delaware corporation incorporated in 1972, as the successor to a business founded in 1945. The Company’s headquarters are located at 207 High Point Drive, Building 100, Victor, New York 14564 and the telephone number at this location is (585) 678-7100. Our Class A Common Stock and Class B Common Stock trade on the NYSE under the symbols “STZ” and “STZ.B,” respectively. For additional information about the Company and its businesses, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Special Factors (See page 30)

Structure of the Reclassification (See page 30)

On April 2, 2022, Mr. Robert Sands, on behalf of the Sands family, delivered a non-binding proposal to the Board proposing a reclassification of the Class B Common Stock into Class A Common Stock at a ratio of 1.35 shares of Class A Common Stock for each share of Class B Common Stock. On April 3, 2022, in response to the foregoing proposal, the Board established the Special Committee to review, evaluate, and, if appropriate, negotiate a reclassification of the Class B Common Stock and related aspects of such reclassification. The Special Committee retained Centerview Partners LLC (“Centerview”) to act as its financial advisor and Potter Anderson & Corroon LLP to act as its independent legal counsel. On June 29, 2022, the Board, based upon the unanimous recommendation of the Special Committee, authorized, approved and declared advisable and in the best interests of the Company and its stockholders, the Reclassification Agreement, the other Transaction Documents, the Reclassification and the Other Transactions. If the Reclassification Proposal is approved and adopted by our stockholders and the Reclassification is completed, at the Effective Time, subject to any adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. The Company has the ability to substitute up to $500 million of the aggregate cash consideration with additional shares of Class A Common Stock if the

Company reasonably determines that its available cash at the Effective Time is insufficient to pay the total cash consideration.

Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders vote “FOR” the Reclassification Proposal. The Reclassification will not be completed unless and until the Reclassification Proposal is also approved and adopted by the affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock. If the Reclassification is completed, immediately following the Effective Time, there will be only Class A Common Stock and Class 1 Common Stock issued and outstanding, with each share of Class A Common Stock having one vote per share on each matter brought before a meeting of the Company’s stockholders.

For additional information about the Reclassification, see the section of this proxy statement/prospectus entitled “Special Factors.”

Reasons for the Reclassification; Fairness of the Reclassification (See page 49)

The Special Committee reviewed certain pertinent factors in reaching its determination that the Transaction Documents are advisable, fair to, and in the best interests of the Company and the Unaffiliated Class A Holders and in making its unanimous recommendations to the Board including, among other recommendations, that the Board (i) approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders and (ii) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company and resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter. The Board (other than Messrs. Robert Sands and Richard Sands, who recused themselves from determinations relating to the Reclassification) also reviewed such factors in reaching its determination to, among other matters, approve and declare advisable and in the best interests of the Company and its stockholders, the terms of the Reclassification Agreement and the other Transaction Documents and recommend that the Company’s stockholders vote “FOR” the proposal to approve and adopt the Amended and Restated Charter.

The Special Committee, in consultation with its independent legal and financial advisors, and the Board considered the following material positive factors:

•	the benefits of aligning economic interests and voting rights;

•	the elimination of Sands family control;

•	the standstill, transfer and pledging restrictions imposed on the Sands family following the Reclassification;

•	the negotiated reduction of the premium payable for the Reclassification;

•	the process followed by the Special Committee;

•	the fairness opinion received by the Special Committee from Centerview;

•	that the approval of the Unaffiliated Class A Holders is a condition to the Reclassification;

•	the modernization of the Company’s governance policies if the Reclassification is consummated;

•	the benefits to the Unaffiliated Class A Holders resulting from ownership in a non-controlled company;

•	the potential to expand the Company’s investor base;

•	the potential for additional stockholder value creation;

•	the executive compensation savings from Messrs. Robert and Richard Sands resigning from their executive positions; and

•	the Sands family’s contractual support of the Reclassification.

The Special Committee, in consultation with its independent legal and financial advisors, and the Board also considered the following potential adverse consequences and material negative factors, but concluded that the positive factors outweighed these negative factors:

•	the impact to the Company’s balance sheet and leverage ratio of the cash portion of the consideration;

•	the monetization intentions of the Sands family post-Reclassification;

•

that the former holders of Class B Common Stock will be entitled to receive higher dividends on the shares of Class A Common Stock that they will receive in the Reclassification than they receive with respect to their shares of Class B Common Stock;

•	the interests of certain directors, officers and holders of Class B Common Stock in the Reclassification;

•	the Company’s agreement to pay certain Sands family expenses and to provide partial indemnification to the Sands family;

•	the expenses to be incurred by the Company in connection with the Reclassification;

•	the impact of failure to consummate the Reclassification on the price of the shares of Class A Common Stock and Class B Common Stock; and

•	the impact on the Company’s employees, management and other parties of the announcement of the Reclassification, and the potential for litigation arising in connection with the Reclassification.

For more information on the reasons considered by the Special Committee and the Board, see “Special Factors—Reasons for the Reclassification; Fairness of the Reclassification,” and “Special Factors—Financial Opinion of Centerview.”

The Board recommends that you vote “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal.

In addition, the Sands Family Stockholders believe it is currently an opportune time to pursue the Reclassification for the following reasons:

•	the fact that the shares of Class A Common Stock are expected to have greater liquidity following the Reclassification than the shares of Class B Common Stock currently;

•	the fact that, unlike the shares of Class B Common Stock, the shares of Class A Common Stock are not subject to a mandatory dividend discount;

•	the fact that the aggregate cash consideration represents a meaningful premium in exchange for the Sands family’s surrender of majority voting control of the Company;

•	the fact that the Sands family has increasingly taken steps to decrease their active stewardship of the Company in recent years;

•

the fact that one or more members of the Sands family may in the future dispose of a significant number of shares of Class B Common Stock which such disposals could cause the Sands family to lose voting control without receiving a premium; and

•	the expectation that changes in the Company’s governance in connection with the consummation of the Reclassification may improve the volume and trading prices of shares of Class A Common Stock.

For the Sands Family Stockholders, the primary purpose of the Reclassification is to immediately realize in cash the value of their majority voting control of the Company and to bear the risk and rewards of continued ownership of shares of Class A Common Stock (including shares of Class A Common Stock into which shares of Class B Common Stock are reclassified) after the Reclassification is completed.

For more information on the purposes and reasons considered by the Sands Family Stockholders, see “Special Factors—Reasons for the Reclassification; Fairness of the Reclassification—Purposes and Reasons of the Sands Family Stockholders for the Reclassification.”

The Sands Family Stockholders further believe that the Reclassification is fair to the Company’s “unaffiliated security holders” (defined for purposes of Rule 13e-3 of the Exchange Act as the holders of Class B Common Stock that are not affiliates of the Company), based on the following material factors:

•	the fact that the Company’s “unaffiliated security holders” will receive the same consideration per share as the Sands family;

•

the fact that the shares of Class A Common Stock into which shares of Class B Common Stock held by the Company’s “unaffiliated security holders” will be reclassified upon consummation of the Reclassification are expected to have greater liquidity than the shares of Class B Common Stock such holders currently hold;

•

the fact that the shares of Class B Common Stock are currently subject to a mandatory dividend discount, but the shares of Class A Common Stock into which shares of Class B Common Stock held by the Company’s “unaffiliated security holders” will be reclassified upon consummation of the Reclassification will not be subject to any such dividend discount;

•	the expectation that changes in the Company’s governance in connection with the consummation of the Reclassification may improve the volume and trading prices of shares of Class A Common Stock; and

•	the fact that the Sands Family Stockholders have agreed to vote their shares of Class A Common Stock and Class B Common Stock in favor of the Reclassification.

For more information on the belief of the Sands Family Stockholders that the Reclassification is fair to the Company’s “unaffiliated security holders,” see “Special Factors—Reasons for the Reclassification; Fairness of the Reclassification—Position of the Sands Family Stockholders as to the Fairness of the Reclassification.”

Required Vote (See page 58)

Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders vote “FOR” the Reclassification Proposal. The Reclassification cannot be completed unless the Reclassification Proposal is also approved and adopted by the affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock.

Financial Opinion of Centerview (See page 58)

On June 29, 2022, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Reclassification Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders.

The full text of Centerview’s written opinion, dated June 29, 2022, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex D and is incorporated herein by reference. The summary of the written opinion of Centerview set forth in “Special Factors—Financial Opinion of Centerview” is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex D. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Reclassification and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Reclassification Agreement. Centerview’s opinion did not address any other term or aspect of the Reclassification Agreement and the Reclassification and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Reclassification or otherwise act with respect to the Reclassification or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety.

Recommendations of the Special Committee and of the Board (See page 70)

On June 29, 2022, the Special Committee, among other things, unanimously (i) determined that the Transaction Documents were advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders, (ii) recommended that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders, (iii) recommended that the Board have the Company enter into the Reclassification Agreement in connection with the public announcement of the Reclassification and (iv) subject to Board approval, recommended that the Board (1) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company and (2) resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter. Later on June 29, 2022, the Board, at a meeting from which Messrs. Robert and Richard Sands recused themselves from discussions and voting relating to the Reclassification, based upon the unanimous recommendation of the Special Committee, determined and declared that the terms of the Reclassification Agreement and the transactions contemplated thereby, the Reclassification and the Other Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Class A Holders, authorized and approved the same and directed that the Amended and Restated Charter be submitted to the stockholders for their approval and recommended to the stockholders of the Company to adopt and approve the Amended and Restated Charter. The Board recommends that you vote “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal.

Regulatory Matters (See page 70)

We are not aware of any material regulatory requirements that must be complied with or regulatory approvals that must be obtained prior to completion of the Reclassification, other than compliance with applicable federal and state securities laws and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware.

Interests of Certain Persons in the Reclassification (See page 70)

The Company’s directors, executive officers and the Sands family (including the Sands Family Stockholders) have interests in the Reclassification that are different from, or in addition to, the interests of stockholders generally. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification, including the Amended and Restated Charter by which the Reclassification will be effectuated and the Reclassification Agreement, and in recommending that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized, approved and declared advisable and in the best interests of the Company and its stockholders the terms of the Reclassification Agreement, the other Transaction Documents, the Reclassification and the Other Transactions. These interests are described in more detail in the section entitled “Special Factors—Interests of Certain Persons in the Reclassification” beginning on page 70.

Accounting Treatment of the Reclassification (See page 73)

At the Effective Time, subject to any adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. Assuming no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, the Reclassification will result in 28,211,685 shares of Class B Common Stock being reclassified into an equal number of shares of Class A Common Stock, thereby increasing the total number of shares of Class A Common Stock outstanding from 187,264,514 to 215,476,199. Total fees and expenses incurred or expected to be incurred by the Company in connection with the Reclassification are estimated at this time to be approximately $[●], which will be recorded as a reduction to retained earnings.

Delisting of Class B Common Stock (See page 74)

Our Class B Common Stock is currently listed and traded on the NYSE under the symbol “STZ.B.” If the Reclassification is completed, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. As a result, our Class B Common Stock will be deregistered under the Exchange Act, delisted from the NYSE and cease to be publicly traded.

No Appraisal Rights (See page 75)

No appraisal rights under Section 262 of the DGCL will be available to holders of our Common Stock with respect to the amendment and restatement of the Company’s restated certificate of incorporation in the form of the Amended and Restated Charter or the Other Transactions.

The Reclassification Agreement

The Reclassification Agreement (See page 76)

To effect the Reclassification, on June 30, 2022 the Company entered into the Reclassification Agreement with the Sands Family Stockholders. The Reclassification Agreement provides that, following satisfaction or waiver of the conditions set forth therein, the Company will file the Amended and Restated Charter with the Secretary of State of the State of Delaware and by virtue of the effectiveness of such filing (assuming no adjustment to the consideration mix pursuant to the terms of the Reclassification Agreement and the Amended and Restated

Charter) each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid, and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest.

Pursuant to the Reclassification Agreement, the Sands Family Stockholders agreed, among other things, to vote all shares of Class A Common Stock and Class B Common Stock owned of record by the Sands Family Stockholders, representing, as July 22, 2022, approximately 4% of the outstanding shares of Class A Common Stock, 98% of the outstanding shares of Class B Common Stock and 60% of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock when voting together as a single class “FOR” the Reclassification Proposal (on the terms and subject to the conditions set forth in such agreement) and appointed designated officers of the Company as the Sands Family Stockholders’ proxy for the purposes of such voting.

Post-Reclassification Governance Covenants (See page 78)

The Company and the Sands Family Stockholders also agreed to certain amended governance arrangements, effective at the Effective Time, including:

•	the retirement of Mr. Robert Sands as Executive Chairman and of Mr. Richard Sands as Executive Vice Chairman (with Mr. Robert Sands being appointed, initially, as Non-Executive Chairman);

•	granting WildStar the right to designate up to two individuals for election to the Board, subject to certain conditions and limitations set forth in the Reclassification Agreement;

•	transfer restrictions on shares of the Company’s capital stock held by the Sands Family Stockholders;

•	registration rights with respect to shares of Class A Common Stock held by the Sands Family Stockholders;

•	customary standstill limitations imposed on the Sands Family Stockholders;

•

the adoption of an anti-pledging policy covering Common Stock beneficially owned by officers and directors of the Company, which includes an exception permitting pledging by the Sands Family Stockholders subject to certain limits on pledging activity with respect to shares of the Company’s capital stock beneficially owned by the Sands Family Stockholders that would otherwise be subject to the Board’s Anti-Pledging Policy and which limits become more restrictive after five years following the effective time;

•	the adoption of a majority voting standard in uncontested Company director elections; and

•	memorializing the Board’s intention to have the Board rotate the lead independent director position on the Board at the next available normal cycle opportunity following the Effective Time.

Conditions to the Company’s and/or the Sands Family Stockholders’ Obligations to Complete the Reclassification (See page 87)

The Company’s and/or the Sands Family Stockholders’ obligations to complete the Reclassification pursuant to the Reclassification Agreement are subject to the following conditions:

•

the adoption and approval of the Reclassification Proposal by the affirmative vote of the holders of (a) not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders; (b) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, and (c) a majority of the issued and outstanding shares of Class B Common Stock;

•	the effectiveness of the Company’s Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part;

•	the absence of any governmental order or law preventing, prohibiting or enjoining the Reclassification or the Amended and Restated Charter from becoming effective;

•	the approval by the NYSE of the listing of the shares of Class A Common Stock into which the Class B Common Stock will be reclassified;

•

in the case of the Company’s obligation to complete the Reclassification, the accuracy of the representations and warranties of the Sands Family Stockholders (as qualified by a materiality standard) and material compliance by the Sands Family Stockholders with its obligations under the Reclassification Agreement, and, in each case, receipt of a certificate of WildStar confirming the satisfaction of such conditions; and

•	in the case of the Sands Family Stockholders’ obligation to complete the Reclassification:

•

the accuracy of the representations and warranties given by the Company (as qualified by a materiality standard) and material compliance by the Company with its obligations under the Reclassification Agreement, and, in each case, receipt of a certificate of the Company confirming the satisfaction of such conditions; and

•	the execution and delivery of a counterpart to the Registration Rights Agreement by the Company.

Material U.S. Federal Income Tax Consequences of the Reclassification (See page 89)

The Reclassification is expected to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, the Company received a legal opinion from Kirkland & Ellis LLP to the effect that the Reclassification so qualifies. The opinion is based on representations provided by the Company and on customary assumptions. Accordingly, it generally is expected that the Reclassification will not result in the recognition of any income, gain or loss for U.S. federal income tax purposes, except with respect to any cash received by holders of Class B Common Stock.

Holders of shares of Class A Common Stock and Class B Common Stock should read the section entitled “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Reclassification. Tax matters can be complicated, and the tax consequences of the Reclassification to a particular holder will depend on such holder’s individual facts and circumstances. All holders of Class A Common Stock and Class B Common Stock should consult their own tax advisors to determine the specific tax consequences of the Reclassification to them.

Special Meeting of Stockholders (See page 27)

The Special Meeting will be held entirely online on [●], [●], 2022 at [●] [a.m./p.m.] (ET) at www.virtualshareholdermeeting.com/STZ2022SM. To virtually attend the meeting, vote, examine the stockholders list, and ask questions, go to www.virtualshareholdermeeting.com/STZ2022SM. You will need the 16-digit control number included on your proxy card(s) or the voting instructions that accompany your proxy materials. Because the Special Meeting is virtual and being conducted over the Internet, stockholders will not be able to attend the Special Meeting in person.

Proposals to be Considered and Voted Upon and Board Recommendations

Proposal	Description	Board Recommendation	Page
1	The Reclassification Proposal	“FOR”	112
2	The Adjournment Proposal	“FOR”	112

Risk Factors (See page 23)

Before voting on any of the proposals described in the Notice of Special Meeting of Stockholders, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, as well as the specific factors under the heading “Risk Factors.”

MARKET PRICES AND DIVIDEND DATA

Shares of Class A Common Stock and Class B Common Stock are currently listed and traded on the NYSE under the symbols “STZ” and “STZ.B,” respectively.

The following table sets forth the high and low sales prices of Class A Common Stock and Class B Common Stock as reported by the NYSE and the quarterly cash dividends declared per share in respect of Class A Common Stock and Class B Common Stock for the fiscal quarters indicated.

	Class A Common Stock			Class B Common Stock
	High	Low	Dividend	High	Low	Dividend
Fiscal Year Ending February 28, 2023
First Quarter	$258.78	$212.39	$0.80	$286.74	$215.50	$0.72
Fiscal Year Ended February 28, 2022
Fourth Quarter	$254.60	$212.48	$0.76	$254.75	$212.86	$0.69
Third Quarter	$237.06	$209.08	$0.76	$237.31	$209.90	$0.69
Second Quarter	$239.31	$211.14	$0.76	$238.08	$217.28	$0.69
First Quarter	$243.02	$211.15	$0.76	$245.00	$210.92	$0.69
Fiscal Year Ended February 28, 2021
Fourth Quarter	$241.27	$204.99	$0.75	$240.61	$204.86	$0.68
Third Quarter	$207.80	$165.01	$0.75	$207.14	$169.12	$0.68
Second Quarter	$186.49	$168.67	$0.75	$189.28	$168.70	$0.68
First Quarter	$185.96	$105.64	$0.75	$185.27	$109.26	$0.68

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. The words “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements other than statements of historical fact included in this proxy statement/prospectus are forward-looking statements, including, but not limited to, any statements regarding the expected costs and benefits of the Reclassification, the likelihood of satisfaction of certain conditions to the completion of the Reclassification, whether and when the Reclassification will be completed and expected future financial performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, our forward-looking statements contained in this proxy statement/prospectus are also subject to the following risks and uncertainties:

•	failure to receive stockholder approval of the Reclassification Proposal and any other delays with respect to, or the failure to complete, the Reclassification;

•	litigation risks, including risks with respect to the outcome of any legal proceedings that may be instituted against the Company or others relating to the Reclassification;

•	water, agricultural and other raw material, and packaging material supply, production, and/or shipment difficulties which could adversely affect our ability to supply our customers;

•

the ability to respond to anticipated inflationary pressures, including reductions in consumer discretionary income and our ability to pass along rising costs through increased selling prices, and unfavorable global or regional economic conditions, including economic slowdown or recession;

•

the actual impact to supply, production levels, and costs from global supply chain constraints, transportation challenges, wildfires, and severe weather events, due to, among other reasons, actual supply chain and transportation performance and the actual severity and geographical reach of wildfires and severe weather events;

•

the actual balance of supply and demand for our products and percentage of our portfolio distributed through any particular distributor due to, among other reasons, actual raw material and water supply, actual shipments to distributors, and actual consumer demand;

•	the actual demand, net sales, channel proportions, and volume trends for our products due to, among other reasons, actual shipments to distributors and actual consumer demand;

•

beer operations expansion, optimization, and/or construction activities, scope, capacity, costs (including impairments), capital expenditures, and timing due to, among other reasons, market conditions, our cash and debt position, receipt of required regulatory approvals by the expected dates and on the expected terms, results of discussions with government officials in Mexico, the actual amount of non-recoverable brewery construction assets and other costs and expenses, and other factors as determined by management;

•

the duration and impact of the COVID-19 pandemic, including but not limited to the impact and severity of new variants, vaccine efficacy and immunization rates, the closure of non-essential businesses, which may include our manufacturing facilities, and other associated governmental containment actions, and the increase in cyber-security attacks that have occurred while non-production employees work remotely;

•	the impact of the military conflict in Ukraine and associated geopolitical tensions and responses, including on inflation, supply chains, commodities, energy, and cyber-security;

•

the amount, timing, and source of funds for any share repurchases or future exercises of the November 2018 Canopy Warrants (as defined in our Annual Report on Form 10-K for the fiscal year ended February 28, 2022 (the “2022 Form 10-K”)), if any, which may vary due to market conditions; our cash and debt position; the impact of the beer operations expansion, optimization, and/or construction activities; the impact of our investment in Canopy; and other factors as determined by management from time to time;

•

the amount and timing of future dividends which are subject to the determination and discretion of our Board and may be impacted if our ability to use cash flow to fund dividends is affected by unanticipated increases in total net debt, we are unable to generate cash flow at anticipated levels, or we fail to generate expected earnings;

•	the fair value of our investment in Canopy Growth Corporation (“Canopy”) due to market and economic conditions in Canopy’s markets and business locations;

•	the accuracy of management’s projections relating to the Canopy investment due to Canopy’s actual results and market and economic conditions;

•

the timeframe and amount of any potential future impairment of our Canopy Equity Method Investment (as defined in the 2022 Form 10-K) if our expectations about Canopy’s prospective results and cash flows decline which could be influenced by various factors including adverse market conditions or if Canopy records a significant impairment of goodwill or intangible assets or other long-lived assets, makes significant asset sales, or has changes in senior management;

•	the amount of contingent consideration, if any, received in the divestiture of a portion of our wine and spirits business which will depend on actual future brand performance;

•	the expected impacts of wine and spirits portfolio refinement activities;

•	purchase accounting with respect to any transaction, or the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;

•

any impact of U.S. federal laws on Canopy Strategic Transactions (as defined in the 2022 Form 10-K) or upon the implementation of such Canopy Strategic Transactions, or the impact of any Canopy Strategic Transaction upon our future ownership level in Canopy or our future share of Canopy’s reported earnings and losses; and

•	our targeted net leverage ratio due to market conditions, our ability to generate cash flow at expected levels, and our ability to generate expected earnings.

Additional important factors that could cause actual results to differ materially from those set forth in or implied by our forward-looking statements contained in this proxy statement/prospectus and the documents incorporated herein by reference are those described in Item 1A. “Risk Factors” of the 2022 Form 10-K as updated by any subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC. All forward-looking statements speak only as of the date of such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 21, you should read and carefully consider the following risks before deciding how to vote on the proposals to be considered and voted upon at the Special Meeting. In addition, you should read and consider the risks associated with the businesses of the Company found in the 2022 Form 10-K as updated by any subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 114.

The Reclassification may not benefit the Company or its stockholders.

The Reclassification may not result in an increase in stockholder value or improve the liquidity and marketability of the Company’s equity. The perception of the Reclassification by members of the investment community may cause a decrease in the value of the Class A Common Stock and impair its liquidity and marketability. Furthermore, securities markets worldwide have recently experienced significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of shares of Class A Common Stock following the Reclassification, particularly if the Reclassification is not viewed favorably by members of the investment community.

The Company will incur significant costs in connection with the Reclassification, which may be in excess of those anticipated by the Company.

The Company has incurred and will incur substantial non-recurring costs and expenses in connection with the negotiation and completion of the Reclassification. These costs and expenses include, among others, the cash payment to the holders of Class B Common Stock, costs and expenses of printing and mailing this proxy statement/prospectus, all filing and other fees paid to the SEC in connection with the Reclassification, the Company’s financial and legal advisory and other professional fees incurred related to the Reclassification, reimbursement of the fees and expenses of the Sands Family Stockholders’ financial and legal advisors, which amount is expected to be less than $20 million, and certain payments made to Messrs. Robert and Richard Sands under their current employment agreements with the Company in connection with their retirements at the Effective Time. These costs and expenses, as well as other unanticipated costs and expenses, could have an adverse effect on the financial condition and operating results of the Company following the Reclassification.

The Sands Family Stockholders have the most significant voting power in the Company and have interests in the Reclassification that are different from, or in addition to, the interests of other stockholders.

As of July 22, 2022, the Sands Family Stockholders owned of record approximately 4% of the outstanding shares of Class A Common Stock, 98% of the outstanding shares of Class B Common Stock and 60% of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock when voting together as a single class. Assuming no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, if the Reclassification is completed, the 22,804,987 shares of Class B Common Stock held by the Sands Family Stockholders will be reclassified into 22,804,987 shares of Class A Common Stock. Immediately following the Reclassification, the 22,804,987 shares of Class A Common Stock held by the Sands Family Stockholders will represent approximately 16% voting interest in the Company (based on the Sands Family Stockholders’ beneficial ownership as of, and the number of shares of Class A Common Stock issued and outstanding as of, the date hereof).

The Sands Family Stockholders are party to the Reclassification Agreement. Pursuant to the Reclassification Agreement, on the terms and subject to the conditions set forth therein, the Sands Family Stockholders have agreed to vote all of its shares of Class A Common Stock and Class B Common Stock owned of record in favor of the Reclassification Proposal and the Adjournment Proposal and against, among other things, any action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification. In addition, pursuant to the Reclassification Agreement (and each as further described below in this proxy statement/prospectus), (i) WildStar—an entity associated with the Sands family—will be entitled to certain board nomination rights, (ii) Messrs. Robert and Richard Sands will remain members of the Board (of which, initially, Mr. Robert Sands will be Non-Executive Chair) and will be entitled to customary compensation for such Board (and Non-Executive Chair) service as well as certain continuing perquisites described below under “The Reclassification Agreement—Material Obligations of the Company and the Sands Family Stockholders under the Reclassification Agreement—Ongoing Board Roles,” (iii) Messrs. Robert and Richard Sands will receive certain payments under their current employment agreements with the Company in connection with their retirements at the Effective Time as described below under “Special Factors—Interests of Certain Persons in the Reclassification,” (iv) each nominee of WildStar that is a Family-Related Person serving on the Board will be subject to a set of restrictions on pledging as provided in the Reclassification Agreement and described below under “The Reclassification Agreement—Material Obligations of the Company and the Sands Family Stockholders under the Reclassification Agreement—Pledging” that provide greater flexibility than the Board’s Anti-Pledging Policy, (v) the Company has agreed to enter into the Registration Rights Agreement with the Sands Family Stockholders at the Effective Time and (vi) the Company has agreed to reimburse the financial advisory and legal fees and expenses of the Sands Family Stockholders, which amount is expected to be less than $20 million, and to indemnify the Sands Family Stockholders and certain related individuals and entities for out-of-pocket costs and expenses arising out of or resulting from any actions or proceedings related to the Reclassification Agreement or the transactions contemplated thereby, including the Reclassification, other than any claims or proceedings brought by the Company against the Sands Family Stockholders for breach of the Reclassification Agreement.

As a result of their significant voting power and their rights under the Reclassification Agreement, the Sands Family Stockholders have interests in the Reclassification that are different from, or in addition to, the interests of certain other stockholders. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and in determining to unanimously recommend that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized, approved and declared advisable and in the best interests of the Company and its stockholders, the terms of the Reclassification Agreement, the other Transaction Documents, the Reclassification and the Other Transactions.

Certain officers and directors of the Company have interests in the Reclassification that are different from, or in addition to, the interests of other stockholders.

Certain members of the Company’s management and the Board have interests in the Reclassification that are different from, or in addition to, the interests of holders of Class A Common Stock and/or Class B Common Stock. See the section of this proxy statement/prospectus entitled “Special Factors—Interests of Certain Persons in the Reclassification.”

The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and in determining to unanimously recommend that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized, approved and declared advisable and in the best interests of the Company and its stockholders, the terms of the Reclassification Agreement, the other Transaction Documents, the Reclassification and the Other Transactions.

If the Reclassification is effected the Sands Family Stockholders will still own a significant amount of our voting stock and will have rights to nominate directors to the Board, and their interests may conflict with those of our other stockholders.

Until the date that is five years after the Effective Time and so long as the Sands Family Stockholders, collectively, have beneficial or record ownership of at least ten percent of the issued and outstanding shares of Class A Common Stock, the Board shall, subject to the procedures and limitations set forth in the Reclassification Agreement, nominate two individuals designated by WildStar for election to the Board at any annual meeting of Company stockholders at which directors are to be elected (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected). So long as the Sands Family Stockholders, collectively, have beneficial or record ownership of less than 10% but at least 9,239,463.1 shares of Class A Common Stock, as adjusted by any stock dividend, stock split, stock combination or similar transaction, the Board shall, subject to the procedures and limitations set forth in the Reclassification Agreement, nominate one individual designated by WildStar for election to the Board at any annual meeting of Company stockholders at which directors are to be elected (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected).

The amount of Class A Common Stock that will be held by the Sands Family Stockholders following the Reclassification, together with the foregoing Board nomination rights, provide the Sands Family Stockholders with significant continued input into the Company’s decisions. The interests of the Sands Family Stockholders with respect to matters potentially or actually involving or affecting the Company and its other stockholders, such as future acquisitions, financings and other corporate opportunities and attempts to acquire the Company, may conflict with the interests of our other stockholders.

The Reclassification may divert the attention of the Company’s management team from its other responsibilities.

The Reclassification could cause the Company’s management team to focus its time and energies on matters related to the consummation of the Reclassification, including any potential litigation or other proceedings, which would otherwise be directed to the business and operations of the Company. Any such diversion on the part of management, if significant, could affect the Company’s ability to operate its business and/or execute its strategy and adversely affect the business and results of operations of the Company. Furthermore, the cost to the Company of defending any litigation or other proceeding relating to the Reclassification could be substantial.

Failure to consummate the Reclassification could adversely affect the price of the Class A Common Stock and/or the Class B Common Stock.

Under the terms of the Reclassification Agreement, the Company and the Sands Family Stockholders’ obligation to consummate the Reclassification is subject to customary conditions. The Company cannot be certain that these conditions will be satisfied. If the Reclassification Agreement is terminated for failure to satisfy a condition precedent or for any other reason, the Company and/or the Sands Family Stockholders may determine to not pursue a reclassification.

If the Reclassification is not completed, the Company’s businesses and financial results may be adversely affected, including as follows:

•	the Company may experience negative reactions from the financial markets, including negative impacts on the market price of shares of Class A Common Stock and/or Class B Common Stock; and

•

the Company will have expended substantial time and resources that could otherwise have been spent on the Company’s existing businesses and the pursuit of other opportunities that could have been beneficial to the Company.

The Reclassification Agreement and the Amended and Restated Charter each contain an adjustment mechanism that, if utilized by the Company, would result in the holders of shares of Class B Common Stock, including the Sands Family Stockholders, receiving a portion of the consideration as additional shares of Class A Common Stock in lieu of cash.

The Reclassification Agreement and the Amended and Restated Charter provide that if the Company reasonably determines it does not have available cash on hand immediately prior to the Effective Time to fund the aggregate cash consideration, the Company may decrease the $64.64 cash consideration and increase the 1:1 share ratio of Class A Common Stock to Class B Common Stock to provide the holders of Class B Common Stock with less cash consideration and additional shares of Class A Common Stock in lieu thereof, up to a value of $500 million (to the extent of such cash shortfall).

If the above mechanism is utilized, the number of shares to be issued in lieu of a portion of the cash consideration is calculated based on a per share value equal to the lesser of (i) the volume weighed average price per share of Class A Common Stock for the 10 trading days immediately prior to the second business day prior to the closing date for the Reclassification and (ii) $243.63 (which was the closing price of Class A Common Stock as of the day prior to signing of the Reclassification Agreement).

Although the Company fully expects to have, as of the Effective Time, sufficient financing capacity and cash on hand such that the adjustment mechanism will not be utilized, if that were not the case the holders of shares of Class B Common Stock, including the Sands Family Stockholders, would be entitled to receive up to (depending on the extent of the shortfall) $500 million of additional shares of Class A Common Stock in lieu of an amount of cash consideration equal to such shortfall.

The market price of shares of Class A Common Stock will continue to fluctuate after the Reclassification.

If the Reclassification is completed, holders of Class B Common Stock will become holders of shares of Class A Common Stock. The market price of shares of Class A Common Stock may fluctuate significantly following completion of the Reclassification and holders of our Common Stock could lose some or all of the value of their investment. In addition, the stock market has experienced significant price and volume fluctuations in recent times, which, if they continue to occur, could have a significant adverse effect on the market for, or liquidity of, the shares of Class A Common Stock, regardless of the Company’s actual operating performance.

The market price of shares of Class A Common Stock may decline in the future as a result of the sale of Class A Common Stock held by former Class B Common Stockholders or current Class A Common Stockholders.

Based on the number of shares of Class B Common Stock issued and outstanding as of the date hereof and assuming no adjustment to the mix of consideration pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, the Company expects 28,211,685 shares of Class B Common Stock will be reclassified into shares of Class A Common Stock in connection with the Reclassification. Following the Reclassification, former Class B Common Stockholders may (subject to such limitations as are imposed on the Sands Family Stockholders pursuant to the Reclassification Agreement) seek to sell the shares of Class A Common Stock into which their shares of Class B Common Stock were reclassified, as well as shares of Class A Common Stock held by such holders before the Reclassification. Other stockholders may also seek to sell the shares of Class A Common Stock held by them following, or in anticipation of, completion of the Reclassification. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of Class A Common Stock relative to shares of Class A Common Stock outstanding as of the date hereof, may affect the market for, and the market price of, Class A Common Stock in an adverse manner.

THE SPECIAL MEETING

Place, Date and Time

The Special Meeting is scheduled to be held as a “virtual meeting” via online audio broadcast, on [●], [●], 2022 at [●] [a.m./p.m.] (ET) at www.virtualshareholdermeeting.com/STZ2022SM.

Purpose of the Special Meeting

The Special Meeting is being held for the purpose of considering and voting upon:

•	the Reclassification Proposal; and

•	the Adjournment Proposal.

Recommendations of the Special Committee and of the Board

The Special Committee and the Board recommend that you vote “FOR” each of the following proposals:

•	“FOR” the Reclassification Proposal; and

•	“FOR” the Adjournment Proposal.

Record Date; Stock Entitled to Vote

Only holders of record of our Class A Common Stock and/or Class B Common Stock at the close of business on [●] [●], 2022 are entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment thereof.

Quorum

The holders of shares of Class A Common Stock and Class B Common Stock representing a majority of the votes entitled to be cast at the Special Meeting by the holders of all outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, present in person or by proxy, shall constitute a quorum. With respect to the separate vote of the holders of a majority of the issued and outstanding shares of Class B Common Stock, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of Class B Common Stock shall constitute a quorum for the meeting.

Action may be taken by one voting group on a matter at the Special Meeting even though no action is taken by another voting group entitled to vote on the matter. Shares of Class A Common Stock and Class B Common Stock represented by a properly completed proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. If a share is present at the Special Meeting, it will be deemed present for quorum purposes throughout the meeting.

Required Vote; Abstentions

The vote required to approve each proposal is as follows:

•

Proposal 1 – Reclassification Proposal: Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by Unaffiliated Class A Holders vote “FOR” the Reclassification Proposal. The affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock is also required for approval of the Reclassification Proposal.

Abstentions, if any, will have the effect of votes “AGAINST” the Reclassification proposal. Your failure to vote or the failure to instruct your broker, bank, trustee or other nominee to vote will have the effect of a vote “AGAINST” the Reclassification Proposal.

•

Proposal 2 – Adjournment Proposal: The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Class A Common Stock and Class B Common Stock represented, in virtual attendance or by proxy, at the Special Meeting and entitled to vote on the matter. Abstentions will have the effect of votes “AGAINST” this proposal. Your failure to vote or the failure to instruct your broker, bank, trustee or other nominee to vote will have no effect on the results of the Adjournment Proposal.

When holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class, each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered in such holder’s name and each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock registered in such holder’s name. When holders of Class A Common Stock and holders of Class B Common Stock vote as separate classes, holders of Class A Common Stock and Class B Common Stock are each entitled to one vote per share.

Voting by the Company’s Directors and Executive Officers

As of July 22, 2022, the directors and executive officers of the Company and their affiliates as a group were entitled to vote 7,229,368 shares of Class A Common Stock and 22,805,251 shares of Class B Common Stock, representing approximately 4% of the issued and outstanding shares of Class A Common Stock, 98% of the issued and outstanding shares of Class B Common Stock and 60% of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock when voting together as a single class. The Company currently expects that its directors and executive officers will vote their shares “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal.

How to Vote

If you are a stockholder of record at the close of business on the Record Date, you may vote virtually at the Special Meeting or authorize a proxy to vote your shares. You can vote in the following ways:

•	Vote your shares by Mail: sign, date and mail in your proxy card(s) using the accompanying envelope(s);

•	Vote your shares by Telephone: submit your vote by calling 1-800-690-6903; or

•	Vote your shares via the Internet: connect to the following website and follow the directions provided on your proxy card(s) or voting instruction card(s): www.proxyvote.com.

The proxy card(s) also confers discretionary authority on the individuals appointed by the Board and named on the proxy card(s) to vote the shares represented by the proxy card(s) on any other matter that is properly presented for consideration at the Special Meeting and any postponement or adjournment thereof.

Detailed instructions for using the telephone and Internet options for voting are set forth on the proxy card(s) and voting instruction card(s) accompanying this proxy statement. Because the Internet and telephone services authenticate stockholders by use of a control number, you must have the proxy card(s) available in order to use these services to authorize a proxy to vote your shares. Proxies submitted by telephone or Internet must be received by [●] p.m. (ET), on [●], 2022. If you choose to authorize a proxy to vote your shares by telephone or Internet, you do not need to return the proxy card(s).

If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal. The proxy holders will vote all proxies in their discretion on any other matters that may properly come before the Special Meeting.

If your shares of Class A Common Stock and/or Class B Common Stock are held in “street name” by a broker, bank, trust or other nominee, then you are not the stockholder of record. In that case, to vote virtually at the Special Meeting, you must obtain a legal proxy from your broker, bank, trust or other nominee and present it at the Special Meeting.

No Appraisal Rights

No appraisal rights under Section 262 of the DGCL will be available to holders of Common Stock with respect to the amendment and restatement of the Company’s restated certificate of incorporation in the form of the Amended and Restated Charter or the Other Transactions.

Results of the Special Meeting

The preliminary voting results will be announced at the Special Meeting. In addition, within four business days following the Special Meeting, the Company will file the final voting results with the SEC on a Current Report on Form 8-K, provided that the final voting results have been certified within that four business day period. If the final voting results have not been certified within that four business day period, the Company will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AND VOTED ON AT THE SPECIAL MEETING.

SPECIAL FACTORS

The descriptions of the material terms of the Reclassification and the Reclassification Agreement set forth below are not intended to be complete descriptions thereof. These descriptions are qualified by reference to (i) the proposed Amended and Restated Charter attached to this proxy statement/prospectus as Annex A, and (ii) the Reclassification Agreement attached to this proxy statement/prospectus as Annex C and incorporated by reference herein. The Company urges all stockholders to read these documents carefully and in their entirety.

Information about the Company

We are an international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with powerful, consumer-connected, high-quality brands like Corona Extra, Modelo Especial, the Robert Mondavi Brand Family, Kim Crawford, Meiomi, The Prisoner Wine Company, and High West. In the U.S., we are one of the top growth contributors at retail among beverage alcohol suppliers. We are the third-largest beer company in the U.S. and continue to strengthen our leadership position as the #1 high-end beer supplier and the #1 share gainer across the U.S. beer market. Within wine and spirits, we are making solid progress in transforming our brand portfolio to shift to a higher-end focused business to deliver net sales growth and margin expansion. The strength of our brands makes us a supplier of choice to many of our consumers and our customers, which include wholesale distributors, retailers, and on-premise locations. We conduct our business through entities we wholly own as well as through a variety of joint ventures and other entities.

We are a Delaware corporation incorporated in 1972, as the successor to a business founded in 1945. The Company’s headquarters are located at 207 High Point Drive, Building 100, Victor, New York 14564 and the telephone number at this location is (585) 678-7100. Our Class A Common Stock and Class B Common Stock trade on the NYSE under the symbols “STZ” and “STZ.B,” respectively. For additional information about the Company and its businesses, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Structure of the Reclassification

The Reclassification will be effectuated through an amendment and restatement of the Company’s certificate of incorporation, in the form of the Amended and Restated Charter attached to this proxy statement/prospectus as Annex A. If the Reclassification Proposal is approved and adopted by the stockholders, the Reclassification will become effective upon the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware (or at such later time as set forth in the Amended and Restated Charter). At the Effective Time, subject to any adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. Immediately following the Effective Time, the Company’s authorized common stock will consist of Class A Common Stock and Class 1 Common Stock. The Company has the ability to substitute up to $500 million of such cash consideration with additional shares of Class A Common Stock if the Company reasonably determines its available cash at the Effective Time is insufficient to pay the total cash consideration.

Background of the Reclassification

Executive Summary

On April 2, 2022, Mr. Robert Sands, on behalf of the Sands family, delivered a non-binding proposal to the Board proposing a reclassification of the Class B Common Stock into Class A Common Stock at a ratio of 1.35 shares of Class A Common Stock for each share of Class B Common Stock. On April 3, 2022, in response to the foregoing proposal, the Board established the Special Committee to review, evaluate, and, if appropriate, negotiate a reclassification of the Class B Common Stock and related aspects of such reclassification.

The Special Committee engaged in a diligent and thoughtful process to achieve what the Special Committee believes to be the best outcome for the Company and the Unaffiliated Class A Holders. The Special Committee held 21 meetings (including the meeting to consider a formal recommendation) prior to making its determinations and delivering its recommendations. The Special Committee also engaged independent advisors and, where appropriate, consulted with members of Company management not affiliated with the Sands family to assist the Special Committee with its mandate.

The Special Committee engaged in a holistic approach in its review of the Reclassification. Prior to responding on any potential premium, the Special Committee made clear to the Sands family that the Special Committee’s receptivity to considering an appropriate premium in a reclassification was tied to the Sands family’s agreement to address a broader set of corporate governance matters at the Company that would align the Company’s governance with that of a non-controlled company. The Sands family and the Special Committee aligned on the types of governance changes that would be made prior to engaging in negotiations related to a potential premium.

The Special Committee then delivered a counterproposal on a potential premium (along with more detailed proposals as to the Company’s corporate governance following a reclassification of the Class B Common Stock) to the Sands family, which was an all-cash premium at 16%. This counterproposal on premium reflected, among other things, the Special Committee’s consideration of the Sands family and the Special Committee’s alignment on the corporate governance changes at such time, as well as the lowest potential premium level that could be proposed that would keep the Sands family engaged in negotiations on a Potential Reclassification (as defined below). The Sands family did not accept this counterproposal on premium, and the Special Committee and the Sands family thereafter exchanged, collectively, counterproposals and responses before reaching an agreement that each share of Class B Common Stock would be reclassified and exchanged for one share of Class A Common Stock and receive a cash premium of $64.64, which premium equates to approximately $8.00 of value per share of Class A Common Stock.

In exchange, the Special Committee secured, subject to stockholder approval, an immediate and certain pathway for transitioning the Company to a non-controlled company and significant, meaningful corporate governance changes, including (i) the transition of Messrs. Robert and Richard Sands to non-executive roles on the Board and their acceptance of compensation packages in-line with such roles, (ii) the absence of any contractual right of Mr. Robert Sands to serve as Non-Executive Chairman of the Board for a guaranteed minimum period, (iii) a lock-up on sales by the Sands Family Stockholders of approximately 75% of their Company stock for three years following the Reclassification (subject to certain exceptions, including certain permitted sales), (iv) the Board’s adoption of an anti-pledging policy, with an exception for the Sands family members on the Board that would increase the restrictions on pledging by such persons over time, (v) a standstill applicable to the Sands Family Stockholders, (vi) limited Board nomination rights for the Sands Family Stockholders, which decrease over time, (vii) the Board’s adoption of a majority voting standard for uncontested director elections, and (viii) that the Board would rotate the lead independent director position on the Board at the next available normal cycle opportunity. The Reclassification, if consummated, will result in the Company realizing an estimated $15-20 million in pretax annual compensation savings and, based on the midpoint of such estimated savings, an implied potential value of such executive compensation savings of approximately $300 million and has the potential to drive stockholder value creation through expansion of the Company’s price to next-twelve-months earnings per share multiple.

Further background on the Special Committee’s process and evaluation of the Reclassification is set forth below.

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Background

From time to time over the last several years, members of the Sands family have discussed with members of management and/or directors of the Company the possibility that at some point it may be desirable to seek to make changes to the existing high vote/low vote structure of the Company’s common stock. These conversations have recognized that potential changes could include, among other things, issuing additional high or low vote (or non-voting) stock and/or declassifying the common stock to eliminate the high vote component of the shares of Class B Common Stock.

In addition, from time to time, the Company has considered potential strategic transactions where the existence or treatment of or impact on the high vote component of the shares of Class B Common Stock, or the percentage of the vote that would be held by the Sands family following such transaction, has been an item for discussion (by the Company, the Sands family, and/or the potential counterparties) in connection with consideration or structuring of a potential transaction.

In connection with one such potential strategic transaction, the potential counterparty made clear that the high vote stock would need to be collapsed in connection with the transaction; the Sands family informed the Board that it would be willing to consider a proposal from the Board to declassify the stock for an appropriate premium in connection with the potential strategic transaction to permit the potential strategic transaction to proceed (if such declassification transaction were negotiated and approved in accordance with MFW (as defined below)), and the Board formed a special committee of independent and disinterested directors to consider such declassification. In that situation, for reasons unrelated to the high vote/low vote stock, a determination was made by the full Board not to proceed with the potential strategic transaction and the special committee was disbanded without having made or received any proposal to or from the Sands family.

On April 2, 2022, Mr. Robert Sands, on behalf of the Sands family, delivered a proposal to the Board, in which the Sands family proposed a reclassification of the Company’s common stock structure whereby each share of Class B Common Stock would be converted into 1.35 shares of Class A Common Stock (the “Sands Family Proposal”), and which would reduce the aggregate voting power of the Sands family from approximately 59.5% to 19.7%. The Sands Family Proposal stated that the Sands family believed that the premium included in its proposal was supported by precedent transactions and appropriate given the significant benefits that would accrue to the Company and its stockholders, including increased market demand from investors who prefer single-class structures, and stated that it was not made in connection with or with the intention of facilitating any specific transaction. The Sands Family Proposal was conditioned on the procedures described in Kahn v. M&F Worldwide Corp. and its progeny (collectively, “MFW”) and expressly contemplated that any consideration payable to the holders of Class B Common Stock in a reclassification would have to be approved by a fully empowered special committee of independent directors of the Board and by the holders of a majority of the shares of Class A Common Stock that do not also hold shares of Class B Common Stock. The Sands Family Proposal also contemplated that the Company would fully indemnify and reimburse the Sands family with respect to its participation in a reclassification, including its out-of-pocket expenses.

At a meeting on April 3, 2022, the non-management directors of the Board deemed it advisable and in the best interests of the Company and its stockholders to form the Special Committee, consisting solely of directors of the Company who are independent of and disinterested from, in all material respects, the holders of shares of Class B Common Stock, for the purpose of reviewing, evaluating and, if applicable, negotiating a reclassification of the Class B Common Stock (a “Potential Reclassification”) and related aspects of a Potential Reclassification. The Board established the Special Committee and appointed Jennifer M. Daniels, Jeremy S.G. Fowden, Jose Manuel Madero Garza and Daniel J. McCarthy to the Special Committee. The Board deferred the formal delineation of the scope of the delegation of authority to the Special Committee until the Special Committee retained independent counsel to review such delegation.

Following the April 3, 2022 Board meeting, the Special Committee retained Potter Anderson & Corroon LLP (“Potter Anderson”) as its independent legal advisor and Centerview Partners LLC (“Centerview”) as its independent financial advisor for purposes of its review, evaluation and negotiation of a Potential Reclassification and related aspects of a Potential Reclassification. The Special Committee determined to engage Potter Anderson and Centerview based upon, among other things, their qualifications, experience and expertise in serving as advisors to special committees of boards of directors, generally and in connection with similar circumstances, and, in the case of Centerview, Centerview’s industry experience, and their respective lack of relationships with the Sands family and affiliates. Engagement letters for each of Potter Anderson’s and Centerview’s engagement with the Special Committee were later executed. Representatives of Centerview delivered Centerview’s customary relationships disclosure memorandum to the Special Committee, dated as of April 21, 2022, which memorandum confirmed the lack of material relationships with the parties listed therein.

On April 8, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance for a portion of the meeting. Representatives of Centerview reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things: (i) the Sands Family Proposal, including key questions for consideration; (ii) Centerview’s approach to analyzing and evaluating the Sands Family Proposal; (iii) potential corporate governance changes that could be implemented in connection with a Potential Reclassification; (iv) illustrative possible responses to the Sands family; (v) potential forms of consideration for any premium and the financial markets’ views of a mixture of cash and stock consideration; and (vi) a summary of precedent, publicly available share reclassification transactions and a review of the rationales that supported such precedent transactions based on publicly available information. Representatives of Centerview also provided an overview of the Company’s current capitalization structure and the Sands family’s rights with respect to those shares, including that the Sands family, as the holders of approximately 98% of the shares of Class B Common Stock, had an existing right to convert each share of Class B Common Stock owned by it into one share of Class A Common Stock under the Company’s restated certificate of incorporation, as amended, and, therefore, a “no-premium” deal likely would not be acceptable to the Sands family. The Special Committee and its advisors also discussed the monetary benefit that the Sands family would realize from a consummated Potential Reclassification due to the 10% higher dividend rate of the Class A Common Stock (as compared to the Class B Common Stock). Following the departure of Centerview’s representatives from the meeting, a representative of Potter Anderson advised the Special Committee on the Special Committee’s fiduciary duties and on following a process in accordance with the procedures described in MFW.

On April 15, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson in attendance and with representatives of Centerview in attendance for a portion of the meeting. The Special Committee and a representative of Potter Anderson discussed in-bound stockholder communications regarding the Sands Family Proposal and the development of certain policies and procedures in connection with responding to, and reviewing and evaluating, such communications. The representatives of Centerview reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, (i) a preliminary analysis of select publicly available share reclassifications (involving both a family/founder/controlling shareholder and no family/founder controlling shareholder), including, among other things, the payment of a premium in certain of those reclassifications, and certain corporate governance changes implemented in connection with those reclassifications; (ii) a review of corporate governance considerations, including a review of the Company’s corporate governance profile and potential corporate governance provisions to consider in connection with a potential reclassification; (iii) an overview of market benchmarks and considerations following the announcement of the Sands Family Proposal, including a review of certain select sell-side analyst and investor reactions to the announcement of the Sands Family Proposal, and a preliminary financial analysis of the impact of various exchange premiums on the Class A Common Stock; (iv) a review of certain additional value considerations relating to the Sands family in a Potential Reclassification, including the Sands family’s increased dividend value potential, Messrs. Robert and Richard Sands’ executive compensation and the benefits that Messrs. Robert and Richard Sands would receive in the event each was to retire from his respective executive role and (v) illustrative possible responses to the Sands family and certain considerations to evaluate in forming a response. In discussing with representatives of Centerview illustrative possible responses, the Special Committee discussed with representatives of Centerview and considered a range of potential outcomes under alternative potential reclassification premiums, including the possibility of delivering a counterproposal that contemplated no premium and that such proposal was likely unacceptable to the Sands family given the premium proposed by the Sands family in its proposal and the Sands family’s pre-existing right to convert its thinly traded shares of Class B Common Stock into highly liquid shares of Class A Common Stock on a 1:1 basis at any time. The Special Committee and its advisors engaged in discussions on various topics raised by representatives of Centerview, including (i) the Company’s corporate governance profile and certain feedback that the Company had received on its corporate governance; and (ii) potential governance changes that the Company could implement in connection with a Potential Reclassification and the timing and advisability of including those changes in a Potential Reclassification. As a result of these discussions, the Special Committee determined that it would be appropriate to explore certain corporate governance changes for the Company that aligned with the resulting effect of engaging in a Potential Reclassification. Following representatives of Centerview’s departure from the meeting, the Special Committee discussed that representatives of Potter Anderson had circulated its comments on the draft Board resolutions for the formation of the Special Committee, that the Special Committee had signed off on those resolutions and that the resolutions had been sent to Company management for distribution to the Board for its approval.

On April 22, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Centerview reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, (i) preliminary financial analyses of a Potential Reclassification, including an overview of market benchmarks; (ii) a preliminary financial analysis of the impact of various exchange premiums on the Class A Common Stock and the potential value creation for the Company over time resulting from a Potential Reclassification; (iii) an updated preliminary analysis of select publicly available share reclassifications; (iv) a preliminary case study of potential annual executive compensation savings if Messrs. Robert and Richard Sands transitioned to non-executive roles in connection with a Potential Reclassification and received compensation in-line with those roles; and (v) perspectives on possible responses to the Sands Family Proposal. The Special Committee and its advisors discussed potential responses and messages to the Sands family, including the Special Committee’s view that a Potential Reclassification should also involve certain corporate governance changes for the Company. After discussion, the Special Committee determined to deliver a response to the Sands family indicating that the Special Committee’s willingness to consider an appropriate premium in a Potential Reclassification was contingent on the Sands family agreeing to certain corporate governance changes for the Company and that a response to the level of any potential premium would only occur following alignment on key corporate governance changes. The Special Committee and representatives of Centerview reviewed the scope of the potential corporate governance changes that the Special Committee could ask that the Company implement in connection with a Potential Reclassification.

On April 25, 2022, pursuant to the Board resolutions adopted on April 3, 2022, the Board adopted resolutions by written consent which further delineated the scope of the delegation of authority by the Board to the Special Committee and which reflected the input of Potter Anderson. These Board resolutions, among other things, provided: (i) the Special Committee with (1) the power to recommend or reject a Potential Reclassification, and (2) the authority to negotiate the structure, form, terms and conditions of a Potential Reclassification and related aspects of a Potential Reclassification; (ii) that a Potential Reclassification and related aspects of a Potential Reclassification would be subject to approval by an MFW compliant stockholder vote; and (iii) that the Board would not recommend a Potential Reclassification without a prior favorable recommendation by the Special Committee.

On April 28, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Centerview reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, (i) an updated preliminary analysis of the executive compensation savings from Messrs. Robert and Richard Sands transitioning to non-executive roles in connection with a Potential Reclassification and receiving compensation in-line with such roles, which implied estimated annual savings (approximately $16 million pre-tax) and pro forma value of such savings (approximately $300 million post-tax); (ii) an updated preliminary analysis of a Potential Reclassification at a range of illustrative exchange ratios/premiums, which included an overview of the quantum of multiple expansion for the Company that would result in the Company “breaking-even” on a Potential Reclassification; (iii) an updated preliminary analysis of valuation benchmarks for the Company, which implied that, while there may be other reasons beyond control status for the Company’s current trading level if the Company traded at the levels indicated by such benchmarks, there could be potential for value creation over time in excess of the cost of the potential premium at the level contemplated; and (iv) a preliminary analysis of stock versus cash exchange premium considerations, including certain benefits of paying a cash premium in a Potential Reclassification, such as lower pro forma equity ownership by the former holders of Class B Common Stock, reduced dilution for the current holders of Class A Common Stock, and that the current holders of Class A Common Stock would receive a greater share of any value creation following a Potential Reclassification, given the lower dilution. The Special Committee and its advisors also discussed an illustrative corporate governance proposal to the Sands family, the rationale for such changes and the Special Committee’s messaging points related to such proposed changes. Following such discussion, the Special Committee agreed on a proposed package of corporate governance changes to present to the Sands family (which are described below) and instructed representatives of Potter Anderson and Centerview to convey such changes to Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) and Greenhill & Co. LLC (“Greenhill”), outside legal and financial advisors, respectively, to the Sands family.

On April 29, 2022, representatives of Potter Anderson and Centerview delivered the Special Committee’s proposed corporate governance changes to Wachtell Lipton and Greenhill, with the Special Committee’s messaging, including that the Special Committee’s receptivity to considering an appropriate premium in a Potential Reclassification was tied to the Sands family’s agreement to address a broader set of corporate governance matters at the Company that would align the Company’s governance with that of a non-controlled company, that any response by the Special Committee regarding the level of any premium in a Potential Reclassification would only occur following the alignment of the Sands family and Special Committee on these proposed changes, and that the Special Committee desired for the Company to adopt model corporate governance best practices for a non-controlled company as part of a Potential Reclassification. The proposed corporate governance changes included: (i) renomination rights for the Sands family over time following a Potential Reclassification; (ii) a transition to non-executive roles for Messrs. Robert and Richard Sands, and alignment of their compensation with customary non-executive standards; (iii) certain standstill and lock-up provisions for the Sands family; (iv) a near-term rotation of the lead independent director position; and (v) the transition to a majority vote standard for uncontested director elections (the “Majority Voting Proposal,” and clauses (i) through (v), collectively, the “Special Committee Initial Governance Proposal”).

On May 4, 2022, Wachtell Lipton and Greenhill, on behalf of the Sands family, informed representatives of Potter Anderson and Centerview that the Special Committee Initial Governance Proposal was acceptable, subject to the following changes: (i) the Sands family would have the right to nominate two directors so long as the Sands family collectively owned at least 10% of the outstanding shares of Class A Common Stock and one director so long as the Sands family collectively owned at least 5% of the outstanding shares of Class A Common Stock; and (ii) the standstill would fall away at the end of a fixed period, regardless of whether any Sands family representative was on the Board. Greenhill and Wachtell Lipton also reiterated the Sands family’s firm view that the premium indicated in the Sands Family Proposal was appropriate compensation for giving up control and expressed their rationale for such premium, including that each of the most recent and relevant family or founder reclassification transactions supported their view on a potential premium in the amount specified in the Sands Family Proposal and that, when reviewing precedents where a large family/founder stockholder had moved from a position of clear control to a position of clear non-control, the large family/founder stockholder had received a premium at the higher end of the precedents. They also stated that the Sands family would be open to receiving some or all of a potential premium in cash as opposed to stock. Greenhill and Wachtell Lipton further noted that the Sands family had expressed a desire for flexibility to sell up to one-third of its equity in the Company in the “near-term” following a consummated Potential Reclassification for purposes of liquidity and diversification in view of the high degree of concentration of the family’s assets in Company equity.

On May 5, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance and with Mr. Garth Hankinson, Executive Vice President and Chief Financial Officer of the Company, in attendance for a portion of the meeting. Mr. Hankinson, at the request of the Special Committee, provided Company management’s views on the form of consideration for a potential premium in a Potential Reclassification and the reasons for such views. Mr. Hankinson also provided certain investor feedback on the Company’s current corporate governance structure and potential corporate governance changes in connection with a Potential Reclassification. Following Mr. Hankinson’s departure from the meeting, representatives of Centerview updated the Special Committee on their and Potter Anderson’s April 29, 2022 and May 4, 2022 conversations with Greenhill and Wachtell Lipton. Representatives of Centerview also presented, for reference and discussion purposes, an updated preliminary analysis of a Potential Reclassification at various potential premiums and summarized precedent examples of governance rights for major stockholders in public companies and certain case studies, as summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”. A representative from Potter Anderson reported that he had received from James O. Bourdeau, Executive Vice President and Chief Legal Officer of the Company, an analysis performed by Company management regarding the retirement payments and benefits for Messrs. Robert and Richard Sands under their respective employment agreements and noted that representatives of Potter Anderson would circulate for the Special Committee’s and Centerview’s review such analyses and an additional analysis performed by a third-party consultant on the payments due and benefits for Messrs. Robert and Richard Sands’ under their respective employment agreements.

On May 11, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance and with a representative of Kirkland & Ellis LLP (“K&E”), outside legal advisor to the Company, and Messrs. Hankinson and Bourdeau in attendance for a portion of the meeting. Representatives of Centerview discussed the indication received from the Sands family’s regarding their monetization intentions following a Potential Reclassification and reviewed certain preliminary financial analyses, for reference and discussion purposes, in connection with such monetization intentions as summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”. Mr. Hankinson, at the request of the Special Committee, reported on Company management’s preliminary perspectives regarding the form of consideration to be paid for a potential premium in a Potential Reclassification, considering the Sands family’s monetization intentions, which such information had been provided to Mr. Hankinson following the Special Committee’s last meeting. Messrs. Hankinson and Bourdeau also discussed the Company’s cash position and certain matters relating to debt incurrence and leverage ratios for the Special Committee’s consideration in evaluating the form of consideration to be used for a potential premium. Mr. Bourdeau also reviewed a proxy advisor’s feedback on the Company, including that the Company lacked an anti-pledging policy for the Company. Following these discussions, Messrs. Hankinson and Bourdeau and the representative of K&E left the meeting, and the Special Committee and its advisors engaged in further discussions relating to the form of consideration to be used for a potential premium, including how such form of consideration could impact any potential multiple uplift that the Company may realize as part of a reclassification, and the perspective of an Unaffiliated Class A Holder towards the different forms of consideration. The Special Committee and representatives of Centerview also discussed that, if the Sands family monetized portions of its equity in the Company following a Potential Reclassification, it would be appropriate for the Special Committee, working with the Company, to define parameters for those sales to ensure that they occurred in an orderly manner. Rather than respond to the premium proposed by the Sands family at that time, the Special Committee instead authorized an additional outreach by representatives of Potter Anderson and Centerview to Greenhill and Wachtell Lipton to discuss, among other things, (i) the Sands family’s perspectives on the form of consideration for a potential premium, and (ii) how the Sands family’s monetization intentions would impact its pledging of Company stock.

Later, on May 11, 2022, at the request of the Special Committee, representatives of Centerview and Potter Anderson contacted Wachtell Lipton and Greenhill to convey the Special Committee’s questions as discussed at the earlier Special Committee meeting.

On May 12, 2022, Wachtell Lipton and Greenhill, on behalf of the Sands family, informed representatives of Centerview and Potter Anderson that: (i) the Sands family had no preference on the form of consideration for a potential premium; (ii) while the Sands family had expressed its monetization intention, it did not view the monetization intention as falling within the scope of the negotiations for a Potential Reclassification but that the Sands family would be open to receiving a proposal on this issue; and (iii) the Sands family would still need the ability to pledge its shares following a consummated Potential Reclassification. Wachtell Lipton and Greenhill also communicated the Sands family’s desire for the Special Committee to deliver a holistic counterproposal on all issues, including premium, in its next communication.

On May 13, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Centerview reported on Potter Anderson and Centerview’s communications with Wachtell Lipton and Greenhill. At the request of the Special Committee, which had asked that Centerview provide an overview of certain remaining materials included in Centerview’s May 11, 2022 presentation, as summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview” to the Special Committee, representatives of Centerview reviewed with the Special Committee, for reference and discussion purposes, among other things, (i) an updated summary of corporate governance rights in precedent, publicly available family or founder share reclassifications and large, single stockholder situations and discussed how such information could inform the Special Committee’s viewpoint on the appropriate proposed corporate governance terms, including the Sands family’s nomination rights following a consummated Potential Reclassification; (ii) certain benefits of paying a potential premium in all cash, including the benefits to the Unaffiliated Class A Holders; (iii) an updated preliminary analysis of a Potential Reclassification at various potential exchange ratios and premiums; and (iv) a preliminary analysis of potential premiums and exchange ratios that could form the basis of the Special Committee’s counterproposal on a potential premium. The Special Committee and representatives of Centerview also discussed the Sands family’s position that, because the Sands family would be transitioning from a position of clear control to a position of a minority stockholder with no control, it was entitled to receive a premium at the higher end of the precedents. The Special Committee and its advisors discussed the proposed corporate governance changes as well as certain illustrative proposals on a potential premium, including the lowest premium level that could potentially be proposed that would keep the Sands family engaged in negotiations on a Potential Reclassification. The Special Committee, after discussion, determined to receive an updated perspective from Company management on the form of consideration for a Potential Reclassification prior to making any decisions on a premium counterproposal to the Sands family.

Later, on May 13, 2022, Messrs. Hankinson and Bourdeau delivered Company management’s updated perspectives on the form of consideration for a Potential Reclassification to the Chair of the Special Committee and representatives of Potter Anderson and Centerview. Mr. Hankinson conveyed that there were certain situations in which cash, as the form of consideration for a potential premium, would be preferable, and other situations in which stock, as the form of consideration for a potential premium, would be preferable. Mr. Hankinson provided additional context on Company management’s targeted leverage ratio limit and conveyed that Company management was expressing a point of view but deferred to the Special Committee to negotiate a Potential Reclassification as the Special Committee deemed appropriate.

On May 15, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Centerview reported on the meeting with Messrs. Hankinson and Bourdeau, as well as discussed the benefits of using all cash consideration in the context of a controlling stockholder that had expressed an intention to monetize up to one third of its stake following the Potential Reclassification. The Special Committee also considered, among other things, that paying a potential premium in all stock may put downward pressure on the market price for the shares of Class A Common Stock and that paying a premium in all-cash would not be expected to impact the potential for multiple expansion that the Company may realize over time following a Potential Reclassification. The Special Committee and representatives of Centerview also discussed the rationale for why the payment of a premium would be appropriate under these circumstances, including, among other things, that the Special Committee, after considering Centerview’s preliminary financial analyses, believed that there was the possibility of multiple expansion for the Company over time as a result of engaging in a Potential Reclassification. The Special Committee and Centerview further discussed a 16% premium and the rationale for such premium. The Special Committee and its advisors also discussed their belief that this amount was likely the lowest initial counterproposal on a potential premium that the Special Committee could deliver that, in light of the Sands family’s previous communications on the premium, would keep the Sands family engaged in discussions on a Potential Reclassification and ultimately give the Unaffiliated Class A Holders the opportunity to vote on a Potential Reclassification. After discussion, the Special Committee authorized representatives of Potter Anderson and Centerview to deliver a holistic counterproposal to the Sands family, on the terms outlined below and to convey the message that there was likely not a willingness to pay a premium significantly above that level.

On May 17, 2022, representatives of Potter Anderson and Centerview delivered to Wachtell Lipton and Greenhill the Special Committee’s counterproposal to the Sands Family Proposal, which counterproposal included: (i) a 16% all-cash premium to the five-day volume weighted average price for the Class A Common Stock prior to signing (representing approximately 2.0% of the Company’s market capitalization at the time); (ii) the conversion of each share of Class B Common Stock into one share of Class A Common Stock, in addition to the cash premium discussed in clause (i); (iii) a five-year lock-up of the Sands family’s equity stake in the Company; provided, that up to 25% of the remaining stake would be exempted for sales or transfers, with such sales and transfers limited to 1% of the Company’s market capitalization in any six-month period; provided, further, that any daily trading would be limited to 15% of the past 20-day average daily trading volume (“ADTV”) and that the Sands family would be permitted to sell in excess of the 1% market capitalization restriction in a Company-led broadly marketed transaction (but not in excess of the 25% permitted exemption); provided, further, that any participation by the Sands family in any Company share buyback would be done at prevailing market prices or less; (iv) a five-year standstill for the Sands family that would place restrictions on the ability of the Sands family to increase its stake, make proposals and engage in any disparagement of the Company and require that the Sands family representatives would need to leave the Board prior to engaging in any activities otherwise prohibited by the standstill after the five-year period; (v) nomination rights for five-years that would allow the Sands family, during this period, to nominate two Board members so long as they held greater than a 10% stake in the Company and one Board member so long as they held greater than a 5% stake in the Company; (vi) that Mr. Robert Sands would become Non-Executive Chairman of the Board and that Mr. Richard Sands would become a non-executive Board member; (vii) that Mr. Robert Sands and Mr. Richard Sands would receive compensation in-line with a customary Non-Executive Chairman of the Board and non-executive Board member, respectively; (viii) the rotation of the lead independent director at the next available normal cycle opportunity; and (ix) the Majority Voting Proposal. The Special Committee’s advisors also conveyed the Special Committee’s rationale for the potential premium and the governance proposals.

On May 19, 2022, Greenhill and Wachtell Lipton provided the Sands family’s response on the Special Committee’s counterproposal from May 17, 2022 to representatives of Potter Anderson and Centerview, which response accepted such counterproposal with the following changes: (i) increasing the potential premium payable from 16% to 32% (with the mix of consideration to be agreed based on market conditions closer to execution of definitive agreements); (ii) (1) reducing the term of the lock-up period from five years to three years, (2) eliminating certain trading restrictions with respect to the portion of the Sands family’s stake that could be monetized during the lock-up period and removing the prohibition on the Sands family’s participation in any Company buyback or third-party tender offer on the same terms offered to all stockholders, (3) providing that the Sands family’s pledging would continue to be permitted, and (4) providing that the Sands family would receive customary registration rights, subject to the applicable transfer restrictions; (iii) reducing the term of the standstill period from five years to three years and permitting the Sands family to publicly object or oppose proposed change of control M&A transactions, and proposing that any non-disparagement provision be reciprocal with the

Company, if such provision was included at all; (iv) eliminating the five-year sunset for the Sands family’s Board nomination rights; and (v) providing that Mr. Richard Sands would serve as Non-Executive Vice Chairman. As part of the discussions between the respective advisors on May 19, 2022, Wachtell Lipton and Greenhill, on the one hand, and representatives of Centerview and Potter Anderson, on the other, conveyed their client’s respective views on the applicable precedent family or founder reclassifications, the premiums paid in such reclassifications, and the comparability of those reclassifications to a Potential Reclassification.

On May 20, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance and with Messrs. Hankinson and Bourdeau in attendance for a portion of the meeting. The Special Committee, representatives of Centerview and Messrs. Hankinson and Bourdeau discussed certain of the Special Committee’s corporate governance proposals and how Company management’s feedback on the form of consideration for a potential premium had been incorporated into the Special Committee’s proposal. They also discussed certain stockholder feedback on the Sands Family Proposal. Following Messrs. Hankinson and Bourdeau’s departure, representatives of Centerview and Potter Anderson reported on their May 19, 2022 meeting with Greenhill and Wachtell Lipton and the terms of the Sands family’s May 19, 2022 response. Representatives of Centerview also reviewed with the Special Committee, for reference and discussion purposes, the presentation in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, which included, among other things, (i) certain data involving the precedent, publicly available share reclassifications; and (ii) an updated preliminary analysis of premiums paid in recent M&A transactions as compared to deal size. The Special Committee and its advisors discussed, among other things, (i) certain illustrative responses to the Sands family’s governance proposals and related matters that did not address a potential premium; and (ii) a potential premium counterproposal to the Sands family at an 18% all cash premium and the rationale for, and potential viewpoints of, such premium counterproposal. The Special Committee instructed its advisors to draft a counterproposal and potential messaging for such counterproposal based on the discussion at the meeting for further review by the Special Committee.

On May 23, 2022, the Special Committee held a meeting by video conference in two separate sessions, with representatives of Potter Anderson and Centerview in attendance and the other non-management directors of the Board who were not members of the Special Committee in attendance for portions of the meeting. The Special Committee provided a process update for the non-management directors, in which the non-management directors were able to engage in a general question and answer session regarding the Special Committee’s process for a Potential Reclassification. Also, on May 23, 2022, with only the Special Committee and its advisors (and not the non-management directors of the Board who were not members of the Special Committee) in attendance, representatives of Centerview reviewed illustrative proposed terms for a Special Committee reclassification counterproposal and answered questions from the Special Committee and representatives of Potter Anderson. The Special Committee discussed the proposed terms and unanimously approved them, subject to seeking input from Mr. Bourdeau on a mutual non-disparagement provision between the Company and the Sands family in the standstill and on the Special Committee’s pledging proposal. The Special Committee and representatives of Centerview also discussed Centerview’s perspectives on the Sands family’s identified precedent reclassifications, additional supporting analyses for the Special Committee’s position and the Special Committee’s messaging points to the Sands family.

On May 24, 2022, representatives of Potter Anderson and Centerview delivered the Special Committee’s counterproposal to Wachtell Lipton and Greenhill on the Sands family’s May 19, 2022 response, which counterproposal accepted such response with the following changes: (i) decreasing the potential premium payable from 32% to 18%, based on a five-day volume weighted average price for the Class A Common Stock prior to signing (and representing approximately 2.2% of Company’s market capitalization at the time); (ii) clarifying that the consideration for a Potential Reclassification would be one share of Class A Common Stock plus a dollar amount in cash calculated using the premium in clause (i); (iii) reverting to the Special Committee’s prior position that certain permitted sales during the lock-up period (but expressly including block trades) would be limited to 1% of the Company’s market capitalization in any six-month period and that the Sands family would be permitted to sell in excess of such 1% market capitalization restriction but not in excess of the 25%

permitted exemption in a Company-led broadly market transaction; (iv) rejecting the Sands family’s approach on pledging and providing that the Board would adopt an anti-pledging policy in connection with a Potential Reclassification but with an exception for the Sands family, where its pledging would not exceed the current dollar amount and the exception would expire after five years; (v) reinstituting the proposed five-year term for the standstill, rejecting the Sands family’s proposed carveout regarding the ability of the Sands family to publicly object or oppose proposed change of control M&A transactions from the standstill restrictions, and making the non-disparagement provision reciprocal; (vi) reinstituting the five-year sunset for the Sands family’s Board nomination rights; and (vii) rejecting the Sands family’s proposal that Mr. Richard Sands serve as Non-Executive Vice Chairman. Representatives of Centerview also discussed their perspectives on certain precedent family or founder reclassifications identified by the Sands family, additional supporting analyses for the Special Committee’s position on a potential premium and the reactions of certain Unaffiliated Class A Holders to the Sands Family Proposal. Wachtell Lipton and Greenhill raised certain questions and viewpoints on certain of the Special Committee’s proposed terms, including on the pledging terms proposed and amount of a potential premium for a Potential Reclassification. Representatives of Centerview asked that the Sands family respond to the analytical points raised by the Special Committee regarding the precedent family or founder reclassifications and the Special Committee’s supporting analyses.

On May 25, 2022, Greenhill delivered the Sands family’s observations on the precedent family or founder reclassifications and the Special Committee’s supporting analyses and conveyed to representatives of Centerview that the Sands family had other items to discuss on the proposed governance changes but that the Sands family wanted to determine if there was a path to an agreement on a potential premium before discussing the other items.

Later in the day on May 25, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. At that meeting, among other matters, representatives of Centerview reported on Centerview and Potter Anderson’s May 24, 2022 meeting with Greenhill and Wachtell Lipton and reviewed the materials and message provided by Greenhill earlier that day. The Special Committee authorized representatives of Centerview to hold a meeting with Greenhill and convey that the Special Committee desired to consider a holistic response from the Sands family on a potential premium and the proposed corporate governance changes rather than seek a path to an agreement on a potential premium first. The Special Committee also asked representatives of Centerview to inquire further into the Sands family’s monetization intentions following a Potential Reclassification and the rationale for the Sands family’s position on pledging.

Also, on May 25, 2022, as part of a scheduled discussion between representatives of Centerview and Greenhill, a representative of Centerview conveyed the Special Committee’s requests and questions from the meeting earlier that day, and a representative of Greenhill conveyed, among other things, that the Sands family believed that a premium around 30% would be necessary to engage in a Potential Reclassification and that the Sands family would likely not be willing to entertain a premium meaningfully below that level.

On May 26, 2022, following a discussion between representatives of Wachtell Lipton and Potter Anderson, a representative of Wachtell Lipton delivered the Sands family’s response to the Special Committee’s May 24, 2022 counterproposal to representatives of Potter Anderson and Centerview, which response accepted such counterproposal with the following changes: (i) reiterating the Sands family’s prior proposal of a 32% premium based on the five day volume weighted average price for the Class A Common Stock prior to signing (representing approximately 3.8% of the Company’s market capitalization at the time); (ii) noting the Sands family’s openness to cash or a mix of cash and stock as the forms of consideration; (iii) exempting block trades from the 1% of market capitalization trading restriction in any six month period under the Sands family’s permitted exemption during the lock-up period and providing that the Sands family would be permitted to sell in excess of such 1% market capitalization restriction and 15% of ADTV restriction but not in excess of the 25% permitted exemption in block sales or Company-led broadly market transactions, including pursuant to demand registrations; (iv) rejecting the Special Committee’s proposed restrictions on the Sands family’s pledging following the consummation of a Potential Reclassification and instead proposing that the Sands family’s pledging would not exceed its current dollar amount in the future; and (v) eliminating the five-year sunset on the Sands family’s Board nomination rights.

On May 27, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Potter Anderson and Centerview reported on their recent conversations with Wachtell Lipton and Greenhill and the terms of the Sands family’s latest response. The Special Committee and representatives of Centerview also discussed potential counterproposals to the Sands family’s latest response on the proposed governance changes and a potential premium, including certain negotiating strategies in connection with a response on a potential premium, perspectives on a potential response and rationale and anticipated benefits of a Potential Reclassification. A representative of Centerview also reviewed the stockholder and investor perspectives, including certain sell-side analyst reports, that had been compiled by Centerview and distributed to the Special Committee, and the Special Committee and a representative of Centerview discussed potential stockholder and investor perspectives at this premium and at the Sands family’s latest proposed premium. After discussion of potential responses on the proposed governance terms and potential premium, the Special Committee authorized representatives of Centerview and Potter Anderson to deliver a counterproposal to Greenhill and Wachtell Lipton, on the terms outlined below.

On May 31, 2022, representatives of Potter Anderson and Centerview verbally conveyed to Greenhill and Wachtell Lipton the Special Committee’s position that a premium around 20% would be necessary to engage in a Potential Reclassification and there was likely not a willingness to pay a premium meaningfully above that level. Representatives of Potter Anderson and Centerview also delivered the Special Committee’s counterproposal on the proposed corporate governance changes to the Sands family’s May 26, 2022 response, which counterproposal accepted such response on the proposed governance changes with the following changes: (i) rejecting the Sands family’s approach of excluding block trades from the 1% of market capitalization trading restriction in any six month period under the Sands family’s permitted exemption during the lock-up period and reiterating the Special Committee’s prior proposal; (ii) rejecting the Sands family’s proposed exception on pledging and instead proposing a formula for limiting the Sands family’s pledging following a consummated Potential Reclassification to be the lower of the current dollar amount pledged or the dollar amount determined by the current percentage of shares pledged as a percentage of the number of shares held by the Sands family; and (iii) the reinsertion of the proposed five-year sunset on the Sands family’s Board nomination rights. During this meeting, Greenhill and Wachtell Lipton clarified that the Sands family’s proposed monetization intentions were “near-term or medium-term.” Following the meeting, Greenhill requested to review Centerview’s list of precedent reclassifications that, in part, formed the basis for Centerview’s preliminary financial analysis of a Potential Reclassification to assist in the Sands family’s understanding of the Special Committee’s views on a potential premium for a Potential Reclassification.

On June 3, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Potter Anderson and Centerview reported on their May 31, 2022 meeting with Wachtell Lipton and Greenhill. Representatives of Centerview also reviewed Greenhill’s request for Centerview’s list of precedent reclassifications and discussed, among other things, a summary of precedent, publicly available family or founder share reclassifications and other share reclassifications, including certain modifications made therein and different approaches taken by Centerview and Greenhill with respect to the financial metrics on a certain precedent family or founder reclassification. After discussion, the Special Committee authorized representatives of Centerview to share these precedent reclassifications with Wachtell Lipton and Greenhill.

Later, on June 3, 2022, a representative of Centerview distributed its list of precedent reclassifications to Greenhill and Wachtell Lipton. Representatives of Centerview and Greenhill met following this distribution to discuss: (i) the key differences in the respective lists of precedent share reclassifications; (ii) the lower mean and median premium paid in reclassifications on the list of precedents focused on by the Special Committee than the list of precedents provided by the Sands family’s advisors; and (iii) that the Potential Reclassification would be the largest completed with a premium and that average M&A percentage premiums decline as transaction value increases. Representatives of Centerview also conveyed that given the limited number of precedent reclassifications, any small differences in the list of selected precedents may result in meaningful differences in mean and median metrics.

On June 9, 2022, representatives of Greenhill and Centerview held a meeting to discuss the Sands family’s response to the Special Committee’s latest proposal and among other things: (i) the Sands family’s view of a Potential Reclassification; (ii) the value of a Potential Reclassification for the Unaffiliated Class A Holders; and (iii) how the data from the precedent reclassifications had informed the Sands family’s view on a potential premium in a Potential Reclassification.

Following this meeting, a representative of Wachtell Lipton delivered to representatives of Potter Anderson and Centerview the Sands family’s response to the Special Committee’s May 31, 2022 counterproposal on the proposed corporate governance changes, which response accepted such counterproposal, with the following changes: (i) revising the restrictions on sales by the Sands family pursuant to the permitted exemption during the lock-up period to provide that sales, including block trades, underwritten offerings and daily open market trading, would be limited to 3% of the Company’s market capitalization in any six-month period, of which up to 1% could be open market trades with daily trades limited to 15% of the past 20-day ADTV and that the Sands family would be permitted to sell in excess of such six month restriction and ADTV restrictions but not in excess of the 25% permitted exemption in a Company-led broadly market transaction; (ii) revising the formula for limiting the Sands family’s pledging following a consummated Potential Reclassification to reflect that, for five years, the Sands family’s pledging would be capped at the number of shares or the dollar value of such shares, whichever was higher at signing and, after five years, pledging would be capped at the number of shares or the dollar value of such shares, in each case, not in excess of $3 billion; and (iii) proposing that the Sands family Board nomination rights include (1) for five years, the right to nominate two Board members so long as the Sands family held at least a 10% stake in the Company and one Board member so long as they held at least a 5% stake in the Company, and (2) following the five-year period, the right to nominate one Board member so long as they held at least a 5% stake in the Company. The response delivered by the Sands family also included, among other things, the Sands family’s perspectives for why the Special Committee’s arguments for a materially lower premium had been unpersuasive and reiterated the Sands family’s views that, in cases where a premium is requested as part of a reclassification, there was a clear consistency of levels historically paid in similar situations, particularly where a large stockholder had moved from a position of clear control to a position of clear non-control.

On June 10, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. Representatives of Centerview reported on the June 9, 2022 meeting with Greenhill and the Sands family’s latest proposal. The Special Committee and representatives of Centerview also discussed, among other things, Centerview’s and Greenhill’s perspectives of the precedent reclassifications, arguments made by each side with respect to a potential premium, the quantum of multiple expansion for the Company that would result in the Company “breaking-even” on a Potential Reclassification, and negotiation strategies in connection with prompting a response from, and movement on a potential premium by, the Sands family. The Special Committee and representatives of Centerview also discussed potential responses to the Sands family’s proposed governance changes. After discussion, the Special Committee determined to convey to the Sands family that it: (i) believed that the Sands family and the Special Committee were far apart on a potential premium; (ii) had discussed going “pencils-down” and stopping the process, which the Special Committee did not view as a desirable outcome as it believed that there was value in a Potential Reclassification at this time and a Potential Reclassification was in the best interests of all parties, including the Unaffiliated Class A Holders; and (iii) believed that it was the Sands family’s turn to respond on a potential premium for a Potential Reclassification. The Special Committee also discussed potential responses to the open items in the proposed governance changes and determined to accept the Sands family’s recent proposal on its Board nomination rights, request clarity on the Sands family’s pledging limitations proposal, and reduce the market capitalization limit on certain permitted sales during the lock-up period to 2% of market capitalization. The Special Committee authorized representatives of Centerview to contact Greenhill and relay this message and proposed terms.

Later, on June 11, 2022, a representative of Centerview delivered to a representative of Greenhill the Special Committee’s message on a potential premium and response on the proposed corporate governance changes.

On June 13, 2022, Greenhill conveyed to a representative of Centerview that the Sands family was willing to engage in a Potential Reclassification at a 29% premium and discussed, among other things, the reference precedent reclassifications for such proposal and that the Sands family was not prepared to entertain a premium below that level or to “meet-in-the-middle” on a potential premium. Greenhill also clarified the Sands family’s approach on the pledging limitations, including that it was meant to limit the Sands family’s pledging for the next 5 years at the greater of the number of shares pledged or the value of such shares, in each case, at signing, and following such period, limit the Sands family’s pledging to a maximum of $3 billion.

On June 14, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview reported on the June 13, 2022 meeting with Greenhill. The Special Committee and its advisors discussed a counterproposal on a potential premium, including Centerview’s preliminary financial analysis of the precedent, publicly available share reclassifications previously presented to the Special Committee and certain reference points, negotiation strategies and possible viewpoints on a potential premium, and messaging points on the potential multiple expansion to include in a response to the Sands family. The Special Committee discussed and approved a counterproposal on a potential premium at a 21% all-cash premium for a Potential Reclassification and authorized representatives of Centerview to contact Greenhill to convey this counterproposal.

Later, on June 14, 2022, a representative of Centerview delivered to a representative of Greenhill the Special Committee’s counterproposal on a potential premium.

On June 15, 2022, a representative of Greenhill conveyed the Sands family’s response on a potential premium for a Potential Reclassification to a representative of Centerview, which was a 28.3% premium. Representative of Greenhill reiterated that the Sands family was not prepared to “meet in the middle” on a potential premium and had little room to further reduce the potential premium.

Also, on June 15, 2022, a telephonic meeting was held among representatives of Potter Anderson, Wachtell Lipton, Company management, and K&E to discuss the practical difficulties (due to the Class B Common Stock being publicly traded) with calculating the majority-of-the-minority voting standard in the manner indicated in the Sands Family Proposal. The participants discussed potential alternative formulations of the majority-of-the-minority standard that were both administrable and in line with MFW and its progeny. Representatives of Potter Anderson, Wachtell Lipton and K&E later agreed that the majority-of-the-minority standard would be one that was consistent with the authorizing resolutions of the Special Committee. Therefore, representatives of Potter Anderson, Wachtell Lipton and K&E agreed that the standard would exclude shares of Class A Common Stock held, directly or indirectly, by or on behalf of the Sands family, directors of the Company that own, beneficially or of record, shares of Class B Common Stock and any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act. They also agreed that this standard was the best possible administrable standard that excluded only conflicted holders and was consistent with MFW and its progeny. These representatives further agreed that the numerator for purposes of the majority-of-the-minority vote standard should be increased by the number of shares of Class B Common Stock held by persons other than the Sands family, resulting in a vote requirement of at least 50.3% of the shares of Class A Common Stock held by the Unaffiliated Class A Holders (as opposed to a simple majority vote requirement).

On June 17, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview reported on the June 15, 2022 meeting with Greenhill. A representative of Centerview also reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, (i) an updated financial analysis of a Potential Reclassification, including an updated preliminary financial analysis of the Company’s trading performance and an updated preliminary financial analysis of a Potential Reclassification at various potential premiums to the Class A Common Stock price as of June 16, 2022 and at illustrative reference Class A Common Stock prices; (ii) a review of certain analyst perspectives on the Company’s stock price for the Class A Common Stock; (iii) an updated preliminary analysis of valuation benchmarks for the Company, noting that if the Company traded at the levels indicated by these benchmarks, while there may be other reasons beyond control status for the Company’s current trading level, there would be potential for value creation over time in excess of the cost of the potential premium at the level contemplated in connection with a Potential Reclassification; and (iv) the Sands family’s pledging approach and certain historical pledging information on the Sands family. The Special Committee and a representative of Centerview discussed negotiating strategies in connection with a potential premium for a Potential Reclassification. After discussion of the Sands family’s proposed approach on pledging and the potential viewpoints and effects of such proposal, the Special Committee indicated that it was comfortable with the Sands family’s proposed approach.

On June 22, 2022, a representative of Greenhill delivered a letter on behalf of the Sands family to representative of Centerview, which is attached to this proxy statement/prospectus as Annex E. The letter, among other things, set forth that the Sands family was willing to complete a Potential Reclassification at a 28.0% premium and that such premium would be the lowest premium at which the Sands family was comfortable preceding. The letter noted that the Sands family would be prepared to withdraw its proposal, maintain its ability to control the Company through its existing holdings of Class A Common Stock and Class B Common Stock and continue to have the Company governed under the existing governance arrangement if the Special Committee would not support a Potential Reclassification at a 28.0% premium. The letter further stated that, in light of market volatility, the Sands family would contemplate that the holders of shares of Class B Common Stock would have the option to elect at a later date closer to the transaction completion to receive the premium in shares or in cash (based on the volume weighted average price prior to closing), with an appropriate cap on the total amount of cash that could be paid (subject to proration in the event that the holders of Class B Common Stock otherwise elect to receive cash in excess of that amount).

On June 24, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview reported on the communications with Greenhill and reviewed the June 22, 2022 Sands family’s letter. The Special Committee and a representative of Centerview reviewed a form of response letter from the Special Committee, including the arguments made and positions taken with respect to the Special Committee’s view on a potential premium for a Potential Reclassification. They also discussed certain negotiation strategies in connection with delivering the letter. They further discussed a range of potential premiums to include in such response letter as well as the value of a Potential Reclassification to the Company and the Unaffiliated Class A Holders. After discussion, the Special Committee determined to submit a response letter to the Sands family, which contained a 23.5% all-cash premium for a Potential Reclassification. The Special Committee also discussed a range of potential premiums that the Special Committee would be comfortable recommending a Potential Reclassification and authorized representatives of Centerview to deliver the letter and to continue to engage in discussions with Greenhill regarding a potential premium.

Later, on June 24, 2022, a representative of Centerview delivered the Special Committee’s letter to Greenhill, which is attached to this proxy statement/prospectus as Annex F. The letter, among other things, described the Special Committee’s viewpoint on the list of precedent transactions shared by the sands family advisors and its view that the percentage premium paid should be inversely related to the market capitalization of the target company, which, given the Company’s significant size relative to the companies in precedent transactions, suggested a lower premium should be paid than was proposed by the Sands family. The letter further provided that the Special Committee would be willing to recommend to the full Board the Proposed Reclassification at a 23.5% all-cash premium.

On June 25, 2022, a representative of Greenhill conveyed to a representative of Centerview that the Sands family was willing to engage in a Potential Reclassification that would result in a $1.5 billion premium for the Sands family. Greenhill explained that the Sands family had requested a “yes” or “no” response to such proposal.

Following this communication, on June 25, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview reported on the recent discussions with Greenhill and stated that the Sands family’s recent proposal represented a 26.8% premium to the prior day’s closing price for the Class A Common Stock and a total aggregate premium of $1.53 billion for all holders of Class B Common Stock. A representative of Centerview also reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, a premium comparison for a Potential Reclassification at various Class A Common Stock prices on each of a percentage and dollar amount basis and analyzed a Potential Reclassification at illustrative reference Class A Common Stock prices. The Special Committee and a representative of Centerview discussed the stock price performance of the Company over the prior weeks, certain premiums per share and aggregate premiums for a response to the Sands family and the gap between the Sands family’s latest proposal and the Special Committee’s last proposal on a dollar amount basis. After discussion, the Special Committee determined to submit a counterproposal to the Sands family’s latest response, in which the Special Committee would be willing to recommend a Potential Reclassification at a total aggregate premium of $1.45 billion in cash to the holders of Class B Common Stock, representing a 25.5% premium based on the prior day’s closing price for the Class A Common Stock, and authorized representatives of Centerview to deliver this proposal to Greenhill. The Special Committee also determined that it would be appropriate for representatives of Centerview to respond on a dollar amount basis, given the manner in which the Sands family’s proposal had been delivered. The Special Committee and its advisors also discussed that the Special Committee and the Sands family had not yet directly addressed the Sands family’s request for expense reimbursement and indemnification in connection with a Potential Reclassification. After discussion, the Special Committee determined to reject the Sands family’s request for expense reimbursement and indemnification.

Following the meeting, a representative of Centerview conveyed to Greenhill the Special Committee’s proposal of a total aggregate premium of $1.45 billion in cash to the holders of Class B Common Stock and that the Special Committee had rejected the Sands family’s request for expense reimbursement and indemnification in connection with a Potential Reclassification. Representative of Centerview also conveyed the Special Committee’s view that failure to reach an agreement would be a missed opportunity for the Company and all of the Company’s stockholders. Later, on the same day, Greenhill responded that the Sands family was willing to engage in a Potential Reclassification for an aggregate $1.50 billion premium in cash to the holders of shares of Class B Common Stock and that the Sands family would deliver a counterproposal to the Special Committee on its request for expense reimbursement and indemnification. A representative of Greenhill stated that, if the Special Committee determined to accept this proposal, the Sands family was willing to lock in the price per share for such proposal, regardless of any market fluctuations between the time of agreement and the execution of definitive transaction documentation, absent any extraordinary movement in the stock price of the Company.

Later, on June 25, 2022, the Special Committee reconvened its earlier meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview reviewed that the Sands family’s latest proposal, which represented a 26.3% premium based on the prior day’s closing price per share of Class A Common Stock, and $64.64 in cash per share of Class B Common Stock. A representative of Centerview also reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, (i) an updated premium comparison of a Potential Reclassification at various Class A Common Stock prices on each of a percentage and dollar amount basis and an updated preliminary analysis of a Potential Reclassification at illustrative reference Class A Common Stock prices; and (ii) the Special Committee’s last response to the Sands family on the proposed governance changes. After discussion of the Sands family’s response, the Special Committee unanimously determined to proceed with a Potential Reclassification at a $1.5 billion aggregate premium to the holders of Class B Common Stock and with the proposed governance changes, as modified by the Special Committee’s latest positions, subject to the negotiation of definitive transaction documentation.

Following this meeting, a representative of Centerview and Greenhill confirmed on behalf of their respective clients the terms for a Potential Reclassification, which included, (i) an all-cash premium to the holders of Class B Common Stock at $64.64 per share (which premium equates to approximately $8.00 of value per share of Class A Common Stock), representing an aggregate premium of $1.5 billion or $1.473 billion to the Sands Family Stockholders; and (ii) the governance and other items previously agreed to.

On June 25, 2022, representatives of Potter Anderson and Wachtell Lipton separately delivered to representatives of K&E drafts of a potential definitive reclassification agreement. The respective advisors later that day agreed to begin negotiation of the definitive agreements on the basis of the draft prepared by Potter Anderson. On June 26, 2022, representatives of Potter Anderson delivered to Wachtell Lipton drafts of: (i) an Amended and Restated Certificate of Incorporation of the Company, reflecting, among other things, the Potential Reclassification (the “Amended and Restated Charter”); (ii) an Amended and Restated Bylaws of the Company, reflecting, among other things, the Majority Voting Proposal, the elimination of the position of Vice Chairman of the Board, that the position of Chairman of the Board would be a non-executive position and the elimination of the shares of Class B Common Stock from the Company’s capital structure (the “By-laws”); and (iii) a Registration Rights Agreement (the “Registration Rights Agreement”).

On June 27, 2022, representatives of Potter Anderson delivered to Wachtell Lipton drafts of: (i) a Reclassification Agreement, reflecting certain corporate governance terms previously agreed to by the parties (the “Reclassification Agreement”); (ii) a Board anti-pledging policy, reflecting the Board’s adoption of an anti-pledging policy for Board members and executive officers of the Company, subject to the exceptions for the Sands family members serving on the Board (the “Board Anti-Pledging Policy”); (iii) an Amended and Restated Corporate Governance and Responsibility Committee Charter, reflecting, among other things, certain process and procedures associated with the Majority Voting Proposal, certain processes and procedures associated with the Board’s adoption of the anti-pledging policy, the elimination of the position of Vice Chairman of the Board (the “Amended Corporate Governance and Responsibility Committee Charter”); and (iv) an Amended and Restated Board Corporate Governance Guidelines, reflecting, among other things, similar amendments to those proposed for the Amended Corporate Governance and Responsibility Committee Charter (the “Amended Board Corporate Governance Guidelines”).

Also, on June 27, 2022, the Special Committee held a meeting by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview reported on a number of open items in the negotiations of the definitive transaction agreements, including the financing for the cash premium, the Sands family’s expense reimbursement and indemnification and mechanical issues involving the $3 billion “hard cap” for the time period following the initial five year period for the Sands family’s pledging exception. After discussion of the open items, options for limiting or narrowing the scope of such requests and viewpoints on such request, the Special Committee provided representatives of Centerview and Potter Anderson with guidance on the open items. A representative of Centerview also reviewed with the Special Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, (i) Centerview’s updated preliminary analysis of a Potential Reclassification at illustrative reference Class A Common Stock prices; and (ii) summaries of various timeline and process considerations. The Special Committee and representatives of Centerview also discussed the Special Committee’s rationale for a Potential Reclassification.

On June 28, 2022, representatives of Wachtell Lipton delivered to representatives of Potter Anderson and K&E revised drafts of the Amended and Restated Charter, the By-laws, the Reclassification Agreement, the Board Anti-Pledging Policy, the Amended Board Corporate Governance Guidelines and the Registration Rights Agreement. Representatives of Wachtell Lipton also delivered an issues list involving these draft documents to Potter Anderson and K&E. From June 28, 2022 through June 30, 2022, representatives of Potter Anderson, Wachtell Lipton, Centerview and Greenhill, together with assistance from representatives of K&E and the Company, negotiated the final forms of the various transaction related agreements.

Also, on June 28, 2022, the Special Committee held a meeting in-person and by video conference, with representatives of Potter Anderson and Centerview in attendance and with representatives of K&E and Messrs. Hankinson and Bourdeau in attendance for portions of the meeting. At the meeting, with only the Special Committee and its advisors present, a representative of Potter Anderson reviewed the draft transaction documents for the Potential Reclassification. A representative of Centerview also reviewed the issues list circulated by Wachtell Lipton. The Special Committee and its advisors discussed these issues, including the rationale for the Special Committee’s positions on these topics, the Sands family’s arguments with respect to these issues and how such issues would impact the Special Committee’s perspective on recommending a Potential Reclassification. With only the Special Committee and representatives of K&E, Potter Anderson and Centerview in attendance, the Special Committee, its advisors and K&E discussed certain of Wachtell Lipton’s identified issues from a Company perspective, and K&E answered questions and provided feedback on those points. With only the Special Committee, representatives of Potter Anderson and Centerview, and Messrs. Hankinson and Bourdeau in attendance, Mr. Bourdeau discussed certain administrability and compliance considerations relating to the Sands family’s last proposal on the scope of the pledging restrictions, and Mr. Hankinson discussed Company management’s potential financing approach with respect to a Potential Reclassification. With only the Special Committee and representatives of Potter Anderson and Centerview present, the Special Committee discussed a potential counterproposal to the issues identified by Wachtell Lipton, along with certain firm Special Committee views, and authorized representatives of Potter Anderson and Centerview, along with K&E, to meet with representatives of Wachtell Lipton to deliver the Special Committee’s counterproposal.

Representatives of Potter Anderson, Centerview, Wachtell Lipton and K&E engaged in multiple communications following the Special Committee meeting on June 28, 2022 regarding Wachtell Lipton’s issues list and each parties’ viewpoints on the outstanding issues. Following these discussions, and subject to Special Committee approval, the parties resolved the material outstanding issues in the draft transaction documentation as follows: (i) including an “inside date” of three months, combined with an ability of the Company to substitute up to $500 million of the cash premium in shares of Class A Common Stock (which would not be subject to the lock-up or anti-pledging restrictions) in the unexpected event that the Company could not obtain the incremental third party financing sufficient to fund payment of the premium in full in cash; (ii) providing expense reimbursement for the Sands Family Stockholders; (iii) granting a limited indemnity for out of pocket legal expenses (excluding settlements or judgments and excluding claims brought by the Company pursuant to the Reclassification Agreement) incurred by the Sands Family Stockholders (and related individuals and entities) in connection with the Potential Reclassification; (iv) clarifying that the shares of Class 1 Common Stock held by the Sands Family Stockholders would be covered by the post-closing transfer restrictions in the Reclassification Agreement; (v) eliminating the proposed restriction that the Sands Family Stockholders be prohibited from transferring certain shares to an activist or Company competitor during the lock-up period but providing that the Sands Family Stockholders would not be able to transfer shares freely pursuant to a tender or exchange offer that was not approved by the Board during the lock-up period; (vi) clarifying the final details of the Sands family exception to the anti-pledging policy, including the $3 billion cap for the period of time following the initial five year period and the scope of Sands Family Stockholders parties subject to the pledging restrictions; (vii) narrowing the scope of the Company’s remedies in the event of a breach of the Reclassification Agreement by the Sands Family Stockholders; (viii) providing that one Sands family Board nominee, subject to certain requirements, could serve as a non-voting member on each committee of the Board (other than the audit committee); and (ix) authorizing the continuation of certain limited perquisites for Messrs. Robert and Richard Sands. The Special Committee also rejected two proposals from the Sands family that would give Mr. Robert Sands a contractual right to a guaranteed minimum period as Non-Executive Chairman of the Board.

Further, on June 28, 2022, the Special Committee reconvened its earlier meeting by video conference, with only representatives of Centerview and Potter Anderson in attendance. A representative of Centerview reported on the negotiations regarding Wachtell Lipton’s issues list. The Special Committee and its advisors discussed the tentatively agreed-upon positions, as well as the rationale for these positions. After discussion, the Special Committee stated that it approved of the agreed-upon positions. The Special Committee and its advisors also discussed the status of the draft transaction documents. A representative of Centerview reviewed with the Special

Committee, for reference and discussion purposes, the presentation summarized in “Financial Opinion of Centerview Partners LLC—Other Presentations by Centerview”, including, among other things, an overview of Centerview’s presentation materials that Centerview proposed to share with the Board the following day regarding the Special Committee’s process and rationale for the agreed-upon Potential Reclassification.

On June 29, 2022, the Board (other than Mr. Richard Sands and Mr. Robert Sands, who recused themselves from the meeting once discussion of the Reclassification commenced) held a meeting in-person and by video conference, with representatives of K&E in attendance. A representative of the Special Committee outlined to the Board the process that the Special Committee followed and summarized the course of negotiations with the Sands family. Following questions from the Board on this process, a representative of K&E provided an overview of the Board’s fiduciary duties in the context of the Potential Reclassification and reviewed in detail the terms of the Reclassification Agreement and the other transaction documents that had been negotiated with the Sands family. Following extensive questions from the Board, the meeting was adjourned.

On June 29, 2022, the Special Committee held a meeting in-person and by video conference, with representatives of Potter Anderson and Centerview in attendance. A representative of Centerview provided a review of the Special Committee’s negotiations with respect to the Potential Reclassification and an overview of the terms for the Potential Reclassification, including that the premium payable in the Potential Reclassification implied a 26.5% premium based on the closing price for the shares of Class A Common Stock on June 29, 2022. A representative of Centerview also reviewed the key elements of the Special Committee’s evaluation of the Potential Reclassification and key factors analyzed by the Special Committee and its advisors in connection with the Potential Reclassification. At the request of the Special Committee, a representative of Centerview then reviewed with the Special Committee Centerview’s financial analysis of the Reclassification and rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated such date, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Reclassification Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders, as more fully described below in the section of this proxy statement/prospectus entitled “Special Factors—Financial Opinion of Centerview” beginning on page 58 of this proxy statement/prospectus. A representative of Potter Anderson referred the Special Committee to the fiduciary duty presentation materials that had been recirculated by Potter Anderson and the fiduciary duty review by Potter Anderson at the April 8, 2022 meeting. A representative of Potter Anderson also confirmed the Special Committee’s understanding of their fiduciary duties under Delaware law. A representative of Potter Anderson then reviewed the form of Special Committee resolutions that had been circulated to the Special Committee. After discussion and review of the Special Committee resolutions, the Special Committee unanimously (i) determined that the Amended and Restated Charter, the By-laws, the Reclassification Agreement, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter, the Board Anti-Pledging Policy and the Registration Rights Agreement are advisable, fair to, and in the best interests of the Company and the Unaffiliated Class A Holders; (ii) recommended that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; (iii) recommended that the Board have the Company enter into the Reclassification Agreement in connection with the public announcement of the Potential Reclassification; (iv) subject to Board approval, recommended that the Board (1) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company, and (2) resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter; (v) recommended that the Board (1) declare that each of the By-laws, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter and the Board Anti-Pledging Policy is advisable, fair to and in the best interests of the Company and the Unaffiliated Class A

Holders, and (2) approve and adopt, effective as of the upon the filing and effectiveness of the Amended and Restated Charter with the Secretary of State of the State of Delaware (the “Effective Time”), the By-laws, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter and the Board Anti-Pledging Policy, in each case, subject to receipt of stockholder approval of the Amended and Restated Charter and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware; and (vi) recommended that the Board (1) declare that the Registration Rights Agreement is advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders, and (2) approve and adopt, and have the Company enter into, effective as of the Effective Time, the Registration Rights Agreement, in each case, subject to receipt of stockholder approval of the Amended and Restated Charter and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware.

Following the Special Committee meeting, the full Board (other than Mr. Robert Sands and Mr. Richard Sands who continued to recuse themselves, including from voting) reconvened. Representatives of Centerview and Potter Anderson joined representatives of K&E. A representative of Centerview presented to and discussed with the Board the financial analyses performed by representatives of Centerview at the direction of the Special Committee. A representative of Centerview further discussed with the Board the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Centerview in preparing its opinion. At the conclusion of this discussion, a representative of Centerview reiterated the opinion that it had rendered to the Special Committee. Following detailed discussion and deliberation the members of the Board present at the meeting unanimously: (i) approved and declared advisable the Reclassification Agreement and the other Transaction Documents and the consummation of the Reclassification and the Other Transactions, (ii) declared that the Reclassification and the Other Transactions are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Class A Holders, and (iii) resolved to recommend that the stockholders of the Company adopt and approve the amendment and restatement of the Company’s restated certificate of incorporation in the form of the Amended and Restated Charter.

The Company and the Sands Family Stockholders listed in the Reclassification Agreement entered into the Reclassification Agreement on June 30, 2022. A press release announcing the terms for a reclassification of the shares of Class B Common Stock and associated governance changes was issued shortly thereafter.

Reasons for the Reclassification; Fairness of the Reclassification

Reasons of the Special Committee for the Reclassification

The Special Committee reviewed certain pertinent factors in reaching its determinations that the Transaction Documents are advisable, fair to, and in the best interests of the Company and the Unaffiliated Class A Holders and in making the following unanimous recommendations: (i) that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; (ii) that the Board have the Company enter into the Reclassification Agreement in connection with the public announcement of the Reclassification; (iii) subject to Board approval, that the Board (1) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company, and (2) resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter; (iv) that the Board declare that each of the By-laws, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter and the Board Anti-Pledging Policy is advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; (v) that the Board approve and adopt, effective as of the Effective Time, the By-laws, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter and the Board Anti-Pledging Policy, in each case, subject to receipt of stockholder approval of the Amended and Restated Charter and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware; (vi) that the Board declare that the Registration Rights Agreement is advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; and (vii) that the Board approve and adopt, and have the Company enter into, effective as of the Effective Time, the Registration Rights Agreement subject to receipt of stockholder approval of the Amended and Restated Charter and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware.

The Board (other than Messrs. Robert Sands and Richard Sands, who recused themselves from determinations relating to the Reclassification), also reviewed certain pertinent factors in reaching its determinations that (i) the terms of the Reclassification Agreement and the transactions contemplated thereby, including the Reclassification and the Other Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Class A Holders, and authorizing and approving the same and (ii) the Amended and Restated Charter should be submitted to the stockholders for their approval and in recommending to the stockholders of the Company to adopt and approve the same.

The discussion of the information and factors that the Special Committee and the Board considered below in making their respective determinations and recommendations is not intended to be exhaustive but includes the material factors considered. In view of the wide variety of factors considered and the complexity of these matters, neither the Special Committee nor the Board found it useful to, and did not attempt to, quantify, rank, or otherwise assign relative weight to these factors. In addition, the individual members of the Special Committee and the Board may have assigned different weight to different factors.

In reaching its determinations and recommendations with respect to the Reclassification, the Special Committee, in consultation with its independent legal and financial advisors, and the Board considered the following positive factors:

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Alignment of Economic Interests and Voting Rights. Immediately prior to the public announcement of the Reclassification, the outstanding shares of Class B Common Stock, representing approximately 13% of the economic interests of the Company, controlled approximately 59% of the total voting power of the Company’s capital stock, while the outstanding shares of Class A Common Stock, representing approximately 86% of the economic interests of the Company, controlled approximately 41% of the total voting power of the Company’s capital stock. The Reclassification, if consummated, will collapse the Class A Common Stock/Class B Common Stock structure and will align the voting power and economic ownership interests for all holders of Class A Common Stock and former holders of Class B Common Stock. The Reclassification, if consummated, will also, (i) create a unified voting structure where all of the holders of Class A Common Stock entitled to vote on matters submitted for a stockholder vote will have an equal say in the Company’s pro forma governance through the principle of “one share, one vote”; (ii) align the Company’s stockholder voting structure with the vast majority of other public corporations; and (iii) make the Company’s stockholder voting structure consistent with the stated policies of important institutional stockholders, stockholder advocacy groups and proxy advisors. The Reclassification should, therefore, make our Class A Common Stock a more attractive investment.

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Elimination of Sands Family Control. Immediately prior to the public announcement of the Reclassification, the Sands family controlled approximately 60% of the aggregate voting power of the Company’s capital stock through the Sands family’s ownership of Class A Common Stock and Class B Common Stock. If the Reclassification is consummated, the Sands family will control approximately 16% of the aggregate voting power of the Company’s capital stock immediately following the Reclassification. Thus, if the Reclassification is consummated, the Sands family would no longer have the ability to exercise a veto power over matters submitted for stockholder approval. The voting power of the Sands family would be reduced to align with its economic interests. Additionally, and importantly, the Sands family would no longer have the power to elect a majority of the Company’s directors.

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Restrictions on the Sands Family Following the Reclassification. The Reclassification, if consummated, will result in the Sands family controlling approximately 16% of the aggregate voting power of the Company’s capital stock immediately following the Reclassification. Therefore, the

Sands family will remain, collectively, a large holder of the Company’s capital stock following the Reclassification, although with much less voting power than before the Reclassification. Given the level of Sands family ownership in the post-Reclassification Company and the fact that it will be contractually entitled pursuant to the Reclassification Agreement, through WildStar, to designate two members for nomination to the Board, the Special Committee ensured that the Reclassification Agreement included appropriate safeguards with respect to the Sands family’s involvement as directors and as stockholders of the Company, including, (i) a five-year standstill, which will continue for as long as a director designated by WildStar continues to serve on the Board; (ii) transfer restrictions (subject to certain exceptions) for a three year period on approximately 75% of the Sands family’s shares of Company capital stock, with the shares that may be sold in that three-year period being subject to certain trading restrictions; and (iii) restrictions on pledging that increase over time for the Sands family as long as a Sands family member remains on the Board as a designee of WildStar.

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Negotiated Reduction of the Premium Payable for the Reclassification. The Special Committee negotiated a 24% decrease from the initial 35% premium proposed by the Sands family, resulting in a 26.5% premium payable to the holders of Class B Common Stock for engaging in the Reclassification (based on the closing price for the Class A Common Stock on June 29, 2022 (the last trading day before the public announcement of the Reclassification)). The premium is below the percentage premiums paid to the controlling stockholders in three recent and relevant reclassifications, Forest City Realty Trust, Inc. (31%), Stewart Information Services Corporation (35%) and Hubbell Incorporated (28%).

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Special Committee Process. The Special Committee, consisting solely of independent and disinterested directors on the Board, negotiated the terms of the Reclassification, including the premium payable for the Reclassification and the related aspects of the Reclassification, and had the authority to recommend that the Board not approve the Reclassification and the related aspects of the Reclassification (and therefore the Board could not have pursued the Reclassification if the Special Committee had recommended against it). The Special Committee conducted an in-depth analytical review of the Reclassification, including holding 21 meetings with its advisors and with members of Company management, when appropriate, to evaluate the Reclassification and the related aspects of the Reclassification. The Special Committee consulted stockholder feedback during the course of its evaluation and engaged in multiple rounds of back-and-forth discussions with the Sands family to reach an agreement on the Reclassification.

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Receipt of Fairness Opinion from Centerview. The Special Committee considered the oral opinion of Centerview rendered to the Special Committee on June 29, 2022, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Reclassification Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders, as more fully described below in the section of this proxy statement entitled “Special Factors—Financial Opinion of Centerview” beginning on page 58 of this proxy statement/prospectus.

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Unaffiliated Class A Holder Approval. The Sands family and the Board, at the outset of the negotiations regarding the Reclassification and the related aspects of the Reclassification, required that the Reclassification be subject to a non-waivable condition of approval by “a majority-of-the-minority” of the Company’s stockholders. Therefore, the Amended and Restated Charter, including the Reclassification therein, will not be adopted unless the Reclassification Proposal is approved by the affirmative vote of not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders.

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Modernization of Governance Policies. Although not part of the Sands family’s initial proposal, it was important to the Special Committee that, if an appropriate premium were to be paid in a reclassification of the Class B Common Stock, that such reclassification include governance changes consistent with a non-controlled company. The negotiation of these governance changes formed a significant part of the Special Committee’s negotiations with the Sands family. As a result, if the Reclassification is consummated, it will result in meaningful corporate governance changes for the Company. Specifically, a consummated Reclassification will result in: (i) the retirement and transition of Messrs. Robert Sands and Richard Sands to non-executive roles on the Board, the elimination of the Vice Chairman of the Board position, and the payment of annual compensation and benefits (other than certain continuing negotiated perquisites) for Messrs. Robert Sands and Richard Sands in-line with those non-executive roles; (ii) the rotation of the lead independent director position at the next available normal cycle opportunity; (iii) the adoption of a majority voting standard for uncontested director elections; and (iv) the adoption of a Board anti-pledging policy, with permitted pledging by the Sands family directors subject to certain increasing restrictions on pledging activity so long as a Sands family member serves on the Board as a designee of WildStar. In addition, the Sands family currently has the ability, through its aggregate ownership of shares of Class B Common Stock and Class A Common Stock, to elect a majority of the Company’s directors. The Reclassification, if consummated, will permit the Sands family to designate only two directors to the Board, with such rights decreasing over time and contingent upon the Sands family holding certain amounts of the Class A Common Stock.

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Benefits for the Unaffiliated Class A Holders Resulting from Ownership in a Non-Controlled Company. If the Reclassification is consummated, the Unaffiliated Class A Holders will transition from being stockholders in a controlled company to stockholders in a non-controlled company, which provides each holder of Class A Common Stock with an equal right to participate in the value and opportunities of the Company following the Reclassification.

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Potential to Expand Investor Base. The Reclassification, if consummated, will simplify the Company’s capital structure by eliminating the Class A Common Stock/Class B Common Stock structure and may allow the Class A Common Stock to be held by certain institutional investors and funds whose investment policies do not permit them to invest in companies that have “high-vote” / “low-vote” capital structures. Therefore, the Reclassification may diversify and increase the Company’s stockholder base.

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Potential for Additional Stockholder Value Creation. The Special Committee reviewed and considered feedback from major stockholders over time, Wall Street analyst reports and feedback from its advisors, which indicated a potential for increased stockholder value over time following a reclassification. The Special Committee considered that the Company trades at a discount to its peers and that such discount could possibly be due to the Company’s “high-vote” / “low-vote” capital structure. The Reclassification also has the potential to address investor questions regarding the impact of the Sands family’s control on corporate strategy and capital allocation, which, in turn, may result in value creation for the Company and its stockholders over time.

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Executive Compensation Savings. Following a consummated Reclassification, Messrs. Robert Sands and Richard Sands will no longer hold executive positions with the Company (and therefore will no longer receive executive compensation packages) and have agreed to accept compensation packages in line with compensation for a non-executive Chairman of the Board and a non-executive director on the Board, respectively, which will result in the Company realizing an estimated $15-20 million in pretax annual compensation savings, which compensation savings have an implied potential aggregate equity value of approximately $300 million based on the midpoint of such estimated savings. The Special Committee considered the potential value from those savings in its decision to recommend the Reclassification.

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Sands Family’s Support of the Reclassification. The Sands family has agreed that it will vote all of its shares of Company capital stock, (i) in favor of adopting and approving the Amended and Restated Charter; (ii) against any action, agreement or transaction that would reasonably be expected to result in any of the closing conditions set forth in the Reclassification Agreement not being satisfied on or before June 30, 2023; and (iii) against any other action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification. This support ensures that the Amended and Restated Charter, including the Reclassification therein, will receive the requisite statutory approval required under Delaware law, but, as noted herein, the consummation of the Reclassification is still conditioned on the affirmative vote of not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders.

The Special Committee, in consultation with its independent legal and financial advisors, and the Board also considered the following potential adverse consequences and negative factors, but concluded that the positive factors outweighed these negative factors:

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Impact to the Company’s Balance Sheet and Leverage Ratio. The Reclassification, if consummated, would result in the aggregate payment of $1.5 billion (assuming no adjustment in accordance with the Reclassification Agreement and the Amended and Restated Charter) in cash to the holders of Class B Common Stock. The financing for such payment is expected to add additional debt to the Company’s balance sheet and increase the Company’s leverage ratio. While the Company does not expect the payment of such amount to materially impact the Company’s long-term operations, in the near-term the Company may be limited in its ability to engage in certain strategic opportunities as a result of making this payment.

•

Sands Family’s Monetization Intentions Post-Reclassification. The Sands family informed the Special Committee of its intention to monetize up to one-third of its remaining stake, inclusive of the shares of Class A Common Stock received in the Reclassification, in the near-term or medium-term following a consummated Reclassification. While the Reclassification imposes certain restrictions on the Sands family with respect to the divestiture of such shares of Company capital stock, such divestitures may impact the trading price of the Class A Common Stock.

•

The Former Holders of Class B Common Stock Will Be Entitled to Receive Higher Dividends on the Shares of Class A Common Stock That They Will Receive in the Reclassification. Under the Company’s restated certificate of incorporation, as amended to date, the holders of Class A Common Stock are entitled, when a cash dividend is to be paid on the shares of Class B Common Stock and the Class 1 Common Stock, to receive a cash dividend that exceeds the amount of the cash dividend paid on each share of Class B Common Stock and Class 1 Common Stock by at least 10%. If the Reclassification is consummated, the former holders of Class B Common Stock will receive one share of Class A Common Stock for each share of Class B Common Stock held by such holders, and, therefore, will be entitled to receive the higher dividend on those shares of Class A Common Stock received following the Reclassification. The Special Committee considered, however, that the holders of Class B Common Stock have a pre-existing right to convert their shares of Class B Common Stock into shares of Class A Common Stock on a 1:1 basis at any time, and, therefore, could convert their shares of Class B Common Stock at any time to receive the higher dividend payable on the shares of Class A Common Stock.

•

Differing Interests. Certain directors (but not directors who sat on the Special Committee), officers and the holders of shares of Class B Common Stock have interests in the Reclassification and related aspects of the Reclassification that are different from, or in addition to, those interests of the Unaffiliated Class A Holders. In addition, subject to Messrs. Robert and Richard Sands remaining employed through immediately prior to the Effective Time, the Reclassification Agreement provides that Messrs. Robert and Richard Sands will retire as Executive Chairman of the Board and Executive Vice Chairman of the Board, respectively, effective as of the Effective Time. In connection with such retirements, each individual will be entitled to receive the payments, benefits and other rights due upon a “retirement,” as set forth in Section 6 of their respective Executive Employment Agreements with the Company, each dated as of May 21, 2008. The payments are set forth in greater detail below in the section of this proxy statement entitled “Special Factors–Interests of Certain Persons in the Reclassification” beginning on page 70 of this proxy statement/prospectus. The Special Committee considered that each of Messrs. Robert and Richard Sands is currently eligible for retirement under the terms of his respective Executive Employment Agreement and any other applicable plans of the Company, and accordingly would generally be entitled to these payments, benefits and other rights upon their resignation from employment, without respect to the consummation of the Reclassification.

•

Payment of Sands Family Expenses and Partial Indemnification for the Sands Family. The Company has agreed to pay or reimburse the Sands family’s legal and financial advisor expenses incurred in connection with the Reclassification Agreement and the Reclassification. The Company has also agreed to indemnify the Sands family for litigation expenses arising out of or resulting from certain claims involving the Reclassification Agreement or the consummation of the Reclassification.

•

Company Expenses. The Company has incurred and will incur substantial non-recurring costs and expenses in connection with the negotiation and completion of the Reclassification and related aspects of the Reclassification. These costs and expenses include, among other things, the costs and expenses of printing and mailing the proxy statement/prospectus, all filing and other fees paid to the SEC in connection with the Reclassification and related aspects of the Reclassification, and professional fees incurred by the Company and the Sands family relating to the Reclassification and related aspects of the Reclassification.

•

Failure to Consummate the Reclassification Could Adversely Affect the Prices of the Shares of Class A Common Stock and Class B Common Stock. There is a risk that the Reclassification might not be completed in a timely manner or at all. In that event, there may be certain adverse effects on the market trading prices of the shares of Class A Common Stock and Class B Common Stock.

•

Impact of Announcement. The uncertainty about the effect of the Reclassification, regardless of whether it is completed, on the Company’s employees, management and other parties could impair the Company’s ability to operate in the ordinary course of business and could cause changes in existing business relationships, and there is the potential for litigation arising in connection with the Reclassification.

In addition to the above, the Board, on behalf of the Company, believes that the Reclassification is fair to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 under the Exchange Act. In assessing the fairness of the Reclassification to the holders of shares of Class B Common Stock not held by the Sands Family Stockholders or other members of the Sands family, the Board noted that the Sands Family Stockholders (which represent approximately 98% of the issued and outstanding shares of Class B Common Stock) negotiated vigorously and that all shares of Class B Common Stock will receive the same consideration in the Reclassification (which such consideration includes the premium described above).

In assessing the fairness of the Reclassification to the “unaffiliated security holders” the Board did not consider the liquidation value of the Company. This factor is not relevant because the Company is a viable, going concern and is expected to continue to operate its business following the Reclassification. The Board also did not consider the net book value of the Company, which is an accounting concept, as a factor because net book value is not a material indicator of the value of the Company as a going concern, but rather is indicative of historical costs without regard for the prospects of the Company, market conditions, trends in the industries in which the Company operates or business risks inherent in those industries. The Board also did not seek to determine a going concern value of the Common Stock to determine the fairness of the Reclassification to the Company’s “unaffiliated security holders”. The trading prices of the Class A Common Stock and the Class B Common Stock at any given time generally represent the best available indicator of the Company’s going concern value at that time, so long as the trading price at that time is not impacted by speculative market conditions.

Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders, vote “FOR” the Reclassification Proposal. The affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock is also required for approval of the Reclassification Proposal. Although the Reclassification does not require the approval of at least a majority of “unaffiliated security holders”, the Company does not believe that this factor jeopardizes the fairness of the Reclassification.

As described elsewhere in this proxy statement/prospectus, Mr. Robert Sands and Mr. Richard Sands recused themselves from the relevant portions of the meeting (including abstaining from voting thereat) at which the Reclassification was approved due to their direct and indirect ownership of a material amount of shares of Class B Common Stock. A Special Committee was formed to evaluate the fairness of the Reclassification to the Unaffiliated Class A Holders and, with respect to the holders of Class B Common Stock, the Sands Family Stockholders negotiated vigorously the consideration for the shares of Class B Common Stock (and all shares of Class B Common Stock will receive the same consideration in the Reclassification). A majority of members of the Board who are not employees of the Company did not retain a representative to act solely on behalf of the “unaffiliated security holders” for purposes of negotiating the Reclassification or preparing a report. The Reclassification was approved by a majority of the directors on the Board who are not employees of the Company.

Purposes and Reasons of the Sands Family Stockholders for the Reclassification

Under the SEC rules governing “going private” transactions, which include a reclassification transaction between an issuer and its affiliate involving the delisting or deregistration of a class of equity securities such as the Reclassification, each of the Sands Family Stockholders may be an affiliate of the Company and, therefore, required to express its purposes and reasons for the Reclassification to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act, which are the holders of Class B Common Stock that are not affiliates of the Company. Each of the Sands Family Stockholders is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Sands Family Stockholders should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Reclassification Proposal.

If the Reclassification is completed, the Company’s shares of high-vote Class B Common Stock (including shares held by persons unaffiliated with the Sands family) will be eliminated and cease to be publicly traded. For the Sands Family Stockholders, the primary purpose of the Reclassification is to immediately realize in cash the value of their majority voting control of the Company and to bear the risk and rewards of continued ownership of shares of Class A Common Stock (including shares of Class A Common Stock into which shares of Class B Common Stock are reclassified) after the Reclassification is completed. Following completion of the Reclassification, the Sands family may from time to time dispose of shares of Class A Common Stock, subject to the terms and conditions of the Reclassification Agreement. The Sands Family Stockholders did not consider any alternative means to accomplish the foregoing purposes.

The Sands Family Stockholders believe it is currently an opportune time to pursue the Reclassification for the following reasons:

•

the fact that the shares of Class A Common Stock into which shares of Class B Common Stock are reclassified are expected to have greater liquidity than the shares of Class B Common Stock currently have;

•

the fact that the shares of Class B Common Stock are currently subject to a mandatory dividend discount under the Company certificate of incorporation, pursuant to which any cash dividend paid on shares of Class B Common Stock must also be paid on shares of Class A Common Stock in an amount per share greater than the cash dividend paid on each share of Class B Common Stock by at least 10%, and that the shares of Class A Common Stock into which shares of Class B Common Stock are reclassified upon consummation of the Reclassification will not be subject to any such dividend discount;

•	the fact that the aggregate cash consideration represents a meaningful premium, in exchange for the Sands family’s surrender of majority voting control of the Company;

•

the fact that the Sands family has increasingly taken steps to decrease their active stewardship of the Company in recent years, including the appointment in March 2019 of the first chief executive officer of the Company not affiliated with the Sands family, and that the descendants of Messrs. Richard Sands and Robert Sands and other members of the Sands family have not demonstrated significant interest in being involved in the business and affairs of the Company on full-time basis;

•

the fact that, in the absence of a transaction such as the Reclassification, one or more members of the Sands family in the future may from time to time dispose of shares of Class B Common Stock, and, if such dispositions in the aggregate were sufficiently large, the Sands family could lose majority voting control of the Company without receiving any premium; and

•

the expectation that the changes to the Company’s governance in connection with the consummation of the Reclassification, including alignment of voting rights with economic ownership and restrictions on the Sands family’s ability to seek to influence the business and affairs of the Company, may increase the attractiveness of the Company’s Class A Common Stock to institutional investors and the market more generally, potentially resulting in improved volume and trading prices of the Class A Common Stock.

Position of the Sands Family Stockholders as to Fairness of the Reclassification

Under the SEC rules governing “going private” transactions, which include a solicitation subject to the proxy rules of stockholders in connection with reclassification between an issuer and its affiliate that causes the delisting or deregistration of a class of equity securities such as the Reclassification, each of the Sands Family Stockholders may be an affiliate of the Company and, therefore, required to express its beliefs as to the fairness of the Reclassification to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act, which are the holders of Class B Common Stock that are not affiliates of the Company. Each of the Sands Family Stockholders is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each of the Sands Family Stockholders should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote their shares of Class A Common Stock or Class B Common Stock on the Reclassification Proposal.

The Sands Family Stockholders attempted to negotiate with the Special Committee the terms of a transaction that would be most favorable to the Sands family, and not necessarily to the holders of Class B Common Stock that are unaffiliated with the Sands family, although each holder of Class B Common Stock will receive identical per share consideration in the Reclassification.

None of the Sands Family Stockholders participated in the deliberations of the Special Committee or the Board regarding, or received advice from the Company’s financial or legal advisors as to, the substantive or procedural fairness of the Reclassification to the Company’s “unaffiliated security holders”. None of the Sands Family Stockholders has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Reclassification to the Company’s unaffiliated security holders.

Each of the Sands Family Stockholders believes that the Reclassification is fair to the Company’s “unaffiliated security holders” based on its consideration of the following material factors:

•

the fact that the “unaffiliated security holders” will receive in the Reclassification the same consideration per share as will be received in respect of the Class B Common Stock held by the Sands family, and which consideration represents a meaningful premium that was arrived at after an arms’ length negotiation with the Special Committee;

•

the fact that the shares of Class A Common Stock into which shares of Class B Common Stock held by the Company’s unaffiliated security holders will be reclassified upon the consummation of the Reclassification are expected to have greater liquidity than the shares of Class B Common Stock such holders currently hold;

•

the fact that the shares of Class B Common Stock are currently subject to a mandatory dividend discount under the Company’s certificate of incorporation, pursuant to which any cash dividend paid on shares of Class B Common Stock must also be paid on shares of Class A Common Stock in an amount per share greater than the cash dividend paid on each share of Class B Common Stock by at least 10%, and that the shares of Class A Common Stock into which shares of Class B Common Stock held by the Company’s unaffiliated security holders will be reclassified upon the consummation of the Reclassification will not be subject to any such dividend discount;

•

the expectation that the changes to the Company’s governance in connection with the consummation of the Reclassification, including alignment of voting rights with economic ownership and restrictions on the Sands family’s ability to seek to influence the business and affairs Company, may increase the attractiveness of the Company’s Class A Common Stock to institutional investors and the market more generally, potentially resulting in improved volume and trading prices of the Class A Common Stock; and

•	the fact that the Sands Family Stockholders have agreed to vote their shares of Class A Common Stock and Class B Common Stock in favor of the Reclassification.

The Sands Family Stockholders did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Reclassification. Rather, each of the Sands Family Stockholders made its fairness determination in respect of the unaffiliated security holders after considering the foregoing factors as a whole. Each of the Sands Family Stockholders believes these factors provide a reasonable basis upon which to form its belief that the Reclassification is fair to the Company’s “unaffiliated security holders”. This belief should not, however, be construed as a recommendation to any Company stockholder to vote in favor of the Reclassification Proposal. None of the Sands Family Stockholders makes any recommendation as to how stockholders of the Company should vote their shares of Class A Common Stock or Class B Common Stock on the Reclassification Proposal.

In assessing the fairness of the Reclassification to the “unaffiliated security holders”, the Sands Family Stockholders did not consider the liquidation value of the Company. This factor is not relevant because the Company is a viable, going concern and is expected to continue to operate its business following the Reclassification. The Sands Family Stockholders also did not consider the net book value of the Company, which is an accounting concept, as a factor because net book value is not a material indicator of the value of the Company as a going concern, but rather is indicative of historical costs without regard for the prospects of the Company, market conditions, trends in the industries in which the Company operates or business risks inherent in those industries. The Sands Family Stockholders also did not seek to determine a going concern value of the Company’s Common Stock to determine the fairness of the Reclassification to the Company’s “unaffiliated security holders”. The Sands Family Stockholders believe the trading prices of the Class A Common Stock and the Class B Common Stock at any given time generally represent the best available indicator of the Company’s going concern value at that time, so long as the trading price at that time is not impacted by speculative market conditions.

Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders, vote “FOR” the Reclassification Proposal. The affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock is also required for approval of the Reclassification Proposal. Although the Reclassification does not require the approval of at least a majority of the “unaffiliated security holders”, the Sands Family Stockholders do not believe that this factor jeopardizes the fairness of the Reclassification.

As described elsewhere in this proxy statement/prospectus, Mr. Robert Sands and Mr. Richard Sands recused themselves from the relevant portions of the meeting (including abstaining from voting thereat) at which the Reclassification was approved due to their direct and indirect ownership of a material amount of shares of Class B Common Stock. A Special Committee was formed to evaluate fairness of the Reclassification to the Unaffiliated Class A Holders, and the Sands Family Stockholders negotiated vigorously the consideration for the shares of Class B Common Stock (and all shares of Class B Common Stock will receive the same consideration in the Reclassification). The Reclassification was approved by a majority of the directors on the Board who are not employees of the Company.

Required Vote

The Reclassification Proposal, which would reclassify the Class B Common Stock, includes an amendment and restatement of the Company’s restated certificate of incorporation. The Reclassification cannot be completed unless the Reclassification Proposal is approved and adopted by the affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (b) a majority of the issued and outstanding shares of Class B Common Stock. Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders vote “FOR” the Reclassification Proposal.

Financial Opinion of Centerview

On June 29, 2022, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Reclassification Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders.

The full text of Centerview’s written opinion, dated June 29, 2022, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex D and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex D. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Reclassification and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A

Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Reclassification Agreement. Centerview’s opinion did not address any other term or aspect of the Reclassification Agreement and the Reclassification and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Reclassification or otherwise act with respect to the Reclassification or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Reclassification Agreement dated June 29, 2022, including the form of amended and restated Certificate of Incorporation and other annexes, exhibits and schedules attached thereto;

•	Annual Reports on Form 10-K of the Company for the fiscal years ended February 28, 2022, February 28, 2021 and February 29, 2020;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company; and

•	certain other communications from the Company to its stockholders.

In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Reclassification with the financial terms, to the extent publicly available, of certain other reclassification transactions that Centerview deemed relevant, reviewed certain pro forma effects of the Reclassification on the Company and its capitalization, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Special Committee’s consent, relied upon such information as being complete and accurate. In addition, at the Special Committee’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and Centerview was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Special Committee’s direction, that the final executed Reclassification Agreement would not differ in any respect material to its analysis or its opinion from the draft agreement reviewed by Centerview and that the representations and warranties made by each party to the Reclassification Agreement and related agreements were and would be true and correct in all respects material to Centerview’s analysis. Centerview also assumed, at the Special Committee’s direction, that the Reclassification would be consummated on the terms set forth in the Reclassification Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or its opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Reclassification, no delay, limitation, restriction, condition or other change would be imposed, the effect of which would be material to Centerview’s analysis or its opinion. Centerview also assumed that the Reclassification would have the tax consequences described in discussions with, and materials furnished to Centerview by, representatives of the Company. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company or any other person, or the ability of the Company or any other person to pay their respective obligations when they come due, or as to the impact of the Reclassification on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and it expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview expressed no view as to, and its opinion did not address, the Company’s underlying business decision to proceed with or effect the Reclassification, or the relative merits of the Reclassification as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion is limited to and addresses only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, of the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders after giving effect to the Reclassification pursuant to the Reclassification Agreement. Centerview was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the Reclassification Agreement or the Reclassification, including, without limitation, the structure or form of the Reclassification, or any other agreements or arrangements contemplated by the Reclassification Agreement or entered into in connection with or otherwise contemplated by the Reclassification, including, without limitation, the fairness of the Reclassification or any other term or aspect of the Reclassification to, or any consideration to be received in connection therewith by, or the impact of the Reclassification on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party, including the Sands Family Stockholders, whether relative to the cash payment to holders of Class B Common Stock of $64.64 per share of Class B Common Stock held and the reclassification of each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time into one share of Class A Common Stock (the “Reclassification Consideration”) to be paid in the Reclassification pursuant to the Reclassification Agreement or otherwise. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Reclassification, whether relative to the Reclassification Consideration to be paid in the Reclassification pursuant to the Reclassification Agreement or otherwise. Centerview’s opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to it as of, the date of its opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of its opinion. Centerview expressed no view or opinion as to any consequence that may result from the Reclassification, including as to the price at which the Company’s common stock would trade at any time, including following the announcement or consummation of the Reclassification. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Reclassification or otherwise act with respect to the Reclassification or any other matter. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Special Committee in connection with Centerview’s opinion, dated June 29, 2022. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and various assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made various assumptions, followed procedures, and considered matters, qualifications and limitations, many of which are beyond the control of the Company. None of the Company, the Special Committee or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the various assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 29, 2022 (the last trading day prior to the public announcement of the Reclassification) and is not necessarily indicative of current market conditions.

Selected Precedent Reclassification Transactions Analysis

Centerview reviewed and analyzed certain information relating to the following selected precedent reclassification transactions announced since 2001 involving U.S. domiciled, publicly traded companies with market capitalizations exceeding $500 million (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company and the Reclassification, in which (i) the subject company at the time of such transaction had two outstanding classes of common stock with different voting rights (referred to in this section as “high-vote” and “low-vote”) and (ii) the high vote shares were held by persons who either held at least 50% of the voting rights of the company or were otherwise able to elect a majority of the board or control the company’s decision to conduct a sale.

No company or transaction used in this analysis is identical or directly comparable to the Company or the Reclassification. The companies included in the selected transactions listed below were selected, among other reasons, based on Centerview’s experience and professional judgment, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the Company. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected transactions analysis. Accordingly, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected transactions analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the selected subject companies and the Company.

Using publicly available information obtained from SEC filings and other data sources as of June 29, 2022, Centerview calculated:

(i)

the implied premium per share paid in each of the selected transactions to the holders of high vote shares as a percentage of the low vote share price, calculated as the percentage of (a) the per share consideration paid to the holders of high vote stock, based on the cash and/or stock consideration received by such holders, in excess of (b) the per share consideration paid to holders of the low vote stock, based on the cash and/or stock consideration received by such holders, or the equity value per share of the shares retained by such holders, as applicable, and

(ii)

the implied premium paid in each of the selected transactions to the holders of high vote shares in the aggregate, based on such excess aggregate consideration paid to the holders of high vote stock, as a percentage of the aggregate equity market capitalization of the respective company, based on the closing share prices of the publicly traded low vote shares of the respective company prior to announcement of the reclassification transaction.

The results of these analyses and the comparison to the Reclassification are summarized in the table below:

Company	Date of Reclassification Transaction	Market Capitalization ($bn)	Premium As a Percentage of Market Capitalization	Percentage Premium
Forest City Realty Trust, Inc.	December 2016	$4.8	2.2%	31%
Stewart Information Services Corporation	January 2016	$0.8	1.5%	35%
Hubbell Incorporated	August 2015	$5.8	3.4%	28%
Aaron’s Inc.	September 2010	$1.3	0.0%	0%
Sotheby’s Holdings, Inc.	September 2005	$1.1	4.3%	19%
The Robert Mondavi Corporation	August 2004	$0.6	5.9%	17%
Commonwealth Telephone Enterprises, Inc.	April 2003	$0.9	0.8%	9%
The Reader’s Digest Association, Inc.	October 2002	$1.5	2.7%	22%
Median		$1.2	2.5%	21%
Mean		$2.1	2.6%	20%
The Company		$45.3	3.3%	26.5%

Other Factors

Centerview noted for the Special Committee certain additional factors solely for informational purposes, including, among other things, the following:

Historical Stock Price and Returns Analysis

Centerview reviewed, for reference and informational purposes only, the historical closing prices of the Class A Common Stock and the Class B Common Stock over the twenty years, ten years, five years, one year, six months and three months periods ending on June 29, 2022, as well as the historical closing prices beginning on April 1, 2022, the last trading day prior to the public Schedule 13D disclosure by the Sands family of its letter to the Board, and ending on June 29, 2022, and then calculated for such historical trading periods (i) the compound annual growth rate (“CAGR”) of each of the Class A Common Stock and Class B Common Stock, (ii) and the average Class B Common Stock volume as a percentage of Class A Common Stock (“Volume Percentage”), and (iii) the average Class B Common Stock premium to the Class A Common Stock. The results of these calculations are summarized below:

	20-Year	10-Year	5-Year	1-Year	6-Month(1)	3-Month(1)	Since April 1, 2022(1)
Class A CAGR	+14.8%	+24.6%	+4.8%	+5.5%	(2.5)%	+5.1%	+4.2%
Class B CAGR	+15.5%	+26.3%	+7.5%	+20.7%	+11.7%	+20.5%	+19.1%
Average Class B Volume Percentage	0.09%	0.09%	0.02%	0.01%	0.02%	0.03%	0.02%
Average Class B Percentage Premium	+0.3%	+0.5%	+0.8%	+3.1%	+6.2%	+12.0%	+12.8%

(1)	6-month, 3-month and Since April 1 trading performance not annualized.

Selected Public Company Sum of the Parts Analysis

Centerview reviewed, for reference and informational purposes only, certain financial information of the Company and compared it to corresponding financial information of certain publicly traded (i) beer companies and (ii) wine and spirits companies, that Centerview deemed comparable, based on its experience and professional judgment, to the Company. Although none of the selected companies are directly comparable to the Company, the selected companies listed below were chosen by Centerview, among other reasons, because they are companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operational characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

The selected beer companies used in this comparison included: The Boston Beer Company Inc., Heineken N.V., Carlsberg Breweries A/S, Anheuser-Busch InBev SA/NV, Kirin Holdings Company, Limited, Asahi Group Holdings, Ltd, and Molson Coors Beverage Company. The selected wine and spirits companies used in this comparison included: Brown-Forman Corporation, Davide Campari-Milano N.V., The Duckhorn Portfolio, Inc., Remy Cointreau SA, Becle, S.A.B DE C.V., Diageo plc, Treasury Wine Estates Ltd, Pernod Ricard SA and Vintage Wine Estates, Inc.

Using publicly available information obtained from SEC filings and other data sources as of June 29, 2022, Centerview calculated, for each selected company, the company’s closing stock price as of June 29, 2022, as a multiple of Wall Street research analyst consensus estimated earnings per share for the next twelve-month period (“NTM P/E Multiple”). The overall low to high NTM P/E Multiple observed for the selected beer companies was 13.3x to 23.2x with a median on 15.4x. The overall low to high NTM P/E Multiple observed for the selected wine and spirits companies was 17.6x to 35.5x with a median on 23.2x.

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a range of NTM P/E Multiples of 23.0x to 25.0x for the selected beer companies and a range of 20.0x to 23.0x for the selected wine and spirits companies. In selecting these ranges of multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Based on the relative contribution of 15% for the Company’s wine and spirits business and 85% for the Company’s beer business, Centerview derived an implied weighted average NTM P/E Multiple for the Company of 22.6x to 24.7x, as compared to the Company’s NTM P/E Multiple of 21.0x based on the closing price of the Class A Common Stock as of June 29, 2022, which implied a multiple discount ranging from 1.6x to 3.7x.

Regression Analysis

Centerview performed, for reference and informational purposes only, a regression analysis to evaluate:

(i)

the correlation between (a) the estimated revenue growth for each of the selected companies observed under the section “Selected Public Company Sum of the Parts Analysis” above during calendar years 2022 to 2024, and (b) each selected company’s NTM P/E Multiple. This analysis yielded a linear regression line with a correlation value of 69% and indicated an implied NTM P/E Multiple for the Company of 22.9x (applying 50% credit), as compared to the Company’s NTM P/E Multiple of 21.0x based on the closing price of the Class A Common Stock as of June 29, 2022, which implied a multiple discount of 1.9x; and

(ii)

the correlation between (a) the estimated operating margin for each of the selected companies during calendar year 2022, and (b) each selected company’s NTM P/E Multiple. This analysis yielded a linear regression line with a correlation value of 61% and indicated an implied NTM P/E Multiple for the Company of 24.7x (applying 50% credit), as compared to the Company’s NTM P/E Multiple of 21.0x based on the closing price of the Class A Common Stock as of June 29, 2022, which implied a multiple discount of 3.7x.

Analyst Price Targets Analysis

Centerview reviewed, for reference and informational purposes only, stock price targets of research analysts for the shares of Class A Common Stock reflected in certain publicly available Wall Street research analyst reports. Centerview noted that the low and high analyst stock price targets in such research analyst reports ranged from $243.00 to $305.00 per share of Class A Common Stock, and the implied NTM P/E Multiple based on such stock price targets ranged from 18.1x to 22.7x, as compared to the Company’s NTM P/E Multiple of 21.0x based on the closing price of the Class A Common Stock as of June 29, 2022.

Analysis of Potential Savings

Centerview reviewed, for reference and informational purposes only, the potential savings to the Company as a result of reduced executive compensation and benefits following consummation of the Reclassification. Centerview estimated that the savings in annual compensation attributable to Messrs. Robert and Richard Sands from their transition to non-executive roles on the Board and receipt of customary compensation in-line with their expected non-executive positions would be approximately $15.0 million to $20.0 million with a midpoint of $17.5 million. Centerview also estimated the implied pro forma equity value of the midpoint of the potential savings, assuming after-tax annual savings of $14.0 million and using the Company’s NTM P/E Multiple of 21.0x based on the closing price of the Class A Common Stock as of June 29, 2022, which analysis indicated an estimated pro forma equity value of the potential savings of $294 million.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in its evaluation of the Reclassification and the Reclassification Agreement. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee or management of the Company with respect to the Reclassification Consideration or as to whether the Special Committee would have been willing to determine that a different consideration was fair. The Reclassification Consideration was determined through arm’s-length negotiations between the Special Committee and members of the Sands family on behalf of the Sands Family Stockholders, was unanimously recommended by the Special Committee and was approved by the Board. Centerview provided advice to the Special Committee during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Special Committee or that any specific amount of consideration constituted the only appropriate Reclassification Consideration.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s engagement by the Special Committee in connection with the Reclassification and other strategic matters as described in the next sentence, Centerview was not engaged to provide financial advisory or other services to the Company. Centerview received approximately $4 million from the Company in connection with Centerview’s engagement by a previously established Special Committee with respect to other strategic matters during such period. In the two years prior to the date of its written opinion, Centerview was not engaged to provide financial advisory or other services to the Sands Family Stockholders, and Centerview did not receive any compensation from the Sands Family Stockholders during such period. Centerview may provide financial advisory and other services to or with respect to the Company or the Sands Family Stockholders or their respective affiliates in the future, for which it may receive compensation. Certain (i) of Centerview and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of its affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, the Sands Family Stockholders or any of their respective affiliates, or any other party that may be involved in the Reclassification.

The Special Committee selected Centerview as its financial advisor in connection with the Reclassification based on Centerview’s lack of relationships with the Sands family and affiliates, and its qualifications, experience and expertise in serving as a financial advisor to special committees of the board of directors, experience and expertise with respect to transactions involving multi-class voting stock structures, industry experience and expertise, and the Special Committee’s satisfaction with its prior work on other strategic matters. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Reclassification.

In connection with Centerview’s services as the financial advisor to the Special Committee for the Reclassification, the Company has agreed to pay Centerview an aggregate fee estimated of $5 million, $3 million of which became payable upon the Special Committee’s request that Centerview render an opinion, and $2 million of which is payable contingent upon consummation of the Reclassification. The Company, on behalf of the Special Committee, may pay Centerview a discretionary fee, payable at the Special Committee’s sole and absolute discretion. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Other Presentations by Centerview

In addition to the presentation made to the Special Committee on June 29, 2022, which will be filed with the SEC as an exhibit to the Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) and is described above, copies of preliminary illustrative presentations presented or delivered by Centerview to the Special Committee on April 8, 2022, April 15, 2022, April 22, 2022, April 28, 2022, May 5, 2022, May 11, 2022, May 15, 2022, May 20, 2022, May 23, 2022, June 3, 2022, June 10, 2022, June 17, 2022, June 25, 2022 (twice), June 27, 2022, and June 28, 2022 containing preliminary illustrative financial analyses also are attached as exhibits to such Schedule 13E-3. These written presentations and the written opinion will be available for any interested stockholder of the Company to inspect and copy at the Company’s executive offices during regular business hours.

A summary of these preliminary illustrative presentations is provided below. The following summaries, however, do not purport to be a complete description of these preliminary illustrative presentations or of the preliminary financial analyses performed by Centerview.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on April 8, 2022, containing, among other information, (i) a summary of the Sands family’s proposal, including a process timeline and key questions for consideration, (ii) a summary of potential responses to the Sands family’s proposal and frequent rationales for stock reclassifications based on publicly available, precedent situations, (iii) an overview of the Company’s current classes of common stock, and the Sands family’s rights with respect to those shares, (iv) a summary of prior, publicly available share reclassifications and (v) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of April 1, 2022.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on April 15, 2022, containing, among other information, (i) a summary of prior, publicly available share reclassifications, including various case studies, (ii) an overview of the Company’s governance profile as compared to other S&P 500 companies and ISS’ perspectives on the Company, as well as potential governance changes to consider in connection with a potential reclassification, (iii) an overview of market benchmarks and considerations following the announcement of the Sands family’s proposal, including a summary of the analyst and investor reactions to the announcement, (iv) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of April 13, 2022, and (v) perspectives on potential responses to the Sands family’s proposal, including potential outcomes of such responses.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on April 22, 2022, containing, among other information, (i) a preliminary financial analysis of the Reclassification and its potential effects on the Company, (ii) an overview of market benchmarks and considerations following the announcement of the Sands family’s proposal, (iii) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of April 20, 2022, (iv) an analysis of prior, publicly available share reclassifications premiums, and (v) perspectives on potential responses to the Sands family’s proposal.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on April 28, 2022, containing, among other information, (i) a preliminary analysis of executive compensation savings, (ii) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of April 25, 2022, (iii) observations and perspectives on cash versus stock consideration and (iv) illustrative proposed corporate governance responses and talking points for such responses.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on May 5, 2022, containing, among other information, (i) a summary of governance rights in companies with major stockholders and certain case studies, (ii) an analysis of selected prior share reclassifications, and (iii) an analysis of a potential reclassification at various potential premiums based upon a constant stock price for the Class A Common Stock and a constant market capitalization.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on May 11, 2022, containing, among other information, (i) an illustrative partial ownership stake monetization analysis involving the Sands family, (ii) a summary of corporate governance rights in prior, publicly available reclassifications and large, single stockholder situations, (iii) an analysis of premiums paid in prior, publicly available reclassifications, (iv) an analysis of the impact to the “stated” premium in a potential reclassification of paying the consideration in cash or stock and (v) perspectives on potential responses to the Sands family.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on May 15, 2022, containing, among other information, (i) the terms of an illustrative response, (ii) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of May 13, 2022, and (iii) perspectives on cash versus stock consideration.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on May 20, 2022, containing, among other information, (i) a summary of prior, publicly available share reclassifications, (ii) an analysis of premiums paid in recent M&A transactions as compared to deal size, and (iii) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of May 19, 2022.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on May 23, 2022, containing, among other information, (i) illustrative terms for a Special Committee reclassification counterproposal, (ii) a summary of prior, publicly available share reclassifications, (iii) an analysis of premiums paid in recent M&A transactions as compared to deal size, (iv) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of May 19, 2022 and (v) a summary of the Company’s historical trading volume.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 3, 2022, containing, among other information, (i) a summary of prior, publicly available family or founder share reclassifications and other share reclassifications, (ii) analysis of premiums paid in recent M&A transactions as compared to deal size, (iii) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of June 1, 2022 and (iv) summary of the Company’s top 25 Class A Common Stock institutional stockholders.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 10, 2022, containing, among other information, (i) an illustrative voting analysis and various possible voting scenarios, (ii) an illustrative solicitation process and (iii) a summary of the Company’s top 25 Class A Common Stock institutional stockholders.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 17, 2022, containing, among other information, (i) a summary of the Company’s trading performance, (ii) a summary of the Company’s trading multiple benchmarked against certain industry peers, (iii) a summary of analyst perspectives on the Company’s Class A Common Stock price, (iv) an updated preliminary financial analysis of the Reclassification and its potential effects on the Company, (v) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of June 16, 2022 and (vi) an analysis of the Sands family’s pledging proposal.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 25, 2022, containing, among other information, (i) a premium comparison for a potential reclassification at various Class A Common Stock prices and (ii) an analysis of a potential reclassification at illustrative Class A Common Stock reference prices.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 25, 2022, containing, among other information, (i) an updated premium comparison for a potential reclassification at various Class A Common Stock prices and (ii) an analysis of a potential reclassification at illustrative Class A Common Stock prices.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 27, 2022, containing, among other information, (i) an analysis of a potential reclassification at various potential premiums to the Class A Common Stock as of various recent dates, (ii) a summary of the Special Committee’s rationale for recommending the Reclassification, and (iii) summaries of various timeline and process considerations.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on June 28, 2022, containing information that was materially and substantially the same as the analysis described under “—Summary of Centerview Financial Analysis.”

None of these other preliminary illustrative presentations by Centerview, alone or together, constitute, or form the basis of, an opinion of Centerview with respect to the consideration payable under the Reclassification Agreement, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Centerview as of, the dates of the respective presentations.

Other Financial Advisor Presentations

Copies of preliminary illustrative presentations dated August 10, 2021, March 2022, April 2022, May 2022, May 2022, June 9, 2022 and June 29, 2022, each prepared by Greenhill, and dated March 2021, prepared by BofA Securities, Inc. (“BofA Securities”), were reviewed by members of the Sands Family Stockholders, on behalf of the Sands Family Stockholders, and also are attached as exhibits to the Schedule 13E-3. These written presentations will be available for any interested stockholder of the Company to inspect and copy at the Company’s executive offices during regular business hours.

The presentation dated March 2021 was prepared by BofA Securities, in its capacity as financial advisor to the Company in connection with an unrelated potential strategic alternative. At the time of such request, neither the Company nor any of the Sands Family Stockholders were actively considering making a proposal for any reclassification. Based solely on publicly available data, the presentation compared premia received in reclassification transactions where stockholders controlled more than 50% of the voting power prior to the transaction, to those received in reclassification transactions where stockholders had significant ownership but less than 50% of the voting power before the transaction, which distinction was relevant in the context of the potential strategic alternative under consideration. Subsequently, certain of the Sands Family Stockholders, on behalf of the Sands Family Stockholders, reviewed the presentation in connection with their preliminary consideration of whether to pursue a reclassification.

A summary of these presentations is provided below. The following summaries, however, do not purport to be a complete description of these preliminary analysis performed by BofA Securities or Greenhill, as applicable.

•

The preliminary illustrative presentation prepared by BofA Securities in March 2021, containing, among other information, (i) a review of publicly available reclassification transactions, including those involving and not involving a change in majority control of the company, (ii) preliminary observations on potential market reaction in the event of a reclassification, and (iii) data on publicly available change of control reclassification transactions and stock performance prior to and following announcement of a reclassification transaction.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders on August 10, 2021, containing, among other information, (i) methodology used in evaluating trading patterns of controlled companies, (ii) data on the prevalence and performance of controlled companies, (iii) recent trading performance of consumer companies, and (iv) case studies of private equity firms that historically structured as partnerships and transitioned to single class corporations.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders in March 2022, containing, among other information, (i) ranges of negotiated premia in precedent reclassifications, including a preliminary analysis of precedent reclassifications by transaction type, premium, and form of consideration, (ii) a comparison of premia paid in change of control reclassification transactions and non-change of control reclassification transactions, (iii) a comparison of premia paid in precedent acquisition transactions of dual class public companies, and (iv) illustrative value of a reclassification transaction to holders of shares of Class B Common Stock at various potential premia.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders in April 2022, containing an analysis of the illustrative impact of a potential share buyback following a reclassification transaction on the Sands Family Stockholders and the Company.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders in May 2022, containing, among other information, (i) terms of a potential counterproposal by the Sands Family Stockholders to the Special Committee’s most recent proposal as of such time and (ii) preliminary analysis of premia paid in recent precedent reclassification transactions as compared to other precedent transactions.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders in May 2022, containing, among other information, (i) a list of top shareholders of the Company, including shareholders who provided feedback to the Special Committee regarding a potential reclassification transaction and (ii) a summary of equity research commentary on the Potential Reclassification.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders on June 9, 2022, containing, among other information, (i) terms of a potential counterproposal by the Sands Family Stockholders to the Special Committee’s most recent proposal as of such time, (ii) data on precedent reclassification transactions with a premium, including the relationship between premium and market capitalization in precedent reclassification transactions, (iii) perspectives on feedback from the investor community as to the Potential Reclassification, and (iv) shareholder voting results in recent reclassification transactions.

•

The preliminary illustrative presentation delivered by Greenhill to members of the Sands Family Stockholders on June 29, 2022, containing, among other information, (i) a summary of the economic terms of the proposed transaction between the Sands Family Stockholders and the Company and (ii) data on the Potential Reclassification as compared to precedent reclassification transactions in terms of premium and premium as a percentage of market capitalization.

Neither BofA Securities (which was not engaged by the Sands family or the Company in connection with the Reclassification) nor Greenhill delivered an opinion in connection with the Reclassification. None of these preliminary illustrative presentations by BofA Securities or Greenhill, alone or together, constitute, or form the basis of, an opinion of BofA Securities or Greenhill with respect to the consideration receivable under the Reclassification Agreement, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to BofA Securities and Greenhill as of, the dates of the respective presentations.

The Company has from time to time engaged BofA Securities as one of its financial advisors in connection with strategic matters due to its industry experience and its qualifications, experience and expertise in serving as a financial advisor to public companies. BofA Securities is an internationally recognized investment banking firm that has substantial experience in a variety of strategic matters involving public companies.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to the Company in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a book-running manager, bookrunner, manager and/or underwriter for various debt offerings of the Company, (iii) having acted or acting as a dealer manager for a debt tender offer and certain share repurchases of the Company, (iv) having acted or acting as a dealer for the Company’s commercial paper program, (v) having acted or acting as an administrative agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of the Company and/or certain of its affiliates, (vi) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to the Company and/or certain of its affiliates, and (vii) having provided or providing certain treasury management products and services to the Company and/or certain of its affiliates. From July 1, 2020 through June 30, 2022, BofA Securities and its affiliates derived aggregate revenues from the Company and certain of its affiliates of approximately $23 million for investment and corporate banking services. In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to certain of the Sands Family Stockholders and/or certain of their respective affiliates and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as a lender under credit facilities of certain of the Sands Family Stockholders and/or certain of their respective affiliates.

Members of the Sands Family Stockholders selected Greenhill as their financial advisor in connection with the Reclassification based on its industry experience and its qualifications, experience and expertise in serving as a financial advisor to significant stockholders. Greenhill is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Reclassification.

In connection with Greenhill’s services as the financial advisor to the Sands Family Stockholders for the Reclassification, certain of the Sands Family Stockholders have agreed to pay Greenhill an aggregate fee of $8.84 million, $2 million of which became payable upon public announcement of the Reclassification and is creditable once against the aggregate fee paid upon consummation of the Reclassification. Certain of the Sands Family Stockholders have also agreed to reimburse certain of Greenhill’s expenses arising, and to indemnify Greenhill against certain liabilities that may arise, out of Greenhill’s engagement. The Company has agreed to reimburse the Sands Family Stockholders the amount of such aggregate fee and expenses incurred in connection with the Reclassification.

Recommendations of the Special Committee and of the Board

On June 29, 2022, the Special Committee, among other things, unanimously (i) determined that the Transaction Documents were advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; (ii) recommended that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders; (iii) recommended that the Board have the Company enter into the Reclassification Agreement in connection with the public announcement of the Reclassification and (iv) subject to Board approval, recommended that the Board (1) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company and (2) resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter. Later on June 29, 2022, the Board (at a meeting from which Messrs. Robert and Richard Sands recused themselves from discussions and voting relating to the Reclassification) based upon the unanimous recommendation of the Special Committee, determined and declared that the terms of the Reclassification Agreement and the transactions contemplated thereby, the Reclassification and the Other Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Class A Holders, authorized and approved the same and directed that the Amended and Restated Charter be submitted to the stockholders for their approval and recommended to the stockholders of the Company to adopt and approve the same. The Board recommends that you vote “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal.

Regulatory Matters

We are not aware of any material regulatory requirements that must be complied with or regulatory approvals that must be obtained prior to completion of the Reclassification, other than compliance with applicable federal and state securities laws and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware.

Interests of Certain Persons in the Reclassification

In considering the recommendation of the Board, stockholders should be aware that some of the Company’s executive officers and directors and their affiliates and the Sands family (including the Sands Family Stockholders), have interests in the Reclassification that are different from, or in addition to, the interests of some or all holders of Class A Common Stock and/or Class B Common Stock.

Certain of our executive officers and directors and their affiliates own beneficial interests in shares of Common Stock as described in the table contained in the section of this proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” and the accompanying notes thereto. As of the date hereof, the Sands Family Stockholders owned of record approximately 4% of the outstanding shares of Class A Common Stock, 98% of the outstanding shares of Class B Common Stock and 60% of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock when voting together as a single class. The Sands Family Stockholders are party to the Reclassification Agreement, pursuant to which, among other things, the Sands Family Stockholders agreed to vote all shares of Class A Common Stock and Class B Common Stock owned of record by them in favor of the Reclassification Proposal and the Adjournment

Proposal and against any other action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification. In addition, pursuant to the Reclassification Agreement (and each as further described below in this proxy statement/prospectus), (i) WildStar—an entity associated with the Sands family—will be entitled to certain board nomination rights, (ii) Messrs. Robert and Richard Sands will remain members of the Board (of which, initially, Mr. Robert Sands will be Non-Executive Chair) and will be entitled to customary compensation for such Board (and Non-Executive Chair) service as well as certain continuing perquisites described below under “The Reclassification Agreement—Material Obligations of the Company and the Sands Family Stockholders under the Reclassification Agreement—Ongoing Board Roles,” (iii) Messrs. Robert and Richard Sands will receive certain payments under their current employment agreements with the Company in connection with their retirements at the Effective Time as described in more detail below, (iv) each nominee of WildStar that is a Family-Related Person serving on the Board will be subject to a set of restrictions on pledging as provided in the Reclassification Agreement and described below under “The Reclassification Agreement—Material Obligations of the Company and the Sands Family Stockholders under the Reclassification Agreement—Pledging” that provide greater flexibility than the Board’s Anti-Pledging Policy, (v) the Company has agreed to enter into the Registration Rights Agreement with the Sands Family Stockholders at the Effective Time and (vi) the Company has agreed to reimburse the financial advisory and legal fees and expenses of the Sands Family Stockholders, which amount is expected to be less than $20 million, and to indemnify the Sands Family Stockholders and certain related individuals and entities for out-of-pocket costs and expenses arising out of or resulting from any actions or proceedings related to the Reclassification Agreement or the transactions contemplated thereby, including the Reclassification, other than any claims or proceedings brought by the Company against the Sands Family Stockholders for breach of the Reclassification Agreement.

As mentioned above, subject to Messrs. Robert and Richard Sands remaining employed through immediately prior to the Effective Time, the Reclassification Agreement provides that Messrs. Robert and Richard Sands will retire as executive officers of the Company effective as of the Effective Time. In connection with such retirements, each of Messrs. Robert and Richard Sands will be entitled to receive the payments, benefits and other rights due upon a “retirement,” as set forth in Section 6 of their respective employment agreements with the Company, each dated as of May 21, 2008. These payments and benefits are described further in our most recent definitive proxy statement filed on Schedule 14A on June 2, 2022 and generally consist of, in the case of Messrs. Robert and Richard Sands:

•	a lump sum cash payment equal to three times their base salary and three times the average annual bonus paid to each such person over the prior three fiscal years;

•	payments equal to the total monthly cost of each such person’s medical and dental coverage in effect at the time of termination extending for 36 months;

•	outplacement services for a period of up to 18 months;

•

continued personal use of the Company’s corporate aircraft, when not needed for business purposes, free of charge (except for personal income taxes triggered by such usage which shall be the responsibility of executive), at comparable levels to that provided over the three-year period prior to termination and continued participation in the Company’s annual product allowance program, in each case, for a period of three years following termination; and

•

following a change-in-control of the Company, payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Sections 280G and 4999 of the Code on a grossed-up basis.

The following table presents information concerning the estimated value of the post-termination payments and benefits each of Messrs. Robert and Richard Sands would receive under their respective employment agreements with the Company in connection with a “retirement” as set forth in Section 6 of their respective employment agreements with the Company as of July 22, 2022, and assuming for this purpose a retirement date of November 1, 2022.

Name	Severance Pay	Medical and Dental	Aircraft(1)	Product Allowance	Outplacement Services and Relocation Services	Total
Robert Sands	$11,356,225	$37,645	$2,515,178	$60,000	$55,000	$14,024,048
Richard Sands	$9,665,630	$36,385	$4,094,598	$60,000	$55,000	$13,911,613

(1)

Reflects the estimated aggregate incremental cost of the aircraft benefit provided under their respective employment agreements with the Company, assuming each of Messrs. Richard Sands and Robert Sands uses the maximum aircraft benefit permitted under such agreements. As described in our most recent definitive proxy statement filed on Schedule 14A on June 2, 2022 and in prior years, the aggregate incremental cost of personal aircraft use by Richard Sands and Robert Sands reported in prior disclosure has been reduced by the amount of voluntary reimbursements to the Company from such individuals pursuant to our Board-approved voluntary reimbursement program. As the post-retirement aircraft benefit is free of charge, these voluntary reimbursements have been added back for purposes of determining the comparable levels of personal aircraft use for this benefit.

These payments would be made pursuant to the terms of the employment agreements with the Company and in accordance with Section 409A of the Code. Generally, severance pay and six months’ worth of medical and dental payments would be paid on the first business day of the seventh month following the officer’s separation from service with monthly medical and dental payments continuing thereafter until fully paid.

No amounts are reflected in the table above relating to any “gross up” for excise taxes pursuant to Sections 280G and 4999 of the Code as no such payments are anticipated to be payable in connection with the Reclassification.

Further, upon retirement, each of Messrs. Robert and Richard Sands will be eligible for continued vesting of stock option awards (provided they have remained employed through the first day of November of the year of grant) and a pro-rata bonus under the Company’s annual management incentive plan. The values of (i) unvested in-the-money non-qualified stock options held by each of Messrs. Robert and Richard Sands as of July 22, 2022 (based on the NYSE closing price of $242.38 per share of Class A Common Stock on such date) and (ii) the pro-rata bonus payable to each of Messrs. Robert and Richard Sands, based on the average performance over the last three most recently completed bonus years and assuming a retirement date of November 1, 2022 were as follows:

Name	Non-Qualified Stock Options	Pro-Rata Bonus(1)
Robert Sands	$6,811,365	$1,837,177
Richard Sands	$5,789,603	$1,561,601

(1)

Pro-rated bonus would be based on actual performance through the end of the fiscal year in which the retirement occurred. For this purpose, amounts have been calculated using an average of the performance attainment for the prior three completed fiscal years and pro-rated for the period from March 1, 2022 to November 1, 2022.

Each of Messrs. Robert and Richard Sands is currently eligible for retirement under the terms of his respective employment agreement with the Company and any other applicable plans of the Company, and accordingly would generally be entitled to these payments, benefits and other rights upon their resignation from employment, without respect to the consummation of the Reclassification.

The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and unanimously recommending that the Board approve the Amended and Restated Charter and the Reclassification Agreement and declare that the Amended and Restated Charter and the Reclassification Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized, approved and declared advisable and in the best interests of the Company and its stockholders, the terms of the Reclassification Agreement, the other Transaction Documents, the Reclassification and the Other Transactions.

Financing of the Reclassification

As of May 31, 2022, the Company had available $101.8 million of cash and cash equivalents. The Company expects to enter into a new senior unsecured delayed draw term loan facility in an aggregate principal amount of up to $1.0 billion (the “New Credit Agreement”) to finance a portion of the approximately $1.5 billion cash payment to the holders of Class B Common Stock. As of May 31, 2022, the Company had $124.0 million of commercial paper outstanding and $2.114 billion available under the Company’s revolving credit facility. In addition to the Company’s commercial paper program and revolving credit facility, the Company also has historically had access to obtain additional financing through the issuance of long-term debt and expects to continue to have the ability to do so. Given that the Company expects to use drawings under the New Credit Agreement to finance a portion of the approximately $1.5 billion cash payment to the holders of Class B Common Stock and the other potential sources of funding described in this paragraph, the Company does not expect the Reclassification to have a material impact on its liquidity position.

Whether or not the Reclassification is completed, in general, all fees and expenses incurred in connection with the Reclassification will be paid by the party incurring those fees and expenses, except that the Company has agreed to pay the fees and expenses of the Sands Family Stockholders’ financial and legal advisors, incurred in connection with negotiation, execution and delivery of the Reclassification Agreement and the transactions contemplated thereby, including the Reclassification.

Certain Effects of the Reclassification

The following disclosure addresses certain effects of the Reclassification on affiliated and unaffiliated holders of the Company’s Class B Common Stock.

The terms of the Reclassification do not differentiate between affiliated and unaffiliated shareholders of the Company. Each holder of Class B Common Stock as of immediately prior to the Effective Time, whether or not an affiliate of the Company, will become entitled to receive one validly issued, fully paid and non-assessable share of Class A Common Stock and $64.64 in cash, without interest, per share of Class B Common Stock held.

Similarly, the other effects of the Reclassification (except as otherwise described elsewhere in this proxy statement/prospectus as being solely in favor of WildStar or some or all of the Sands Family Stockholders) are applicable to holders of Class B Common Stock, regardless of whether such holders are affiliated or unaffiliated.

The Company has agreed to pay or reimburse the Sands Family Stockholders for fees and expenses of the Sands Family Stockholders’ legal and financial advisors incurred in connection with the negotiation, execution and delivery of the Reclassification Agreement and consummation of the transactions contemplated by the Reclassification Agreement, including the Reclassification, which amount is expected to be less than $20 million.

The direct and indirect interests in the Company’s net book value and net earnings of the Sands family prior to and immediately after the Reclassification, based on the net book value at May 31, 2022 and net income for the three months ended May 31, 2022, was $2,002.63 million (17.33%) and $67.48 million (17.33%), respectively.

Accounting Treatment of the Reclassification

Assuming no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, at the Effective Time, each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid, and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. Assuming no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, the Reclassification will result in 28,211,685 shares of Class B Common Stock being reclassified into an equal number of shares of Class A Common Stock, thereby increasing the total number of shares of Class A Common Stock outstanding from 187,264,514 to 215,476,199. 5,005,800 treasury shares of Class B Common Stock are expected to be retired prior to the Reclassification.

Assuming no adjustment to the mix of consideration pursuant to the Reclassification Agreement and the Amended and Restated Charter, the cash payment to holders of Class B Common Stock, in the aggregate, will be approximately $1.5 billion. Pursuant to the Reclassification Agreement, the Company will use its reasonable best efforts to obtain third party financing sufficient to fund this amount as promptly as reasonably practicable following the Effective Time and in any event on or prior to the date that the Reclassification is required to be consummated pursuant to the terms thereof.

Total fees and expenses incurred or to be incurred by the Company in connection with the Reclassification are estimated at this time to be as follows:

Amount to Be Incurred (in millions)
Financial and legal advisory and other professional fees	$	[●]
SEC filing fees		$0.7
Proxy solicitation, printing and mailing costs	$	[●]
Sands Family Stockholders financial and legal advisory fees	$	[●]

Total	$	[●]

Delisting of Class B Common Stock

Shares of Class B Common Stock are currently listed and traded on the NYSE under the symbol “STZ.B.” In the Reclassification, the Company’s existing Class B Common Stock will be reclassified into shares of Class A Common Stock. As a result, the Class B Common Stock will be deregistered under the Exchange Act, will be delisted from the NYSE and will cease to be publicly traded.

Material U.S. Federal Income Tax Consequences

The Reclassification is expected to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, the Company received a legal opinion from Kirkland & Ellis LLP to the effect that the Reclassification so qualifies. The opinion is based on representations provided by the Company and on customary assumptions. Accordingly, it generally is expected that the Reclassification will not result in the recognition of any income, gain or loss for U.S. federal income tax purposes, except with respect to any cash received by holders of Class B Common Stock.

Holders of shares of Class A Common Stock and Class B Common Stock should read the section entitled “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Reclassification. Tax matters can be complicated, and the tax consequences of the Reclassification to a particular holder will depend on such holder’s individual facts and circumstances. All holders of Class A Common Stock and Class B Common Stock should consult their own tax advisors to determine the specific tax consequences of the Reclassification to them.

Federal Securities Law Consequences

All shares of Common A Common Stock issued to holders of Class B Common Stock in the Reclassification will be freely transferable, except that any shares of Class A Common Stock held by persons who are deemed to be “affiliates” of the Company under the Securities Act, at the time of the Special Meeting may be resold by such persons only in transactions permitted by Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company for such purposes generally include individuals or entities that control, are controlled by or are under common control with the Company and include directors and executive officers of the Company.

No Appraisal Rights

No appraisal rights under Section 262 of the DGCL will be available to holders of Common Stock with respect to the amendment and restatement of the Company’s restated certificate of incorporation in the form of the Amended and Restated Charter or the Other Transactions.

THE RECLASSIFICATION AGREEMENT

This section describes the material terms of the Reclassification Agreement, which was executed on June 30, 2022. The description of the Reclassification Agreement in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Reclassification Agreement, a copy of which is attached as Annex C to this proxy statement/prospectus and is incorporated by reference. This summary does not purport to be complete and may not contain all of the information about the Reclassification Agreement that is important to you. You are encouraged to read the Reclassification Agreement carefully and in its entirety.

Explanatory Note Regarding the Reclassification Agreement

The Reclassification Agreement and this summary are included solely to provide you with information regarding its terms. The representations, warranties and covenants made in the Reclassification Agreement by the Company and the Sands Family Stockholders were made solely for the purposes of the Reclassification Agreement and, in some cases, as of specific dates and were qualified and subject to important limitations agreed to in connection with the negotiation of the Reclassification Agreement. In particular, in your review of the representations and warranties contained in the Reclassification Agreement and described in this summary it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Reclassification Agreement may have the right to not effect the Reclassification and that the representations and warranties may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Reclassification Agreement. Accordingly, the representations and warranties and other provisions of the Reclassification Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus, the documents incorporated by reference into this proxy statement/prospectus, and reports, statements and filings that the Company and the Sands Family Stockholders file with the SEC from time to time. For more information, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Structure of the Reclassification

Pursuant to the Reclassification Agreement, following satisfaction or waiver of the conditions set forth therein, the Company will file the Amended and Restated Charter with the Secretary of State of the State of Delaware and by virtue of the effectiveness of such filing (assuming no adjustment to the consideration mix pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid, and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest.

If, immediately prior to the closing of the Reclassification, the Company’s and its subsidiaries’ cash and cash equivalents, together with amounts available to be drawn by the Company or any of its subsidiaries pursuant to any financing available to any of them (net of any amounts the Company reasonably expects to draw under the Company’s revolving credit facility to fund the Company’s operations over the following three months), is less than $1,500,028,406.40, then the Company has the right (after good faith consultation with WildStar) to reduce the cash portion of the consideration (up to a maximum reduction of $500,000,000) and increase the stock portion of the reclassification consideration to the Increased Exchange Ratio (as defined in the Reclassification Agreement). The amount by which the exchange ratio would be increased is based on the price per share of Class A Common Stock, with such Class A Common Stock being valued at the lesser of (i) the volume weighted average price per share of Class A Common Stock for the ten trading days immediately prior to the second business day prior to the closing date of the Reclassification and (ii) $243.63 (which was the price of the Class A Common Stock on the day prior to signing). The Class A Common Stock issued with respect to any increase to the exchange ratio is exempt from the post-closing pledging and transfer restrictions described below.

Material Obligations of the Company and the Sands Family Stockholders under the Reclassification Agreement

Pursuant to the Reclassification Agreement, the Company agreed to submit the Reclassification Proposal to the stockholders of the Company at the Special Meeting. Until the earlier of the closing of the Reclassification and the termination of the Reclassification Agreement, the Sands Family Stockholders irrevocably and unconditionally agreed to appear, in person or by proxy, at the Special Meeting, including any postponement or adjournment of the Special Meeting, or otherwise cause all shares of Class A Common Stock and Class B Common Stock owned of record by the Sands Family Stockholders to be counted as present thereat for purposes of determining a quorum, and vote (or cause to be voted) all shares of Class A Common Stock and Class B Common Stock owned of record by the Sands Family Stockholders:

•

in favor of the Reclassification Proposal and any proposal to postpone or adjourn any meeting of the stockholders of the Company at which the Reclassification Proposal is submitted for consideration to a later date, subject to certain limitations described in the Reclassification Agreement, if there are not sufficient votes for approval of the Reclassification Proposal or to establish a quorum for such meeting;

•

unless otherwise directed in writing by the Special Committee, against any action, agreement or transaction that would reasonably be expected to result in any of the conditions to the closing of the Reclassification described in the Reclassification Agreement not being satisfied on or before June 30, 2023; and

•

against any other action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification.

In furtherance of the Sands Family Stockholders’ voting obligations described above, the Reclassification Agreement also provides that each member of the Sands Family Stockholders irrevocably appointed designated officers of the Company as the Sands Family Stockholders’ proxy for the purposes of voting all shares of Common Stock held of record by the Sands Family Stockholders consistent with the terms described above.

The Sands Family Stockholders further agreed that, prior to the earlier of the closing of the Reclassification or the termination of the Reclassification Agreement, it shall not transfer any shares of Class A Common Stock or Class B Common Stock, or grant any proxies or any enter voting trust or similar agreement with respect to the voting of such shares (except as set forth in the Reclassification Agreement or otherwise in existence among the Sands Family Stockholders at the time of signing of the Reclassification Agreement). The Company and the Sands Family Stockholders agreed to certain exceptions to this pre-closing transfer restriction, including, as further described below, for (i) transfers by the Sands Family Stockholders to Family-Related Persons, (ii) transfers in connection with bona fide estate, family or tax planning, (iii) transfers where the proceeds are used to pay or repay any borrowings that existed as of the signing of the Reclassification Agreement and become due and payable by any Family-Related Persons (with a maximum of 3,000,000 shares of Class A Common Stock or Class B Common Stock in the aggregate being transferred pursuant to this exception) or any debts, bequests or other liabilities of any Family-Related Persons upon their death, (iv) certain pledges of stock and (v) transfers of shares of Class A Common Stock received in connection with a conversion of Class 1 Common Stock. On July 15, 2022, certain members of the Sands Family Stockholders, sold an aggregate of 2,702,747 shares of Class A Common Stock in a block sale, 2,196,749 of which were converted shares of Class 1 Common Stock. Notwithstanding the foregoing, the Sands Family Stockholders agreed that prior to the earlier of the closing of the Reclassification or the termination of the Reclassification Agreement, it shall continue to hold the power to vote or direct the voting of at least a majority of the voting power of both (a) all of the issued and outstanding shares of Class B Common Stock and (b) all of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, when voting together as a single class.

Each of the Sands Family Stockholders and the Company have agreed to use reasonable best efforts to take, or cause to be taken, all action, and do or cause to be done all things necessary, proper or advisable under applicable law, as may be required to carry out the provisions of the Reclassification Agreement and to consummate and make effective the transactions contemplated by the Reclassification Agreement.

Provided they remain employees of the Company or a subsidiary through immediately prior to the Effective Time, Messrs. Robert and Richard Sands shall retire (and take all reasonable actions necessary to effect their retirement) as Executive Chairman of the Board and Executive Vice Chairman of the Board, respectively, of the Company effective as of the Effective Time.

Post-Reclassification Governance Covenants

The Company and the Sands Family Stockholders also agreed to certain governance arrangements, effective following the Effective Time.

Ongoing Board Roles

The Company is required to take all necessary action so that Messrs. Robert and Richard Sands become and/or remain, as applicable, Non-Executive Chairman of the Board (for such period of time as decided by the Board) and a Board member, respectively, as of and immediately following the Effective Time. The Board will take all requisite action so that, at the Effective Time, the compensation package for Mr. Robert Sands in respect of his service as Non-Executive Chairman from and after the Effective Time shall be in-line with that of a non-executive chairman for a company of similar size and in the same line of business as the Company. The Board shall take all requisite action so that, at the Effective Time, Mr. Richard Sands shall be compensated in-line with the current non-management Board members in respect of his service as director from and after the Effective Time.

In addition, the Company agreed to continue to provide to each of Messrs. Robert and Richard Sands (1) offices in the Company’s Florida location for up to six months following the Effective Time and (2) administrative support, security and cars and drivers provided to such person as of June 30, 2022, in each case consistent with what was provided to such person as of June 30, 2022 and solely for so long as Mr. Robert Sands or Mr. Richard Sands is a member of the Board.

Board Nomination Rights

The Company and the Sands Family Stockholders agreed to certain Board nomination rights for the benefit of the Sands Family Stockholders and certain limitations on those rights:

•

from the Effective Time until the date that is five years after the Effective Time and so long as the Sands Family Stockholders, collectively, has beneficial or record ownership of at least ten percent of the issued and outstanding shares of Class A Common Stock, the Board shall, subject to the procedures and limitations described below, nominate two individuals designated by WildStar for election to the Board at any annual meeting of Company stockholders at which directors are to be elected (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected);

•

so long as the Sands Family Stockholders, collectively, have beneficial or record ownership of less than 10% but at least 9,239,463.1 shares of Class A Common Stock (i.e., five percent of the issued and outstanding Class A Common Stock at the time of signing of the Reclassification Agreement) (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction), the Board shall, subject to the procedures and limitations described below, nominate one individual designated by WildStar for election to the Board at any annual meeting of Company stockholders at which directors are to be elected (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected);

•

on and following the first date following the Effective Time on which the Sands Family Stockholders has beneficial or record ownership of less than 9,239,463.1 shares of Class A Common Stock, as adjusted, the Sands Family Stockholders shall cease to have any nomination rights described in the previous two bullets;

•

as long as WildStar has the right to designate nominee(s) for election to the Board as described above, and as permitted by applicable law and the rules of the national securities exchange on which the Company’s equity securities are traded or listed, WildStar will be entitled to have its nominee, to the extent then serving on the Board, serve as a non-voting member of each committee of the Board (other than the audit committee);

•

the nomination rights described above will cease if the Sands Family Stockholders have made an uncured material breach of the obligations of the Sands Family Stockholders of the post-Reclassification covenants contained in the Reclassification Agreement, as determined in a final non-appealable judgment;

•

in addition, and as described in greater detail below, uncured material breaches of the anti-pledging restrictions applicable to certain members of the Sands Family Stockholders will result in (a) WildStar losing its entitlement to designate individuals for nomination to the Board and (b) the resignation of any members of the Board previously designated for nomination by WildStar (subject to the Board’s acceptance of such resignation);

•

as long as WildStar is entitled to designate any individual for election to the Board (as described above), the Board will cause such individual(s) to be included in the slate of nominees recommended by the Board to the stockholders of the Company for election as directors at any annual meeting of Company stockholders at which directors are to be elected (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected) and the Company will use the same efforts to cause the election of those nominee(s) as it uses to cause other nominees recommended by the Board to be elected, including soliciting proxies or consents in favor of the election of such nominee(s);

•

until the date that is five years after the Effective Time, if the Sands Family Stockholders would cease to have the right to require the Board to nominate two individuals designated by WildStar for election to the Board (as described above) as a result of the Sands Family Stockholders falling below beneficial or record ownership of at least ten percent of the issued and outstanding shares of Class A Common Stock, other than as a result of a sale or other transfer of Class A Common Stock by members of the Sands Family Stockholders, the Sands Family Stockholders shall not lose the right to nominate two individuals unless and until, after one month, the Sands Family Stockholders remain below that threshold. During that one-month period, the standstill restrictions shall not restrict the Sands Family Stockholders from acquiring additional shares of Class A Common Stock, not to exceed beneficial or record ownership of 10.1% of the issued and outstanding shares of Class A Common Stock;

•	the initial individuals designated by WildStar will be Messrs. Robert and Richard Sands; and

•

the Company’s obligations to have any individual designated by WildStar appointed to the Board or to be nominated for election as a director is subject to (a) such nominee’s satisfaction of all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company, (b) except with respect to Messrs. Robert and Richard Sands, the approval (not to be unreasonably withheld, conditioned or delayed, but subject to the Board’s fiduciary duties in all respects) of a director designee in the reasonable good faith judgment of the Board based on criteria that is no more burdensome to such designee than criteria to serve as a director set forth in the Company’s Board Corporate Governance Guidelines and the Charter of the Corporate Governance and Responsibility Committee of the Board, in each case, as in effect at the time of the Board’s determination and (c) such nominee including in his or her irrevocable, conditional resignation (in connection with the majority voting provision for uncontested director elections in the By-laws) that such nominee’s resignation will also be effective upon (1) an uncured material breach of the obligations of the Sands Family Stockholders of certain post-Reclassification covenants contained in the Reclassification Agreement, as determined in a final non-appealable judgment and (2) the Board’s acceptance of such resignation. In addition, the Company and WildStar will cooperate in good faith to identify and pre-clear any individuals (other than Messrs. Robert and Richard Sands) to be designated by WildStar in accordance with the designation rights described above in advance of the mailing of the Company’s proxy statement for the Company’s annual meeting.

Post-Closing Transfer Restrictions

From the Effective Time until the date that is three years after the Effective Time, the Sands Family Stockholders will not, directly or indirectly, in any single transaction or series of related transactions, be permitted to transfer shares of the Company’s capital stock held by the Sands Family Stockholders, subject to certain exceptions. For the purpose of these restrictions, transfers include any sale of, any contract or agreement to sell, the grant of an option to purchase or other disposition of shares of the Company’s capital stock, as well as entry into any swap or other arrangement that transfers to another in whole or in part any of the economic consequences of ownership of shares of the Company’s capital stock, for cash or otherwise, or the public announcement of an intention to effect any of those transactions. Exceptions to these restrictions include transfers:

•

to any of the Family-Related Persons, but in each case only if such transferee agrees to be bound by the terms of the Reclassification Agreement to the same extent as the transferring member of the Sands Family Stockholders;

•

in connection with any bona fide estate, family or tax planning, but only if such transferee agrees to be bound by the terms of the Reclassification Agreement to the same extent as the transferring member of the Sands Family Stockholders;

•	to any other person to the extent the transfer has been approved in writing by a majority of the members of the Board, excluding individuals designated for nomination by WildStar;

•

to participate in or otherwise in connection with a tender or exchange offer or a merger, stock sale, consolidation or other business combination of the Company, in each case that has been approved or recommended by the Board;

•	where the proceeds of such transfer are used to pay or repay any debts, bequests or other liabilities of any member of the Family-Related Persons upon their death;

•

subject to the pledging restrictions described below, involving pledges, hypothecations or encumbrances of the Sands Family Stockholders’ shares of Company capital stock to any third-party pledgee with respect to arm’s-length borrowings from third parties by any Family-Related Persons and the transfer of any Sands Family Stockholders’ shares of Company capital stock in connection with any exercise of remedies with respect thereto;

•	of shares of Class A Common Stock received by the Sands Family Stockholders issued with respect to any increase to the Reclassification’s exchange ratio as described above; and

•	of shares of the Company’s capital stock made by the Sands Family Foundation and the Sands Family Supporting Foundation.

In addition to the exceptions to transfer restrictions described above, the Sands Family Stockholders may also transfer shares of the Company’s capital stock during the three years after the Effective Time in the following manner, subject to an aggregate cap on transfers pursuant to the below provisions during that three year period of 7,957,925 shares of the Company’s capital stock (the “Maximum Cap”) (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction):

•

the Sands Family Stockholders may, in any successive six-month period following the Effective Time, transfer shares of the Company’s capital stock, including any transfers pursuant to a block sale, underwritten offering and open market trades, in an amount that may not exceed, in the aggregate, two percent of the greater of (x) the average market capitalization of the Company, measured in U.S. dollars, in the six months immediately prior to the date of measurement, calculated daily using the stock price for the Class A Common Stock and the most recently publicly available basic shares outstanding and (y) $45,433,978,373.34 (i.e., the Company’s market capitalization on June 29, 2022), so long as (1) open market trades under this exception do not exceed one percent of the Company’s market capitalization (as calculated in the manner described above) in such six-month period and (2) open market trades on any day do not exceed fifteen percent of the average daily trading volume of Class A Common Stock for the four calendar weeks immediately prior to the calendar week of the date of measurement; and

•

the Sands Family Stockholders may transfer shares of the Company’s capital stock in excess of the restrictions described in the previous bullet but not in an amount above the Maximum Cap if such transfers occur pursuant to a piggyback registration under the Registration Rights Agreement.

Standstill

From the Effective Time until the later of the date that is five years after the Effective Time and such time as each director nominated to the Board by WildStar pursuant to the Reclassification Agreement resigns from the Board, each member of the Sands Family Stockholders will not, directly or indirectly, other than in a person’s capacity as a member of the Board, and will use its reasonable best efforts to cause its representatives that are acting on its behalf in connection with the Reclassification Agreement to not, directly or indirectly, except with the prior written approval of the Board (excluding nominees of WildStar), among other things:

•

acquire or offer to acquire any shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company other than shares of Class A Common Stock and Class 1 Common Stock acquired through the Reclassification, conversions of existing shares of Class 1 Common Stock into shares of Class A Common Stock pursuant to the Amended and Restated Charter, annual compensation grants or other equity compensation granted as a result of a member of the Sands Family Stockholders’ status as a member of the Board, in connection with transfers among Family-Related Persons or otherwise in connection with permitted transfers for bona fide estate, family or tax planning as described above, or permitted acquisitions returning the Sands Family Stockholders to ten percent ownership, as described above;

•

make or in any way participate in, directly or indirectly, any “solicitation” (as the term is defined in Rule 14a-1 under the Exchange Act, including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act) to vote or refrain from voting any shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company;

•	call or seek to call a meeting of stockholders of the Company;

•

seek to advise or influence any person with respect to the voting of any shares of Company capital stock or other equity securities or other instruments convertible into equity interests of the Company;

•

other than (x) to effectuate the nomination rights described above or (y) actions that are consistent with the Board’s public recommendation on any director nomination or stockholder proposal, seek the removal of any member of the Board (including through any “withhold” or similar campaign) or submit, initiate, participate in or knowingly encourage any director nomination or stockholder proposal with respect to the Company;

•

propose any merger, share exchange, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or other disposition or acquisition of a material portion of the consolidated assets of, the Company;

•	act alone or in concert with others to seek to change, control or influence, in any manner, the business, policies or affairs of the Company and its subsidiaries;

•

publicly disclose any intention, plan or arrangement, or enter into any negotiations, arrangements or understandings with any person(s), which are inconsistent with any of the restrictions described above;

•	advise, knowingly assist, knowingly encourage or direct any person to do any of the things described above; or

•

contest the validity of the restrictions described above or make any request to amend, waive or terminate the restrictions described above that would reasonably be expected to require the Company or a member of the Sands Family Stockholders to publicly disclose the request.

The restrictions described above do not limit the ability of the Sands Family Stockholders to (a) vote for or against, grant proxies, written consents or ballots in relation to, tender into or abstain from taking actions in connection with transactions, proposals or other matters initiated and coordinated by other persons unaffiliated with the Sands Family Stockholders and acting independently of, and not in conjunction with or at the behest or instigation of, the Sands Family Stockholders, (b) acquire or propose to acquire any shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company from other members of the Sands Family Stockholders or Family-Related Persons or (c) advise, assist, encourage or direct any other member of the Sands Family Stockholders or Family-Related Persons to take actions in respect of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company, including providing advice on voting and disposition of shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company.

In addition, until the later of the date that is five years after the Effective Time and such time as each director nominated to the Board by WildStar pursuant to the Reclassification Agreement resigns from the Board, (a) each member of the Sands Family Stockholders will not, and will cause its representatives (acting at the direction of such member of the Sands Family Stockholders) not to, make any public statement that disparages or otherwise calls into disrepute the Company in any manner that could reasonably be expected to damage the business or reputation of the Company and (b) the Company will not, and will cause its subsidiaries and representatives (acting at the direction of the Company or its subsidiaries) not to, make any public statement that disparages or otherwise calls into disrepute the Sands Family Stockholders and the Family-Related Persons in any manner that could reasonably be expected to damage the business or reputation of such persons. The provisions in (a) and (b) above are subject to certain exceptions for compelled testimony or production of information in response to applicable law or any disclosure required by applicable law and do not prohibit any party from reporting what it reasonably believes to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

Pledging

The Board also agreed to adopt an anti-pledging policy applicable to the Board and the officers of the Company who are subject to the reporting requirements of Section 16 of the Exchange Act, which generally prohibits the pledging, hypothecation or otherwise encumbering shares of the Company’s stock as collateral for indebtedness. Those directors nominated by WildStar for appointment to the Board are not subject to the Anti-Pledging Policy and are instead subject to certain limitations on pledging set forth in the Reclassification Agreement (provided that such limits do not apply to shares of Class A Common Stock received by the Sands Family Stockholders issued with respect to any increase to the Reclassification’s exchange ratio as described above, if any), including:

•	from the Effective Time until the date that is five years after the Effective Time, the number of shares of the Company’s capital stock owned of record by the Sands Family Stockholders and pledged,

hypothecated or otherwise encumbered, which otherwise would be covered by the Board’s Anti-Pledging Policy will not exceed, at any given time, the higher of (x) the number of shares of the Company’s capital stock having $4,054,204,438 in value, calculated based on the volume weighted average price of Class A Common Stock for the twenty trading days immediately prior to the date of measurement, or (y) the number of shares pledged by the Sands Family Stockholders as of June 30, 2022 (which total number of pledged shares was 16,640,826 shares of Class A Common Stock and Class B Common Stock, and as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction); and

•

following the date that is five years after the Effective Time and until no member of the Board is both nominated by WildStar and is a Family-Related Person, the number of shares of the Company’s capital stock pledged, hypothecated or otherwise encumbered, which otherwise would be covered by the Board’s Anti-Pledging Policy, will not exceed, as measured on each of March 1 and September 1 of each calendar year following the date that is five years after the Effective Time, the number of shares of Company capital stock having $3,000,000,000 in value (adjusted for certain increases in the Consumer Price Index), calculated based on the volume weighted average price of Class A Common Stock for the twenty trading days immediately prior to the date of measurement.

The Sands Family Stockholders will use their reasonable best efforts to ensure that all shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company beneficially owned by a member of the Board designated by WildStar who is also a Family-Related Person is in compliance with the anti-pledging restrictions above applicable to such person. In the event of a material breach of the applicable pledging restrictions or any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, the applicable members of the Sands Family Stockholders will have 120 calendar days to cure such material breach. If the material breach has not been cured as of the 120th calendar day following receipt of written notice from the Board, then, unless and until such breach is cured, WildStar will not be entitled to the Board nomination rights described above and any members of the Board previously designated for nomination by WildStar will resign from the Board (subject to Board acceptance of the resignations). The Sands Family Stockholders will also use their reasonable best efforts to cause each member of the Board designated by WildStar who is also a Family-Related Person to disclose to the Company (x) the shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company beneficially owned by such person at the end of each of the Company’s second and fourth fiscal quarters and (y) pledges, hypothecations or other encumbrances of such shares of Company capital stock or other equity interests or other instruments convertible into equity interests of the Company beneficially owned by such person that would be covered by the Board’s Anti-Pledging Policy at the end of each of the Company’s second and fourth fiscal quarters.

If there are no Family-Related Persons serving on the Board, then neither any pledging policy nor similar restriction of the Company, including the Board Anti-Pledging Policy, nor the restrictions set forth in the Reclassification Agreement shall apply to the Sands Family Stockholders. Neither any pledging policy nor other similar restriction of the Company, including the Board Anti-Pledging Policy, nor the restrictions in the Reclassification Agreement shall apply to shares owned by any member of the Sands Family Stockholders that are not beneficially owned by any member of the Board.

The Sands Family Stockholders and the Company agreed that the sole and exclusive remedy for a breach of the pledging policies and restrictions described above, which will apply only following a determination in a final non-appealable judgment that a material breach of the pledging policies and restrictions described above has occurred, will be the immediate and irrevocable termination of the nomination rights of the Sands Family Stockholders and WildStar described above.

By-law Changes

Furthermore, pursuant to the Reclassification Agreement, the Company agreed that the Company’s existing by-laws would be amended and restated effective as of the Effective Time, substantially in the form set forth in

Annex B, to make certain conforming changes in connection with the adoption of the Amended and Restated Charter and with the Reclassification Agreement. The By-laws also include certain other changes to update the existing by-laws of the Company in accordance with best corporate practices, including, among other things:

•	adoption of a majority voting standard for uncontested director elections, with a plurality voting carveout for contested director elections;

•	a requirement that stockholders nominating directors to the Board certify their compliance with the SEC’s universal proxy rules;

•

specification that special meetings of the Board may be called by a majority of the whole Board, as well as by the Chair of the Board, the Company’s chief executive officer and certain officers of the Company;

•

revisions to the advance notice requirements for stockholders making director nominations, including (a) establishing clear eligibility requirements for requesting the Company’s director and officer questionnaire and other nomination materials and providing that the Company has five business days to respond to such requests and (b) enhancing the Company’s ability to request supplemental information from Board nominees after the nomination deadline;

•	clarifications that a meeting of the Company’s stockholders may be held in a hybrid format as opposed to solely in-person or remotely;

•

provision for the chair of a meeting of the Company’s stockholders to prescribe restrictions on the use of cellular phones, audio or video recording devices and similar devices at a meeting of the Company’s stockholders;

•	eliminating references to the Chair of the Board position as an officer of the Company and specifying that the Chair of the Board has the customary duties and authority of a Chair of the Board;

•

conforming changes in response to certain amendments to the DGCL expected to take effect on August 1, 2022, including (a) updating the methods for giving notice of adjourned stockholder meetings to address the adjournment of virtual meetings and (b) eliminating the requirement that a stocklist be made available during meetings of the Company’s stockholders; and

•	eliminating gender-specific references throughout the By-laws, as well as references to the Vice Chairman of the Board position.

Amended and Restated Charter

Pursuant to the Reclassification Agreement, the Company’s certificate of incorporation will be amended and restated to reflect the terms of the Reclassification, as further described in the section entitled “Comparison of Stockholder Rights,” to eliminate the Class B Common Stock and to provide that conversions of shares of Class 1 Common Stock into Class A Common Stock may occur in connection with certain registered offerings.

Other Governance Changes

In addition, pursuant to the Reclassification Agreement, the Company agreed that the Board Corporate Governance Guidelines and the Corporate Governance and Responsibility Committee Charter would be amended and restated effective as of the Effective Time, to reflect modernizing, clarifying and conforming changes in connection with the Amended and Restated Charter and By-laws. The Board intends to have the Board rotate the lead independent director position on the Board at the next available normal cycle opportunity following the Effective Time.

Registration Rights Agreement

The Registration Rights Agreement provides that, in connection with the closing of the Reclassification, the Company and the Sands Family Stockholders will enter into the Registration Rights Agreement pursuant to which the Sands Family Stockholders will be provided certain rights relating to the registration of their Common Stock.

Other Covenants

The Company and the Sands Family Stockholders also agreed that:

•

the Company will pay or reimburse the Sands Family Stockholders for fees and expenses of the Sands Family Stockholders’ legal and financial advisors incurred in connection with the negotiation, execution and delivery of the Reclassification Agreement and consummation of the transactions contemplated by the Reclassification Agreement, including the Reclassification, which amount is expected to be less than $20 million;

•

the Company will indemnify the Sands Family Stockholders, the Family-Related Persons and certain related individuals and entities of each for any out-of-pocket costs and expenses arising out of or resulting from any actions or proceedings related to the Reclassification Agreement or the transactions contemplated thereby, including the Reclassification. However, the Company’s indemnification obligations to the above mentioned parties do not extend to any loss, liability or damage pursuant to a judgment, order, decree or settlement of such action or proceeding or to any actions or proceedings brought by the Company against the Sands Family Stockholders for breach of the Reclassification Agreement;

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the Company will use reasonable best efforts to, substantially concurrently with or prior to the closing of the Reclassification, prepare and file a “shelf” registration statement, in a form reasonably acceptable to WildStar, pursuant to Rule 415 promulgated under the Securities Act relating to the shares of Common Stock beneficially owned by the Sands Family Stockholders after giving effect to the Reclassification, together with, if requested by WildStar no later than 15 days prior to the anticipated date of the closing of the Reclassification Agreement, an associated prospectus supplement;

•

the Company will use its reasonable best efforts to cause the shares of Class A Common Stock into which the Class B Common Stock shall be reclassified pursuant to the Reclassification to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after June 30, 2022, and in any event prior to the Effective Time; and

•

the Company will use its reasonable best efforts to consummate and obtain, as promptly as reasonably practicable following June 30, 2022 and in any event on or prior to the consummation of the Reclassification, third party financing sufficient to fully fund the maximum cash amount payable to holders of Class B Common Stock in the Reclassification in accordance with the terms of the Reclassification Agreement.

Termination

The obligations of the Company and the Sands Family Stockholders under the Reclassification Agreement are subject to certain rights of termination. Subject to certain requirements and exceptions, the Company may terminate the Reclassification Agreement if there has been a breach by the Sands Family Stockholders of their representations, warranties, covenants or agreements contained in the Reclassification Agreement that would cause a failure of the relevant closing conditions and such breach has not been waived by the Company or, if capable of being cured, remains uncured within the specified cure period. Subject to certain requirements and exceptions, WildStar, on behalf of the Sands Family Stockholders, may terminate the Reclassification Agreement if there has been a breach by the Company of its representations, warranties, covenants or agreements contained in the Reclassification Agreement that would cause a failure of the relevant closing conditions and such breach has not been waived by the Sands Family Stockholders or, if capable of being cured, remains uncured within the specified cure period. Additionally, subject to certain exceptions, there are mutual termination rights that include, but are not limited to, the right of either the Company or the Sands Family Stockholders to terminate the Reclassification Agreement:

•	if the closing contemplated by the Reclassification Agreement does not occur on or prior to June 30, 2023;

•	if requisite stockholder approvals of the Amended and Restated Charter are not obtained in accordance with the terms of the Reclassification Agreement at the Special Meeting; or

•

if any permanent legal restraint has been issued or come into effect that permanently prevents, prohibits or enjoins the consummation of the Reclassification or the Amended and Restated Charter from becoming effective, and such legal restraint has become final and non-appealable.

The Reclassification Agreement provides that the Company will not exercise any of the above termination rights unless and until the action has been approved by the Special Committee.

Efforts to Hold Stockholder Vote; Recommendation

The Company agreed to (i) submit the approval and adoption of the Amended and Restated Charter to a stockholder vote and (ii) use reasonable best efforts to cause the Special Meeting to be held as promptly as reasonably practicable following the effectiveness of the registration statement. The Reclassification Agreement provides that, subject to the requirements of applicable law, the Company may, and in the case of clause (c) below upon the request of WildStar for periods not to exceed ten business days in any single such postponement or adjournment or three months in the aggregate, shall, postpone or adjourn the Special Meeting (a) if a quorum has not been established; (b) to allow reasonable additional time for the filing and mailing of any supplement or amendment to this proxy statement/prospectus as may be required under applicable law and for such supplement or amendment to be disseminated and reviewed by the Company’s stockholders sufficiently in advance of the Special Meeting; (c) to allow reasonable additional time to solicit additional proxies, if and to the extent the required stockholder approvals would not otherwise be obtained; or (d) with the prior written consent of WildStar; provided, however, that, unless otherwise agreed to by WildStar, the Special Meeting will not be postponed or adjourned under clauses (a) or (c) for more than ten business days in any single such postponement or adjournment or three months in the aggregate.

The Company further agreed to (i) include in this proxy statement/prospectus the Board’s recommendation that the Company’s stockholders approve and adopt the Reclassification Proposal and (ii) use its reasonable best efforts to solicit proxies from the Company’s stockholders in favor of the Reclassification Proposal and to take all other action reasonably necessary to secure the requisite stockholder approvals.

Representations and Warranties

The Reclassification Agreement contains representations and warranties by each of the parties. These representations and warranties have been made solely for the benefit of the other party to the Reclassification Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the Reclassification Agreement should not be read alone, but instead should be understood in the context in which they were given and read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference herein. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

The representations and warranties made by the Company in the Reclassification Agreement relate to, among other topics, the following:

•	valid existence and corporate power and authority of the Company relative to the execution, delivery and performance of the Reclassification Agreement;

•	capital structure of the Company;

•

the absence of conflicts with, or violations of, the organizational documents of the Company, any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party (other than any compensation or similar plan or arrangement), or any governmental order or law applicable to the Company;

•

the Board’s authorization and approval of the Amended and Restated Charter, the Reclassification Agreement and related transaction documents and the Reclassification, and the recommendation to Company stockholders that they approve and adopt the Reclassification Proposal;

•	accuracy of information supplied or to be supplied in the registration statement and this proxy statement/prospectus;

•	receipt by the Special Committee of an opinion from Centerview; and

•	absence of certain litigation.

The representations and warranties made by the Sands Family Stockholders in the Reclassification Agreement relate to, among other topics, the following:

•	valid title to the shares of Common Stock owned of record by the Sands Family Stockholders;

•	valid existence and corporate power and authority or individual capacity, as applicable;

•

authority of the Sands Family Stockholders relative to execution and delivery of the Reclassification Agreement and the absence of conflicts with, or violations of, organizational documents of the Sands Family Stockholders or any governmental order or law applicable to the Sands Family Stockholders;

•	consents and approvals relating to the Reclassification;

•	absence of certain litigation;

•	accuracy of information supplied or to be supplied in the registration statement and this proxy statement/prospectus; and

•	absence of finders’ fees.

Conditions to the Company and/or the Sands Family Stockholders’ Obligation to Complete the Reclassification

Under the terms of the Reclassification Agreement, the Company and the Sands Family Stockholders’ obligation to complete the Reclassification is subject to customary conditions, including, among others:

•

the adoption and approval of the Reclassification Proposal by the affirmative vote of the holders of (a) not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders, (b) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class and (c) a majority of the issued and outstanding shares of Class B Common Stock;

•	the effectiveness of the Company’s Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part, and the absence of any SEC stop order suspending effectiveness;

•	the absence of any governmental order or law preventing, prohibiting or enjoining the Reclassification or the Amended and Restated Charter from becoming effective; and

•	the approval by the NYSE, subject to official notice of issuance, of the listing of the shares of Class A Common Stock into which the Class B Common Stock will be reclassified.

Under the terms of the Reclassification Agreement, the Company’s obligation to complete the Reclassification is also subject to, among others, the following customary conditions:

•	the accuracy of the representations and warranties of the Sands Family Stockholders (subject to a materiality standard); and

•

the Sands Family Stockholders shall have performed in all material respects all of the obligations under the Reclassification Agreement required to be performed by the Sands Family Stockholders at or before to the closing.

Under the terms of the Reclassification Agreement, the Sands Family Stockholders’ obligation to complete the Reclassification is also subject to, among others, the following customary conditions:

•	the accuracy of the representations and warranties of the Company (subject to a materiality standard);

•	the Company shall have performed in all material respects all of the obligations under the Reclassification Agreement required to be performed by the Company at or before the closing; and

•	the execution and delivery of a counterpart to the Registration Rights Agreement by the Company.

Amendments and Waivers

Amendment. The Reclassification Agreement may not be altered, amended or supplemented except by an agreement in writing signed by the Company and WildStar. The Company may not agree to amend the Reclassification Agreement before the Effective Time unless and until such amendment is approved by the Special Committee.

Waiver. At any time prior to the Effective Time, with certain exceptions, any party may (i) waive any inaccuracies in the representations and warranties of any other party contained in the Reclassification Agreement or in any document delivered pursuant to the Reclassification Agreement or (ii) waive compliance by any other party with any of the agreements or conditions contained in the Reclassification Agreement. The Company may not waive any right or condition to its obligations under the Reclassification Agreement before the Effective Time unless and until such waiver is approved by the Special Committee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the Reclassification to “U.S. holders” and “non-U.S. holders” (each as defined below) of shares of Class A Common Stock and/or Class B Common Stock. This discussion is based on the Code, Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as in effect on the date of this information statement, and all of which are subject to change at any time, possibly with retroactive effect.

This discussion only addresses holders of shares of Class A Common Stock and/or Class B Common Stock that hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its particular circumstances or to holders subject to special rules under the Code (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities who elect to apply a mark-to-market method of accounting, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, holders that hold shares of Class A Common Stock and/or Class B Common Stock as part of a hedge, straddle, conversion, synthetic security, integrated investment, or constructive sale transaction, U.S. holders having a “functional currency” other than the U.S. dollar, holders who acquired shares of Class A Common Stock and/or Class B Common Stock upon the exercise of employee stock options or otherwise as compensation, holders who are liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” or any holder that owns, directly, indirectly or constructively, 5% or more of the number of shares of Class A Common Stock, the number of shares of Class B Common Stock, or the aggregate number of shares of Class A Common Stock and Class B Common Stock). This discussion also does not address any tax consequences arising under the alternative minimum tax, the 3.8% Medicare contribution tax on net investment income, nor does it address any estate (except to the limited extent set forth below) or gift tax considerations or any other tax considerations under state, local or foreign laws or U.S. federal laws that do not pertain to the U.S. federal income tax.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Class A Common Stock and/or Class B Common Stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of Class A Common Stock and/or Class B Common Stock should consult their tax advisors regarding the U.S. federal income tax consequences of the Reclassification to them.

ALL HOLDERS OF SHARES OF CLASS A COMMON STOCK AND/OR CLASS B COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE RECLASSIFICATION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Class A Common Stock and/or Class B Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation (or any other entity treated as a corporation) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia,

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, and

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Class A Common Stock and/or Class B Common Stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

The Reclassification is expected to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, the Company has received a legal opinion from Kirkland & Ellis LLP to the effect that the Reclassification so qualifies. The opinion is based on representations provided by the Company and on customary assumptions. If any such representation or assumption is inaccurate, the tax consequences of the Reclassification could differ from those described below. No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the Reclassification and an opinion of counsel is not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

Accordingly, the material U.S. federal income tax consequences of the Reclassification to U.S. holders and non-U.S. holders of shares of Class A Common Stock and/or Class B Common Stock are as follows:

Material U.S. Federal Income Tax Consequences of the Reclassification to U.S. Holders

U.S. holders of Class A Common Stock. A U.S. holder of shares of Class A Common Stock (but not Class B Common Stock) generally should not be affected by the Reclassification for U.S. federal income tax purposes. Such a U.S. holder generally would not recognize gain or loss, and such a U.S. holder’s basis and holding period in its Class A Common Stock would not be affected, in each case for U.S. federal income tax purposes.

U.S. holders of Class B Common Stock. A U.S. holder of shares of Class B Common Stock generally would recognize gain, but not loss, on the Reclassification in an amount equal to the lesser of (i) the amount of cash received pursuant to the Reclassification or (ii) the excess, if any, of (a) the sum of such amount of cash and the fair market value of the shares of Class A Common Stock deemed received by such holder in the deemed exchange of the holder’s shares of Class B Common Stock pursuant to the Reclassification over (b) such holder’s adjusted tax basis in the shares of Class B Common Stock deemed surrendered pursuant to the Reclassification. The aggregate tax basis of the shares of Class A Common Stock deemed received in the deemed exchange of the holder’s shares of Class B Common Stock pursuant to the Reclassification generally would be equal to the aggregate tax basis in the shares of Class B Common Stock deemed surrendered, decreased by the amount of cash received and increased by the amount of gain recognized on the deemed exchange (regardless of whether such gain is classified as capital gain or dividend income). Any such gain would be capital gain provided that one of the Section 302 tests described below was satisfied. The holding period of any shares of Class A Common Stock deemed received in the deemed exchange for shares of Class B Common Stock pursuant to the Reclassification generally would include the holding period of the shares of Class B Common Stock deemed surrendered.

If a U.S. holder acquired different blocks of Class B Common Stock at different times or different prices, the holder should consult its own tax advisor regarding the manner in which cash and shares of Class A Common Stock deemed received in the Reclassification should be allocated among different blocks of Class B Common Stock.

If none of the Section 302 tests described below were satisfied, the U.S. holder’s gain recognized generally would be treated as a dividend distribution under Section 301 of the Code to the extent of such holder’s ratable share of our accumulated earnings and profits (as determined under U.S. federal income tax principles) and then as capital gain. U.S. holders that are corporations should consult their tax advisors regarding the potential application of the “extraordinary dividend” provisions of the Code.

Any recognized gain (other than gain treated as dividend income) generally would be long-term capital gain if, as of the date of the Reclassification, the U.S. holder’s holding period with respect to the Class B Common Stock deemed exchanged is more than one year. Certain non-corporate holders, including individuals, are currently taxed at preferential rates on long-term capital gains and, provided certain holding period and other requirements are met, on “qualified dividend income.”

Section 302 Tests. One of the tests set forth below must be satisfied with respect to a U.S. holder of Class B Common Stock in order for gain recognized by such holder upon the deemed redemption of such shares of Class B Common Stock deemed received pursuant to the Reclassification to be treated as a capital gain.

•

Substantially Disproportionate Test. The Reclassification generally would result in a “substantially disproportionate” redemption with respect to a holder of Class B Common Stock if, among other things, immediately after the Reclassification, (i) the ratio of voting stock owned by such holder to all the voting stock of the Company was less than 80% of the same ratio immediately prior to the Reclassification and (ii) the ratio of Common Stock owned by such holder to all Common Stock of the Company was less than 80% of the same ratio immediately prior to the Reclassification. In a published ruling, the IRS has indicated that in situations in which more than one class of common stock is outstanding, the above tests are applied in an aggregate and not a class-by-class manner. This ruling applied the test described in clause (i) above by reference to the voting power of the stock owned by the holder, and stated that the determination described in clause (ii) above is made by reference to fair market value.

•

Not Essentially Equivalent to a Dividend Test. The receipt of cash in the Reclassification would be treated as “not essentially equivalent to a dividend” if the reduction in a holder’s proportionate interest in the Company as a result of the Reclassification constituted a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether a holder meets this test will depend on the holder’s particular facts and circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.”

•

Complete Termination Test. A U.S. holder of shares of Class B Common Stock may be able to satisfy the “complete termination” test if (i) the holder sells or otherwise disposes of all of that holder’s shares of Common Stock contemporaneously with the completion of the Reclassification and as part of a single integrated plan which includes participation by the holder in the Reclassification, as discussed below, and (ii) with respect to any shares of Common Stock constructively owned, is eligible to waive, and effectively waives, constructive ownership of such shares. However, there exists uncertainty as to whether the “complete termination” test applies in such circumstances. U.S. holders wishing to satisfy the “complete termination test” should consult their own tax advisors.

In applying the Section 302 tests, holders must take into account not only shares of Common Stock that they actually own, but also shares they are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a holder is treated as owning any shares that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares that the holder has the right to acquire by exercise of an option or warrant or by conversion or exchange of a security. Due to the factual nature of the Section 302 tests, holders should consult their tax advisors to determine whether the receipt of cash in the Reclassification qualifies for capital gain and/or dividend treatment in their particular circumstances.

No assurance can be given that a U.S. holder will be able to determine in advance whether the deemed redemption of the U.S. holder’s shares of Class B Common Stock pursuant to the Reclassification will be treated as a capital gain or a dividend. Contemporaneous acquisitions or dispositions of Company stock by a holder may be deemed to be part of a single integrated transaction and, if so, may be taken into account in determining whether any of the Section 302 tests, described above, are satisfied.

Material U.S. Federal Income Tax Consequences of the Reclassification to Non-U.S. Holders

Non-U.S. holders of Class A Common Stock. A non-U.S. holder of shares of Class A Common Stock (but not Class B Common Stock) generally should not be affected by the Reclassification for U.S. federal income tax purposes. Such a non-U.S. holder generally would not recognize gain or loss, and such non-U.S. holder’s basis and holding period in its Class A Common Stock would not be affected, in each case for U.S. federal income tax purposes.

Non-U.S. holders of Class B Common Stock. In general, the U.S. federal income tax consequences of the Reclassification to non-U.S. holders of shares of Class B Common Stock will be the same as those described above for U.S. holders, except that, subject to the discussion below regarding potential dividend treatment, such a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized in connection with the Reclassification unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met; or

•

the Company is or has been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the Reclassification and the non-U.S. holder’s holding period and certain other conditions are satisfied. The Company believes that it currently is not, and does not anticipate becoming, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source losses, if any, of the non-U.S. holder.

As discussed above under “Material U.S. Federal Income Tax Consequences of the Reclassification to U.S. Holders,” gain recognized in connection with the Reclassification by a non-U.S. holder of Class B Common Stock could be treated as a dividend. Any amount so treated generally would be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States). To the extent the applicable withholding agent is unable to determine the amount subject to such withholding with respect to a non-U.S. holder, the withholding agent may withhold at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of the entire amount of cash consideration payable to that non-U.S. holder pursuant to the Reclassification. If a withholding agent withholds amounts from the cash consideration so payable to a non-U.S. holder, that non-U.S. holder may, under certain circumstances, obtain a refund of any excess withholding by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable pursuant to the Reclassification, and the possible benefits of selling their shares of Class A Common Stock (and considerations relating to the timing of such sales).

Information Reporting and Backup Withholding

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 24%) with respect to any cash received pursuant to the Reclassification, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. holders) are exempt from backup withholding. Non-U.S. holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the Reclassification. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of shares of Class A Common Stock or Class B Common Stock should consult their own tax advisors as to the specific tax consequences to them of the Reclassification, including tax reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed financial statements (the “pro forma financial information”) have been derived from the historical condensed consolidated financial statements of the Company incorporated by reference into this proxy statement/prospectus. This pro forma financial information should be read in conjunction with:

•	the accompanying notes to the pro forma financial information;

•

the Company’s historical consolidated financial statements as of and for the year ended February 28, 2022, included in the 2022 Form 10-K and incorporated by reference into this proxy statement/prospectus;

•

the Company’s historical consolidated financial statements as of and for the quarter ended May 31, 2022, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2022, and incorporated by reference into this proxy statement/prospectus; and

•	the other information contained in or incorporated by reference into this proxy statement/prospectus.

In the Reclassification, assuming no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest. The pro forma adjustments to the pro forma financial information represent events that are (i) directly attributable to the Reclassification and (ii) factually supportable.

The unaudited pro forma condensed consolidated statements of comprehensive income (loss) present the effects of the Reclassification for the year ended February 28, 2022 and the quarter ended May 31, 2022, in each case as if the Reclassification was completed as of March 1, 2021. The unaudited pro forma condensed consolidated balance sheet presents the effects of the Reclassification as of May 31, 2022, as if the Reclassification was completed as of that date.

Assumptions and estimates underlying the pro forma adjustments, which are preliminary and have been made solely for the purposes of developing the pro forma financial information, are described in the accompanying notes and should be read in connection with the unaudited pro forma condensed financial statements. The pro forma financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved had the Reclassification taken place as of the date indicated, or the future financial position of the Company.

Constellation Brands, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended February 28, 2022

(in millions, except per share data)

	Actual	Adjustments		Pro Forma
Sales	$9,529.1	$—		$9,529.1
Excise taxes	(708.4)	—		(708.4)

Net sales	8,820.7	—		8,820.7
Cost of product sold	(4,113.4)	—		(4,113.4)

Gross Profit	4,707.3	—		4,707.3
Selling, general, and administrative expenses	(1,711.4)	17.5	(a)	(1,693.9)
Impairment of brewery construction in progress	(665.9)	—		(665.9)
Gain (loss) on sale of business	1.7	—		1.7

Operating income (loss)	2,331.7	17.5		2,349.2
Income (loss) from unconsolidated investments	(1,635.5)	—		(1,635.5)
Interest expense	(356.4)	(50.1)	(b)	(406.5)
Loss on extinguishment of debt	(29.4)	—		(29.4)

Income (loss) before income taxes	310.4	(32.6)		277.8
(Provision for) benefit from income taxes	(309.4)	7.8	(c)	(301.6)

Net income (loss)	1.0	(24.8)		(23.8)
Net (income) loss attributable to noncontrolling interests	(41.4)	—		(41.4)

Net income (loss) attributable to CBI	(40.4)	(24.8)		(65.2)

Net income (loss) per common share attributable to CBI:
Basic—Class A Common Stock	$(0.22)	$(0.12)		$(0.34)
Basic—Class B Common Stock	$(0.20)	$0.20		$—
Diluted—Class A Common Stock	$(0.22)	$(0.12)		$(0.34)
Diluted—Class B Common Stock	$(0.20)	$0.20		$—
Weighted average common shares outstanding:
Basic—Class A Common Stock	167.431	23.225		190.656
Basic—Class B Common Stock	23.225	(23.225)		—
Diluted—Class A Common Stock	167.431	23.225		190.656
Diluted—Class B Common Stock	23.225	(23.225)		—

(a)	Pro forma adjustment to eliminate an estimated $17.5 million in annual compensation attributable to Messrs. Robert and Richard Sands incurred during the year ended February 28, 2022.
(b)

Pro forma adjustment to record an estimated increase in interest expense of $50.1 million related to the issuance of $1.0 billion delay-start term loan and $500.0 million of short-term debt as if the debt was outstanding on March 1, 2021. The final terms of the delay-start term loan and short-term debt will be subject to market conditions and may change materially from the assumptions described below:

Debt Instrument	Interest Rate*	Pro Forma Interest Expense (in millions)
$1.0 billion delay-start term loan	3.511%	$35.1
$500.0 million short-term debt	3.000%	15.0

		$50.1

*	Interest rates in effect as of July 25, 2022

(c)	Pro forma adjustment to record the (provision for) benefit from income taxes of the pro forma adjustments at the combined federal statutory and state rate of 24% for the year ended February 28, 2022.

Constellation Brands, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

for the quarter ended May 31, 2022

(in millions, except per share data)

	Actual	Adjustments		Pro Forma
Sales	$2,540.7	$—		$2,540.7
Excise taxes	(177.5)	—		(177.5)

Net sales	2,363.2	—		2,363.2
Cost of product sold	(1,108.2)	—		(1,108.2)

Gross Profit	1,255.0	—		1,255.0
Selling, general, and administrative expenses	(438.6)	5.1	(a)(b)	(433.5)

Operating income (loss)	816.4	5.1		821.5
Income (loss) from unconsolidated investments	(187.9)	—		(187.9)
Interest expense	(88.5)	(12.5)	(c)	(101.0)
Loss on extinguishment of debt	(15.3)	—		(15.3)

Income (loss) before income taxes	524.7	(7.4)		517.3
(Provision for) benefit from income taxes	(125.4)	1.8	(d)	(123.6)

Net income (loss)	399.3	(5.6)		393.7
Net (income) loss attributable to noncontrolling interests	(9.8)	—		(9.8)

Net income (loss) attributable to CBI	$389.5	$(5.6)		$393.9

Net income (loss) per common share attributable to CBI:
Basic—Class A Common Stock	$2.09	$(0.05)		$2.04
Basic—Class B Common Stock	$1.89	$(1.89)		$—
Diluted—Class A Common Stock	$2.06	$(0.03)		$2.03
Diluted—Class B Common Stock	$1.89	$(1.89)		$—
Weighted average common shares outstanding:
Basic—Class A Common Stock	165.335	23.206		188.541
Basic—Class B Common Stock	23.206	(23.206)		—
Diluted—Class A Common Stock	189.333	—		189.333
Diluted—Class B Common Stock	23.206	(23.206)		—

(a)

Pro forma adjustment to eliminate $0.7 million of non-recurring costs related to the Reclassification incurred in the three-months ended May 31, 2022. These non-recurring costs relate primarily to professional fees and generally are not tax deductible.

(b)	Pro forma adjustment to eliminate an estimated $4.375 million in compensation attributable to Messrs. Robert and Richard Sands incurred during the three months ended May 31, 2022.
(c)

Pro forma adjustment to record an estimated increase in interest expense of $12.5 million related to the issuance of $1.0 billion delay-start term loan and $500.0 million of short-term debt as if the debt was outstanding on March 1, 2021. The final terms of the delay-start term loan and short-term debt will be subject to market conditions and may change materially from the assumptions described below:

Debt Instrument	Interest Rate*	Pro Forma Interest Expense (in millions)
$1.0 billion delay-start term loan	3.511%	$8.8
$500.0 million short-term debt	3.000%	3.7

		$12.5

*	Interest rates in effect as of July 25, 2022

(d)

Pro forma adjustment to record the (provision for) benefit from income taxes of the pro forma adjustments at the combined federal statutory and state rate of 24% for the three months ended May 31, 2022.

Constellation Brands, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of May 31, 2022

(in millions, except share and per share data)

	Actual	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$101.8	$—	(a)	$101.8
Accounts receivable	879.9	—		879.9
Inventories	1,656.4	—		1,656.4
Prepaid expenses and other	664.1	—		664.1

Total current assets	3,302.2	—		3,302.2
Property, plant and equipment	6,163.3	—		6,163.3
Goodwill	7,915.1	—		7,915.1
Intangible assets	2,765.7	—		2,765.7
Equity method investments	2,534.0	—		2,534.0
Securities measured at fair value	172.3	—		172.3
Deferred income taxes	2,334.8	—		2,334.8
Other assets	653.7	—		653.7

Total assets	$25,841.1	$—		$25,841.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$124.0	$500.0	(b)	$624.0
Current maturities of long-term debt	575.1	—		575.1
Accounts payable	874.6	[●]	(c)	[●]
Other accrued expenses and liabilities	792.1	8.1	(d)	800.2

Total current liabilities	2,365.8	[●]		[●]
Long-term debt, less current maturities	10,278.2	1,000.0	(b)	11,278.2
Deferred income taxes and other liabilities	1,638.6	—		1,638.6

Total liabilities	14,282.6	[●]		[●]
CBI stockholders’ equity:
Class A Common Stock, $.01 par value—Authorized, 322,000,000 shares and Issued, 187,264,514, actual; and Authorized, 322,000,000 shares and Issued, 215,476,199, on a pro forma basis	1.9	0.3	(e)	2.2
Class B Common Stock, $.01 par value—Authorized, 30,000,000 and Issued, 28,211,685, actual; and Authorized and Issued, 0 shares, on a pro forma basis	0.3	(0.3)	(e)	—
Additional paid-in capital	1,825.0	(2.2)	(e)(f)	1,822.8
Retained earnings	14,746.2	([●])	(g)	[●]
Accumulated other comprehensive income (loss)	(166.3)	—		(166.3)

	16,407.1	([●])		[●]
Less: Treasury stock—
Class A Common Stock, at cost, 26,694,497 shares, actual and on a pro forma basis	(5,173.5)	—		(5,173.5)
Class B Common Stock, at cost, 5,005,800 shares, actual, and 0 shares, on a pro forma basis	(2.2)	2.2	(f)	—

	(5,175.7)	2.2		(5,173.5)

Total CBI stockholders’ equity	11,231.4	([●])		[●]
Noncontrolling interests	327.1	—		327.1

Total stockholders’ equity	11,558.5	([●])		[●]

Total liabilities and stockholders’ equity	25,841.1	—		25,841.1

(a)

Pro forma adjustments to cash and cash equivalents include: (i) a pro forma increase in cash reflecting the anticipated proceeds from the issuance of $1.0 billion delay-start term loan and $500 million of short-term debt, which may be in the form of commercial paper or borrowings under the Company’s revolving credit facility, that would have been required as of May 31, 2022, to fund the cash consideration of $64.64 per share, without interest, to holders of our Class B Common Stock, and (ii) a pro forma adjustment to decrease cash and cash equivalents reflecting the aggregate amount of the cash payment to the holders of the Class B Common Stock of $1.5 billion.

(b)

Pro forma increase in short and long-term debt reflecting the anticipated proceeds from the issuance of $1.0 billion pursuant to a new senior unsecured delay-start term loan facility and $500 million of short-term debt that would have been required as of May 31, 2022, to fund the cash consideration of $64.64 per share, without interest, to holders of our Class B Common Stock.

(c)

Pro forma adjustment to record approximately $[●] million of estimated non-recurring costs and expenses directly related to the Reclassification. These costs and expenses primarily relate to printing and mailing this proxy statement/prospectus, all filing and other fees paid to the SEC in connection with the Reclassification, and professional and consulting fees that the Company expects to recognize during the year ended February 28, 2023.

(d)

Pro forma adjustment to record an estimated increase in other accrued expenses and liabilities of an $12.5 million of accrued interest expense related to the issuance of $1.0 billion delay-start term loan and $500.0 million of short-term debt as if the debt was outstanding on March 1, 2021, partially offset by a decrease in other accrued expenses and liabilities for the elimination of an estimated $4.375 million in compensation attributable to Messrs. Robert and Richard Sands for the three months ended May 31, 2022. The final terms of the delay-start term loan and short-term debt will be subject to market conditions and may change materially from the assumptions described below:

Debt Instrument	Interest Rate*	Pro Forma Interest Expense (in millions)
$1.0 billion delay-start term loan	3.511%	$8.8
$500.0 million short-term debt	3.000%	3.7

		$12.5

*	Interest rates in effect as of July 25, 2022

(e)	Pro forma adjustment to record the par value reflecting the reclassification and conversion of all outstanding Class B Common Stock immediately prior to the Effective Time into Class A Common Stock.
(f)

Pro forma adjustment to record the expected retirement of 5,005,800 shares of Class B Common Stock held in treasury to authorized and unissued shares of our Class B Common Stock immediately prior to the Reclassification.

(g)

Pro forma decrease to retained earnings reflects a $1.5 billion reduction from the aggregate amount of cash payment to the holders of the Class B Common Stock in the Reclassification, as the $[●] million reduction resulting from the estimated non-recurring costs and expenses directly related to the Reclassification as well as the $12.5 million increase in accrued interest expense, partially offset by a decrease for the elimination of an estimated $4.375 million in compensation attributable to Messrs. Robert and Richard Sands.

DESCRIPTION OF COMMON STOCK AFTER THE RECLASSIFICATION

This section describes the general terms and provisions of the shares of Company’s capital stock following the Reclassification. This description is not complete and is summarized from, and qualified in its entirety by reference to, applicable provisions of the DGCL, the form of Amended and Restated Charter attached hereto as Annex A, the form of the Company’s By-Laws attached hereto as Annex B, and other information with respect to Class A Common Stock which has been publicly filed with the SEC. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

General

Immediately following the Reclassification, the Company’s authorized capital stock will consist of:

•	322,000,000 shares of Class A Common Stock, par value $0.01 per share;

•	25,000,000 shares of Class 1 Common Stock, par value $0.01 per share; and

•	1,000,000 shares of Preferred Stock, par value $0.01 per share.

The Class A Common Stock will continue to be listed on the NYSE under the symbol “STZ”.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of shares of Class A Common Stock and Class 1 Common Stock will be entitled to receive dividends in accordance with law if our Board, in its sole discretion, determines to declare dividends and only then at the times and in the amounts that our Board may determine. Notwithstanding the foregoing, if we declare and pay a cash dividend on Class 1 Common Stock, each share of Class A Common Stock will be paid a cash dividend in an amount at least 10% greater than the amount of the cash dividend per share paid on Class 1 Common Stock. Our Board may declare and pay a dividend on Class A Common Stock without paying any dividend on Class 1 Common Stock.

Voting Rights

Each holder of shares of Class A Common Stock will be entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of shares of Class A Common Stock will not have cumulative voting rights. Except as otherwise required by any law or regulation applicable to the Company or its securities, by the rules or regulations of any stock exchange applicable to the Company or its securities, or by the Amended and Restated Charter or otherwise required by the By-laws, all matters will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter at a meeting at which a quorum is present.

Holders of Class 1 Common Stock are not entitled to vote except that such holders are entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 Common Stock is required by law and are entitled to vote with respect to any increase or decrease in the authorized number of shares of Class 1 Common Stock as a single class with the holders of Class A Common Stock (in which case the holders of Class 1 Common Stock and Class A common stock are each entitled to one vote per share). The holders of shares of Class 1 Common Stock will not have cumulative voting rights.

Delaware law could require either holders of our Class A Common Stock our Class 1 Common Stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend our Amended and Restated Charter to increase the authorized number of shares of a class of stock (with respect to the shares of Class A Common Stock only), or to increase or decrease the par value of a class of stock, then that class may be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our Amended and Restated Charter to alter or change the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then that class may be required to vote separately to approve the proposed amendment.

Board of Directors

The Board will be a single class, elected annually by the holders of Class A Common Stock at any meeting of stockholders called for the election of directors at which a quorum is present (a quorum being the holders of shares representing a majority of the votes entitled to be cast at the meeting by the holders of all outstanding shares entitled to vote, present in person or by proxy). The directors shall be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. However, if one or more stockholders has delivered to the Secretary of the Company notice (which purports to be in compliance with the requirements of the By-laws) of its intent to nominate one or more persons for election to the Board and such nomination(s) have not been formally and irrevocably withdrawn as of the 10th calendar day preceding the date the Company first gives its notice of meeting to the stockholders, then directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Conversion of Class 1 Common Stock

Each holder of a share of Class 1 Common Stock may, without cost and at their option, convert shares of Class 1 Common Stock into fully paid and non-assessable shares of Class A Common Stock on a one-for-one basis; provided, that, such conversion is permitted only if the holder immediately sells the Class A Common Stock acquired upon conversion in a market transaction, to an unrelated party in a bona fide arm’s-length transaction or in connection with any offering registered under the Securities Act. The Company does not intend to list the Class 1 Common Stock on the NYSE or any other exchange. A holder wishing to sell shares of Class 1 Common Stock may convert such shares of Class 1 Common Stock into shares of Class A Common Stock (which are currently listed on the NYSE) immediately prior to a qualifying sale of the shares. The terms of the Class 1 Common Stock do not impose any transfer restrictions on shares of Class 1 Common Stock; however, shares of Class 1 Common Stock may be subject to restrictions on transfer imposed by applicable securities laws, as well as the transfer restrictions imposed by the Reclassification Agreement following the Effective Time.

Rights Upon Liquidation

Holders of shares of Class A Common Stock and Class 1 Common Stock will be entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any.

Preemptive and Other Rights

Holders of shares of Class A Common Stock and Class 1 Common Stock will have no preemptive rights to subscribe for any additional securities which we may issue, and there will be no redemption provisions or sinking fund provisions applicable to any such shares, nor will such shares be subject to further calls or assessments.

Antitakeover Provisions

Provisions of the DGCL, the Amended and Restated Charter and the By-laws, which are summarized below, may have antitakeover effects and could delay, defer or prevent a tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest.

Delaware Law Antitakeover Statute

The Company will be subject to Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such person became an interested stockholder, unless

•

prior to the time the interested stockholder becomes an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (subject to certain exclusions of voting stock) at the time the transaction commenced; or

•

at or subsequent to the time the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders (and not by written consent) by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” includes a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of the Company.

Issuance of Undesignated Preferred Stock

Our Board will have the authority, without stockholder approval, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, to the extent not fixed by certain provisions set forth in the Amended and Restated Charter and subject to the terms contained in any designation of a series of preferred stock, designated from time to time by our Board. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The existence of authorized but unissued shares of preferred stock would enable our Board to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.

No Cumulative Voting

The Amended and Restated Charter will not provide for cumulative voting.

Size of Board of Directors and Vacancies

The By-laws will provide that the total number of directors will be determined from time to time by our Board. The By-laws will further provide that during the interval between annual meetings, any newly created directorship or any vacancy occurring in our Board for any cause may be filled by the members of our Board in accordance with the DGCL.

Amendment to By-Laws

The By-laws may be altered, amended or repealed or new by-laws may be made by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at any annual or special meeting, or, by our Board.

Special Stockholder Meetings; Notice Requirements

A special meeting of stockholders for any purpose or purposes may be called at any time by our Board, or by a committee of our Board which has been duly designated by our Board, and whose powers and authority, as expressly provided in a resolution of our Board, include the power to call such meetings, but such special meetings may not be called by any other person or persons. The By-laws will also provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. The By-laws will also specify certain requirements regarding the form and content of a stockholder’s notice under the advance notice provision.

Exclusive Forum for Certain Lawsuits

The By-laws will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) will be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or our stockholders to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Charter or the By-laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim governed by the internal affairs doctrine. In addition, the By-laws will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The By-laws will also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to this choice-of-forum provision.

This choice-of-forum provision in the By-laws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers and other employees, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware.

COMPARISON OF STOCKHOLDER RIGHTS

Following the Reclassification, the rights of each holder of Class A Common Stock and/or Class B Common Stock prior to the Reclassification will be identical in all material respects to the rights of each holder of Class A Common Stock prior to the Reclassification, except with respect to the matters specified below. The summary contained in the section does not include a complete description of the specific matters referred to below. You are urged to read carefully the relevant provisions of the Company’s current certificate of incorporation and existing by-laws, copies of which have been filed with the SEC, and the form of Amended and Restated Charter and form of By-Laws included as Annexes A and B, respectively, to this proxy statement/prospectus, and this summary is qualified in its entirety by reference to the full text thereof. See the section entitled “Where You Can Find More Information.”

	Prior to the Reclassification	Effective upon Completion of the Reclassification
Capital Structure:	Three classes of common stock: Class A Common Stock, Class B Common Stock and Class 1 Common Stock.	Two classes of common stock: Class A Common Stock and Class 1 Common Stock.

Voting:

In the instances in which the holders of Class A Common Stock and Class B Common Stock vote together as a single class, the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share. In instances where the holders of Class A Common Stock and Class B Common Stock vote as separate classes, holders of both the Class A Common Stock and Class B Common Stock are entitled to one vote per share.

Holders of Class 1 Common Stock are not entitled to vote except that such holders are entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 Common Stock is required by law and are entitled to vote with respect to any increase or decrease in the authorized number of shares of Class 1 Common Stock as a single class with the holders of Class A Common Stock and Class B Common Stock (in which case the holders of Class 1 Common Stock and Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share).

Holders of shares of Class A Common Stock are entitled to one vote per share.

Holders of Class 1 Common Stock are not entitled to vote except that such holders are entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 Common Stock is required by law and are entitled to vote with respect to any increase or decrease in the authorized number of shares of Class 1 Common Stock as a single class with the holders of Class A Common Stock (in which case the holders of Class 1 Common Stock and Class A Common Stock are entitled to one vote per share).

Election and Removal of Directors:	Holders of Class A Common Stock, voting as a separate class, are entitled to elect one-fourth of the members of our Board (rounded up, if necessary, to the nearest whole number of directors). If the number of outstanding shares of Class B Common	Holders of shares of Class A Common Stock will be entitled to elect the entire Board. Directors will be elected by the affirmative vote of a majority of the votes entitled to be cast by the stockholders who are present in person or represented by

	Prior to the Reclassification	Effective upon Completion of the Reclassification

Stock is an amount equal to or greater than 12.5% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors; otherwise, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect the remaining directors (in which case the holders of Class A Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share).

If, during the interval between annual meetings for the election of directors, the number of directors who have been elected by either the holders of the Class A Common Stock or the Class B Common Stock shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the remaining directors to fill any such vacancy may be removed from office by the vote of the holders of a majority of the shares of the Class A Common Stock and the Class B Common Stock voting as a single class, provided that the holders of Class A Common Stock shall have one vote per share and the holders of the Class B Common Stock shall have ten votes per share.

proxy at the meeting and entitled to vote on the election of directors. However, if one or more stockholders has delivered to the Secretary of the Company notice (which purports to be in compliance with the requirements of the By-laws) of its intent to nominate one or more persons for election to the Board and such nomination(s) have not been formally and irrevocably withdrawn as of the 10th calendar day preceding the date the Company first gives its notice of meeting to the stockholders, then directors will be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any director appointed to fill a vacancy by the remaining directors then in office, even if less than a quorum or by a sole remaining director, may be removed by the vote of the holders of a majority of the shares of Class A Common Stock.

Equal Status Provision:	The Company’s certificate of incorporation provides that, except as otherwise provided in the charter, the Class A Common Stock, the Class B Common Stock and Class 1 Common Stock will be in all respects identical and will entitle the holders thereof to the same rights, privileges and limitations, and the respective holders will have identical rights in the event of liquidation and shall be treated as a single class for purposes thereof.	The Amended and Restated Charter will provide that, except as otherwise provided in the Amended and Restated Charter, the Class A Common Stock and Class 1 Common Stock will be in all respects identical and will entitle the holders thereof to the same rights, privileges and limitations, and the respective holders will have identical rights in the event of liquidation and shall be treated as a single class for purposes thereof.

	Prior to the Reclassification	Effective upon Completion of the Reclassification

Share Conversion Provision:	Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at the option of the holder at any time. Shares of Class A Common Stock are not convertible into or exchangeable for shares of Class B Common Stock or any other securities of the Company. Shares of Class 1 Common Stock be may converted into shares of Class A Common Stock on a one-for-one basis; provided, that, such conversion is permitted only if the holder immediately sells the shares of Class A Common Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide arm’s-length transaction.	Shares of Class A Common Stock will not be convertible into or exchangeable for any other securities of the Company. Shares of Class 1 Common Stock be may converted into shares of Class A Common Stock on a one-for-one basis; provided, that, such conversion is permitted only if the holder immediately sells the shares of Class A Common Stock acquired upon conversion in a market transaction, to an unrelated party in a bona fide arm’s-length transaction, or in connection with any offerings registered under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This section presents information concerning the beneficial ownership of our Common Stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our Common Stock have been made in accordance with Rule 13d-3 under the Exchange Act. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within sixty days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes.

The Class A Common Stock (prior to the Reclassification) information in the tables below does not include shares of Class A Common Stock that are issuable upon the conversion of either Class B Common Stock or Class 1 Common Stock, although such information is provided in footnotes where applicable. The Class A Common Stock following the Reclassification information in the tables below gives effect to the reclassification of each share of Class B Common Stock issued and outstanding into one share of Class A Common Stock and assumes no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter. The percentages of beneficial ownership reported in this section were calculated on the basis of 161,510,498 shares of Class A Common Stock, 23,205,885 shares of Class B Common Stock, and 2,248,714 shares of Class 1 Common Stock outstanding as of the close of business on May 13, 2022, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

Beneficial Ownership of Directors, Named Executive Officers and Directors and Executive Officers as a Group

The following table sets forth, as of as of May 13, 2022, the beneficial ownership of Class A Common Stock, Class B Common Stock, and Class 1 Common Stock by our directors, the named executive officers and all of our directors and executive officers as a group.

	Preceding the Reclassification						Following the Reclassification
	Class A Common Stock(1)		Class B Common Stock		Class 1 Common Stock(1)		Class A Common Stock			Class 1 Common Stock
	Shares Beneficially Owned(2)	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned(3)	Shares Beneficially Owned	Percent of Class Beneficially Owned		Shares Beneficially Owned	Percent of Class Beneficially Owned
William A. Newlands	12,363	*	—	*	158,415	6.6%			%			%
Robert Sands(4)	6,933,691	4.3%	22,746,786	98.0%	1,360,935	57.5%			%			%
Richard Sands(4)	6,524,796	4.0%	22,784,136	98.2%	1,079,517	45.4%			%			%
Garth Hankinson	7,176	*	—	*	29,215	1.3%			%			%
Robert Hanson	8,309				32,506	1.4%
Christy Clark	1,373	*	—	*	3,472	0.2%			%			%
Jennifer M. Daniels	1,956	*	—	*	4,472	0.2%			%			%
Nicholas I. Fink	927	*	—	*	1,584	0.1%			%			%
Jeremy S. G. Fowden	19,011	*	—	*	9,768	0.4%			%			%
Ernesto M. Hernández	3,274	*	—	*	9,768	0.4%			%			%
Susan Somersille Johnson	2,519	*	—	*	5,723	0.3%			%			%
James A. Locke III(5)	40,594	*	264	*	22,995	1.0%			%			%
Jose Manuel Madero Garza	1,208	*	—	*	3,472	0.2%			%			%
Daniel J. McCarthy	3,742	*	—	*	8,162	0.4%			%			%
Judy A. Schmeling	5,353	*	—	*	8,162	0.4%			%			%
All Executive Officers and Directors as a Group (20 persons)(6)	7,041,496	4.4%	22,784,400	98.2%	2,862,044	98.6%			%			%

*	Percentage does not exceed one percent of the outstanding shares of such class.
(1)

The numbers and percentages reported with respect to Class A Common Stock do not take into account shares of Class A Common Stock that can be received upon the conversion of Class 1 Common Stock owned as of May 13, 2022, or that can be purchased by exercising stock options to acquire shares of Class 1 Common Stock that are exercisable on or within sixty (60) days after May 13, 2022. These shares of Class A Common Stock are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Common Stock issued upon exercise of a Class 1 Common Stock option or conversion of shares of Class 1 Common Stock must be sold immediately in connection with the exercise or conversion, and therefore, cannot be held by the beneficial owner of the Class 1 Common Stock.
(2)

The numbers reported reflect the shares of Class A Common Stock outstanding for each beneficial owner as of May 13, 2022, and, for Mses. Clark, Daniels, Johnson, and Schmeling, and Messrs. Fink, Fowden, Hernandez, Locke, Madero, and McCarthy, such number also includes 510 shares of Class A Common Stock that are acquirable within sixty (60) days after May 13, 2022.

(3)

In accordance with Rule 13d-3 of the Exchange Act, the percentages reported with respect to Class 1 Common Stock are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Common Stock that such director, executive officer or group can purchase by exercising Class 1 stock options, and (ii) the only outstanding shares of Class 1 Common Stock are the shares deemed to be held by such director, executive officer or group, as applicable, and the 2,248,714 shares of Class 1 Common Stock outstanding as of May 13, 2022. The high percentages reported for each director, executive and group are a function of the small number of shares of Class 1 Common Stock outstanding as of May 13, 2022 and this calculation methodology.

(4)

See tables and footnotes under the heading “Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power assuming the conversion of Class B Common Stock into Class A Common Stock. Of the shares reported as beneficially owned by each of Robert Sands and Richard Sands as of May 13, 2022, 2,253,432 shares of Class A Common Stock and 12,310,000 shares of Class B Common Stock were pledged.

(5)

The reported shares include 40,594 shares of Class A Common Stock, 264 shares of Class B Common Stock, and 10,447 shares of Class 1 Common Stock held by a trust for which Mr. Locke serves as trustee and sole beneficiary. Mr. Locke has the sole power to vote and dispose of these shares. Assuming the conversion of Mr. Locke’s 264 shares of Class B Common Stock into Class A Common Stock, Mr. Locke III would beneficially own 40,858 shares of Class A Common Stock, representing less than one percent (1%) of the outstanding Class A Common Stock after such conversions.

(6)

Assuming the conversion into Class A Common Stock of a total of 22,784,400 shares of Class B Common Stock beneficially owned as of May 13, 2022 by such executive officers and directors as a group, this group would beneficially own 29,825,896 shares of Class A Common Stock, representing 16.2% of the outstanding Class A Common Stock after such conversion.

Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present information, as of May 13, 2022 (except the information relating to those certain entities described in footnotes 13, 14 and 15 to the tables is as of the dates disclosed in such footnotes and percentages are calculated assuming continued beneficial ownership at May 13, 2022), regarding the beneficial ownership of Class A Common Stock, Class B Common Stock or Class 1 Common Stock by each person who is known to be the beneficial owner of more than 5% of such classes of stock. Many shares reported in the following tables for Mr. Robert Sands, our Executive Chairman of the Board, Mr. Richard Sands, our Executive Vice Chairman of the Board, and other Sands related beneficial owners are reflected more than once as many of those shares are held by various Sands family related investment vehicles and foundations in which more than one of the beneficial owners listed in the tables below serves as a partner, manager, trustee, director, or officer. The information reported for the stockholders groups in the tables and footnotes below effectively represents the aggregate shares of voting Common Stock beneficially owned by Messrs. Robert and Richard Sands and other Sands related beneficial owners without counting any shares more than once. This stockholders group beneficially owns an aggregate of 29,868,060 shares of Class A Common Stock and Class B Common Stock. The outstanding shares included in this number represent approximately 16.2% of the combined outstanding shares of Class A Common Stock and Class B Common Stock and approximately 59.7% of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock when voting together as a single class. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

	Preceding the Reclassification				Following the Reclassification
	Class A Common Stock(1)		Class B Common Stock		Class A Common Stock
	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned
Robert Sands(2)	6,933,691	4.3%	22,746,786	98.0%			%
Richard Sands(3)	6,524,796	4.0%	22,784,136	98.2%			%
Abigail Bennett(4)(5)	1,248,938	0.8%	8,094,551	34.9%			%
Zachary Stern(5)	1,224,323	0.8%	8,073,856	34.8%			%
A&Z 2015 Business Holdings LP	1,190,908	0.7%	8,073,856	34.8%			%
Astra Legacy LLC(6)	5,484,000	3.4%	22,746,942	98.0%			%
RES Business Holdings LP(7)	—	*	5,300,000	22.8%			%
RSS Business Holdings LP(8)	—	*	4,518,258	19.5%			%
RCT 2015 Business Holdings LP(9)	—	*	1,350,000	5.8%			%
RHT 2015 Business Holdings LP(10)	—	*	1,350,000	5.8%			%
RSS 2015 Business Holdings LP(11)	250,000	*	1,162,492	5.0%			%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934(12)	7,083,768	4.4%	22,784,292	98.2%			%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(13)	12,287,936	7.6%	—	*			%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(14)	11,614,896	7.2%	—	*			%
Capital World Investors 333 South Hope Street, 55th Floor, Los Angeles, CA 90071(15)	8,826,374	5.5%	—	*			%

*	Percentage does not exceed one percent of the outstanding shares of such class.
(1)

The numbers and percentages reported do not take into account shares of Class A Common Stock that can be received upon the conversion of Class 1 Common Stock owned as of May 13, 2022, or that can be purchased by exercising stock options to acquire shares of Class 1 Common Stock that are exercisable on or within sixty (60) days after May 13, 2022. These shares of Class A Common Stock are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Common Stock issued upon exercise of a Class 1 stock option or conversion of shares of Class 1 Common Stock must be sold immediately in connection with the exercise or conversion, and, therefore, cannot be held by the beneficial owner of the Class 1 Common Stock.

(2)

The reported shares of Class A Common Stock with respect to which Robert Sands has sole power to vote or dispose include 550,214 shares of Class A Common Stock held by RSS Master LLC, a limited liability company that is owned by a trust, for which Robert Sands serves as trustee and sole beneficiary.

The reported shares of Class A Common Stock over which Robert Sands has the shared power to vote or dispose include (i) 874,443 shares of Class A Common Stock held by two family foundations where Robert Sands serves as a director and officer, and (ii) 16,592 shares of Class A Common Stock held directly by a nonreporting person for which Robert Sands was granted a power of attorney.

The reported shares of Class A Common Stock and Class B Common Stock over which Robert Sands has the shared power to dispose also include 5,483,842 shares of Class A Common Stock and 22,746,786 shares of Class B Common Stock held by several family limited partnerships of which Robert Sands indirectly controls a co-general partner. The reporting of these shares as beneficially owned by Robert Sands shall not be construed as an admission that Robert Sands is the beneficial owner of such shares for purposes of

Sections 13(d) or 13(g) of the Exchange Act or otherwise. Amounts reflected in the tables above do not include 21,098 shares of Class A Common Stock owned directly, or indirectly, by Robert Sands’ spouse. Robert Sands disclaims beneficial ownership of such shares.

(3)

The reported shares of Class A Common Stock with respect to which Richard Sands has sole power to vote or dispose include 149,876 shares of Class A Common Stock held by RES Master LLC, a limited liability company that is wholly-owned by a trust, for which Richard Sands serves as trustee and sole beneficiary, and the reported shares of Class B Common Stock with respect to which Richard Sands has sole power to vote or dispose include 37,350 shares of Class B Common Stock held by RES Master LLC.

The reported shares of Class A Common Stock over which Richard Sands has the shared power to vote or dispose include (i) 874,443 shares of Class A Common Stock held by two family foundations where Richard Sands serves as a director and officer, (ii) 43 shares held by certain trusts for which Richard Sands serves as co-trustee, of which neither he nor any of his immediate family members are beneficiaries, and (iii) 16,592 shares of Class A Common Stock held directly by a nonreporting person for which Richard Sands was granted a power of attorney. The reported shares of Class A Common Stock and Class B Common Stock over which Richard Sands has the shared power to dispose also include 5,483,842 shares of Class A Common Stock and 22,746,786 shares of Class B Common Stock held by several family limited partnerships of which Richard Sands indirectly controls a co-general partner. The reporting of these shares as beneficially owned by Richard Sands shall not be construed as an admission that Richard Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. Amounts reflected in the tables above do not include 15,720 shares of Class A Common Stock owned by Richard Sands’ spouse. Richard Sands disclaims beneficial ownership of such shares.

(4)

The reported shares of Class A Common Stock and Class B Common Stock over which Abigail Bennett has the sole power to vote and dispose include 20,615 shares of Class A Common Stock and 20,695 shares of Class B Common Stock held by limited liability companies owned by family trusts of which Ms. Bennett is the investment and independent trustee. The reporting of such shares as beneficially owned by Ms. Bennett shall not be construed as an admission that she is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise.

(5)

The reported shares of Class A Common Stock and Class B Common Stock over which Abigail Bennett and Zachary Stern each have shared power to dispose include 1,190,908 shares of Class A Common Stock and 8,073,856 shares of Class B Common Stock held by A&Z 2015 Business Holdings LP. The co-general partners of A&Z 2015 Business Holdings LP are A&Z 2015 Business Management LLC and WildStar. The reporting of such shares as beneficially owned by Abigail Bennett and Zachary Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise.

(6)

Astra Legacy LLC serves as voting manager to various Sands family entities including A&Z 2015 Business Holdings LP, MAS Business Holdings LP, SSR Business Holdings LP, SER Business Holdings LP, RCT 2015 Business Holdings LP, RHT 2015 Business Holdings LP, RSS 2015 Business Holdings LP, RSS Business Management LLC, RES Business Holdings LP, RSS Business Holdings LP, and SSR Business Management LLC.

(7)

The co-general partners of RES Business Holdings LP are WildStar and RES Business Management LLC. Assuming the conversion of Class B Common Stock beneficially owned by RES Business Holdings LP into Class A Common Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Common Stock, representing 3.2% of the outstanding Class A Common Stock after such conversion.

(8)

The co-general partners of RSS Business Holdings LP are WildStar and RSS Business Management LLC, which owns 156 shares of Class B Common Stock directly. Assuming the conversion of Class B Common Stock beneficially owned by RSS Business Holdings LP into Class A Common Stock, RSS Business Holdings LP would beneficially own 4,518,258 shares of Class A Common Stock, representing 2.7% of the outstanding Class A Common Stock after such conversion. The shares reported by RCT 2015 Business Holdings LP include 675,000 shares of Class B Common Stock held by such RCT 2015 Business Holdings LP and 675,000 shares of Class B Common Stock held by a family limited liability company, which is wholly-owned by RCT 2015 Business Holdings LP.

(9)

The co-general partners of RCT 2015 Business Holdings LP are WildStar and RCT 2015 Business Management LLC. Assuming the conversion of Class B Common Stock beneficially owned by RCT 2015 Business Holdings LP into Class A Common Stock, RCT 2015 Business Holdings LP would beneficially own 1,350,000 shares of Class A Common Stock, representing 0.8% of the outstanding Class A Common Stock after such conversion.

(10)

The co-general partners of RHT 2015 Business Holdings LP are WildStar and RHT 2015 Business Management LLC. Assuming the conversion of Class B Common Stock beneficially owned by RHT 2015 Business Holdings LP into Class A Common Stock, RHT 2015 Business Holdings LP would beneficially own 1,350,000 shares of Class A Common Stock, representing 0.8% of the outstanding Class A Common Stock after such conversion.

(11)

The co-general partners of RSS 2015 Business Holdings LP are WildStar and RSS 2015 Business Management LLC. Assuming the conversion of Class B Common Stock beneficially owned by RSS 2015 Business Holdings LP into Class A Common Stock, RSS 2015 Business Holdings LP would beneficially own 1,412,492 shares of Class A Common Stock, representing 0.9% of the outstanding Class A Common Stock after such conversion.

(12)

The stockholders group, as reported, consists of Robert Sands, Richard Sands, Astra Legacy LLC, and WildStar. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, and Astra Legacy LLC are included in the shares reported as beneficially owned by the stockholders group. As of May 13, 2022, an aggregate of 2,730,826 shares of Class A Common Stock and 12,310,000 shares of Class B Common Stock were pledged to financial institutions to secure obligations of various Sands family investment vehicles. All of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Common Stock and Class B Common Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors. However, pursuant to the terms of the various credit facilities, the financial institutions would be required to convert the Class B Common Stock to Class A Common Stock prior to any sales.

(13)

Information concerning The Vanguard Group presented in the table is based solely on the information reported in Amendment 10 to the Schedule 13G of The Vanguard Group filed on February 9, 2022. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(14)

Information concerning BlackRock, Inc. presented in the table is based solely on the information reported in Amendment 7 to the Schedule 13G of BlackRock, Inc. filed on February 1, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(15)

Information concerning Capital World Investors presented in the table is based solely on the information reported in the Schedule 13G of Capital World Investors filed on February 11, 2022. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made to grant the Company’s unaffiliated stockholders access to the corporate files of the Company. Other than the reimbursements paid pursuant to the Reclassification Agreement, no provision has been made to obtain counsel or appraisal services for unaffiliated stockholders at the expense of the Company.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, NY, has passed upon the validity of the shares of Class A Common Stock offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Constellation Brands, Inc. as of February 28, 2022 and February 28, 2021, and for each of the fiscal years in the three-year period ended February 28, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROPOSAL 1—THE RECLASSIFICATION PROPOSAL

As discussed throughout this proxy statement/prospectus, the Company is asking stockholders to approve and adopt the Reclassification Proposal. The Reclassification Proposal refers to the proposal to approve and adopt the Amended and Restated Charter, which will effectuate the Reclassification and effect the changes to the Company’s restated certificate of incorporation described under “The Reclassification Agreement—Material Obligations of the Sands Family Stockholders under the Reclassification Agreement—Amended and Restated Charter.” Under the terms of the Reclassification, assuming no adjustment pursuant to the terms of the Reclassification Agreement and the Amended and Restated Charter, at the Effective Time, each share of Class B Common Stock issued and outstanding as of immediately prior to the Effective Time will be reclassified and converted into one validly issued, fully paid and non-assessable share of Class A Common Stock and the right to receive $64.64 in cash, without interest.

Under the Reclassification Agreement, it is a condition precedent to the Company’s and the Sands Family Stockholders’ obligation to complete the Reclassification that not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders vote “FOR” the Reclassification Proposal. The Reclassification cannot be completed unless the Reclassification Proposal is also approved and adopted by the affirmative vote of the holders of (a) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, with each holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock and (b) a majority of the issued and outstanding shares of Class B Common Stock, with each holder of Class B Common Stock entitled to one vote per share of Class B Common Stock. The Board, based upon the unanimous recommendation of the Special Committee, has determined and declared that the terms of the Reclassification Agreement and the transactions contemplated thereby, the Reclassification and the Other Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Class A Holders. The Board has approved and declared advisable and in the best interests of the Company and its stockholders the terms of the Reclassification Agreement, the other Transaction Documents including the Amended and Restated Charter, the Reclassification and the Other Transactions. Accordingly, the Board has recommended that you vote “FOR” the proposal to approve and adopt the Amended and Restated Charter. Holders of Class A Common Stock and/or Class B Common Stock should read this proxy statement/prospectus carefully and in its entirety, including the Annexes, for more detailed information concerning the Reclassification.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RECLASSIFICATION PROPOSAL.

PROPOSAL 2—THE ADJOURNMENT PROPOSAL

While the Board recommends that stockholders vote “FOR” the approval of Reclassification Proposal at the Special Meeting, it is possible there will not be sufficient votes to approve such proposal. If there were not sufficient votes to approve the Reclassification Proposal at the Special Meeting and the Adjournment Proposal were to pass, the Company may adjourn the meeting in order to solicit and obtain additional votes and reconvene the Special Meeting at a later time, provided that pursuant to the Reclassification Agreement the Company will not postpone, adjourn or recess the Special Meeting to a date later than ten business days in any single postponement or adjournment or three months in the aggregate after the date of the Special Meeting without the prior written consent of WildStar.

Stockholders are being asked to vote in favor of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Reclassification Proposal. Holders of Class A Common Stock and Class B Common Stock will vote as a single class on the Adjournment Proposal, with each holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each holder of Class B Common Stock entitled to ten votes per share of

Class B Common Stock. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Class A Common Stock and Class B Common Stock represented, in virtual attendance or by proxy, at the Special Meeting and entitled to vote on the matter. If a quorum is not established, the chairman of the Special Meeting has the power to adjourn the Special Meeting to a date not more than 30 days after the original record date without notice other than announcement at the meeting.

Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal. Any postponement or adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as postponed or adjourned.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this proxy statement/prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, unless we update or supersede that information by the information contained in this proxy statement/prospectus or by information that we file subsequently that is incorporated by reference into this proxy statement/prospectus.

We incorporate by reference into this proxy statement/prospectus the following documents or information filed with the SEC (other than, in each case and unless expressly stated otherwise, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed on April 21, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2022, filed on June 30, 2022;

•

Our Current Reports on Form 8-K  filed on March  7, 2022 (excluding Item 7.01 and the related exhibit), April 4, 2022 (excluding Item 7.01 and the related exhibits), April 7, 2022 (one Form 8-K (Film no. 22812365) excluding Items 2.02 and 7.01 and the related exhibit and the other Form 8-K (Film no. 22802872) excluding Item 7.01 and the related exhibit), April 15, 2022, April 26, 2022, May 2, 2022 (Film no. 22879746), May 4, 2022, May 9, 2022 (Film nos. 22905252 and 22905510),  June 30, 2022 (Film no. 221058822) and July 22, 2022;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February 28, 2022 from our Definitive Proxy Statement on  Schedule 14A for our 2022 Annual Meeting of Stockholders held on July 19, 2022, filed on June 2, 2022; and

•	All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this proxy statement/prospectus and until the date of the Special Meeting.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this proxy statement/prospectus, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: Investor Relations, 207 High Point Drive, Building 100, Victor, New York 14564; telephone number (888) 922-2150. If you would like to request documents, including any documents the Company may subsequently file with the SEC before the Special Meeting, please do so by [●], 2022, so that you will receive them before the Special Meeting.

We have not authorized anyone else to provide you with information that is different or additional to the information incorporated by reference or provided in this proxy statement/prospectus. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of those documents.

OTHER BUSINESS

The Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Special Meeting other than those specifically referred to in this prospectus/proxy statement. If any other matters properly come before the Special Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act to be included in our Proxy Statement to be issued in connection with our 2023 Annual Meeting of Stockholders, such proposal must be received by us no later than the close of business on February 2, 2023, unless the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after July 19, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Any such proposal must also otherwise comply with the requirements of the SEC relating to stockholder proposals.

Other Proposals and Nominations for Presentation at the 2023 Annual Meeting

Section 1.13 of our by-laws requires advance notice of stockholder business and nominations to be considered at a meeting of stockholders. Those requirements define the procedures that a stockholder of the Company must follow if the stockholder intends to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered directly at an annual or special meeting of stockholders, rather than for inclusion in our Proxy Statement. These procedures include, among other things, that the stockholder of record give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements.

Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the immediately preceding year’s annual meeting. As specified in our by-laws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or more than 70 days after the first anniversary of the prior year’s meeting.

Accordingly, assuming that the Company’s 2023 Annual Meeting of Stockholders is held not more than 30 days before or more than 70 days after the anniversary of the Company’s 2022 Annual Meeting of Stockholders, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary no later than the close of business on March 21, 2023, and no earlier than the close of business on February 19, 2023, and comply with the requirements of our by-laws. In accordance with our by-laws, the Chairperson of the 2023 Annual Meeting of Stockholders may determine, if the facts warrant, that a nomination or other proposal has not been properly brought before the meeting and, therefore, may be disregarded and not be considered at the meeting. These procedures are only a summary of the provisions regarding stockholder nominations of directors and proposals of other business in our by-laws. Please refer to our by-laws for more information on these requirements.

A copy of the Company’s by-laws specifying the advance notice requirements for proposing business or director nominations has been filed with the SEC and is available on the SEC’s website. See the subheading “Corporate Governance and Responsibility Committee” in our Proxy Statement for the 2022 Annual Meeting of Stockholders for information regarding submission of a recommendation of a director nominee for consideration by the Corporate Governance and Responsibility Committee.

All such communications regarding the 2023 Annual Meeting of Stockholders must be provided in writing and be directed to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our by-laws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2023 Annual Meeting of Stockholders, and such nomination or other proposal is not delivered within the time frame specified in our by-laws, then the person(s) appointed by the Board and named in the proxies for the 2023 Annual Meeting of Stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

ANNEX A

Form of Amended and Restated Charter

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSTELLATION BRANDS, INC.

(Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware)

Constellation Brands, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies as follows:

FIRST. The present name of the corporation is Constellation Brands, Inc. (the “Corporation”).

The name under which the Corporation was originally incorporated was Canandaigua Wine Company, Inc.; and the date of filing of the original certificate of incorporation with the Secretary of State of the State of Delaware was December 4, 1972.

SECOND. This Amended and Restated Certificate of Incorporation of the Corporation restates and integrates, and also further amends, the provisions of the certificate of incorporation of the Corporation, as heretofore amended and restated.

THIRD. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH. The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

1. Name. The name of the Corporation is Constellation Brands, Inc.

2. Address; Registered Agent. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purposes. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capitalization; General Authorization.

(i) The total number of shares of stock which the Corporation shall have authority to issue is (348,000,000) consisting of:

(a) Class A Common. Three Hundred Twenty-Two Million (322,000,000) shares designated as Class A Common Stock, having a par value of One Cent ($.01) per share (the “Class A Common”);

(b) Class 1 Common. Twenty-Five Million (25,000,000) shares designated as Class 1 Common Stock, having a par value of One Cent ($.01) per share (the “Class 1 Common”); and

(c) Preferred Stock. One Million (1,000,000) shares designated as Preferred Stock, having a par value of One Cent ($.01) per share (the “Preferred Stock”).

(ii) Immediately upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), automatically and without further action on the part of the Corporation or the holders of capital stock of the Corporation, each share of Class B Common Stock, having a par value of One Cent ($.01) per share, of the Corporation (the “Former Class B Common”), issued and outstanding or held by the Corporation as treasury stock as of immediately prior to the Effective Time shall be reclassified as, and be converted into, one (1) validly issued, fully paid and non-assessable shares of Class A Common (the “Stock Consideration”) and the right to receive $64.64 in cash, without interest (the “Cash Consideration” and such reclassification, the “Class B Common Reclassification”)[, except as provided in and subject to Section 2.2(C) of that certain Reclassification Agreement by and among the Corporation and the persons named therein, dated June 29, 2022 (as it may be amended from time to time, the “Reclassification Agreement”)1]. The procedures for exchanging or transferring, as applicable, the certificated and book-entry shares of Former Class B Common following the Effective Time and for receiving the Stock Consideration and the Cash Consideration upon such exchange or transfer are set forth in the Reclassification Agreement.

5. Rights and Limitations. The designations, powers, preferences and relative participation, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

(i) Class A Common and Class 1 Common. The Class A Common and Class 1 Common shall be identical in all respects and shall entitle the holders thereof to the same rights, privileges and limitations, except as otherwise provided herein. The relative rights, privileges and limitations are as follows:

(a) Voting Rights. The holders of Class A Common and Class 1 Common shall have the following rights:

(i) The holders of Class A Common and Class 1 Common shall be entitled to vote as separate classes on all matters as to which a class vote is now, or hereafter may be, required by law.

(ii) The number of authorized shares of Class 1 Common may be increased or decreased (but not below the number of shares thereof then outstanding) by holders of a majority of the voting power of the stock entitled to vote, voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class 1 Common shall have one (1) vote per share.

(iii) At every meeting of stockholders called for the election of directors, the holders of Class A Common, voting as a class, shall be entitled to elect all directors to be elected at such meeting. If, during the interval between annual meetings for the election of directors, the number of directors who have been elected shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the remaining directors to fill any such vacancy may be removed from office by the vote of the holders of a majority of the shares of the Class A Common.

(iv) In all matters not specified in Sections 5(i)(a)(i), 5(i)(a)(ii) and 5(i)(a)(iii), the holders of Class A Common shall be entitled to vote as a single class. The holders of Class 1 Common shall not be entitled to vote on any matter except as set forth in Section 5(i)(a)(i) and Section 5(i)(a)(ii).

(v) There shall be no cumulative voting of any shares of Class A Common or Class 1 Common.

[1]

Bracketed language to be deleted prior to mailing of proxy if financing has been obtained, in which case the next sentence will read: “The procedures for exchanging or transferring, as applicable, the certificated and book-entry shares of Former Class B Common following the Effective Time and for receiving the Stock Consideration and the Cash Consideration upon such exchange or transfer are set forth in that certain Reclassification Agreement by and among the Corporation and the persons named therein, dated June 29, 2022, as it may be amended from time to time.”

(b) Dividends. Subject to the rights of the Class A Common and Class 1 Common set forth in Section 5(i)(c) hereof, the Board of Directors, acting in its sole discretion, may declare in accordance with law a dividend, payable in cash, in property or in securities of the Corporation, on either the Class A Common or Class 1 Common or on all of the Class A Common and Class 1 Common.

(c) Cash Dividends. The Board of Directors may, in its sole discretion, declare cash dividends payable only to holders of Class A Common or to the holders of Class A Common and Class 1 Common, but not only to holders of Class 1 Common. A cash dividend in any amount may be paid on the Class A Common if no cash dividend is to be paid on Class 1 Common. If a cash dividend is to be paid on the Class 1 Common, a cash dividend shall also be paid on the Class A Common in an amount per share thereof which exceeds the amount of the cash dividend paid on each share of Class 1 Common by at least ten percent (10%) (rounded up, if necessary, to the nearest one-hundredth of a cent).

(d) Convertibility.

(i) Each holder of record of a share of Class 1 Common may, without cost to such holder and at such holder’s option, convert shares of Class 1 Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class 1 Common surrendered for conversion; provided, a holder of shares of Class 1 Common may only convert such shares if such holder immediately sells the shares of Class A Common received upon such conversion in either a transaction effected through the facilities of the stock exchange or other trading market on which the Class A Stock is then actively traded (a “Market Transaction”) or a bona fide arm’s-length transaction with an unrelated party (a “Qualifying Private Transaction”) or in connection with any offering registered under the Securities Act of 1933, as amended (the “Securities Act”). Any such conversion may be effected by any holder of Class 1 Common by (x) surrendering (by electronic delivery or otherwise) at the office of the transfer agent for the Class A Common (the “Conversion Agent”) such holder’s shares of Class 1 Common to be converted, (y) delivering to the Conversion Agent a notice or other instructions (which may be written or given electronically through any automated transaction system maintained by the Conversion Agent) that such holder elects to convert all or a specified number of such shares of Class 1 Common, and (z) delivering to the Conversion Agent either (1) instructions to sell the shares of Class A Common issuable upon such conversion on behalf of such holder (which instructions may be given in accordance with any account agreement in place between such holder and the Conversion Agent), or (2) a certificate stating that such holder has sold the shares of Class A Common issuable upon such conversion in a Market Transaction or Qualifying Private Transaction or in connection with an offering registered under the Securities Act, together with a stock power or other transfer instructions identifying the person or persons in whose name the shares of Class A Common issuable upon such conversion are to be issued. Promptly thereafter, the Corporation shall issue and deliver the number of shares of Class A Common to which such holder shall be entitled as aforesaid in accordance with the instructions to sell or transfer instructions delivered to the Conversion Agent. Such conversion shall be made as of the close of business on the date of surrender and delivery to the Conversion Agent of the shares of Class 1 Common and all other materials required to be delivered to the Conversion Agent, and the person or persons entitled to receive the shares of Class A Common issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

(ii) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class 1 Common, such number of shares of Class A Common as shall be issuable upon the conversion of all outstanding shares of Class 1 Common, provided that the foregoing shall not be considered to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class 1 Common by delivery of shares of Class A Common which are held in the treasury of the Corporation.

(e) Rights Upon Liquidation. Holders of Class A Common and Class 1 Common shall have identical rights in the event of liquidation, and shall be treated as a single class for purposes thereof.

(ii) Preferred Stock. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(a) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

6. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Liability of Directors. A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Section 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8. Indemnification.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in subsection (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8 or otherwise.

(b) Right of Indemnitee to Bring Suit. If a claim under subsection (a) of this Section 8 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstance because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 8 or otherwise shall be on the Corporation.

(c) Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Section 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(e) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this [•] day of [•], 2022.

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

ANNEX B

Form of Amended and Restated Bylaws

BY-LAWS

OF

CONSTELLATION BRANDS, INC.

(the “Corporation”)

(Amended and Restated on [•], 2022)

ARTICLE I

STOCKHOLDERS

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may, in its sole discretion, determine that a special meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken or displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication.1 At the adjourned meeting the Corporation may transact any business which might have been

[1]	NTD: Proposed change is to conform to the expected amendments to DGCL §222 and will be made only if such amendments are effective at the time of the Closing.

transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. The Corporation’s authorized capital stock consists of Class A Common Stock (the “Class A Common”), Class 1 Common Stock (the “Class 1 Common”) and Preferred Stock (the “Preferred Stock”). At each meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of shares representing a majority of the votes entitled to be cast at the meeting by the holders of all outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the chairperson of the meeting or the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Such an adjournment by the stockholders so present may be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders present or represented by proxy at such meeting notwithstanding that a quorum is not present. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over (A) by the Chair of the Board, if any, or any person designated by the Chair of the Board, (B) in the absence of or failure to designate by the foregoing, by the Chief Executive Officer, (C) in the absence of the foregoing, by the President, (D) in the absence of the foregoing, by a chairperson designated by the Board of Directors, or (E) in the absence of such designation, by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in the absence of the Secretary or an Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting. At each meeting of stockholders (A) each holder of Class A Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class A Common held by such holder, (B) each holder of Class 1 Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class 1 Common held by such holder, and (C) each holder of Preferred Stock present in person or represented by proxy at the meeting shall be entitled to such voting rights as shall be provided for in the Certificate of Designations relating to the Preferred Stock held by such holder. Except as otherwise provided by law, Section 2.2 of these By-Laws pertaining to the election of directors, or the Certificate of Incorporation, all classes of stock entitled to vote with respect to a matter shall vote together as a single class. All matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these By-Laws (including, but not limited to, Section 2.2 of these By-Laws pertaining to the election of the directors), the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may require a larger vote upon any election or question.

Section 1.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in any manner permitted by the General Corporation Law of the State of Delaware, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, by delivering to the Secretary of the Corporation a valid revocation of the proxy or by validly submitting another duly executed proxy bearing a later date.

Section 1.9. Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (1) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first (1st) date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (2) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.10. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (B) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.2

[2]	NTD: Proposed change is to conform to the expected amendments to DGCL §222 and will be made only if such amendments are effective at the time of the Closing.

Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.12. Inspectors of Election. The Board of Directors by resolution shall appoint one (1) or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders or any adjournment thereof, and to make a written report thereof. One (1) or more persons may be designated as alternate inspectors to replace any inspector who fails to act. In the event that no inspector or alternate so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors shall have the duties prescribed by law.

Section 1.13. Nominations and Business at Meetings of Stockholders.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or at the direction of any committee thereof, or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first (1st) anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or if no annual meeting was held during the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (viii) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (ix) any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (c)(iv) of paragraph (A)(2) of this Section 1.13, and (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (d) the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s). The foregoing notice requirements of this paragraph (A) of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any stockholder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably be requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (z) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(3) Notwithstanding anything in the second (2nd) sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten (10) days before the last day a stockholder may deliver a notice of nominations in accordance with such sentence, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(vi) of paragraph (A)(2) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including clause (c) of paragraph (A)(1) and paragraph (B) hereof), and compliance with clause (c) of paragraph (A)(1) and paragraph (B) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 1.13, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the Certificate of Designations relating to the Preferred Stock.

(4) In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 1.13, in accordance with the time periods for delivery of timely notice under this Section 1.13), to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(5) A stockholder providing notice of a proposed nomination for election to the Board (given pursuant to this Section 1.13) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). In addition, if the stockholder has delivered to the Corporation a notice of a proposed nomination for election to the Board of Directors (given pursuant to this Section 1.13), the stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

Section 1.14. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. Number: Qualifications. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election: Resignation: Vacancies. Directors shall be elected at each annual meeting of stockholders and each director elected shall hold office for a term of one (1) year or until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. At every meeting of stockholders called for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.2, a majority of the votes entitled to be cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and votes “against” and exclude “abstentions” and “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes entitled to be cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors at any meeting of stockholders at which a quorum is present and for which (i) the Secretary of the Corporation receives notice that one (1) or more stockholders has nominated one (1) or more persons for election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for stockholder nominees set forth in these By-Laws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is ten (10) calendar days in advance of the date that the Corporation gives notice of the meeting to the stockholders. The Board of Directors has established procedures set forth in the Board of Directors’ Corporate Governance Guidelines under which a director standing for re-election in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive the requisite vote. During the interval between annual meetings, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the members of the Board of Directors in accordance with the General Corporation Law of the State of Delaware.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chair of the Board, Chief Executive Officer, President, any Vice President, the Secretary, or by a majority of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given at least twenty-four (24) hours before the special meeting. Such notice shall be given personally, by mail, telephone, or electronic transmission.

Section 2.5. Remote Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these By-Laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in the absence of the Chair of the Board, if any, by the Chief Executive Officer (if also a director), or in the absence of the Chief Executive Officer by the President (if also a director), or in the absence of the foregoing persons by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 2.9. Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair of the Board shall have the customary duties and authority of a Chair of the Board.

ARTICLE III

COMMITTEES

Section 3.1. Committees. The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

OFFICERS

Section 4.1. Officers: Election; Qualifications: Term of Office: Resignation: Removal: Vacancies. The Board of Directors shall elect a President and Secretary. The Board of Directors may also choose a Chief Executive Officer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers and may choose such other officers as it may deem necessary or desirable. Each such officer shall hold office for such term as may be prescribed by the Board of Directors, and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.3. Appointing Attorneys and Agents: Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as such person may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chief Executive Officer, President or any Vice President.

ARTICLE V

STOCK

Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to outstanding shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two (2) authorized officers of the Corporation, including, but not limited to, the Chief Executive Officer, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary and an Assistant Secretary, certifying the class and number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates: Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt by the Corporation or the transfer agent of the Corporation of proper evidence of succession, assignment or authority to transfer with respect to uncertificated shares, it shall be the duty of the Corporation to record the transaction upon its books.

Section 5.4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.5. Transfer Agents; Registrars; Regulations. The Board of Directors may appoint a transfer agent and one (1) or more co-transfer agents and registrar and one (1) or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be March 1 to the last day of February, unless otherwise determined by resolution of the Board of Directors.

Section 6.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 6.4. Interested Directors: Quorum. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (A) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (B) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (C) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.5. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.6. Amendment of By-Laws. These By-Laws may be altered, amended or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

Section 6.7. Forum Selection.

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.

(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(C) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.7.

ANNEX C

Reclassification Agreement

RECLASSIFICATION AGREEMENT

BY AND AMONG

CONSTELLATION BRANDS, INC.

AND

PERSONS NAMED HEREIN

Dated as of June 30, 2022

C-i

C-ii

This RECLASSIFICATION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2022 (the “Effective Date”), by and among Constellation Brands, Inc., a Delaware corporation (the “Company”), and each of the persons named herein on Exhibit A (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, as of June 27, 2022, there were 159,334,663 shares of Class A Common Stock of the Company, $0.01 par value per share (the “Class A Common Stock”), issued and outstanding and 23,205,885 shares of Class B Common Stock of the Company, $0.01 par value per share (the “Class B Common Stock”), issued and outstanding;

WHEREAS, the board of directors of the Company (the “Board”) has established a special committee of the Board, consisting solely of certain directors of the Company who are independent of and disinterested from, in all material respects, the holders of shares of Class B Common Stock (the “Special Committee”), for the purpose of reviewing, evaluating and, if applicable, negotiating the terms of a reclassification of the shares of Class B Common Stock and related aspects of such reclassification;

WHEREAS, the Special Committee has received the opinion of Centerview Partners LLC (“Centerview”), outside financial advisor to the Special Committee, dated as of June 29, 2022, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to this Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders;

WHEREAS, the Special Committee has, among other things, unanimously (i) determined that the Amended and Restated Charter, this Agreement and the other Transaction Documents, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Class A Holders, (ii) approved the Amended and Restated Charter, this Agreement and the other Transaction Documents, (iii) recommended that the Board approve the Amended and Restated Charter and this Agreement and declare that the Amended and Restated Charter and this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Class A Holders, (iv) recommended that the Board have the Company enter into this Agreement in connection with the public announcement of the Reclassification, and (v) recommended, subject to Board approval, that the Board (a) submit the approval of the adoption of the Amended and Restated Charter to the stockholders of the Company, and (b) resolve to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter;

WHEREAS, on June 29, 2022, the board of directors (the “Board”) of the Company, following receipt of the unanimous recommendation of the Special Committee, among other things, (i) approved and declared advisable this Agreement, the other Transaction Documents, the consummation of the Reclassification and the other transactions contemplated by this Agreement; (ii) determined and declared that the terms of this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Class A Holders; (iii) resolved to recommend that the stockholders of the Company approve and adopt the Amended and Restated Charter (the “Company Board Recommendation”); (iv) resolved to have the Company enter into this Agreement; and (v) resolved to submit the adoption and approval of the the Amended and Restated Charter to the stockholders of the Company;

WHEREAS, at the Reclassification Effective Time, in accordance with the terms and conditions set forth herein (including the adjustment pursuant to Section 2.2(C), if applicable), each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time, without any action on the part of the Company or the holder thereof, shall be reclassified, exchanged, and converted into (x) one share of Class A Common Stock (the “Class B Per Share Stock Consideration”) and (y) the right to receive $64.64 in cash, without interest (the “Class B Per Share Cash Consideration”, and clauses (x) and (y), together, and in each case subject to adjustment pursuant to Section 2.2(C), if applicable, the “Reclassification Consideration”); and

WHEREAS, each of the parties hereto intends for U.S. federal income tax purposes that (a) this Agreement constitutes, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, (the “Code”) and U.S. Department of the Treasury regulations promulgated thereunder, (b) the Reclassification will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (c) the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Company and the Stockholders agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“4 Week Volume” means the average daily trading volume of Class A Common Stock for the four calendar weeks immediately prior to the calendar week of the date of measurement, as obtained from Bloomberg L.P. using the “Bloomberg definition” for calculation of “average daily trading volume”.

“20 Day VWAP” means the volume weighted average price of Class A Common Stock for the twenty trading days immediately prior to the date of measurement, as obtained from Bloomberg L.P. using the “Bloomberg definition” for calculation of “all day VWAP.”

“Affiliate” means, with respect to any person, another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Agent” has the meaning set forth in Section 2.4(A).

“Agent Agreement” has the meaning set forth in Section 2.4(A).

“Aggregate Cash Consideration” has the meaning set forth in Section 2.3.

“Agreement” has the meaning set forth in the Preamble.

“Amended Board Corporate Governance Guidelines” has the meaning set forth in Section 5.8(F).

“Amended and Restated Bylaws” has the meaning set forth in Section 2.2.

“Amended and Restated Charter” means the Amended and Restated Charter in the form attached hereto as Annex A.

“Available Cash” means, as of any date of measurement, (x) the Company’s and its subsidiaries’ cash and cash equivalents plus (y) the amount immediately available to be drawn by the Company or any of its subsidiaries pursuant to any financing to which any of them are a party (including any financing obtained following the date hereof pursuant to Section 5.13; provided, that, with respect to the Revolving Facility, such immediately available amounts shall be net of any amounts the Company reasonably expects to draw thereunder to utilize to fund the operation of the Company’s business over the following three months).

“beneficially own” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act.

“Block Sale” means the sale of shares of Class A Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” has the meaning set forth in the Recitals.

“Board Anti-Pledging Policy” has the meaning set forth in Section 5.8(H).

“Business Day” means any day other than a day on which commercial banks in the State of New York are authorized or obligated by Law to be closed.

“Cash Shortfall” means the amount by which the Available Cash (in the Company’s reasonable determination) is less than the Maximum Cash Amount; provided, that there shall be no Cash Shortfall if the Available Cash (in the Company’s reasonable determination) is greater than the Maximum Cash Amount.

“Centerview” has the meaning set forth in the Recitals.

“Claims” has the meaning set forth in Section 5.6.

“Class 1 Common Stock” means the Class 1 Common Stock, par value $0.01 per share, of the Company.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock Certificate” has the meaning set forth in Section 2.4(B).

“Class B Per Share Cash Consideration” has the meaning set forth in the Recitals.

“Class B Per Share Stock Consideration” has the meaning set forth in the Recitals.

“Class B Record Holder” has the meaning set forth in Section 2.4(B).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Bylaws” has the meaning set forth in Section 3.3(A).

“Company Market Capitalization” means the greater of (x) the average market capitalization of the Company, measured in U.S. dollars, in the six months immediately prior to the date of measurement, calculated daily using the stock price for the Class A Common Stock and the most recently publicly available basic shares outstanding and (y) $45,433,978,373.34.

“Company Securities” means (i) any shares of capital stock or other equity interests of the Company, (ii) any other equity securities of the Company granting voting rights, (iii) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (i) and (ii) or (iv) any security, instrument or agreement granting economic rights or benefits based upon the value or price of, or the value or price of which is determined by reference to, any of the securities described in the foregoing clauses (i) through (iii), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.

“Corporate Governance and Responsibility Committee” has the meaning set forth in Section 5.8(ix).

“Covered Shares” has the meaning set forth in Section 4.1.

“CPI” means the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumer (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States mutually agreed by WildStar and the Company.

“CPI Increase” means, as of any date of measurement, the product of (i) the CPI published in the most recent January, divided by (ii) the CPI published in respect of May 20, 2022. If the foregoing calculation results in an amount that is less than one, the CPI Increase shall be equal to one.

“Current Charter” has the meaning set forth in Section 3.3(A).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Effective Date” has the meaning set forth in the Preamble.

“Employment Agreement” has the meaning set forth in Section 5.6.

“Encumbrances” means any and all liens, charges, security interests, claims, pledges, encumbrances, assessments, options, deeds of trust, judgments, voting trusts, charges and other similar restrictions.

“Enforceability Exceptions” means (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

“Exchange Act” has the meaning set forth in Section 3.5(A).

“Exchange VWAP” means the lesser of (i) the volume weighted average price per share of Class A Common Stock for the ten trading days immediately prior to the second Business Day prior to the Closing Date, starting with the opening of trading on the first trading day of such period and ending with the closing of trading on the trading day immediately prior to the second Business Day prior to the Closing Date, as reported by Bloomberg L.P. (or, in the event Bloomberg does not report such information, such third-party service as is mutually agreed upon in good faith by the Company and WildStar) and (ii) $243.63.

“Financing” has the meaning set forth in Section 5.13.

“Five-Year Post-Reclassification Date” has the meaning set forth in Section 5.8(A)(ii).

“Foundations” means the Sands Family Foundation and Sands Family Supporting Foundation (each of which are tax-exempt charitable entities).

“Governmental Authority” means any (a) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency or (b) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organization, including any stock exchange.

“Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, approval, authorization or determination entered by any Governmental Authority.

“Increased Exchange Ratio” means (i) one plus (ii) (x) the Per Share Cash Shortfall divided by (y) the Exchange VWAP (the shares (or any fraction of a share) resulting from the calculation in this clause (ii), the “Incremental Amount”).

“Incremental Amount” has the meaning set forth in this Section 1.1.

“Indemnified Party” has the meaning set forth in Section 5.10(B).

“Initial Five-Year Pledging Restrictions Period” has the meaning set forth in Section 5.8(I)(ii).

“Initial Pledge Cap” has the meaning set forth in Section 5.8(I)(ii).

“Initial Sands Family Nominees” has the meaning set forth in Section 5.8(A)(ii).

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Law” means all applicable provisions of any law (including common law), statutes, constitutions, treaties, rules, regulations, ordinances, codes or Governmental Order.

“Legal Restraint” has the meaning set forth in Section 6.1(C).

“Letter of Transmittal” has the meaning set forth in Section 2.4(B).

“Lock-up Period” has the meaning set forth in Section 5.8(B)(i).

“Maximum Cap” has the meaning set forth in Section 5.8(B)(ii)(c)(3).

“Maximum Cash Amount” means $1,500,028,406.40.

“NYSE” has the meaning set forth in Section 3.3(D).

“Outside Date” has the meaning set forth in Section 7.1(D).

“Per Share Cash Shortfall” means the Cash Shortfall divided by the number shares of Class B Common Stock issued and outstanding two Business Days prior to the Reclassification Effective Time.

“person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Pledge Cap” means the product of (i) $3,000,000,000 multiplied by (ii) the CPI Increase at the time of measurement.

“Pledge Testing Date” means March 1 and September 1 of each calendar year following the expiration of the Initial Five-Year Pledging Restrictions Period.

“Preferred Stock” has the meaning set forth in Section 3.2(A).

“Proposed Bylaw Amendments” means those amendments in the Amended and Restated Bylaws that have been negotiated and approved by the Special Committee in connection with the Reclassification, attached hereto as Annex B.

“Proxy Statement” has the meaning set forth in Section 3.5(A).

“Reasonable Approval of the Board” means the approval (not to be unreasonably withheld, conditioned or delayed, but subject to the Board’s fiduciary duties in all respects) of a director designee in the reasonable good faith judgment of the Board based on criteria that is no more burdensome to such designee than criteria to serve as a director set forth in the Company’s Corporate Governance Guidelines and the Charter of the Corporate Governance and Responsibility Committee of the Board, in each case, as in effect at the time of the determination.

“Reclassification” means the transactions contemplated by virtue of the effectiveness of the Amended and Restated Charter, as set forth in Section 2.2(B).

“Reclassification Consideration” has the meaning set forth in the Recitals.

“Reclassification Effective Time” has the meaning set forth in Section 2.2(A).

“Registration Rights Agreement” has the meaning set forth in Section 5.8(D).

“Registration Statement” has the meaning set forth in Section 3.5(A).

“Representative” means, with respect to any person, such person’s directors, officers, employees, agents, advisors, attorneys, accountants, members, partners and other representatives.

“Requisite Stockholder Approvals” has the meaning set forth in Section 5.1.

“Revolving Facility” means the Restatement Agreement, dated as of April 14, 2022, by and among the Company, CB International Finance S.a.r.l., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, including the Tenth Amended and Restated Credit Agreement dated as of April 14, 2022, by and among the Company, CB International Finance S.a.r.l., Bank of America, N.A., as Administrative Agent, and the lenders party thereto, and any supplement or replacement thereof.

“Sands Family” means Messrs. Robert and Richard Sands and other members of their extended family and related entities.

“Sands Family Nominees” has the meaning set forth in Section 5.8(A)(ii).

“Schedule 13E-3” means a transaction statement filed with the SEC on Schedule 13e-3 relating to the Reclassification.

“SEC” has the meaning set forth in Section 3.3(D).

“Securities Act” has the meaning set forth in Section 3.5(A).

“Shelf Registration Statement” has the meaning set forth in Section 5.11.

“Special Committee” has the meaning set forth in the Recitals.

“Special Meeting” has the meaning set forth in Section 3.5(A).

“Standstill Period” has the meaning set forth in Section 5.8(C)(i).

“Stockholder” or “Stockholders” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Amended Board Corporate Governance Guidelines, the Amended Corporate Governance and Responsibility Committee Charter, the Board Anti-Pledging Policy and the Registration Rights Agreement.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, statement, claim for refund, election, estimate, report, form and information return and any schedule, attachment or amendment thereto relating to Taxes.

“Transfer” means, with respect to the Covered Shares, to, directly or indirectly, transfer, sell, offer to sell, contract or agree to sell, grant any option to purchase or otherwise dispose of or agree to dispose of; provided, however, no pledge, hypothecation or Encumbrance with respect to Covered Shares, or Transfer (disregarding this proviso for this purpose) of Covered Shares in connection with any exercise of remedies with respect thereto, shall be considered a “Transfer”, it being understood that such matters shall be governed exclusively by the Board Anti-Pledging Policy and Section 5.8(I).

“Unaffiliated Class A Common Stockholder Approval” has the meaning set forth in Section 5.1.

“Unaffiliated Class A Holders” means those holders of shares of Class A Common Stock, excluding shares of Class A Common Stock held, directly or indirectly, by or on behalf of the Sands Family, directors of the Company that own, beneficially or of record, shares of Class B Common Stock and any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

“Uncertificated Class B Common Shares” has the meaning set forth in Section 2.4(B).

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“WildStar” means WildStar Partners LLC.

Section 1.2 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Annexes, such reference shall be to a Section of, Exhibit to or Annex to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “parties” shall mean the Company and the Stockholders, and the term “party” shall be deemed to refer to either the Company, one the one hand, or the Stockholders, on the other hand, as the case may be. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. References to “dollars” and “$” means U.S. dollars. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

ARTICLE II

THE CLOSING; EFFECT ON CAPITAL STOCK

Section 2.1 Closing. Unless another time, date, place or such other manner is mutually agreed in writing between the Company and WildStar, the closing of the Reclassification (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, commencing at 9:00 a.m., Eastern Time, on the earliest practicable day (but no later than the third Business Day) following satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions); provided, that in no event shall the Closing occur prior to the date that is three months following the date hereof without the prior written consent of the Company. The date on which the Closing occurs shall be the “Closing Date.”

Section 2.2 Reclassification of Capital Stock.

(A) At the Closing, the Company shall file the Amended and Restated Charter with the Secretary of State of the State of Delaware and the Amended and Restated Charter shall become effective at the time that the Amended and Restated Charter has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and WildStar shall agree and specify in the Amended and Restated Charter (the “Reclassification Effective Time”).

(B) At the Reclassification Effective Time, by virtue of the effectiveness of the filing of the Amended and Restated Charter, each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time shall, without any action on the part of the Company or the holder thereof, be reclassified, exchanged into and be converted into the right to receive the Reclassification Consideration. From and after the Reclassification Effective Time, shares of Class B Common Stock shall no longer be deemed to be outstanding as Class B Common Stock, and all rights of the holders of Class B Common Stock shall cease, except for the right to receive the Reclassification Consideration and any other amounts as set forth in Section 2.4(D).

(C) If, immediately prior to the Closing, there is a Cash Shortfall then the Company will have the right (after good faith consultation with Wildstar) to reduce the Class B Per Share Cash Consideration by the amount of the Per Share Cash Shortfall and, in lieu of such amount, increase the Class B Per Share Stock Consideration from one share of Class A Common Stock to the Increased Exchange Ratio. The Class A Common Stock that constitutes the Incremental Amount (but solely such Incremental Amount) shall not be subject to the restrictions on Transfer in Section 5.8(B) or any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, or Section 5.8(I). In no event shall the Cash Shortfall exceed $500 million; accordingly the maximum amount by which the Aggregate Cash Consideration may be reduced is $500 million.

Section 2.3 Delivery of Reclassification Consideration. No later than the Closing Date, the Company will (i) deposit with the Agent, for distribution to the Class B Record Holders pursuant to Section 2.4, cash in the aggregate amount sufficient to pay the Class B Per Share Cash Consideration (as adjusted, if applicable, pursuant to Section 2.2(C)) with respect to the shares of Class B Common Stock issued and outstanding as of immediately prior to the Reclassification Effective Time (the “Aggregate Cash Consideration”) and (ii) instruct the transfer agent to create book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been reclassified pursuant to the Reclassification, which shares of Class A Common Stock shall be uncertificated.

Section 2.4 Agent Arrangements.

(A) Prior to the Closing, the Company shall enter into an agreement with a bank, trust company or other appropriate service provider (the “Agent” and, such agreement, the “Agent Agreement”), on terms reasonably acceptable to WildStar, which agreement shall provide, among other things, for the distribution of the Aggregate Cash Consideration and the replacement of the Class B Common Stock Certificates (or, in the case of shares of the Company held in book-entry form, book-entries with respect thereto) with book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been reclassified, in accordance with Section 2.2.

(B) As soon as is reasonably practicable after the Reclassification Effective Time (and in any event within five Business Days of the Reclassification Effective Time), the Company shall cause the Agent to mail to each holder of record as of immediately prior to the Reclassification Effective Time of one or more certificates that immediately prior to the Reclassification Effective Time represented issued and outstanding shares of Class B Common Stock (the “Class B Common Stock Certificates,” and such holders of Class B Common Stock Certificates, the “Class B Certificate Holders”) a letter of transmittal that is reasonably acceptable to WildStar and which shall specify that delivery shall be effected, and risk of loss and title to the Class B Common Stock Certificates shall be deemed to pass, only upon proper delivery of the Class B Common Stock Certificates (or affidavits of loss in lieu thereof together with the required indemnity) to the office of the Company or the office of any transfer agent for the Class A Common Stock, and shall contain instructions for use in effecting the surrender of the certificates for the Class B Common Stock (a “Letter of Transmittal”). Notwithstanding anything to the contrary in this Agreement, no holder of uncertificated shares of Class B Common Stock (the “Uncertificated Class B Common Shares”) will be required to deliver a Class B Common Stock Certificate or an executed letter of transmittal to the Agent in order to receive the Class B Per Share Cash Consideration and the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged that such holder is entitled to receive pursuant to Section 2.4(C) with respect to such Uncertificated Class B Common Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” regarding the book-entry transfer of such Uncertificated Class B Common Shares by the Agent (or such other evidence, if any, of transfer as the Agent may reasonably request, it being understood that the holders of Uncertificated Class B Common Shares will be deemed to have surrendered such Uncertificated Class B Common Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Agent may reasonably request), will be entitled to receive in exchange therefor, subject to Section 2.5, the Class B Per Share Cash Consideration and the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged for each Uncertificated Class B Common Share held by such record holder.

(C) Upon surrender of a Class B Common Stock Certificate or Class B Common Stock Certificates to the Agent, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto by a Class B Certificate Holder, and such other documents as may be reasonably required by the Agent or the Company, such Class B Certificate Holder shall be entitled to receive the Class B Per Share Cash Consideration and the Agent shall register in the name of such Class B Certificate Holder the share of Class A Common Stock into which each share of Class B Common Stock represented by such Class B Common Stock Certificate surrendered has been reclassified, as set forth in Section 2.2(B) and subject to Section 2.5. Until surrendered as contemplated by this Section 2.4 (or, with respect to any shares held in uncertificated book-entry form, receipt of an appropriate “agent’s message” or other electronic confirmation), each Class B Common Stock Certificate or book-entry that formerly represented a share of Class B Common Stock shall be deemed, from and after the Reclassification Effective Time, to solely represent the right to receive the Class B Per Share Cash Consideration and the Class A Common Stock into which such share of Class B Common Stock has been reclassified and exchanged. If any Class B Common Stock Certificate shall have been lost, stolen, or destroyed, the Company or the Agent may, in its sole discretion and as a condition precedent to the delivery of the Class B Per Share Cash Consideration and the registration of the shares of Class A Common Stock into which the shares of Class B Common Stock represented by such Class B Common Stock Certificate have been reclassified, require the owner of such lost, stolen or destroyed Class B Common Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such amount as the Company or the Agent may reasonably direct as indemnity against any claim that may be made against the Agent or the Company with respect to such Class B Common Stock Certificate).

(D) No dividends or other distributions that are declared or made on the Class A Common Stock with a record date after the Reclassification Effective Time will be paid to former holders of Class B Common Stock that have been reclassified and exchanged into Class A Common Stock until such persons surrender their Class B Common Stock Certificates or take appropriate action with respect to their Uncertificated Class B Common Shares in accordance with this Section 2.4. Upon such surrender or appropriate action, there shall be paid, without interest, to the person in whose name the book-entry in respect of such share of Class A Common Stock has been made any dividends or other distributions which shall have become payable with respect to the Class A Common Stock in respect of a record date after the Reclassification Effective Time. In the event that any book-entry in respect of shares of Class A Common Stock is to be made in a name other than that in which the Class B Common Stock Certificates surrendered are registered (or, with respect to any Uncertificated Class B Common Shares, a name other than that appearing in such book-entry), it shall be a condition of the creation of such book-entry that the person making such request shall pay to the Agent any transfer or other taxes required by reason of the registration of such shares of Class A Common Stock in a name other than that of the registered holder, or shall establish to the reasonable satisfaction of the Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Agent nor any party hereto shall be liable to a former holder of Class B Common Stock for any shares of Class A Common Stock or dividends or other distributions thereon delivered to a public official pursuant to any applicable escheat Laws.

(E) Any portion of the Aggregate Cash Consideration that remains undistributed to the holders of the Class B Common Stock as of the date that is 180 days after the Reclassification Effective Time shall be delivered to the Company upon demand, and the holders of any Class B Common Stock who have not surrendered the Class B Common Stock Certificates and returned a duly completed and executed Letter of Transmittal (or, with respect to any Uncertificated Class B Common Shares, delivered an appropriate agent’s message or other electronic confirmation) , in each case, in accordance with Section 2.4(C) shall thereafter look only to the Company for satisfaction of their claims for any Class B Per Share Cash Consideration.

Section 2.5 Tax Withholding. The Company and the Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any taxes that are required to be deducted or withheld under applicable Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

Section 2.6 Adjustments. The Reclassification Consideration shall be adjusted to the extent appropriate to reflect the effect of any stock split, reverse stock split, stock dividend or stock distribution of Class A Common Stock or Class B Common Stock, issuances of any securities convertible to any such securities outside of the ordinary course or any other reorganization, recapitalization, reclassification or other like change with respect to Class A Common Stock or Class B Common Stock having a record date occurring on or after the date of this Agreement and prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Stockholders to enter into this Agreement, the Company hereby represents and warrants to the Stockholders as follows:

Section 3.1 Corporate Power and Authority. The Company is a duly organized and validly existing corporation under the Laws of the State of Delaware and in good standing with the Secretary of State of the State of Delaware. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Stockholder Approvals at a meeting of the Company’s stockholders duly called and held at which a quorum was established and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Stockholders) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.2 Capitalization.

(A) As of the Effective Date, the total number of shares of stock which the Company has the authority to issue is 378,000,000, consisting solely of: (i) 322,000,000 shares of Class A Common Stock; (ii) 30,000,000 shares of Class B Common Stock; (iii) 25,000,000 shares of Class 1 Common Stock, and (iv) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). As of June 27, 2022, (i) no shares of Preferred Stock were issued and outstanding, (ii) 159,334,663 shares of Class A Common Stock were issued and outstanding, (iii) 23,205,885 shares of Class B Common Stock were issued and outstanding, and (iv) 2,248,714 shares of Class 1 Common Stock were issued and outstanding.

(B) Immediately following the Reclassification Effective Time, the shares of Class A Common Stock into which the shares of Class B Common Stock are being exchanged and reclassified pursuant to the Amended and Restated Charter will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or similar rights.

Section 3.3 Conflicts; Consents and Approvals. The execution and delivery of this Agreement by the Company, and, subject to the adoption of the Amended and Restated Charter by the stockholders of the Company and the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, the consummation of the Reclassification and the other transactions contemplated hereby and thereby by the Company do not and will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default under the Company’s certificate of incorporation in effect as of the Effective Date (as amended through the Effective Date, the “Current Charter”) or the Company’s Amended and Restated Bylaws (the “Company Bylaws”) in effect as of the Effective Date, (B) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any person to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party (other than any compensation or similar plan or arrangement), (C) violate any Law applicable to the Company, or (D) subject to the receipt of the Requisite Stockholder Approvals, the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, compliance with the Securities Act and the Exchange Act, including required filings with the U.S. Securities and Exchange Commission (the “SEC”), required filings pursuant to state securities or “blue sky” Laws and the approval by the

New York Stock Exchange (the “NYSE”) of the shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified by virtue of the Amended and Restated Charter for listing (subject to official notice of issuance), require any action or consent or approval of, or review by, or registration or filing by the Company with, any Governmental Authority, except, with respect to clauses (B), (C) and (D), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated hereby.

Section 3.4 Board Recommendation. In accordance with the applicable provisions of the DGCL, the Current Charter and the Company Bylaws, the Board, at a meeting duly called and held, following receipt of the unanimous recommendation of the Special Committee, adopted resolutions (A) approving and declaring advisable this Agreement, the other Transaction Documents, the consummation of the Reclassification and the other transactions contemplated by this Agreement; (B) determining and declaring that the terms of this Agreement, the other Transaction Documents, the Reclassification and the other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Class A Holders; (C) resolving to make the Company Board Recommendation; (iv) resolving to have the Company enter into this Agreement; and (v) resolving to submit the adoption and approval of the the Amended and Restated Charter to the stockholders of the Company.

Section 3.5 Registration Statement/Proxy Statement.

(A) (i) The registration statement on Form S-4 to be filed with the SEC by the Company in connection with a special meeting of the Company’s stockholders (such meeting, as it may be adjourned or postponed from time to time, the “Special Meeting”) to vote upon the Amended and Restated Charter (as so amended and supplemented, the “Registration Statement”), which shall include a proxy statement in connection with the Special Meeting (the “Proxy Statement”) and (ii) the Schedule 13E-3 to be filed with the SEC jointly by the Company and one or more of the Stockholders and/or Affiliates thereof, will each comply as to form, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as the case may be, and will not, on the date of its filing or at the time the Registration Statement becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement thereto is mailed to the Company’s stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(B) Notwithstanding Section 3.5(A), no representation or warranty is made by the Company with respect to information supplied by the Stockholders or any of their Representatives acting on the Stockholders’ behalf, in each case, expressly for inclusion or incorporation by reference in the Registration Statement, the Proxy Statement or the Schedule 13E-3.

Section 3.6 Special Committee Fairness Opinion. The Special Committee has received the opinion of Centerview, financial advisor to the Special Committee, dated as of the Effective Date, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to this Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders.

Section 3.7 Litigation. As of the execution of this Agreement on the Effective Date, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

In order to induce the Company to enter into this Agreement, each Stockholder, severally (but not jointly) and making representations only as to himself, herself or itself, as applicable, hereby represents and warrants to the Company as follows:

Section 4.1 Title to Shares. As of the Effective Date, such Stockholder is the record holder of, and has good and valid title to, its respective shares of Company capital stock (together with any other shares of capital stock of the Company acquired by the Stockholders after the Effective Date, the “Covered Shares”), as set forth on Schedule A, free and clear of liens other than as created by this Agreement or arising under generally applicable securities laws, except that a portion of the Covered Shares, as indicated in Schedule A, are pledged to lenders and other financial institutions. As of the Effective Date, such Stockholder has the sole voting power and power of disposition with respect to its respective shares of Company capital stock as set forth on Schedule A, or shares with or has otherwise delegated such powers to another Stockholder. As of the Effective Date, other than the Covered Shares or as set forth in Schedule A, such Stockholder is not the record holder, does not beneficially own and does not exercise voting discretion or control over any (A) other shares of capital stock of the Company or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock of the Company or voting securities of the Company or (C) other than any equity awards or other share compensation, options or other rights to acquire from the Company any shares of capital stock of the Company, voting securities or securities convertible into or exchangeable for shares of capital stock of the Company or voting securities of the Company. Except as disclosed in the Schedule 13D filed by Astra Legacy, WildStar and certain other persons prior to the date hereof and except for any such agreement or contract that grants voting power to a Stockholder party hereto, the Covered Shares are not subject to any voting trust agreement or other contract to which such Stockholder is a party restricting or otherwise relating to the voting of the Covered Shares. Such Stockholder has not appointed or granted any proxy or power of attorney with respect to any Covered Shares, other than to another Stockholder, that limits or would reasonably be expected to limit the ability of such Stockholder to vote or otherwise comply with Section 5.3 or Section  5.8.

Section 4.2 Power and Authority. If such Stockholder is an individual, such Stockholder has all requisite capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. If such Stockholder is not an individual (A) such Stockholder is duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation or organization, (B) such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (C) the execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement or the performance by such Stockholder of its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Conflicts; Consents and Approvals. Except for the applicable requirements of the Exchange Act, (A) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder and (B) neither the execution, delivery or performance of this Agreement by such Stockholder nor compliance by such Stockholder with any of the provisions hereof shall (i) if such Stockholder is not an individual, conflict with or violate any provision of the organizational documents of such Stockholder, (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on such property or asset of such Stockholder pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (iii) violate any Law applicable to such Stockholder or any of such Stockholder’s properties or assets except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

Section 4.4 Litigation. As of the execution of this Agreement on the Effective Date, there are no actions, suits or proceedings pending or, to the knowledge of the Stockholder, threatened, against the Stockholder, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement.

Section 4.5 Registration Statement/Proxy Statement/Schedule 13E-3. Any statements made or incorporated by reference in the Registration Statement, Proxy Statement or the Schedule 13E-3 based on information supplied by such Stockholder, or any of its Representatives acting on its behalf, in each case, for inclusion or incorporation by reference therein, will not, on the date of its filing or at the time it becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement is mailed to the stockholders of Company in connection with the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Finders’ Fees. Other than Greenhill & Co. LLC, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Stockholders who might be entitled to any fee or commission from the Company upon consummation of the Reclassification.

ARTICLE V

COVENANTS

Section 5.1 Special Meeting. The Company shall submit to stockholders of the Company at the Special Meeting a proposal seeking the approval and adoption of the Amended and Restated Charter, by (A) a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, (B) a majority of the issued and outstanding shares of Class B Common Stock, and (C) the affirmative vote of not less than 50.3% of the issued and outstanding shares of Class A Common Stock held by the Unaffiliated Class A Holders (such stockholder vote in subsection (C), the “Unaffiliated Class A Common Stockholder Approval”) (collectively, clauses (A) through (C), the “Requisite Stockholder Approvals”). The Company shall use reasonable best efforts to cause the Special Meeting to be held as promptly as reasonably practicable following the effectiveness of the Registration Statement.

Section 5.2 Registration Statement; Proxy Materials/Schedule 13E-3.

(A) The Company shall prepare and promptly file with the SEC the Registration Statement, which shall include the Proxy Statement, and the Company, on the one hand, and the Stockholders, on the other hand, shall jointly prepare and promptly file the Schedule 13E-3. The Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company in connection with the Special Meeting. The Proxy Statement shall include the Company Board Recommendation.

(B) The Company and WildStar shall cooperate and consult with each other in the preparation of the Registration Statement, the Proxy Statement and the Schedule 13E-3. Without limiting the generality of the foregoing, the Stockholders shall (i) furnish to the Company the information relating to the Stockholders required by the Exchange Act and the Securities Act to be set forth in the Registration Statement, the Proxy Statement and the Schedule 13E-3, which information on the date of its filing or at the time the Registration Statement becomes effective under the Securities Act or on the date the Registration Statement or any amendment or supplement thereto is mailed to the stockholders or at the time of the Special Meeting, shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) cooperate with the Company in responding to any comments made by the staff of the SEC with respect thereto. WildStar and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement, the Proxy Statement and the Schedule 13E-3 and any amendments or supplements thereto (which comments the Company will consider in good faith) before the filing thereof with the SEC. In the event of a disagreement between the Company and WildStar (or their respective counsel) as to whether information or comments provided by WildStar should be included or reflected in the Registration Statement, the Proxy Statement and the Schedule 13E-3, the Company shall include any factually accurate information and reflect any comments that WildStar’s outside counsel, believes, after good faith discussion with the Company and its outside counsel, is reasonably necessary to ensure that the holders of Class A Common Stock are able to make an informed decision, in accordance with Delaware law, including Kahn v. M&F Worldwide Corp. and its progeny. The Company will promptly notify WildStar of the receipt of any comments from the staff of the SEC with respect to the Registration Statement, Proxy Statement or the Schedule 13E-3 and of any request by the staff of the SEC for amendments of, or supplements to, the Registration Statement, Proxy Statement or the Schedule 13E-3. The Company shall have no liability for statements made in the Registration Statement, Proxy Statement or the Schedule 13E-3 based on information or materials provided by or on behalf of the Stockholders or their Representatives expressly for inclusion or incorporation by reference in the Registration Statement, Proxy Statement or the Schedule 13E-3.

(C) The Company shall use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the approval of the Amended and Restated Charter, and (ii) take all other action reasonably necessary or advisable to secure the Requisite Stockholder Approvals. Subject to the requirements of applicable law, the Company may, and in the case of clause (c) upon the request of WildStar for periods not to exceed ten Business Days in any single such postponement or adjournment or three months in the aggregate, shall, postpone or adjourn the Special Meeting (a) if a quorum has not been established; (b) to allow reasonable additional time for the filing and mailing of any supplement or amendment to the Proxy Statement as may be required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the Company’s stockholders sufficiently in advance of the Special Meeting; (c) to allow reasonable additional time to solicit additional proxies, if and to the extent the Requisite Stockholder Approvals would not otherwise be obtained; or (d) with the prior written consent of WildStar; provided, however, that, unless otherwise agreed to by WildStar, the Special Meeting shall not be postponed or adjourned under clauses (a) or (c) for more than ten Business Days in any single such postponement or adjournment or three months in the aggregate. The Company shall advise WildStar on a daily basis during each of the last five Business Days prior to the date of the Special Meeting as to the aggregate tally of proxies received by the Company with respect to the Requisite Stockholder Approvals and at additional times upon the reasonable request of WildStar.

Section 5.3 Voting; Restriction on Transfers and Pledges.

(A) Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to ARTICLE VII, each of the Stockholders hereby irrevocably and unconditionally agrees, at the Special Meeting, including any postponement or adjournment thereof, in each case to the extent that such Stockholders are entitled to vote the Covered Shares:

(1) to appear, in person or by proxy, at the Special Meeting, including any postponement or adjournment thereof, or otherwise cause the Covered Shares to be counted as present thereat for purposes of determining a quorum; and

(2) to vote (or cause to be voted), in person or by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt), the Covered Shares (a) in favor of adopting and approving the Amended and Restated Charter, and any proposal to postpone or adjourn any meeting of the stockholders of the Company at which the Amended and Restated Charter is submitted for the consideration and vote of the stockholders of the Company to a later date (subject to the limits in Section 5.2(C)) if there are not sufficient votes for approval of such matters or to establish a quorum on the date on which the meeting is held; (b) unless otherwise directed in writing by the Special Committee, against any action, agreement or transaction that would reasonably be expected to result in any of the conditions set forth in ARTICLE VI not being satisfied on or before the Outside Date; and (c) against any other action, agreement or transaction involving the Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent or materially impair or materially delay the consummation of the Reclassification.

(B) Each Stockholder hereby irrevocably appoints, and at the written request of the Company will cause any trust, limited partnership or other entity holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control, to irrevocably appoint, as its and their proxy and attorney-in-fact James O. Bourdeau and Brian S. Bennett, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 5.3(A) at the Special Meeting (including any adjournment or postponement thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the termination of this Agreement in accordance with ARTICLE VII at which any of the matters described in Section 5.3(A) is to be considered; provided, however, for the avoidance of doubt, that each Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than those described in Section 5.3(A). This proxy is (and any proxy granted by any trust, limited partnership or other entity holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control will be) coupled with an interest, is (or will be, as applicable) given as an additional inducement of the Company to enter into this Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with ARTICLE VII, at which time any such proxy shall terminate. The Company may terminate this proxy with respect to such Stockholder (or any of its trusts, limited partnerships or other entities holding Covered Shares over which the applicable Stockholder exercises direct or indirect voting control) at any time at its sole election by written notice provided to such Stockholder.

(C) The Stockholders hereby covenant and agree that, prior to the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, they shall not Transfer any shares of Class A Common Stock or Class B Common Stock or, except as set forth in this Agreement or otherwise in existence among the Stockholders as of the Effective Date, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class A Common Stock or Class B Common Stock; provided that, notwithstanding anything herein to the contrary, the Stockholders may (i) Transfer shares of Class A Common Stock or Class B Common Stock (a) to (1) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses (including any person married to one of her descendants at the time of such descendant’s death), the descendants of a spouse of her descendant (whether by blood or adoption), her siblings, the descendants of her siblings (whether by blood or adoption), or the estate of any of the foregoing persons, or The Sands Family Foundation, Inc., (2) trusts which are for the benefit of any combination of the Persons described in clause (1), or any trust for the benefit of any such trust, or (3) partnerships, limited liability companies or any other entities which are controlled by any combination of the persons described in clause (1), the estate of any such persons, a trust referred to in the foregoing clause (2) or an entity that satisfies the conditions of this clause (3) (collectively, including the Stockholders, the “Family-Related Persons”) or (b) in connection with any bona fide estate, family or tax planning; (ii) Transfer shares of Class A Common Stock or Class B Common Stock so long as the proceeds of any such Transfer are used to pay or repay (a) any borrowings that exist as of the Effective Date and become due and payable by any Family-Related Persons (provided that any such Transfers pursuant to this clause (a) shall not exceed 3,000,000 shares of Class A Common Stock or Class B Common Stock in the aggregate (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction) or (b) any debts, bequests or other liabilities of any Family-Related Person upon their death; (iii) pledge, hypothecate or Encumber any shares of Class A Common Stock or Class B Common Stock with respect to borrowings by any Family-Related Persons and Transfer any shares in connection with any exercise of remedies with respect thereto, so long as, for the avoidance of doubt, such Stockholder retains voting control over any such pledged shares unless and until the counterparty to such pledge exercises remedies pursuant to the applicable definitive agreement; or (iv) Transfer shares of Class A Common Stock received in connection with a conversion of Class 1 Common Stock, provided, further that, in the case of clause (i), such transferee of such shares of Class A Common Stock or Class B Common Stock agrees to be bound by and subject to the terms and provisions hereof to the same extent as such transferring Stockholder and executes a joinder to this Agreement, the form and substance of which is reasonably acceptable to the Company.

(D) The Stockholders hereby covenant and agree that, (i) until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, the Stockholders shall continue to hold the power to vote or direct the voting of at least a majority of the voting power of both (a) all of the issued and outstanding shares of Class B Common Stock and (b) all of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, when voting as a single class and (ii) no Stockholder will knowingly take any action pursuant to Section 5.3(C) or otherwise under this Agreement that would reasonably be expected to result in the Stockholders failing to comply with this Section 5.3(D).

Section 5.4 Section 16 Matters. Prior to the Closing, the Company shall take all reasonable steps to cause the transactions contemplated by this Agreement, including any dispositions or deemed dispositions of the shares of Class B Common Stock and acquisitions or deemed acquisitions of Class A Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be approved for purposes of the exemption under Rule 16b-3 promulgated under the Exchange Act.

Section 5.5 Further Assurances.

(A) Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action, and do or cause to be done all things necessary, proper or advisable under applicable Law, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

(B) Each of the parties hereto agrees to cooperate and use its reasonable best efforts, at the Company’s expense, to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned as promptly as possible any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of any of the transactions contemplated by this Agreement, including by pursuing all reasonably available avenues of administrative and judicial appeal.

Section 5.6 Retirement. Provided that they remain employees of the Company or a Subsidiary through immediately prior to the Reclassification Effective Time, Messrs. Robert and Richard Sands shall retire (and shall take all reasonable actions necessary to effect the same) as Executive Chairman of the Board and Executive Vice Chairman of the Board, respectively, effective as of the Reclassification Effective Time and shall be entitled to the rights and benefits due upon a Retirement, as set forth in Section 6 of their respective Executive Employment Agreements with the Company, each dated as of May 21, 2008 (each, an “Employment Agreement”).

Section 5.7 Public Announcement. The parties hereby approve of the issuance of the public announcement of this Agreement as previously reviewed and agreed between WildStar, the Company and the Special Committee. The parties hereto shall obtain the consent of the other, not to be unreasonably withheld, before issuing any other press release or making any other public announcement or communication with respect to this Agreement or the transactions contemplated hereby; provided, that the prior consent of the other party shall not be required with respect to the issuance of any press release or the making of any other public announcement or communication that either (A) is consistent in all material respects with a press release or other public announcement or communication previously approved by such other party or (B) is required by applicable law or any listing agreement with any national securities exchange, in which case covered by this clause (B) the parties shall consult with each other before issuing such press release or making such public announcement or communication, to the extent permitted by law (it being understood that the Proxy Statement, Registration Statement and Schedule 13E-3 shall be governed by Section 5.2 and not this Section 5.7).

Section 5.8 Post-Reclassification Governance Matters.

(A) Board Representation.

(i) The Company shall take all necessary action so that Messrs. Robert and Richard Sands become and/or remain, as applicable, Non-Executive Chairman of the Board (for such period of time as decided by the Board) and a Board member, respectively, as of and immediately following the Reclassification Effective Time. The Board shall take all requisite action so that, at the Reclassification Effective Time, the compensation package for Mr. Robert Sands in respect of his service as Non-Executive Chairman from and after the Reclassification Effective Time shall be in-line with that of a non-executive chairman for a company of similar size and in the same line of business as the Company, for his service as non-executive chairman of the Board. The Board shall take all requisite action so that, at the Reclassification Effective Time, Mr. Richard Sands shall be compensated in-line with the current non-management Board members in respect of his service as director from and after the Reclassification Effective Time. In addition, the Company shall continue to provide to each of Messrs. Robert and Richard Sands (x) offices in the Company’s Florida location for up to six months following the Reclassification Effective Time and (y) administrative support, security and cars and drivers provided to such person as of the Effective Date, in each case, consistent with that provided as of the Effective Date and solely for so long as each such person is a member of the Board.

(ii) From the Reclassification Effective Time until the date that is five years after the Reclassification Effective Time (“Five-Year Post-Reclassification Date”) and so long as the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, at least ten percent of the issued and outstanding shares of Class A Common Stock, the Board shall nominate two individuals designated by WildStar for election to the Board at any annual meeting of Company stockholders at which directors are to be elected (such meeting, an “Election Meeting”) in accordance with the procedures set forth in this Section 5.8(A) (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected); provided, however, that until the Five-Year Post-Reclassification Date, in the event that the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, less than ten percent but at least a number of shares of Class A Common Stock equal to 9,239,463.1 (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction, the “Five Percent Threshold”), then the Board shall nominate one individual designated by WildStar for election to the Board at any Election Meeting (or otherwise in connection with any action by written consent pursuant to which a majority directors of the Board will be elected) (collectively, the “Sands Family Nominees”); provided, further, however, that if the Stockholders would, in the absence of this proviso, cease to have the right to require the Board to nominate two Sands Family Nominees as a result of falling below the foregoing ten percent threshold other than through a Transfer of their Class A Common Stock, the Stockholders shall not lose such right unless and until, one month thereafter, they remain below such threshold (and the Stockholders shall, notwithstanding Section 5.8(C), be permitted to acquire additional shares of Class A Common Stock (not to exceed beneficial or record ownership of 10.1%) during such one-month period). The initial Sands Family Nominees shall be Robert Sands and Richard Sands (the “Initial Sands Family Nominees”). For clarity, (a) in no event shall the Stockholders have the right to have more than two Sands Family Nominees serving on the Board at any time and (b) the nomination of each Sands Family Nominee shall be included pursuant the Company’s notice of meeting in the Board’s slate of nominees.

(iii) From and after the Five-Year Post-Reclassification Date and so long as the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, at least the Five Percent Threshold of the issued and outstanding shares of Class A Common Stock, the Board shall nominate one individual designated by WildStar for election to the Board at any Election Meeting (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected) (which, for clarity, such individual nominated pursuant to this clause (iii) shall also be a “Sands Family Nominee” for the purposes of this Agreement). On and following the first date following the Reclassification Effective Time on which the Stockholders, collectively, have beneficial ownership of, or are the holders of record of, less than Five Percent Threshold of the issued and outstanding shares of Class A Common Stock, the Stockholders shall no longer have any nomination rights under this Section 5.8(A).

(iv) Notwithstanding the nomination rights of the Stockholders in Section 5.8(A)(ii) and Section 5.8(A)(iii), the Stockholders shall not be entitled to nominate any directors to the Board if there is a Director Rights Termination Event.

(v) For so long as WildStar is entitled to designate any Sands Family Nominee pursuant to this Section 5.8(A), the Board shall cause such individual(s) (or any replacement designated by WildStar pursuant to this Section 5.8(A)) to be included in the slate of nominees recommended by the Board to the stockholders of the Company for election as directors at each Election Meeting (or otherwise in connection with any action by written consent pursuant to which a majority of the Board will be elected) and the Company shall use the same efforts to cause the election of such nominee(s) as it uses to cause other nominees recommended by the Board to be elected, including soliciting proxies or consents in favor of the election of such nominee(s).

(vi) If a vacancy is created at any time by the death, retirement, resignation or removal (with or without cause) of a Sands Family Nominee, or in the event of the failure of any such nominee to be elected, WildStar shall have the right to designate a replacement, which designee shall promptly be appointed to the Board to fill such vacancy, subject to the procedures and qualifications set forth in this Section 5.8(A). The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so nominated, and the Board shall promptly elect such nominee to the Board.

(vii) Notwithstanding the foregoing, the Company’s obligations to have any Sands Family Nominee appointed to the Board, or to be nominated for election as a director at any Election Meeting pursuant to Section 5.8(A), shall, in each case, be subject to (a) such nominee’s satisfaction of all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company, (b) except with respect to the initial Sands Family Nominees, the Reasonable Approval of the Board and (c) such nominee including in his or her irrevocable, conditional resignation (in connection with the majority voting provision for uncontested director elections in the Amended and Restated Bylaws) that such nominee’s resignation will also be effective upon (1) an uncured material breach of the obligations under this Section 5.8 as determined in a final non-appealable judgment entered in accordance with Section 8.5 (a “Director Rights Termination Event”) and (2) the Board’s acceptance of such resignation. The Company and WildStar shall cooperate in good faith to identify and pre-clear any Sands Family Nominees (other than the initial Sands Family Nominees) in advance of the mailing of the Company’s proxy statement for the Company’s annual meeting.

(viii) For so long as WildStar has the right to designate any Sands Family Nominee for election pursuant to this Section 5.8(A) and to the extent permitted by applicable law and the rules of the national securities exchange on which the Company’s equity securities are traded or listed, WildStar shall be entitled to have a Sands Family Nominee, to the extent then serving on the Board, serve as a non-voting member of each committee of the Board (other than the audit committee).

(ix) Each Sands Family Nominee shall be entitled to the same indemnification and expense reimbursement rights (including pursuant to indemnification agreements) available to the other members of the Board.

(B) Transfer Restrictions.

(i) From the Reclassification Effective Time until the date that is three years after the Reclassification Effective Time (the “Lock-Up Period”), the Stockholders shall not, directly or indirectly, in any single transaction or series of related transactions: (a) Transfer any Covered Shares, (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Covered Shares, for cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). The Stockholders hereby authorize the Company during the Lock-Up Period to cause its transfer agent for the Covered Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Covered Shares for which each Stockholder is the record holder or beneficial owner, in all cases consistent with this Section 5.8(B) (for the avoidance of doubt, the Company shall instruct the transfer agent to remove any such transfer restrictions, restrictive legends or the like in connection with any Transfer that is permissible hereunder and upon the expiration of the Lock-Up Period).

(ii) Notwithstanding the foregoing restrictions in Section 5.8(B)(i),

(a) the Stockholders may Transfer the Covered Shares (1) to any Family-Related Person or otherwise in connection with any bona fide estate, family or tax planning, but only if such transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company) to be bound by the terms of this Agreement as a Stockholder, (2) to any other person to the extent such Transfer has been approved in writing by a majority of the members of the Board (excluding the Sands Family Nominees), (3) to participate in or otherwise in connection with (x) a tender or exchange offer by any person or (y) a merger, stock sale, consolidation or other business combination of the Company, in the case of clauses (x) and (y), that has been approved or recommended by the Board and (4) so long as the proceeds of any such Transfer are used to pay or repay any debts, bequests or other liabilities of any Family-Related Person upon their death.

(b) subject to the Board Anti-Pledging Policy (as modified by Section 5.8(I)), the Stockholders may (1) pledge, hypothecate or Encumber their Covered Shares to any third-party pledgee with respect to arm’s-length borrowings from third parties by any Family-Related Persons and (2) Transfer any Covered Shares in connection with any exercise of remedies with respect thereto.

(c) The Stockholders shall, collectively, be permitted to Transfer Covered Shares during the Lock-Up Period, subject to the following restrictions:

(1) in any successive six-month period following the Closing, Transfers of Covered Shares, including any Transfers of Covered Shares pursuant to a Block Sale, an Underwritten Offering and open market trades, shall not exceed, in the aggregate, two percent of the Company Market Capitalization, of which open market trades can account for up to one percent of the Company Market Capitalization in such six-month period, and open market trades on any day cannot exceed fifteen percent of the 4 Week Volume.

(2) The Stockholders shall be permitted to Transfer in excess of such restrictions set forth in Section 5.8(B)(ii)(c)(1), but not in an amount above the Maximum Cap, if such Transfers of Covered Shares occur pursuant to a piggyback registration permitted by the Registration Rights Agreement.

(3) In no event shall the aggregate Transfers permitted by this Section 5.8(B)(ii)(c) exceed 7,957,925 Covered Shares (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction, the “Maximum Cap”).

Notwithstanding anything herein to the contrary, any Transfers permitted by Sections 5.8(B)(ii)(a) and (b) shall not count toward the Maximum Cap or any other restrictions on Transfer in this Section 5.8(B)(ii)(c).

(iii) Any attempted Transfer in violation of this Section 5.8(B) shall be null and void ab initio. Any stock certificates representing shares of Class A Common Stock held by the Stockholders shall include a legend reference to these Transfer restrictions as set forth in this Section 5.8(B).

(iv) Notwithstanding anything herein to the contrary, (a) shares of Class A Common Stock, if any, representing the Incremental Amount may be Transferred without restriction hereunder (and no such Transfers shall count toward the Maximum Cap or any other restrictions on Transfer hereunder), and shall not for any purpose of this Section 5.8(B) be considered Covered Shares (and the first and all subsequent Transfers of shares by the Stockholders that would otherwise count towards the Maximum Cap or any other restrictions on Transfer in Section 5.8(B)(ii)(c) shall be considered Transfers of shares representing the Incremental Amount, until the full Incremental Amount has been Transferred), and (b) the Foundations shall not be subject to this Section 5.8(B) in any respect, and any Transfers by the Foundations shall not count toward the Maximum Cap or any other restrictions on Transfer in respect of the other Stockholders in this Section 5.8(B).

(C) Standstill.

(i) From the Reclassification Effective Time until the later of the date that is five years after the Reclassification Effective Time and such time as each director nominated to the Board pursuant to Section 5.8(A) resigns from the Board (the “Standstill Period”), each Stockholder will not, directly or indirectly, other than in any such Stockholder’s capacity as a member of the Board, and will use its reasonable best efforts to cause its Representatives that are acting on its behalf in connection with this Agreement to not, directly or indirectly, except with the prior written approval of the Board (excluding the Sands Family Nominees):

(a) acquire or offer to acquire any Company Securities other than shares of Class A Common Stock and Class 1 Common Stock acquired pursuant to (1) the Reclassification, (2) conversions of existing shares of Class 1 Common Stock into shares of Class A Common Stock pursuant to the provisions of the Amended and Restated Charter, (3) annual compensation grants or other equity compensation to such Stockholders as a result of their status as a member of the Board, (4) any Transfers permitted by Sections 5.8(B)(ii)(a)(1) or (5) as permitted by Section 5.8(A)(ii);

(b) (i) make, or in any way participate in, directly or indirectly, any “solicitation” (as such term is defined in Rule 14a-1 under the Exchange Act, including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act) to vote or refrain from voting any Company Securities, (ii) call or seek to call a meeting of stockholders or (iii) seek to advise or influence any person with respect to the voting of any Company Securities;

(c) other than (x) to effectuate the nomination and election of the Sands Family Nominees in Section 5.8(A) or (y) such actions that are consistent with the Board’s public recommendation on any director nomination or stockholder proposal, seek the removal of any member of the Board (including through any “withhold” or similar campaign) or submit, initiate, participate in or knowingly encourage any director nomination or stockholder proposal with respect to the Company;

(d) propose any merger, share exchange, business combination, tender or exchange offer, restructuring, recapitalization, liquidation or similar transaction of or involving, or any sale or other disposition or acquisition of a material portion of the consolidated assets of, the Company;

(e) act, alone or in concert with others, to seek to change, control or influence, in any manner, the business, policies or affairs of the Company and its Subsidiaries;

(h) publicly disclose any intention, plan or arrangement, or enter into any negotiations, arrangements or understandings with any person(s), which are inconsistent with any of the foregoing;

(i) advise, knowingly assist, knowingly encourage or direct any person to do any of the foregoing; or

(k) contest the validity of this Section 5.8(C) or make any request to amend, waive or terminate this Section 5.8(C) that would reasonably be expected to require the Company or such Stockholder to publicly disclose such request.

(ii) For the avoidance of doubt, nothing in this Section 5.8(C) shall limit the ability of the Stockholders to (a) vote for or against, grant proxies, written consents or ballots in relation to, tender into or abstain from taking any action in connection with transactions, proposals or other matters initiated and coordinated by other persons unaffiliated with the Stockholders and acting independently of, and not in conjunction with or at the behest or instigation of, the Stockholders, (b) acquire or propose to acquire any Company Securities from other Stockholders or Family-Related Persons or (c) advise, assist, encourage or direct any other Stockholder or Family-Related Person to take actions in respect of Company Securities, including providing advice on voting and disposition of Company Securities; provided, that the Stockholders acknowledge and agree that this clause (c) is not intended to evade the provisions of and shall not be construed to permit the contravention of the restrictions set forth in this Section 5.8(C).

(iii) During the Standstill Period:

(a) each Stockholder shall not, and shall cause its Representatives (acting at the direction of such Stockholder) not to, make any public statement that disparages or otherwise calls into disrepute the Company in any manner that could reasonably be expected to damage the business or reputation of the Company; and

(b) the Company shall not, and shall cause its Subsidiaries and Representatives (acting at the direction of the Company or its Subsidiaries) not to, make any public statement that disparages or otherwise calls into disrepute the Stockholders and the Family-Related Persons in any manner that could reasonably be expected to damage the business or reputation of such persons. The Family-Related Persons shall be third-party beneficiaries of this Section 5.8(C)(iv)(b).

The restrictions in this Section 5.8(C) shall not (a) apply (1) in any compelled testimony or production of information in response to applicable law, or (2) to any disclosure required by applicable law; or (b) prohibit any party from reporting what it reasonably believes to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

(D) Registration Rights Agreement. At the Reclassification Effective Time, the Company and the Stockholders agree and covenant that each of the Company and the Stockholders to be party thereto will enter into a registration rights agreement (the “Registration Rights Agreement,” substantially in the form attached hereto as Annex E).

(E) Adoption of Amended and Restated Bylaws. The Board shall resolve to amend and restate the Company Bylaws, effective as of the Reclassification Effective Time (the “Amended and Restated Bylaws”) in the form set forth in Annex B.

(F) Adoption of Amended Board Corporate Governance Guidelines. The Board shall resolve to amend and restate the Board Corporate Governance Guidelines, effective as of the Reclassification Effective Time, (the “Amended Board Corporate Governance Guidelines”) in the form set forth in Annex C.

(G) Adoption of Amended Corporate Governance and Responsibility Committee Charter. The Board shall resolve to amend and restate the Corporate Governance and Responsibility Committee Charter, effective as of the Reclassification Effective Time, in the form set forth in Annex E.

(H) Adoption of Board Anti-Pledging Policy. The Board shall resolve to adopt a Board Anti-Pledging Policy, effective as of the Reclassification Effective Time, (the “Board Anti-Pledging Policy”) in the form set forth in Annex F.

(I) Stockholder Pledging Conditions.

(i) No pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, shall interfere with any pledge, hypothecation or Encumbrance by Stockholders of shares of Company stock so long as:

(a) From the Reclassification Effective Time until the date that is five years after the Reclassification Effective Time (such period, the “Initial Five-Year Pledging Restrictions Period”), the number of Covered Shares subject to such pledges, hypothecations or Encumbrances that otherwise would be covered by the Board Anti-Pledging Policy do not exceed, at any given time, the higher of (x) the number of Covered Shares having a dollar value, based on the 20 Day VWAP, of $4,054,204,438 or (y) the number of Covered Shares pledged by the Stockholders as of the Effective Date (as may be adjusted by any stock dividend, stock distribution, stock split, stock combination or similar transaction) (the “Initial Pledge Cap”); and

(b) From and after the calendar day immediately following the last day of the Initial Five-Year Pledging Restrictions Period until no member of the Board is a Sands Family Nominee that is a Family-Related Person, the number of Covered Shares subject to such pledges, hypothecations, or Encumbrances that otherwise would be covered by the Board Anti-Pledging Policy do not exceed, on any Pledge Testing Date, the number of Covered Shares having a dollar value, based on the 20 Day VWAP, of the Pledge Cap (or, if such limit is exceeded on any Pledge Testing Date, such limit is not exceeded on the next Pledge Testing Date).

(ii) From and after the Reclassification Effective Time, the Stockholders shall use their reasonable best efforts to ensure that all Company Securities beneficially owned by a Sands Family Nominee that is a Family-Related Person (such Company Securities, the “Restricted Company Securities”) are in compliance with the Board Anti-Pledging Policy, as modified by clause (I)(i) above. In the event of a material breach of this Section 5.8(I) or any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, the applicable Stockholders shall have one hundred and twenty calendar days to cure such material breach. If the material breach shall not have been cured as of the one hundred twentieth calendar day following receipt of written notice from the Board, then, unless and until such breach is cured, WildStar shall not be entitled to nominate any directors to the Board pursuant to Section 5.8(A), and the Sands Family Nominees shall resign from the Board (subject to Board acceptance of such resignation).

(iii) From and after the Reclassification Effective Time, the Stockholders shall use their reasonable best efforts to cause each Sands Family Nominee that is a Family-Related Person to disclose to the Company (x) the Restricted Company Securities beneficially owned by such person at the end of each of the Company’s second and fourth fiscal quarters and (y) pledges, hypothecations or Encumbrances with respect to such Restricted Company Securities that would (in the absence of this Section 5.8(I)) be covered by the Board Anti-Pledging Policy at the end of each of the Company’s second and fourth fiscal quarters.

(iv) For the avoidance of doubt, in the event that there are no Family-Related Persons serving on the Board, then neither any pledging policy or similar restriction of the Company, including the Board Anti-Pledging Policy, nor the restrictions set forth in this Section 5.8(I) shall apply to the Stockholders. Notwithstanding anything to the contrary, neither any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, nor the restrictions in this Section 5.8(I) shall apply to shares that are not beneficially owned by any member of the Board.

(v) Notwithstanding anything to the contrary, (a) the shares that represent the Incremental Amount, if any, shall not be subject to any pledging policy or similar restriction of the Company, including the Board Anti-Pledging Policy, in any respect, and may be pledged, hypothecated or Encumbered without any such restriction, and accordingly, (x) the Initial Pledge Cap and the Pledge Cap shall each be increased by the Incremental Amount, if any, and (y) clauses (ii) and (iii) of this Section 5.8(I) shall not apply to the Incremental Amount of shares, and (b) the sole and exclusive remedy for a breach of any pledging policy or restriction of the Company, including the Board Anti-Pledging Policy, or this Section 5.8(I), which shall apply only following a determination in a final non-appealable judgment entered in accordance with Section 8.5 that a material breach of this Section 5.8(I) has occurred, shall be the immediate and irrevocable termination of the nomination rights of the Stockholders and WildStar set forth in Section 5.8(A). References to Family-Related Persons in this Section 5.8(I) shall include only Family-Related Persons that are natural persons.

(J) Rotation of Lead Independent Director Position. The Board intends to have the Board rotate the lead independent director position on the Board at the next available normal cycle opportunity.

(K) Stockholders Post-Reclassification Ownership. On and following the Reclassification Effective Time, in the event that the Stockholders acquire additional Company Securities, (i) such Stockholder(s) shall promptly (but, in no event, later than the end of next full fiscal quarter of the Company following such acquisition) notify the Company of such additional Company Securities (it being understood that public filings disclosing such acquisition shall be deemed to constitute notice), and (ii) such Company Securities shall, immediately upon such acquisition and without further action of the parties, be deemed Covered Shares subject to the provisions of this Agreement.

Section 5.9 Tax Matters. The parties hereto will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a change in applicable Law after the date hereof or a “determination” within the meaning of Section 1313(a) of the Code.

Section 5.10 Fees and Expenses; Indemnification.

(A) Promptly following the earlier of (a) the Closing Date and (ii) any termination of this Agreement pursuant to Article VII, the Company shall pay (or reimburse the Stockholders for amounts already paid in respect of) the fees and expenses of the Stockholders’ financial and legal advisors, incurred in connection with negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Reclassification.

(B) The Company hereby covenants and agrees to indemnify, defend and hold harmless each Stockholder, Family-Related Person and the directors, managers, partners, trustees, officers, employees, agents and other representatives of the foregoing (each, an “Indemnified Party”) against any and all Losses incurred in connection with, arising out of or resulting from any Action. For the purposes hereof, (i) “Losses” shall mean any out-of-pocket costs and expenses related to an Action but not including, for clarity, any loss, liability or damage pursuant to a judgment, order, decree or settlement in any such Action and (ii) “Actions” shall mean any claims, demands, actions, proceedings or investigations related to this Agreement or the transactions contemplated hereby, including the Reclassification (including any of the foregoing brought by any actual or purported stockholders, directors, officers or employees of the Company related thereto), other than any claims, demands, actions or proceedings brought by the Company against the Stockholders for breach of this Agreement. The Indemnified Parties shall be third-party beneficiaries of this Section 5.10(B).

Section 5.11 Shelf Registration Statement. The Company shall use its reasonable best efforts to, substantially concurrently with, or prior to, the Closing, prepare and file a “shelf” registration statement, in a form reasonably acceptable to WildStar, pursuant to Rule 415 promulgated under the Securities Act relating to the shares of Common Stock beneficially owned by the Stockholders after giving effect to the Reclassification, together with, if requested by WildStar no later than 15 days prior to the anticipated Closing Date, an associated prospectus supplement (the “Shelf Registration Statement”). WildStar shall reasonably cooperate with the Company in the preparation and filing of the Shelf Registration Statement.

Section 5.12 NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified pursuant to the

Reclassification to be approved for listing on NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Reclassification Effective Time.

Section 5.13 Financing Matters. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain, as promptly as reasonably practicable following the Effective Date and in any event on or prior to the date that the Reclassification is required to be consummated pursuant to the terms hereof, third party financing sufficient to fully fund the Maximum Cash Amount (the “Financing”) that will be available on the date that the Reclassification is required to be consummated pursuant to the terms hereof, including by negotiating and entering into definitive agreements with respect to the Financing, consummating the Financing, and using its (and causing its Affiliates to use their) reasonable best efforts to cause the lenders and the other Persons committing to fund any Financing to fund such Financing at the Closing.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver (except with respect to Section 6.1(A), which shall not be waivable) at or prior to the Closing of the following conditions:

(A) Requisite Stockholder Approvals. The Requisite Stockholder Approvals, including the Unaffiliated Class A Common Stockholder Approval, shall have been obtained.

(B) Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Reclassification Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(C) No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other restraint or prohibition under Law (whether temporary, preliminary or permanent) preventing, prohibiting or enjoining the consummation of the Reclassification or the Amended and Restated Charter from becoming effective (any of the foregoing, a “Legal Restraint”) shall have been issued or come into effect.

(D) Listing of Shares of Class A Common Stock. The shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified pursuant to the Reclassification shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2 Additional Conditions to the Company’s Obligation. The obligation of the Company to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(A) Representations and Warranties. Each of the representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on the Effective Date and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

(B) Performance of Obligations. The Stockholders shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Stockholders at or prior to the Closing.

(C) Stockholders’ Certificate. The Company shall have received a certificate of WildStar, signed by an authorized officer of WildStar and dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(A) and Section 6.2(B) have been satisfied.

Section 6.3 Additional Conditions to the Stockholders’ Obligation. The obligations of the Stockholders to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(A) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on Effective Date and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

(B) Performance of Obligations. The Company shall have performed in all material respects all of the obligations under this Agreement required to be performed by the Company at or prior to the Closing Date.

(C) Officer’s Certificate. WildStar shall have received a certificate of the Company, signed by an executive officer of the Company for and on behalf of the Company and dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(A) and Section 6.3(B) have been satisfied.

(D) Registration Rights Agreement. The execution and delivery of a counterpart to the Registration Rights Agreement by the Company.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(A) by mutual written consent of the Company and WildStar;

(B) by the Company, if there has been any breach by the Stockholders of any representation, warranty, covenant or agreement of the Stockholders contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 and (ii) has not been waived by the Company or, if capable of being cured, cured by the Stockholders within sixty days after the Stockholders’ receipt of written notice thereof from the Company or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(B) shall not be available to the Company at any time that the Company is in material breach of any representation, warranty, covenant or agreement of the Company hereunder, which material breach has not been waived by the Stockholders or, if capable of cure, has not been cured by the Company;

(C) by WildStar, if there has been any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) has not been waived by the Stockholders or, if capable of being cured, cured by the Company within sixty days after the Company’s receipt of written notice thereof from the Stockholders or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(C) shall not be available to the Stockholders at any time that the Stockholders are in material breach of any representation, warranty, covenant or agreement of the Stockholders hereunder, which material breach has not been waived by the Company or, if capable of cure, has not been cured by the Stockholders;

(D) by the Company or WildStar, if the Closing does not occur on or prior to June 30, 2023, subject to any extensions of such date as may be mutually agreed by the parties in writing (the “Outside Date”); provided, that no party shall be entitled to terminate this Agreement pursuant to this Section 7.1(D) if such party is then in breach of any representation, warranty, covenant or agreement hereunder, which breach has been the primary cause of or resulted in the failure of the transactions contemplated hereby to be consummated on or prior to the Outside Date;

(E) by the Company or WildStar, if the Requisite Stockholder Approvals shall not have been obtained at the Special Meeting; provided, that the right to terminate this Agreement pursuant to this Section 7.1(E) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of or resulted in the failure to obtain the Requisite Stockholder Approvals;

(F) by the Company or WildStar, if any permanent Legal Restraint shall have been issued or come into effect that permanently prevents, prohibits or enjoins the consummation of the Reclassification or the Amended and Restated Charter from becoming effective, and such Legal Restraint shall have become final and non-appealable.

provided, however, that the Company shall not consent to or exercise any right to terminate this Agreement under this Section 7.1 unless and until such action is approved by the Special Committee.

Section 7.2 Notice of Termination. In the event of a termination by the Company or the Stockholders pursuant to this ARTICLE VII, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

Section 7.3 Effect of Termination and Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this ARTICLE VII, this Agreement shall become void, and of no further force and effect; provided, that this Section 7.3 and ARTICLE VIII shall survive such termination. Nothing in this ARTICLE VII shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement, or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

Section 7.4 Post-Reclassification Effective Time Termination. The provisions of Section 5.8 shall go into effect at the Reclassification Effective Time and shall be in effect until as provided in the applicable subsections of Section 5.8. At such time as none of the provisions of Section 5.8 continue to be operative pursuant to the express terms of such provisions, then this Agreement shall terminate automatically and without further action of the parties hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), each of which shall be an original, and which together shall constitute one and the same Agreement. After the execution of this Agreement, any Family-Related Person holding shares of common stock of the Company may deliver to the other parties hereto a counterpart signature to this Agreement and in connection therewith shall be a “Stockholder” for all purposes of the Agreement.

Section 8.2 Entire Agreement. This Agreement (including the Annexes, Exhibits and Schedules attached hereto) and the Transaction Documents constitute the entire agreement among the parties, and supersede any prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

Section 8.3 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced as a result of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally intended to the greatest extent possible.

Section 8.4 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries (except (A) as set forth in 5.8(C)(iv)(b) and Section 5.10(B), (B) the Sands Family Nominees shall be third-party beneficiaries of the rights as set forth in Section 5.8(A)(viii) and (ix) and (C) that the Special Committee shall be a third-party beneficiary of this Agreement in respect of all rights and powers afforded to the Special Committee hereunder).

Section 8.5 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto (A) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a state or federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (B) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (C) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (D) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.8. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

Section 8.6 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of money damages would provide an adequate remedy for any such breach. In no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, any monetary recovery or monetary award in respect of consequential, special, indirect or punitive damages.

Section 8.7 Amendment. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the Company and WildStar; provided, that prior to the Reclassification Effective Time the Company shall not agree to amend this Agreement unless and until such amendment is approved by the Special Committee.

Section 8.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt, requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

If to the Company:

Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, NY 14564

Attn: James O. Bourdeau, Executive Vice President and Chief Legal Officer

Email: jim.bourdeau@cbrands.com

with a copy to, which shall not constitute notice:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Eric L. Schiele, P.C.

David M. Klein, P.C.

Carlo Zenkner

Email: eric.schiele@kirkland.com; dklein@kirkland.com; carlo.zenkner@kirkland.com

If to a Stockholder:

WildStar Partners LLC

207 High Point Dr., Bldg. 100

Victor, NY 14564

Attention: Thomas M. Farace

Phone: (585) 678-7344

Email: tom.farace@wildstarpartners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Daniel A. Neff, Esq.

        David M. Silk, Esq.

        Victor Goldfeld, Esq.

Phone: (212) 403-1000

Email: DANeff@wlrk.com; DMSilk@wlrk.com; VGolfeld@wlrk.com

Section 8.9 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of WildStar and, if prior to the Reclassification Effective Time, the Special Committee, or (ii) the Stockholders (whether by operation of Law or otherwise) without the prior written consent of the Company and, if prior to the Reclassification Effective Time, the Special Committee; provided, that a merger or consolidation involving the Company shall be permissible without the consent of the Stockholders under this Section 8.9 (for the avoidance of doubt, other than in their capacity as holders of shares of capital stock of the Company). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect. In addition to the foregoing, the rights of WildStar under this Agreement are not otherwise transferable and shall cease and be of no further effect if WildStar ceases to be controlled by the Sands Family, in which event the Stockholders holding a majority of Class A Common Stock shall select a new representative to replace WildStar; provided, that such new representative shall be controlled by the Sands Family. Notwithstanding anything herein to the contrary, in the case of any Transfer of any Covered Shares by a Stockholder to any Family-Related Person that was not already a Stockholder, such transferee shall become a “Stockholder” for the purposes of this Agreement if he, she or it executes a joinder to this Agreement reasonably acceptable to the Company.

Section 8.10 Fees and Expenses. Except as expressly set forth herein (including Section 5.10(A)), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of, and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

Section 8.11 Waiver. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Prior to the Reclassification Effective Time, the Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by the Special Committee.

Section 8.12 No Limitations in Capacity as a Director. Messrs. Robert and Richard Sands are signing this Agreement solely in their capacities as a record holder of and/or a beneficial owner of Covered Shares, and nothing contained in this Agreement shall prohibit, prevent, preclude, or restrict Messrs. Robert and Richard Sands from taking or not taking any action in their capacity as directors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

CONSTELLATION BRANDS, INC.

By:	/s/ James O. Bourdeau

Name:	James O. Bourdeau

Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Reclassification Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

STOCKHOLDER:

RICHARD SANDS

By:	/s/ Richard Sands

Name:	Richard Sands

ROBERT SANDS

By:	/s/ Robert Sands

Name:	Robert Sands

ABIGAIL BENNETT

By:	/s/ Abigail Bennett

Name:	Abigail Bennett

ZACHARY STERN

By:	/s/ Zachary Stern

Name:	Zachary Stern

RICHARD SANDS MASTER TRUST IN ITS CAPACITY AS SOLE MEMBER OF RES MASTER LLC

By:	/s/ Richard Sands

Name:	Richard Sands
Title:	Trustee

ROBERT S. SANDS MASTER TRUST IN ITS CAPACITY AS SOLE MEMBER OF RSS MASTER LLC

By:	/s/ Robert Sands

Name:	Robert Sands
Title:	Trustee

ASTRA LEGACY LLC

By:	/s/ Abigail Bennett

Name:	Abigail Bennett
Title:	President

WILDSTAR PARTNERS LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

[Signature Page to Reclassification Agreement]

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RES BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF SER BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RHT 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RSS BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF SSR BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RSS 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

[Signature Page to Reclassification Agreement]

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RCT 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF RCT 2015 BUSINESS HOLDINGS LP, SOLE MEMBER OF RCT 2020 INVESTMENTS LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF A&Z 2015 BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

WILDSTAR PARTNERS LLC IN ITS CAPACITY AS MANAGING GENERAL PARTNER OF MAS BUSINESS HOLDINGS LP

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Chief Executive Officer

NSDT 2009 STZ LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Manager

NSDT 2011 STZ LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Manager

[Signature Page to Reclassification Agreement]

RSS BUSINESS MANAGEMENT LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Secretary

SSR BUSINESS MANAGEMENT LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Secretary

LES LAUREN HOLDINGS LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Manager

MES MACKENZIE HOLDINGS LLC

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Manager

THE MARILYN SANDS MASTER TRUST

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Trustee

SANDS FAMILY FOUNDATION

By:	/s/ Thomas M. Farace

Name: Thomas M. Farace
Title:	Secretary

[Signature Page to Reclassification Agreement]

Exhibit A

1.	RES Master LLC

2.	RES Business Holdings LP

3.	SER Business Holdings LP

4.	RHT 2015 Business Holdings LP

5.	RSS Master LLC

6.	RSS Business Holdings LP

7.	SSR Business Holdings LP

8.	RSS 2015 Business Holdings LP

9.	RCT 2015 Business Holdings LP

10.	RCT 2020 Investments LLC

11.	NSDT 2009 STZ LLC

12.	NSDT 2011 STZ LLC

13.	RSS Business Management LLC

14.	SSR Business Management LLC

15.	LES Lauren Holdings LLC

16.	MES Mackenzie Holdings LLC

17.	Abigail Bennett

18.	Zachary Stern

19.	A&Z 2015 Business Holdings LP*

20.	Marilyn Sands Master Trust

21.	MAS Business Holdings LP

22.	Sands Family Foundation

23.	Richard Sands

24.	Robert Sands

25.	WildStar Partners LLC

26.	Astra Legacy LLC

Annex A

Form of Amended and Restated Charter

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSTELLATION BRANDS, INC.

(Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware)

Constellation Brands, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies as follows:

FIRST. The present name of the corporation is Constellation Brands, Inc. (the “Corporation”).

The name under which the Corporation was originally incorporated was Canandaigua Wine Company, Inc.; and the date of filing of the original certificate of incorporation with the Secretary of State of the State of Delaware was December 4, 1972.

SECOND. This Amended and Restated Certificate of Incorporation of the Corporation restates and integrates, and also further amends, the provisions of the certificate of incorporation of the Corporation, as heretofore amended and restated.

THIRD. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH. The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

1. Name. The name of the Corporation is Constellation Brands, Inc.

2. Address; Registered Agent. The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purposes. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capitalization; General Authorization.

(i) The total number of shares of stock which the Corporation shall have authority to issue is (348,000,000) consisting of:

(a) Class A Common. Three Hundred Twenty-Two Million (322,000,000) shares designated as Class A Common Stock, having a par value of One Cent ($.01) per share (the “Class A Common”);

(b) Class 1 Common. Twenty-Five Million (25,000,000) shares designated as Class 1 Common Stock, having a par value of One Cent ($.01) per share (the “Class 1 Common”); and

(c) Preferred Stock. One Million (1,000,000) shares designated as Preferred Stock, having a par value of One Cent ($.01) per share (the “Preferred Stock”).

(ii) Immediately upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), automatically and without further action on the part of the Corporation or the holders of capital stock of the Corporation, each share of Class B Common Stock, having a par value of One Cent ($.01) per share, of the Corporation (the “Former

Class B Common”), issued and outstanding or held by the Corporation as treasury stock as of immediately prior to the Effective Time shall be reclassified as, and be converted into, one (1) validly issued, fully paid and non-assessable shares of Class A Common (the “Stock Consideration”) and the right to receive $64.64 in cash, without interest (the “Cash Consideration” and such reclassification, the “Class B Common Reclassification”)[, except as provided in and subject to Section 2.2(C) of that certain Reclassification Agreement by and among the Corporation and the persons named therein, dated June 29, 2022 (as it may be amended from time to time, the “Reclassification Agreement”)1]. The procedures for exchanging or transferring, as applicable, the certificated and book-entry shares of Former Class B Common following the Effective Time and for receiving the Stock Consideration and the Cash Consideration upon such exchange or transfer are set forth in the Reclassification Agreement.

5. Rights and Limitations. The designations, powers, preferences and relative participation, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

(i) Class A Common and Class 1 Common. The Class A Common and Class 1 Common shall be identical in all respects and shall entitle the holders thereof to the same rights, privileges and limitations, except as otherwise provided herein. The relative rights, privileges and limitations are as follows:

(a) Voting Rights. The holders of Class A Common and Class 1 Common shall have the following rights:

(i) The holders of Class A Common and Class 1 Common shall be entitled to vote as separate classes on all matters as to which a class vote is now, or hereafter may be, required by law.

(ii) The number of authorized shares of Class 1 Common may be increased or decreased (but not below the number of shares thereof then outstanding) by holders of a majority of the voting power of the stock entitled to vote, voting as a single class, provided that the holders of Class A Common shall have one (1) vote per share and the holders of Class 1 Common shall have one (1) vote per share.

(iii) At every meeting of stockholders called for the election of directors, the holders of Class A Common, voting as a class, shall be entitled to elect all directors to be elected at such meeting. If, during the interval between annual meetings for the election of directors, the number of directors who have been elected shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected by the remaining directors to fill any such vacancy may be removed from office by the vote of the holders of a majority of the shares of the Class A Common.

(iv) In all matters not specified in Sections 5(i)(a)(i), 5(i)(a)(ii) and 5(i)(a)(iii), the holders of Class A Common shall be entitled to vote as a single class. The holders of Class 1 Common shall not be entitled to vote on any matter except as set forth in Section 5(i)(a)(i) and Section 5(i)(a)(ii).

(v) There shall be no cumulative voting of any shares of Class A Common or Class 1 Common.

(b) Dividends. Subject to the rights of the Class A Common and Class 1 Common set forth in Section 5(i)(c) hereof, the Board of Directors, acting in its sole discretion, may declare in accordance

[1]

Bracketed language to be deleted prior to mailing of proxy if financing has been obtained, in which case the next sentence will read: “The procedures for exchanging or transferring, as applicable, the certificated and book-entry shares of Former Class B Common following the Effective Time and for receiving the Stock Consideration and the Cash Consideration upon such exchange or transfer are set forth in that certain Reclassification Agreement by and among the Corporation and the persons named therein, dated June 29, 2022, as it may be amended from time to time.”

with law a dividend, payable in cash, in property or in securities of the Corporation, on either the Class A Common or Class 1 Common or on all of the Class A Common and Class 1 Common.

(c) Cash Dividends. The Board of Directors may, in its sole discretion, declare cash dividends payable only to holders of Class A Common or to the holders of Class A Common and Class 1 Common, but not only to holders of Class 1 Common. A cash dividend in any amount may be paid on the Class A Common if no cash dividend is to be paid on Class 1 Common. If a cash dividend is to be paid on the Class 1 Common, a cash dividend shall also be paid on the Class A Common in an amount per share thereof which exceeds the amount of the cash dividend paid on each share of Class 1 Common by at least ten percent (10%) (rounded up, if necessary, to the nearest one-hundredth of a cent).

(d) Convertibility.

(i) Each holder of record of a share of Class 1 Common may, without cost to such holder and at such holder’s option, convert shares of Class 1 Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class 1 Common surrendered for conversion; provided, a holder of shares of Class 1 Common may only convert such shares if such holder immediately sells the shares of Class A Common received upon such conversion in either a transaction effected through the facilities of the stock exchange or other trading market on which the Class A Stock is then actively traded (a “Market Transaction”) or a bona fide arm’s-length transaction with an unrelated party (a “Qualifying Private Transaction”) or in connection with any offering registered under the Securities Act of 1933, as amended (the “Securities Act”). Any such conversion may be effected by any holder of Class 1 Common by (x) surrendering (by electronic delivery or otherwise) at the office of the transfer agent for the Class A Common (the “Conversion Agent”) such holder’s shares of Class 1 Common to be converted, (y) delivering to the Conversion Agent a notice or other instructions (which may be written or given electronically through any automated transaction system maintained by the Conversion Agent) that such holder elects to convert all or a specified number of such shares of Class 1 Common, and (z) delivering to the Conversion Agent either (1) instructions to sell the shares of Class A Common issuable upon such conversion on behalf of such holder (which instructions may be given in accordance with any account agreement in place between such holder and the Conversion Agent), or (2) a certificate stating that such holder has sold the shares of Class A Common issuable upon such conversion in a Market Transaction or Qualifying Private Transaction or in connection with an offering registered under the Securities Act, together with a stock power or other transfer instructions identifying the person or persons in whose name the shares of Class A Common issuable upon such conversion are to be issued. Promptly thereafter, the Corporation shall issue and deliver the number of shares of Class A Common to which such holder shall be entitled as aforesaid in accordance with the instructions to sell or transfer instructions delivered to the Conversion Agent. Such conversion shall be made as of the close of business on the date of surrender and delivery to the Conversion Agent of the shares of Class 1 Common and all other materials required to be delivered to the Conversion Agent, and the person or persons entitled to receive the shares of Class A Common issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

(ii) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class 1 Common, such number of shares of Class A Common as shall be issuable upon the conversion of all outstanding shares of Class 1 Common, provided that the foregoing shall not be considered to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class 1 Common by delivery of shares of Class A Common which are held in the treasury of the Corporation.

(e) Rights Upon Liquidation. Holders of Class A Common and Class 1 Common shall have identical rights in the event of liquidation, and shall be treated as a single class for purposes thereof.

(ii) Preferred Stock. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(a) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

6. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

7. Liability of Directors. A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Section 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8. Indemnification.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in subsection (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8 or otherwise.

(b) Right of Indemnitee to Bring Suit. If a claim under subsection (a) of this Section 8 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstance because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 8 or otherwise shall be on the Corporation.

(c) Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Section 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(e) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this [●] day of [●], 2022.

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

Annex B

Form of Amended and Restated Bylaws

BY-LAWS

OF

CONSTELLATION BRANDS, INC.

(the “Corporation”)

(Amended and Restated on [●], 2022)

ARTICLE I

STOCKHOLDERS

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may, in its sole discretion, determine that a special meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken or displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication.1 At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

[1]	NTD: Proposed change is to conform to the expected amendments to DGCL §222 and will be made only if such amendments are effective at the time of the Closing.

Section 1.5. Quorum. The Corporation’s authorized capital stock consists of Class A Common Stock (the “Class A Common”), Class 1 Common Stock (the “Class 1 Common”) and Preferred Stock (the “Preferred Stock”). At each meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of shares representing a majority of the votes entitled to be cast at the meeting by the holders of all outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the chairperson of the meeting or the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 1.4 of these By-Laws until a quorum shall attend. Such an adjournment by the stockholders so present may be approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders present or represented by proxy at such meeting notwithstanding that a quorum is not present. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over (A) by the Chair of the Board, if any, or any person designated by the Chair of the Board, (B) in the absence of or failure to designate by the foregoing, by the Chief Executive Officer, (C) in the absence of the foregoing, by the President, (D) in the absence of the foregoing, by a chairperson designated by the Board of Directors, or (E) in the absence of such designation, by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in the absence of the Secretary or an Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting. At each meeting of stockholders (A) each holder of Class A Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class A Common held by such holder, (B) each holder of Class 1 Common present in person or represented by proxy at the meeting and entitled to vote on a matter shall be entitled to cast one (1) vote for each share of Class 1 Common held by such holder, and (C) each holder of Preferred Stock present in person or represented by proxy at the meeting shall be entitled to such voting rights as shall be provided for in the Certificate of Designations relating to the Preferred Stock held by such holder. Except as otherwise provided by law, Section 2.2 of these By-Laws pertaining to the election of directors, or the Certificate of Incorporation, all classes of stock entitled to vote with respect to a matter shall vote together as a single class. All matters presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these By-Laws (including, but not limited to, Section 2.2 of these By-Laws pertaining to the election of the directors), the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Except as otherwise required by law or by the Certificate of Incorporation, the Board of Directors may require a larger vote upon any election or question.

Section 1.8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in any manner permitted by the General Corporation Law of the State of Delaware, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, by delivering to the Secretary of the Corporation a valid revocation of the proxy or by validly submitting another duly executed proxy bearing a later date.

Section 1.9. Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (1) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first (1st) date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (2) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.10. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (B) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.2

Section 1.11. Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation

[2]	NTD: Proposed change is to conform to the expected amendments to DGCL §222 and will be made only if such amendments are effective at the time of the Closing.

Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.12. Inspectors of Election. The Board of Directors by resolution shall appoint one (1) or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders or any adjournment thereof, and to make a written report thereof. One (1) or more persons may be designated as alternate inspectors to replace any inspector who fails to act. In the event that no inspector or alternate so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors shall have the duties prescribed by law.

Section 1.13. Nominations and Business at Meetings of Stockholders.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or at the direction of any committee thereof, or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first (1st) anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or if no annual meeting was held during the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder’s notice to the Secretary shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (viii) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (ix) any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in clause (c)(iv) of paragraph (A)(2) of this Section 1.13, and (x) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (d) the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s). The foregoing notice requirements of this paragraph (A) of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any stockholder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably be requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (z) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(3) Notwithstanding anything in the second (2nd) sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least ten (10) days before the last day a stockholder may deliver a notice of nominations in accordance with such sentence, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(vi) of paragraph (A)(2) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this

Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including clause (c) of paragraph (A)(1) and paragraph (B) hereof), and compliance with clause (c) of paragraph (A)(1) and paragraph (B) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 1.13, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or the Certificate of Designations relating to the Preferred Stock.

(4) In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 1.13, in accordance with the time periods for delivery of timely notice under this Section 1.13), to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(5) A stockholder providing notice of a proposed nomination for election to the Board (given pursuant to this Section 1.13) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). In addition, if the stockholder has delivered to the Corporation a notice of a proposed nomination for election to the Board of Directors (given pursuant to this Section 1.13), the stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

Section 1.14. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. Number: Qualifications. The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2. Election: Resignation: Vacancies. Directors shall be elected at each annual meeting of stockholders and each director elected shall hold office for a term of one (1) year or until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation. At every meeting of stockholders called for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.2, a majority of the votes entitled to be cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “for” and votes “against” and exclude “abstentions” and “broker non-votes” with respect to that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes entitled to be cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors at any meeting of stockholders at which a quorum is present and for which (i) the Secretary of the Corporation receives notice that one (1) or more stockholders has nominated one (1) or more persons for election to the Board of Directors, which notice purports to be in compliance with the advance notice requirements for stockholder nominees set forth in these By-Laws, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is ten (10) calendar days in advance of the date that the Corporation gives notice of the meeting to the stockholders. The Board of Directors has established procedures set forth in the Board of Directors’ Corporate Governance Guidelines under which a director standing for re-election in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive the requisite vote. During the interval between annual meetings, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the members of the Board of Directors in accordance with the General Corporation Law of the State of Delaware.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chair of the Board, Chief Executive Officer, President, any Vice President, the Secretary, or by a majority of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given at least twenty-four (24) hours before the special meeting. Such notice shall be given personally, by mail, telephone, or electronic transmission.

Section 2.5. Remote Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these By-Laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in the absence of the Chair of the Board, if any, by the Chief Executive Officer (if also a director), or in the absence of the Chief Executive Officer by the President (if also a director), or in the absence of the foregoing persons by a chairperson chosen at the meeting. The Secretary or an Assistant Secretary shall act as secretary of the meeting, but in their absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of

Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 2.9. Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair of the Board shall have the customary duties and authority of a Chair of the Board.

ARTICLE III

COMMITTEES

Section 3.1. Committees. The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

OFFICERS

Section 4.1. Officers: Election; Qualifications: Term of Office: Resignation: Removal: Vacancies. The Board of Directors shall elect a President and Secretary. The Board of Directors may also choose a Chief Executive Officer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers and may choose such other officers as it may deem necessary or desirable. Each such officer shall hold office for such term as may be prescribed by the Board of Directors, and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.3. Appointing Attorneys and Agents: Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, President or any Vice

President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as such person may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chief Executive Officer, President or any Vice President.

ARTICLE V

STOCK

Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates, except to the extent that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to outstanding shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two (2) authorized officers of the Corporation, including, but not limited to, the Chief Executive Officer, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary and an Assistant Secretary, certifying the class and number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates: Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt by the Corporation or the transfer agent of the Corporation of proper evidence of succession, assignment or authority to transfer with respect to uncertificated shares, it shall be the duty of the Corporation to record the transaction upon its books.

Section 5.4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.5. Transfer Agents; Registrars; Regulations. The Board of Directors may appoint a transfer agent and one (1) or more co-transfer agents and registrar and one (1) or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be March 1 to the last day of February, unless otherwise determined by resolution of the Board of Directors.

Section 6.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 6.4. Interested Directors: Quorum. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (A) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (B) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (C) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.5. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.6. Amendment of By-Laws. These By-Laws may be altered, amended or repealed, and new By-Laws made, by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.

Section 6.7. Forum Selection.

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.

(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(C) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.7.

Annex C

Form of Amended Board Corporate Governance Guidelines

CONSTELLATION BRANDS, INC.

BOARD OF DIRECTORS’

CORPORATE GOVERNANCE GUIDELINES

Introduction

The Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) has adopted these Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board’s commitment to observe corporate governance processes that best serve the interests of the Company and its stockholders. These Guidelines are a statement of policy and are not intended to change or interpret any federal or state law or regulation, including the General Corporation Law of the State of Delaware, or the Certificate of Incorporation or By-Laws of the Company. These Guidelines should be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, By-Laws, and other governing legal documents including in the Reclassification Agreement (as defined below). These Guidelines are subject to periodic review by the Corporate Governance and Responsibility Committee of the Board and to modification from time to time by the Board.

Composition of the Board

1.	Classification and Definition of Directors. The principal classifications of directors are “Independent,” “Management” and “Non-Management.”

An “Independent Director” of the Company shall be one who meets the qualification requirements for being an independent director under the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). References to “Company” include any parent or subsidiary in a consolidated group with Constellation Brands, Inc. References to “immediate family member” includes a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a domestic employee) sharing a person’s household. To guide its determination whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

A.

A director will not be Independent if, (i) currently or within the last three years the director was employed by the Company; (ii) an immediate family member of the director is or has been within the last three years an executive officer of the Company; (iii) the director or an immediate family member of the director received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iv) the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (v) the director is a current employee of a firm that is the Company’s internal or external auditor; (vi) the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member personally works on the Company’s audit; (vii) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and such director or immediate family member personally worked on the Company’s audit within that time; (viii) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company in which any of the Company’s present executive officers at the same time serve or served on that other company’s compensation committee; or (ix) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

B.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) an immediate family member of the director is or was employed by the Company other than as an executive officer; (ii) if the director or an immediate family member of the director received $120,000 or less in direct compensation from the Company during any twelvemonth period (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iii) if an immediate family member of the director is employed by a present or former internal or external auditor of the Company and such family member does not personally work on the Company’s audit and did not personally work on the Company’s audit within the last three years; (iv) if an immediate family member of the director was (but is no longer) a partner or employee of a present or former internal or external auditor of the Company and did not personally work on the Company’s audit within the last three years; (v) if a Company director is or was an executive officer or employee, partner or shareholder, or an immediate family member of the director is or was an executive officer, partner or shareholder of another company that does business with the Company and the annual sales to, or purchases from, the Company for property and/or services are less than or equal to the greater of $1,000,000 or two percent (2%) of the annual revenues of such other company; (vi) if a Company director is or was an executive officer, employee, partner or shareholder of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to two percent (2%) of the total consolidated assets of the company for which such director serves as an executive officer, employee, partner or shareholder; and (vii) if a Company director serves or served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the tax exempt organization are less than or equal to the greater of $1,000,000 or two percent (2%) of that organization’s total annual consolidated gross revenues.

C.

The Board will annually review all commercial and charitable relationships of directors; provided, the Board need not review or consider any relationship or transaction that (i) is not of a nature covered by paragraph A or B above, and (ii) is not required to be disclosed as a related party transaction under applicable rules of the Securities and Exchange Commission (“SEC”). In assessing the materiality of a director’s relationship not covered by paragraph B set forth above, the directors at the time sitting on the Board who are independent under the standards set forth in paragraphs A and B above shall determine whether the relationship is material and, therefore, whether the director would be independent. In such instance, the Company will describe in the next proxy statement any relationship determined by the Board to be immaterial despite the fact it did not meet the categorical standards of immateriality in paragraph B above.

A “Non-Management Director” is a director who is not a Company officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. The group of Non-Management Directors includes both Independent Directors and those Non-Management Directors who do not qualify as Independent Directors.

A “Management Director” is an officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933) of the Company who serves on the Board.

2.	Majority of Independent Directors.

Independent Directors shall constitute a majority of the Board.

3.	Size of the Board.

A range of nine (9) to twelve (12) members is desirable. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. There may, however, be times when it is desirable to have more than 12, particularly during periods of transition when new directors may “overlap” with retiring directors.

4.	Board Membership Criteria.

Nominees for director shall be selected on the basis of their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, time commitment and acumen. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

The Corporate Governance and Responsibility Committee shall be responsible for assessing the appropriate balance of skills and characteristics required of Board members.

The Board shall be committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise, that reflects our consumers and the communities where we live and work.

5.	Former Chief Executive Officer’s Board Membership.

This is a matter to be decided in each individual instance. Whether a former Chief Executive Officer continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.

6.	Selection of New Director Candidates.

The Corporate Governance and Responsibility Committee is responsible for identifying, considering, recommending, recruiting and selecting, or recommending that the Board select, candidates for Board membership consistent with the Board approved criteria and qualifications for membership. When formulating its Board membership recommendations, the Corporate Governance and Responsibility Committee shall consider any advice and recommendations offered by other members of the Board, the Chair of the Board, the Chief Executive Officer, the stockholders of the Company or any outside advisors the Corporate Governance and Responsibility Committee may retain. The Board shall, or at the Board’s discretion, the Corporate Governance and Responsibility Committee shall, select the director candidates to be submitted for stockholder approval at each annual meeting of the Company’s stockholders.

The invitation to be a candidate to join the Board should be extended by the Chair of the Board. The Chief Executive Officer may participate in the invitation as well.

7.	Director Orientation and Continuing Education.

The Corporate Governance and Responsibility Committee will maintain an orientation process for all new directors. This process includes comprehensive background briefings by the Company’s executive officers. In addition, all directors shall periodically participate in briefing sessions on topical subjects to assist the directors in discharging their duties. The orientation and continuing education programs, which are subject to oversight by the Corporate Governance and Responsibility Committee, are the responsibility of the Chair of the Board and administered by the Corporate Secretary.

8.	Directors Who Change Their Present Job Responsibility.

Individual directors whose principal employment responsibilities change from those held when they were last elected to the Board (except for internal promotions within their organization) should volunteer to resign from the Board. While directors who retire or change from the positions they held when they were last elected to the Board should not necessarily leave the Board, the Board should review the continuation of their service as directors. The Board, with the assistance of its Corporate Governance and Responsibility Committee, should have an opportunity to review the continued appropriateness of the director’s Board membership given such director’s changed circumstances.

9.	Majority Voting; Advance Resignation as Prerequisite to Director Nomination.

If none of the stockholders, pursuant to the By-Laws, timely provides the Company with notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if all such nominations purporting to be in compliance with the advance notice requirements for stockholder nominees set forth in the By-Laws have been formally and irrevocably withdrawn (provided, that a notice shall not be deemed withdrawn on account of the Board at any time determining that such notice is not in compliance with such advance notice requirements) as of the tenth (10th) calendar day before the Company gives its notice of the meeting to the stockholders, a nominee for the Board must be elected or re-elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors, as defined in the By-Laws. The Board shall nominate for election or re-election as a director only candidates (including, for the avoidance of doubt, any director candidates nominated pursuant to that certain Reclassification Agreement, by and among the Company and the Stockholders named therein, dated June 30, 2022 (the “Reclassification Agreement”)) who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) Board’s acceptance of such resignation; provided, that the irrevocable, conditional resignation of any director candidates nominated pursuant to the Reclassification Agreement will also include and be effective upon the triggering condition set forth in Section 5.8(A) of the Reclassification Agreement. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly prior to their appointment to the Board, the same form of resignation tendered by other directors in accordance with these Corporate Governance Guidelines. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Responsibility Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Responsibility Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

10.	Term Limits, Retirement, Resignation and Refusal to Stand for Re-election.

The Board does not believe that it should establish term limits for directors. While term limits could help to assure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contributions of directors who have been able to develop, over a period of years, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Instead of term limits, the Board believes that its Corporate Governance and Responsibility Committee should review each director’s contribution from time to time and make recommendations as appropriate with respect to nominations for reelection. No member of the Corporate Governance and Responsibility Committee, however, will participate in deliberations about such member’s own performance.

A compulsory retirement age for Board members is set at age seventy (70); provided, however, that no member of the Board serving in June 2002 shall ever be subject to this compulsory retirement age.

In order to retire or resign from the Board or refuse to stand for re-election, a Board member must deliver written notice to the Chair of the Corporate Governance and Responsibility Committee with a copy to the Company’s General Counsel. Such written notice shall specify the date of such retirement, resignation, or refusal to stand for re-election. Written notice shall not be required in the event of a compulsory retirement due to reaching the age of 70 as set forth above.

11.	Membership Limit on Boards of Directors of Public Companies.

No member of the Board shall be a member of more than a total of four (4) boards of directors of public companies, including the Board of the Company.

12.	Stock Ownership Guidelines; Pledging.

Each member of the Board is subject to the Company’s Stock Ownership Guidelines, as in effect from time to time. Under these guidelines, Non-Management Directors are required to own, within five years of joining the Board, shares of the Company’s stock with a market value equal to at least five times the annual cash retainer paid to the directors. The Company’s directors and officers are prohibited from pledging Company stock pursuant to the Board’s anti-pledging policy; provided, however, that certain permitted persons are allowed to continue pledging following the date of this amended Corporate Governance Guidelines as set forth in the Reclassification Agreement and the Board’s anti-pledging policy.

Operation of the Board

13.	Board Committees.

The Company’s standing committees of the Board shall at all times include the following three (3) committees: Audit, Corporate Governance and Responsibility, and Human Resources. For purposes of compliance with applicable corporate governance listing standards of the New York Stock Exchange, the Human Resources Committee shall serve as the Company’s compensation committee and the Corporate Governance and Responsibility Committee shall serve as the Company’s nominating committee. Each committee shall be composed of no fewer than three directors, and all directors serving on each of the Audit, Corporate Governance and Responsibility, and Human Resources Committees shall be Independent Directors. All members of the Audit Committee shall also meet the additional independence requirements of the NYSE adopted pursuant to the Sarbanes-Oxley Act of 2002 that are applicable to members of that committee. All members of the Human Resources Committee shall also meet the additional independence requirements of the NYSE that are applicable to members of a compensation committee.

The purposes and responsibilities of each committee shall be as generally set forth below and as more detailed in the respective committee charters and/or by further resolution of the Board. While the Board oversees the management of risks inherent in the operation of the Company’s business, it has delegated to each committee the responsibility to address risks specific to the function of that committee. The Board may form new committees or disband a committee depending on circumstances. Committee charters are subject to approval by the full Board. The need for changes in the number, charters, or titles of Board committees will be reviewed as appropriate by the Corporate Governance and Responsibility Committee and then discussed with the full Board. The Corporate Governance and Responsibility Committee shall ensure appropriate committee action.

Audit Committee. The Audit Committee shall (i) perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices, (ii) maintain a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors, and (iii) prepare the report to be included in the Company’s annual proxy statement, as required by the rules of the SEC. This Committee also oversees enterprise risk management for the Company and the implementation of appropriate risk monitoring and management systems. No member of the Audit Committee may serve simultaneously on the audit committees of more than three public companies, including the Company.

Corporate Governance and Responsibility Committee. The Corporate Governance and Responsibility Committee shall take a leadership role in shaping the corporate governance of the Company. This Committee shall advise the Board concerning appropriate composition of the Board and its committees; identify individuals qualified to become Board members; select, or recommend that the Board select, the director nominees for the next annual meeting of the Company’s stockholders; and advise the Board regarding appropriate corporate governance practices and assist the Board in achieving them. This Committee also ensures compliance with the Company’s stated policy on the pledging of Company stock and monitors any continued pledging by permitted persons, makes recommendations regarding stockholder proposals, and reviews the Company’s environmental, sustainability, and social responsibility programs and goals, as well as the progress toward achieving those goals.

Human Resources Committee. The Human Resources Committee shall discharge the Board’s responsibilities relating to compensation of the Company’s executives, including the Chief Executive Officer and other executive officers; monitor the Company’s human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; monitor the Company’s material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of business as it relates to human resources matters, and the management of human resource capital; monitor the Company’s procedures and internal controls which relate to personnel administration, pay practices and benefits administration; monitor the Company’s program for senior management development and the Company’s succession plans regarding senior management and other key positions; and review with management any Compensation Discussion and Analysis (“CD&A”) as may be required to be included in a Company filing with the SEC (and review any further disclosures related to executive compensation not contained in the Compensation Discussion and Analysis), recommend to the Board that each such CD&A be included in the Company’s applicable filings with the SEC, and produce any Compensation Committee Report as may be required to be included in any Company filing with the SEC in accordance with applicable law and regulation. This Committee also reviews human capital matters with respect to the Company (including disclosures related to such matters), including the development, attraction, and retention of Company personnel, and employee diversity, equity and inclusion matters.

14.	Assignment and Rotation of Committee Members.

The Corporate Governance and Responsibility Committee is responsible, after consultation with the Chair of the Board and the Chief Executive Officer, and with consideration of the desires of individual Board members, for the annual assignment of Board members to various committees, subject to Board approval. Committee chairs will be chosen in similar fashion.

It is desirable that committee assignments be rotated from time to time, but not on a fixed schedule. There may be good reasons sometimes to maintain a director’s committee membership for a longer time than in certain other instances. Rotation of committee chairs and committee members shall be considered with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and the viewpoints of the various directors.

15.	Frequency and Length of Committee Meetings.

Each committee chair, in consultation with committee members and with input from management, will determine the frequency and length of the meetings of that committee. The Audit Committee and the Human Resources Committee each will meet at least four times per year, and the Corporate Governance and Responsibility Committee shall meet at least twice per year.

16.	Committee Agendas.

The chair of each committee, in consultation with committee members and appropriate members of management and staff, will develop the committee’s agenda.

Prior to beginning of each fiscal year, each committee will share with the Board a schedule of agenda subjects to be discussed in the ensuing year (to the extent that these can be foreseen).

17.	Frequency of Board Meetings.

There generally shall be at least five (5) regularly scheduled meetings of the Board annually, one of which shall be the Board’s annual meeting.

18.	Selection of Agenda Items for Board Meetings; Annual Board Calendar.

The Chair of the Board and the Chief Executive Officer (if such person is not also the Chair of the Board) will propose the agenda and determine what materials are to be provided and sent in advance for each Board meeting.

Each Board member is free to suggest the inclusion of item(s) on the agenda.

The Corporate Governance and Responsibility Committee shall, prior to each fiscal year, and after consultation with the Chief Executive Officer and the Chair of the Board, recommend to the full Board a schedule of agenda subjects to be discussed in the ensuing year (to the extent that these can be foreseen).

19.	Board Materials Distributed in Advance.

Information and data that are important to the Board’s understanding of the business of the meeting should, when practical, be distributed in writing to the Board for their review in advance of the meeting. The Company’s management will make every effort to ensure that presentation materials relevant to each meeting are as succinct as possible while still providing information essential to prepare the Board members for productive meetings.

20.	Selection of Chair of the Board and of Chief Executive Officer.

The Board will remain free to make these choices in any way it deems best for the Company at any point in time. Therefore, the Board does not have a predetermined policy as to whether or not the roles of the Chief Executive Officer and the Chair of the Board should be separate and, if the roles are to be separate, whether the Chair of the Board should be a Non-Management Director or a Management Director. The Corporate Governance and Responsibility Committee shall make recommendations to the Board on these issues from time to time.

21.	Lead Director; Executive Sessions of Non-Management and Independent Directors.

The Non-Management Directors will, each year upon the recommendation of the Corporate Governance and Responsibility Committee, choose an Independent Director to serve as Lead Director.

The Lead Director will schedule regular executive sessions of the Non-Management Directors as required by the corporate governance listing standards of the New York Stock Exchange, preferably in conjunction with regular directors’ meetings, and preside at such Non-Management Directors’ meetings.

The Lead Director will, as required, chair any meetings of the Non-Management Directors (and any meetings of Independent Directors) and will, as required, facilitate communications between other members of the Board and the Chair of the Board and/or the Chief Executive Officer. Any director, however, is free to communicate directly with the Chair of the Board and with the Chief Executive Officer.

The Lead Director, together with at least one other Independent Director, shall communicate to the Chair of the Board such person’s respective evaluation.

The Lead Director may, but need not, be the chair of a Board committee. There is not a fixed schedule for the rotation of the Lead Director, although rotation may be desirable to occur from time to time.

The Non-Management Directors may meet with the Chief Executive Officer at any time.

The Non-Management Directors shall meet in an executive session at each regularly scheduled Board meeting and, if any of the Non-Management Directors are not Independent Directors, the Independent Directors shall also meet in an executive session at least once a year. These meetings can be in person, telephonically, or by any other means permitted by law or by the Company’s By-Laws. The Corporate Secretary shall establish, maintain and publicly disclose a method for interested parties to communicate directly with the Non-Management Directors as a group and with the Lead Director.

22.	Board Compensation.

It is the Company’s policy to compensate Non-Management Directors competitively relative to comparable companies and to align directors’ interests with the long-term interests of the Company’s stockholders. The Corporate Governance and Responsibility Committee will recommend annually, to the full Board for its consideration, the form and amounts of compensation and benefits for Non-Management Directors. In its deliberations, the Corporate Governance and Responsibility Committee and the Board shall consider whether the levels of director compensation could impair independence and shall critically evaluate any consulting, charitable contribution or other potential indirect compensation arrangements. Management Directors who are current employees of the Company receive no additional compensation for Board service.

23.	Evaluation of Board.

The Board shall be responsible for annually conducting a self-evaluation of the Board (including Board committees) as a whole. The Corporate Governance and Responsibility Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation.

24.	Evaluation of Committees of the Board.

Each committee shall conduct an annual self-evaluation of its performance.

Board Interaction with Management

25.	Presentations.

Presentations by senior management are beneficial not only in providing information to the Board but also in giving Board members an opportunity to evaluate these persons. When appropriate, brief biographical backgrounds of presenters not familiar to the Board will be distributed in advance of the meeting with other Board material.

26.	Attendance of Non-Directors at Board Meetings.

When appropriate, the Board welcomes attendance at Board meetings of non-directors who are members of the Chief Executive Officer’s staff.

Further, the Board specifically encourages management, from time to time, to bring into Board meetings managers who:

a. Can provide additional insight into the items being discussed because of personal involvement in these areas; and/or

b. Appear to management to be persons with future potential who should be given exposure to the Board.

Such non-directors may attend part or all of a Board meeting.

27.	Formal Evaluation of the Chief Executive Officer.

The Independent Directors shall make this evaluation annually. The Human Resources Committee will coordinate this evaluation. The evaluation of the Chief Executive Officer should be communicated to such person by the Chair of the Board and the Chair of the Human Resources Committee.

The evaluation of the Chief Executive Officer is accomplished through the following process:

a. The Chief Executive Officer meets with the Human Resources Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board.

b. At year-end, the Human Resources Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives.

c. This evaluation occurs at an executive session of the Board.

d. The Human Resources Committee uses this evaluation in its determination of the Chief Executive Officer’s compensation.

28.	Succession Planning.

The Company understands the importance of succession planning. The Human Resources Committee shall receive a report annually regarding succession planning regarding the Company’s senior management and other key positions. The Board shall receive a report at least annually regarding Chief Executive Officer succession planning.

Taking into consideration such report to the Board, the Board shall periodically analyze the current management, identify possible successors to the Chief Executive Officer, and timely develop a succession plan including the succession in the event of an emergency or retirement of the Chief Executive Officer. The plan shall be reviewed by the entire Board, and reviewed periodically thereafter.

There shall also be available, on a continuing basis, recommendations from the Chief Executive Officer and the Chair of the Board regarding their successors should either of them be disabled unexpectedly.

29.	Management Development.

The Chief Human Resources Officer shall report from time to time to the Human Resources Committee on the Company’s program of senior management development.

This report should be given to the Human Resources Committee at the same time as the succession planning report noted above. The Human Resources Committee shall periodically review the plans for the education, development and orderly succession of senior and midlevel managers throughout the Company.

30.	Board Access to Management and Independent Advisors.

Board members shall have complete access to the Company’s management and are encouraged to make regular contact. Board members are normally expected to inform the Chief Executive Officer prior to contacting any member of management on any substantive matter. Members, however, are not expected to inform the Chief Executive Officer that they are contacting members of management regarding the normal activities of their Board committees. Board members shall use sound business judgment to ensure that such contact is not distracting.

The Board and its committees shall have the right to retain and consult independent outside advisors as necessary and appropriate to assist them in the performance of their responsibilities.

31.	Board Interaction with Institutional Investors, the Press, Customers, and Others.

The Board believes that the Chief Executive Officer and such person’s designees, or in appropriate instances, the Chair of the Board, should speak for the Company.

Individual Board members shall not communicate with the various constituencies (e.g., investors, analysts, the media, etc.) that are involved with the Company except at the request of the Chief Executive Officer, or as authorized by the respective committee charters in discharging Board or committee responsibilities, or in accordance with the Company’s disclosure policies. This provision is not intended to prevent casual contacts with constituents involving discussion of the Company that may arise in the day-to-day activities of a Board member.

32.	Non-Legally Binding Effect; Interpretation and Modification.

These Guidelines are not legally binding obligations and are subject to modification and interpretation by the Board in its sole discretion.

Adopted: December 19, 2003

Last revised: [●], 2022

Annex D

Form of Amended Corporate Governance and Responsibility Committee Charter

CONSTELLATION BRANDS, INC.

BOARD OF DIRECTORS’

CORPORATE GOVERNANCE AND RESPONSIBILITY COMMITTEE CHARTER

Composition and Member Qualifications

The Corporate Governance and Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) shall be composed of at least three, but not more than five, members of the Board, each of whom shall be an “Independent Director” (as that term is defined in the Company’s Corporate Governance Guidelines) and one of whom shall serve as Chair of the Committee. The Committee membership will benefit from a diversity of experience and viewpoints. The number of members of the Committee shall be determined from time to time by resolution of the Board.

Purposes

The primary purposes of the Committee shall be to shape the corporate governance of the Company, and by doing so shall:

1.	Advise the Board concerning appropriate composition of the Board and its committees.

2.	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

3.	Select, or recommend that the Board select, the director nominees for the next annual meeting of the Company’s stockholders.

4.	Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company.

5.	Advise the Board regarding appropriate corporate governance practices and assist the Board in achieving them.

6.	Oversee the evaluation of the Board and management.

7.	Oversee the Company’s environmental, sustainability, and social responsibility programs.

8.	Perform such other functions as the Board may assign the Committee from time to time.

Duties and Responsibilities

A.	General

The Committee has developed, and the Board has adopted, written “Board of Directors’ Corporate Governance Guidelines” (the “Guidelines”). Those Guidelines include provisions relating to:

•	Composition of the Board,

•	Operation of the Board, and

•	Board Interaction with Management.

On an ongoing basis, the Committee shall assist the Board in carrying out the specific elements included in the Guidelines, and propose, as appropriate, revisions to the Guidelines.

B.	Specific

In addition to its general duty of shaping the corporate governance of the Company, the Committee also shall have certain specific responsibilities. When carrying out its responsibilities, the Committee shall oversee risks related to the Company’s governance structure and processes. These shall be to:

1.	Recommend to the Board whether or not a director or a prospective director qualifies as an Independent Director (as such term is defined in the Guidelines). (See Guideline 1.)

2.

Bring to the Board’s attention any current relationship between any Independent Director and the Company that it becomes aware of and which it believes adversely affects the independent judgment or actions of such director. (See Guideline 1.)

3.	Assess the appropriate balance of skills and characteristics required of Board members. (See Guideline 4.)

4.	Monitor the size and composition of the Board with respect to the Guidelines. (See Guideline 3.)

5.

When appropriate, develop lists of desirable director candidates, screen prospective candidates, and share information concerning the candidates and the process with the Board, soliciting input from other members of the Board. (See Guideline 6.)

6.

In consultation with the Chief Executive Officer and the Chair of the Board, identify, consider, recommend, recruit or select, or recommend that the Board select, candidates to fill open positions on the Board consistent with the Board approved criteria and qualifications for membership. Recommend director nominees for approval by the Board and stockholders. (See Guideline 6.)

7.	Establish and maintain a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

8.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

9.	Establish and maintain an orientation process for, and guidelines for continuing education of, directors. Oversee the orientation and continuing education programs of directors. (See Guideline 7.)

10.

In the event that a director’s principal employment responsibilities change (except for internal promotions within such director’s organization) and that director tenders a resignation from the Board pursuant to Guideline 8, the Committee shall recommend to the Board whether or not such resignation should be accepted. If the director fails to tender a resignation under these circumstances, the Committee shall remind that director of the provisions of Guideline 8. (See Guideline 8.)

11.

Act on an expedited basis to determine whether to accept a director’s resignation in the event an incumbent director fails to receive the required vote for re-election at a meeting of the Company’s stockholders and submit such recommendation for prompt consideration by the Board. (See Guideline 9).

12.	Review the contribution made by each director from time to time. No member of the Committee, however, will participate in deliberations about such member’s own performance. (See Guideline 10.)

13.

Review the need for any changes in the number, charters, or titles of Board committees, discuss the recommendations arising from this review with the full Board, and ensure appropriate committee action. (See Guideline 13.)

14.	Recommend to the full Board the composition of each committee of the Board and the individual director to serve as chair of each committee. (See Guideline 14.)

15.	Prior to the beginning of each fiscal year, share with the full Board the Committee’s planned agenda for the ensuing year. (See Guideline 16.)

16.	Prior to the beginning of each fiscal year, recommend to the full Board a “Board Calendar” for the year. (See Guideline 18.)

17.

Recommend to the full Board an officer to be designated as Chief Executive Officer and directors to serve as Chair of the Board, and directors to serve as the Lead Director. (See Guidelines 20 and 21.)

18.	Recommend annually to the Board compensation for the Non-Management Directors as defined in the Guidelines. (See Guideline 22.)

19.	Periodically, as appropriate, discuss legal, regulatory, and other corporate governance matters with management.

20.

Establish the evaluation criteria for the annual self-evaluation of the Board and implement the process for such self-evaluation. Conduct an annual self-evaluation of the performance of the Committee. (See Guidelines 23 and 24.)

21.	Review the extent to which the Guidelines are being carried out.

22.

Coordinate the annual evaluations of the Chair of the Board; assist the Chair to establish appropriate goals and objectives and evaluate the performance of the Chair in meeting those goals and objectives.

23.	Establish subcommittees for the purpose of evaluating special or unique matters.

24.	Report on Committee activities and issues to the Board regularly.

25.	Annually review and reassess the adequacy of the Guidelines and recommend any appropriate changes to the Board for approval.

26.	Annually review and reassess the adequacy of this Charter and recommend any appropriate changes to the Board for approval.

27.	Conduct an annual evaluation of the Committee’s performance, including a review of its compliance with this Charter.

28.	Administer and annually review and reassess the adequacy of the Related Person Transactions Policy and adopt any changes it deems necessary.

29.	Annually review and reassess the adequacy of the Company’s Stock Ownership Guidelines and adopt any changes it deems necessary.

30.

Ensure compliance with the Company’s stated policy on the prohibition of pledging of the Company’s stock and monitor any continued pledging by permitted persons to ensure that there are no violations of such permitted pledging.

31.	Review and make recommendations regarding stockholder proposals.

32.	Review the Company’s environmental, sustainability, and social responsibility programs and goals, and the Company’s progress toward achieving those goals.

Procedures

1.	Meetings

The Committee shall meet at least two times annually or more frequently at the call of its Chair, preferably in conjunction with regular Board meetings. Meetings may, at the discretion of the Committee, include members of management, independent consultants, and such other persons as the Committee shall determine. The Committee, in discharging its responsibilities, may meet privately for advice and counsel with independent consultants, lawyers, or any other persons, including associates of the Company, knowledgeable in the matters under consideration. The Committee may also meet by telephone conference call or by any other means permitted by law or the Company’s By-Laws.

2.	Action

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous consent, in writing or by electronic transmission, of all members. The Committee shall be authorized to delegate to a subcommittee the authority to take any action that the Committee is permitted to take, unless as with respect to any specific action, delegation of such action is not permitted under applicable law or regulation or the By-Laws of the Company.

3.	Appointment and Removal

The members and Chair of the Committee shall be nominated by the Committee and elected by the Board. Members shall serve until their successors are elected or until their earlier death, resignation or removal, with or without cause, in the discretion of the Board. In the event of a vacancy on the Committee for any reason, the Board may elect a director (having the necessary qualifications) to fill the vacancy.

4.	Rules

The Committee shall determine its own rules and procedures, consistent with the By-Laws of the Company.

5.	Chair Responsibilities

The Chair of the Committee shall report to the Board on the Committee’s activities and determinations and shall present recommendations for approval, whenever necessary or desirable.

6.	Consultation and Funding

The Committee shall have the power to retain and terminate any external advisors used to identify director candidates (such as search firms) and to assist in the evaluation of director compensation (such as compensation professionals), including authority to approve the professional’s fees and other retention terms. The Company shall provide appropriate funding, as determined by the Committee: (a) for payment of search firms, compensation professionals or other advisors employed by the Committee; and (b) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. In amplification and not in limitation of the foregoing, the Committee shall have the sole authority to retain and terminate any of its search firms and compensation professionals, including sole authority to approve any such firm’s or professional’s fees and other retention terms.

Adopted: December 19, 2003

Last revised: [●], 2022

Annex E

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

OF

CONSTELLATION BRANDS, INC.

Dated as of [●], 2022

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2022 (the “Effective Date”), by and among the Stockholders listed on Exhibit A hereto (each a “Stockholder” and, collectively, the “Stockholders”) and Constellation Brands, Inc., a Delaware corporation (the “Company”) and any Person who becomes a party hereto pursuant to Section 9(d). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, effective as of the Reclassification Effective Time, the Company completed a reclassification transaction (the “Reclassification”) pursuant to that certain Reclassification Agreement, dated as of June 30, 2022, by and among the Company and the other parties thereto (the “Reclassification Agreement”);

WHEREAS, in connection with the Reclassification, the Company has agreed to grant the Stockholders registration rights as set forth in this Agreement; and

WHEREAS, the Board of Directors of the Company has, among other things, approved and adopted, and determined to have the Company enter into, effective as of the consummation of the Reclassification, this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person.

“Agreement” has the meaning given to such term in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 2(d).

“Block Sale” means the sale of shares of Class A Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Class 1 Common Stock” means the Class 1 common stock of the Company, par value $0.01 per share.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 6(a).

“Demand Registration” has the meaning given to such term in Section 2(e).

“Demand Request” has the meaning defined in Section 2(e).

“Effective Date” has the meaning given to such term in the Preamble.

“Effective Period” has the meaning given to such term in Section 2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Indemnified Party” has the meaning given to such term in Section 6(c).

“Indemnifying Party” has the meaning given to such term in Section 6(c).

“Losses” has the meaning given to such term in Section 6(a).

“Marketed Underwritten Offering” means (i) an Underwritten Offering pursuant to a Demand Registration where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters or (ii) a Marketed Underwritten Shelf Offering.

“Marketed Underwritten Shelf Offering” has the meaning given to such term in Section 2(b).

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Piggybacking Holder” has the meaning given to such term in Section 2(h)(iii).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Reclassification Agreement” has the meaning given to such term in the Recitals.

“Registration Expenses” has the meaning given to such term in Section 7.

“Registrable Securities” means, as of any date of determination, any shares of Class A Common Stock (including, for the avoidance of doubt, any such shares received on conversion of any Class 1 Common Stock) held by a Stockholder and any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the shares of Class A Common Stock by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or distribution. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act following the execution of this Agreement, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction (other than to another Stockholder or Family-Related Person). Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities if the Stockholders collectively own less than 3% of the outstanding Class A Common Stock.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”, “Rule 145”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same may be amended from time to time, or any successor rule then in force.

“Sands Family” means Messrs. Robert and Richard Sands and other members of their extended family and related entities.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting and brokerage discounts, selling commissions and transfer taxes, if any, applicable to any sales of Registrable Securities under any Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2(a).

“Shelf Takedown” has the meaning given to such term in Section 2(b).

“Stockholder” or “Stockholders” has the meaning given to such term in the Preamble.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“WildStar” has the meaning given to such term in Section 9(p).

“WKSI” has the meaning given to such term in Section 2(d).

2. Registration Rights.

(a) Shelf Registration. The Company shall use its reasonable best efforts to file with the SEC and have declared effective, as promptly as practicable following the execution of this Agreement, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”); provided that, notwithstanding anything to the contrary, the initial Shelf Registration Statement shall in any event be filed and declared effective no later than 30 days after the date hereof. The Company shall replace any Shelf Registration Statement at or before expiration with a successor effective registration statement on Form S-3 (or any comparable or successor form or forms or, if the Company is not eligible to file a registration statement on Form S-3, a successor effective registration statement on Form S-1 providing for the registration of, and the sale by the Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise) to the extent any Stockholders hold any Registrable Securities. Any such successor registration statement shall be considered a “Shelf Registration Statement” for the purposes of this Agreement. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its reasonable best efforts to convert it to a Shelf Registration Statement on Form S-1 to a registration statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

(b) Shelf Takedowns. Subject to the provisions of Section 2(c) hereof, the Stockholders shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell Registrable Securities held by them pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”). The number of Shelf Takedowns that the Stockholders may effect pursuant to this Section 2(b) shall not be limited, provided that the number of Underwritten Offerings where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (any such Underwritten Offering effected pursuant to a Shelf Takedown, a “Marketed Underwritten Shelf Offering”) shall be limited to a total of one in any calendar year (and any such Marketed Underwritten Shelf Offering shall cover at least $100,000,000 worth of the then current value of shares of Class A Common Stock (including, for the avoidance of doubt, any such shares received on conversion of any Class 1 Common Stock)), it being understood, for the avoidance of doubt, any Block Sale effected pursuant to a Shelf Takedown shall not be considered a Marketed Underwritten Shelf Offering for the purposes hereof. Any Shelf Takedown may be made by and pursuant to any method or combination of methods legally available to the Stockholders (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, Block Sales, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Stockholders participating in such Shelf Takedown. If the Stockholders desire to sell any Registrable Securities pursuant to a Shelf Takedown, then WildStar shall deliver to the Company a written notice specifying the number of Registrable Securities the Stockholders desire to sell pursuant to such Shelf Takedown, and the Company will, as expeditiously as possible, subject to Section 2(i), consummate such Shelf Takedown.

(c) Cooperation with Shelf Takedowns. Upon receipt of prior written notice by WildStar that the Stockholders intend to effect a Shelf Takedown, the Company shall use its reasonable best efforts to cooperate in such Shelf Takedown, whether or not such Shelf Takedown constitutes an Underwritten Offering, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by WildStar for so long as any Stockholders hold Registrable Securities; provided that the Company shall not be required to so cooperate in any Underwritten Offering that is a Block Sale pursuant to a Shelf Takedown if notice of such Underwritten Offering has not been delivered not less than three Business Days prior to the potential launch of such Block Sale.

(d) Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file such Shelf Registration Statement as an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement.

(e) Demand Rights. In the event the Company ceases to be eligible to register Registrable Securities on Form S-3 or has failed to perform its obligations under Section 2(a) or otherwise does not have an effective Shelf Registration Statement, the Stockholders shall have the right on one occasion in any calendar year to require the Company to file a registration statement under the Securities Act in respect of all or a portion of Registrable Securities owned by the Stockholders (so long as such request covers at least $100,000,000 (or $50,000,000, in the case of a Block Sale) worth of the then current value of shares of Class A Common Stock (including, for the avoidance of doubt, any such shares received on conversion of any Class 1 Common Stock) or all of the shares of Class A Common Stock of the requesting Stockholder(s)), by causing WildStar to deliver to the Company written notice stating that such right is being exercised, specifying the number of Registrable Securities owned by the Stockholders to be included in such registration, and describing the intended method of distribution thereof (each, a “Demand Request” and any registration effected pursuant thereto, a “Demand Registration”). Upon receipt of a Demand Request in accordance herewith, the Company shall use reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered as promptly as reasonably practicable and in any event within 20 Business Days of such Demand Request and (ii) to cause such Demand Registration Statement to be declared effective by the SEC as promptly as reasonably practicable thereafter. Notwithstanding the foregoing, the Company shall not be required to file any Registration Statement pursuant to a Demand Request within 90 days after the effective date of a previous Demand Registration or of any previous Registration Statement in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 in which there was no reduction in the number of Registrable Securities to be included, and, in each case, in which the sale of the Registrable Securities included therein was consummated. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration in accordance with the intended methods of disposition by the Stockholders.

(f) Revocation of Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Takedown, WildStar, on behalf of the Stockholders who initiated such Demand Registration or Shelf Takedown, may revoke or withdraw such notice of a Demand Registration or Shelf Takedown, in each case by providing written notice to the Company. A notice of Demand Registration or Shelf Takedown that has been revoked or withdrawn shall count as one of the permitted Marketed Underwritten Shelf Offerings or Demand Registrations permitted pursuant to Section 2(a) and Section 2(e), respectively, only if such revocation or withdrawal (i) was not primarily caused by the Company’s breach of its obligations hereunder and (ii) is not in light of either (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has or had or is reasonably expected to have a material adverse effect on the Company or (B) any material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, WildStar prior to the time of such request. A request for a Marketed Underwritten Shelf Offering or Demand Registration shall not count against the number otherwise permitted if (i) after the applicable Prospectus supplement has been filed or Demand Registration Statement has become effective, the applicable

Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason attributable to the Company and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an Underwritten Offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason attributable to the Company, and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Securities covered by Prospectus supplement or the Demand Registration Statement are sold by the selling Stockholders pursuant thereto.

(g) Continued Effectiveness. The Company shall use its reasonable best efforts to keep (A) any Shelf Registration Statement filed pursuant to this Agreement continuously effective and usable for the resale of the Registrable Securities covered thereby until the earlier of (i) three (3) years from the effective date of such Shelf Registration Statement and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (B) any Registration Statement filed pursuant to a Demand Request effective for a period of at least 180 days after the effectiveness thereof or such shorter period during which all Registrable Securities included therein shall have actually been sold (such period, the “Effective Period”); provided, however, that in the event the Company suspends, postpones or delays the filing of a Registration Statement required to be filed pursuant to this Agreement, the Effective Period shall be extended by the duration of each such applicable suspension, postponement or delay.

(h) Priority on Demand Registration or Shelf Takedown. If any of the Registrable Securities registered pursuant to a Demand Request or a Shelf Takedown are to be sold in a Marketed Underwritten Offering, and the managing underwriter(s) advise WildStar that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Marketed Underwritten Offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), is such as to adversely affect the success of such offering, then there shall be included in such Marketed Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

a. first, to the Stockholders requesting such registration pro rata on the basis of the percentage of Registrable Securities owned by each such Stockholder relative to the number of Registrable Securities owned by all such Stockholders, until with respect to each such Stockholder, all Registrable Securities requested for registration by such Holders have been included in such registration;

b. second, the securities for which inclusion in such Registration Statement was requested by the Company, if any; and

c. third, Class A Common Stock requested by other holders of Class A Common Stock (each, a “Piggybacking Holder”) to be included in such Marketed Underwritten Offering, on a pro rata basis or, in the case of this clause (c), in such other manner as such Piggybacking Holders shall agree.

Notwithstanding the foregoing, no securities other than securities held by the Stockholders shall be eligible for inclusion in the total number or dollar amount of Registrable Securities proposed to be sold in any Block Sale effected pursuant to Section 2(b) or Section 2(e) of this Agreement.

(i) Postponements in Requested Registrations. The Company may postpone, for up to 90 days from the date of the request, the filing or the effectiveness of a Registration Statement or suspend the use of a Prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Securities) by providing written notice to WildStar if the following conditions are met: (i) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company, (ii) upon advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable; provided that the Company shall not be permitted to do so more than once in any 6-month period or for periods exceeding, in the aggregate, 120 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities until the earlier of the termination of such postponement period, the time that WildStar has received copies of a supplemented or amended Prospectus or prospectus supplement and the time WildStar is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, WildStar, on behalf of the demanding Stockholder(s) shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 2(e). The Company shall promptly give WildStar, on behalf of the Stockholders requesting registration thereof pursuant to this Section 2, written notice of any postponement made in accordance with this Section 2(i).

(j) Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registrations and offerings pursuant to this Section 2, including any underwritten offering, direct sales to purchasers, sales to or through brokers, dealers or agents, derivative transactions with third parties, sales in connection with short sales and other hedging transactions, that are effectuated pursuant to this Section 2; provided, however, that the Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(k) Selection of Underwriters. The lead underwriters of any Underwritten Offering effected pursuant to a Demand Registration or a Shelf Takedown shall be selected by WildStar, on behalf of the demanding or requesting Stockholders, subject to the consent, not to be unreasonably withheld, of the Company; provided that the Company may select the counsel for such lead underwriters that is acceptable to such underwriters and reasonably acceptable to the demanding or requesting Stockholders. If the Stockholders intend that the Registrable Securities requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, WildStar shall so advise the Company in writing. The right of any Stockholder to participate in an Underwritten Offering pursuant to this Section 2 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting and each such Stockholder will (together with the Company and any Piggybacking Holder distributing its securities through such underwriting) (i) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that no Stockholder shall be required to sell more than the number of Registrable Securities that such Stockholder has requested the Company to include in any registration) and (ii) complete, execute and deliver all customary questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements reasonably required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s); provided, further, that no Stockholder shall be required to agree to any indemnification obligations on the part of such Stockholder that are greater than its obligations pursuant to Section 6. Notwithstanding the foregoing, if any Stockholder disapproves of the terms of the applicable underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company.

(l) Confidentiality. Each Stockholder agrees to treat as confidential the receipt of any suspension notice pursuant to Section 2(i) and the information contained therein, and not to disclose the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Stockholder in breach of the terms of this Agreement).

3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities for its own account or for the account of others (other than (x) a registration for the account of Stockholders pursuant to this Agreement or (y) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice (and in any event no less than twelve days prior to the anticipated filing date of the registration statement or Prospectus relating to the Piggyback Registration) to WildStar of its intention to effect such a registration and will include in such registration all Registrable Securities held by the Stockholders with respect to which the Company has received from WildStar, on behalf of the Stockholders, a written request for inclusion therein within ten days after the date of the Company’s notice. Any Stockholder may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable Registration Statement becoming effective. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the Stockholder has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the Stockholder in connection with such termination or withdrawal solely by reason thereof.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be an Underwritten Offering, the Company will so advise WildStar as a part of the written notice given pursuant to Section 3(a). In such event, the right of any Stockholder to registration pursuant to this Section 3 will be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting, and any Stockholder that holds Registrable Securities that are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company.

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, however, that the Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to a primary Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell for its own account, (ii) second, the Registrable Securities requested to be included in such registration by the Stockholders on a pro rata basis relative to the total number of Registrable Securities requested to be included therein by all such Stockholders, until with respect to each such Stockholder, all Registrable Securities requested for registration by such Stockholders have been included in such registration and (iii) third, Class A Common Stock requested by any other persons to be included in the Piggyback Registration, on a pro rata basis relative to the total number of Registrable Securities requested to be included in the Piggyback Registration by such other requesting persons, or, in the case of this clause (iii), in such other manner as such other requesting persons shall agree.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates to a secondary Underwritten Offering on behalf of other holders of the Company’s securities, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holder(s) making demand for such Underwritten Offering, together with any Registrable Securities requested to be included in such registration by the Stockholders on a pro rata basis relative to the total number of securities requested to be included therein by all such holders, until with respect to each such holder, all securities requested for registration by such holders have been included in such registration and (ii) second other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

4. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Stockholders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)), the Company shall furnish or otherwise make available to WildStar, counsel to the Stockholders and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to a Demand Registration to which WildStar or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify WildStar, its counsel and the managing underwriter(s) of any Underwritten Offering (i) when a Registration Statement, pre-effective amendment to any Registration Statement, Prospectus or any Prospectus

supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify WildStar only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e) if requested by WildStar, or, in the case of an Underwritten Offering, the managing underwriter(s) of such Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as WildStar or such managing underwriter(s), as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that, in the opinion of counsel for the Company, violate applicable law;

(f) deliver to WildStar, counsel to the selling Stockholders, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Stockholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) use its reasonable best efforts to register or qualify, or cooperate with WildStar, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Stockholders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, in each case but for this Section 4(g);

(h) cooperate with WildStar and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Stockholder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Stockholder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or WildStar may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the securities;

(i) upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement, and use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s);

(k) use its reasonable best efforts to cause all shares of Registrable Securities covered by any Registration Statement to be listed on each primary national securities exchange (if any) on which shares of the particular class of Registrable Securities are at that time listed, and enter into such customary agreements, including a supplemental listing application and indemnification agreement in customary form;

(l) in the case of any Underwritten Offering in which any Stockholder participates, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities, including adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its material subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(m) in the case of any Underwritten Offering in which any Stockholder participates, (A) make reasonably available, for inspection by the managing underwriters of such Underwritten Offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm or accounting firm in connection with such offering, (C) make the Company’s independent auditor available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each Stockholder selling Registrable Securities in such offering

(unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and (D) cause the Company’s outside counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) to such underwriters and to WildStar in connection therewith, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(n) in the case of any Underwritten Offering in which any Stockholder participates, cause its management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” as the underwriter(s) reasonably request, and in any management diligence meetings or teleconferences as the underwriter(s) or their counsel reasonably request);

(o) make available for inspection by a single representative of the selling Stockholders designated by WildStar and the managing underwriter(s), if any, and their respective attorneys or accountants, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(q) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Company may require each Stockholder as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Stockholders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Stockholders) in order to ensure that the Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Stockholder covered thereby by name, or otherwise identifies such Stockholder as the holder of any securities of the Company, without first furnishing or otherwise making available to WildStar a copy of any such amendment or supplement no less than five Business Days prior to the filing of such amendment or supplement (unless and to the extent such amendment or supplement is required by law to be filed earlier, in which case the Company shall provide any notice as far in advance as practicable) and including all comments thereon reasonably and timely requested by WildStar.

Each Stockholder holding Registrable Securities agrees if such Stockholder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such Stockholder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Stockholder is required to discontinue disposition of such securities.

5. Lock-Up Restrictions and Period. The parties hereto acknowledge and agree that the Reclassification Agreement imposes transfer restrictions that apply during the Lock-Up Period (as defined therein), and any sale pursuant to a registration made pursuant to this Agreement shall comply with such restrictions (to the extent applicable).

6. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Stockholder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue or alleged untrue statement or omission or alleged omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Stockholder of Registrable Securities. Each selling Stockholder agrees to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Stockholders holding

Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Stockholder or any designee acting on behalf of such Stockholder, with respect to such Stockholder for inclusion in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein; provided, however, that the obligations of such Stockholder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to (and promptly after any such judgment or settlement receive) indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Non-Exclusivity. The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

7. Registration Expenses. All fees and expenses incurred by the Company and the Stockholders in connection with any registration pursuant to this Agreement, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) of compliance with securities or blue sky laws, including any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, of an Underwritten Offering, or by WildStar), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company and one counsel for the selling Stockholders in an amount not to exceed $100,000 for the first offering hereunder and $75,000 for any subsequent offering, (v) expenses of the Company incurred in connection with any “road show,” including travels, meals and lodging (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(m) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, (vii) all expenses in connection with the preparation, printing and filing of any registration statement, any preliminary prospectus, final prospectus or free writing prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers, (viii) all expenses associated with any listing of the Registrable Securities, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (x) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective (all such expenses, “Registration Expenses”). In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be required to pay the Selling Expenses or, in respect of any Underwritten Offering, any fees or expenses for which the underwriter(s) are responsible.

8. Rule 144. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company will:

(a) for so long as it is subject to the periodic reporting obligations of the Exchange Act, make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) for so long as it is subject to the periodic reporting obligations of the Exchange Act, file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to the Stockholders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Stockholders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration; provided, however, that the Company shall be deemed to have furnished any such document if it shall have timely made such document available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System, or a successor system.

9. Miscellaneous.

(a) Termination. The provisions of this Agreement (other than Sections 5 and 6) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors and assigns, (ii) the date on which all Stockholders cease to own any Registrable Securities and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b) Holdback Agreement. In connection with any Underwritten Offering (other than any Demand Registration or Shelf Takedown hereunder), each Stockholder will enter into a customary lock-up, holdback or similar agreement, if requested by the managing underwriter(s) of such offering, during the 10 days prior and the 90-day period beginning on the date of pricing of such offering and otherwise in a form reasonably acceptable to such Stockholder. Any such lock-up, holdback or similar agreement shall contain terms no more adverse in any material respect compared to similar agreements entered into with the Company and its directors and executive officers as well as holders of at least 5% of the Class A Common Stock, and the Stockholders shall only agree to be subject to such lock-up, holdback or similar agreement for only so long as the Company and its directors and executive officers as well as holders of at least 5% of the Class A Common Stock are similarly bound and no waiver has been granted to any such person. Notwithstanding anything herein to the contrary, the Stockholders shall not be required to agree not to (x) offer, sell, contract to sell or otherwise dispose any shares of capital stock to any Family-Related Person or otherwise in connection with any bona fide estate, family or tax planning (including in connection with the repayment of any debt, bequest or other obligations upon the death of any Stockholder or Family-Related Person) or (y) pledge, hypothecate or encumber any shares of capital stock to any third-party pledgee with respect to borrowings by the Stockholders or any Family-Related Persons and, in connection therewith, offer, sell, contract to sell or otherwise dispose of any shares of capital stock in connection with any exercise of remedies with respect thereto. The Company may impose stop-transfer instructions with respect to any Class A Common Stock subject to the restrictions set forth in this Section 9(b) until the the expiration of the lock-up period.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any Underwritten Offering, the Company will not effect any public sale or distribution of any Class A Common Stock (or securities convertible into or exchangeable or exercisable therefor) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with any employee benefit or dividend reinvestment plan) for its own account, during the 10 days prior and the 90-day period beginning on the date of pricing of such offering.

(c) Amendments and Waivers. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the Company and WildStar (or any other person designated by the Stockholders pursuant to Section 9(p)). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. WildStar, on behalf of any Stockholder, may waive (in writing) the benefit of any provision of this Agreement with respect to any Stockholder for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholders in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement may not be assigned without the prior written consent of the Company. Notwithstanding the foregoing, (i) the Stockholders may assign any of its rights, interests and obligations hereunder, in whole or in part, to any Family-Related Person (as defined in the Reclassification Agreement), and (ii) in the event of any such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned by executing a joinder substantially in the form set forth in Exhibit B. Notwithstanding the foregoing, any notice (or Demand Request, as applicable) of WildStar, on behalf of a Stockholder to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 2(b), Section 2(e) or Section 3(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the Stockholder), any portion of such Registrable Securities that are transferred to any Family-Related Person prior to the execution of an underwriting agreement in connection with an Underwritten Offering, provided that the notice (or Demand Request, as applicable) described in Section 2(b), Section 2(e) or Section 3(a), as applicable, includes the identity of such Family-Related Person and the Registrable Securities held by such Family-Related Person to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto. In addition to the foregoing, the rights of WildStar under this Agreement are not otherwise transferable and shall cease and be of no further effect if WildStar ceases to be controlled by the Sands Family, in which event the Stockholders shall select a new representative to replace WildStar pursuant to Section 9(p) .

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email) and shall be given:

If to the Company, to:

Constellation Brands, Inc.

207 High Point Drive, Building 100,

Victor, NY, 14564

Attention: James O. Bourdeau, Executive Vice President and Chief Legal Officer

Email: jim.bourdeau@cbrands.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Eric L. Schiele, P.C.

David M. Klein, P.C.

Carlo Zenkner

Email: eric.schiele@kirkland.com;

dklein@kirkland.com;

carlo.zenkner@kirkland.com

if to WildStar, on behalf of the Stockholders, to:

WildStar Partners LLC

207 High Point Dr., Bldg. 100

Victor, NY 14564

Attention: Thomas M. Farace

Phone: (585) 678-7344

Email: tom.farace@wildstarpartners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:      Daniel A. Neff, Esq.

             David M. Silk, Esq.

             Victor Goldfeld, Esq.

Phone: (212) 403-1000

Email: DANeff@wlrk.com; DMSilk@wlrk.com; VGolfeld@wlrk.com

or such other physical address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities, including any other registration rights agreement, which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(h) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Reclassification Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 6 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware.

(j) Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (i) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the

State of Delaware, or, if that court does not have jurisdiction, a federal or state court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(e). Nothing in this Section 9(j), however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9(j).

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement to the contrary, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n) Counterparts; Facsimile Signatures. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. After the execution of this Agreement, any Family-Related Person holding shares of common stock of the Company may deliver to the other parties hereto a counterpart signature to this Agreement and in connection therewith shall be a “Stockholder” for all purposes of the Agreement.

(o) Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(p) WildStar. It is understood and agreed that WildStar Partners LLC (“WildStar”) shall, subject to the last sentence of this Section 9(p), act as representative for, and on behalf of, the Stockholders and any other Family-Related Persons that agree to be bound by this Agreement, including by providing notice and instructions to the Company in respect of the exercise of registration rights on behalf of the Stockholders. The Company is entitled to rely upon such notice and instructions by WildStar, or any such designee(s), as if provided by the Stockholders or Family-Related Persons themselves, and all references herein to any requests or notices to be provided by the Stockholders shall be interpreted accordingly. In addition, the Company is entitled to provide any notice required hereunder to the Stockholders to WildStar on behalf of the Stockholders or Family-Related Persons, and such notices shall be considered given to the Stockholders or Family-Related Persons themselves, and all references herein to any requests or notices to be provided by the Company shall be interpreted accordingly. The Stockholders holding a majority of the Registrable Securities may designate a replacement to WildStar by providing written notice to the Company of such replacement Stockholder representative, and all references to WildStar hereunder will be deemed to refer to such replacement Stockholder representative.

(q) Interpretation. When a reference is made in this Agreement to Sections, Schedules or Annexes, such reference shall be to a Section of or Schedule or Annex to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “party” shall be deemed to refer to either the Company, on the one hand, or the Stockholders, on the other hand, as the case may be. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. The phrases “the date of this Agreement” and “the date hereof” shall be deemed to refer to the date set forth on the first page this Agreement. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

CONSTELLATION BRANDS, INC.

By:
Name:
Title:

[STOCKHOLDERS]

Exhibit A

• RES Master LLC

• RES Business Holdings LP

• SER Business Holdings LP

• RHT 2015 Business Holdings LP

• RSS Master LLC

• RSS Business Holdings LP

• SSR Business Holdings LP

• RSS 2015 Business Holdings LP

• RCT 2015 Business Holdings LP

• RCT 2020 Investments LLC

• NSDT 2009 STZ LLC

• NSDT 2011 STZ LLC

• RSS Business Management LLC

• SSR Business Management LLC

• LES Lauren Holdings LLC

• MES Mackenzie Holdings LLC

• Abigail Bennett

• Zachary Stern

• A&Z 2015 Business Holdings LP*

• Marilyn Sands Master Trust

• MAS Business Holdings LP

• Sands Family Foundation

• Richard Sands

• Robert Sands

• WildStar Partners LLC

• Astra Legacy LLC

Exhibit B

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of                     , 20     (as amended, modified and supplemented from time to time, the “Registration Agreement”), among by and among Constellation Brands, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Stockholder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Stockholder and the undersigned’s Class A Common Stock will be deemed for all purposes to be Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of                 , 20        .

Signature

Print Name

Address:

Agreed and Accepted as of
, 20 :

CONSTELLATION BRANDS, INC.
By:
Its:

Annex F

Form of Board Anti-Pledging Policy

Policy Against Pledging Company Stock

Purpose

The Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) believes that ownership of the Company’s stock by the Company’s executive officers and directors promotes alignment of interest with its stockholders. The Board recognizes that pledging of the Company’s stock by executive officers and directors as collateral for indebtedness creates, among other things, (i) the risk of an unplanned sale that may occur at a time when the director or executive officer is aware of material nonpublic information or is otherwise not permitted to trade in the Company’s stock and (ii) risk to the Company and its stockholders through the possibility of margin calls with respect to such pledged stock.

Eligibility

This policy applies to transactions in the Company’s stock by (i) members of the Board and (ii) officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (collectively referred to herein as, “executive officers and directors”).

Policy

Executive officers and directors shall not, directly or indirectly, pledge, hypothecate, or otherwise encumber shares of the Company’s stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s stock to be subject to a margin call or otherwise be available as collateral for a margin loan.

The foregoing prohibition applies to the shares of Company’s stock that (i) an executive officer or director owns directly or indirectly or (ii) are granted by the Company as part of an executive officer or director’s compensation. For these purposes, an executive officer or director will be deemed to own only those shares of the Company’s stock in which such person has beneficial ownership as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

Exception

Notwithstanding this policy and for as long as a member of the Sands Family (which shall only include Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses (including any person married to one of her descendants at the time of such descendant’s death), the descendants of a spouse of her descendant (whether by blood or adoption), her siblings, and the descendants of her siblings (whether by blood or adoption)) serves on the Board, any member of the Sands Family serving on the Board following the date of the Board’s adoption of this policy shall be permitted to continue to pledge their shares of Company stock owned directly, or indirectly through Sands Family related entities, in each case, solely as set forth (and subject to the restrictions and limitations) in Section 5.8(I) of that certain Reclassification Agreement by and among the Company and the persons named therein, dated June 30, 2022.

Compliance

Each executive officer and director will be expected to certify compliance with this policy in the Company’s annual Director and Officer Questionnaire and otherwise from time to time upon request by the Board or a committee of the Board.

Timing

Executive officers and directors shall be immediately subject to this policy upon the Board’s adoption of this policy. Any pledging that has not otherwise been excepted from this policy shall, within 60 days, be unwound or otherwise terminated.

Administration

This policy will be administered and interpreted by the Corporate Governance and Responsibility Committee of the Board. Any determination by the Corporate Governance and Responsibility Committee of the Board with respect to this policy shall be final, conclusive and binding on all interested parties.

Adopted by the Board, effective as of [●].

ANNEX D

Opinion of Centerview Partners LLC

Centerview Partners LLC

31 West 52nd Street

New York, NY 10019

June 29, 2022

The Special Committee of the Board of Directors

Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

The Special Committee of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”) of Constellation Brands, Inc., a Delaware corporation (the “Company”) (other than Messrs. Robert and Richard Sands and other members of Messrs. Robert and Richard Sands’ extended family and related entities (collectively, the “Sands Family Group”), directors of the Company that own, beneficially or of record, shares of Class B Common Stock and any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) (such holders, other than the Sands Family Group, directors of the Company that own, beneficially or of record, shares of Class B Common Stock and any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, the “Unaffiliated Class A Holders”) solely in their capacity as Unaffiliated Class A Holders, with respect to their shares of Class A Common Stock and without taking into account any shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), of the Company or Class 1 Common Stock, par value $0.01 per share (the “Class 1 Common Stock”), of the Company, held by the Unaffiliated Class A Holders, of the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders after giving effect to the Reclassification (as defined below), pursuant to the Reclassification Agreement (the “Agreement”), by and among the Company and each of the persons named herein on Exhibit A thereto (the “Sands Stockholders”). The Agreement provides that:

(i)

upon the effectiveness of an amended and restated certificate of incorporation of the Company (the “Reclassification Effective Time”), among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Reclassification Effective Time shall be reclassified, exchanged, and converted into one share of Class A Common Stock and the right to receive $64.64 in cash, without interest, except as may otherwise be adjusted pursuant to Section 2.2(C) of the Agreement, as to which adjustment we express no opinion (the consideration in to which the shares of Class B Common Stock will be reclassified, exchanged, and converted, in the aggregate, the “Reclassification Consideration”), and

(ii)

the Company and the Sands Stockholders have agreed to certain post-Reclassification governance matters with respect to the Sands Stockholders, and/or the shares of Class A Common Stock held by the Sands Stockholders, including, among other things: (i) termination of Messrs. Robert and Richard Sands employment with the Company in their capacities as Executive Chairman of the Board and Executive Vice Chairman of the Board, respectively, (ii) certain board nomination rights of the Sands Stockholders for a period of five years after the Reclassification Effective Time and so long as the Sands Stockholders, collectively hold more than a certain percentage of the issued and outstanding shares of Class A Common Stock, (iii) certain restrictions on the ability of the Sands Stockholders to transfer shares of the Company’s capital stock for a period of three years after the Reclassification Effective Time, (iv) certain restrictions on the ability of the Sands Stockholders to purchase additional shares of the Company’s capital stock or engage in certain extraordinary or unsolicited transactions with respect to the Company for a period of five years after the Reclassification Effective Time, and (v) certain restrictions on the ability of the Sands Stockholders to pledge shares of the Company’s capital stock after the Reclassification Effective Time.

The Special Committee of the Board of Directors

Constellation Brands, Inc.

June 29, 2022

The transactions set forth above, are referred to herein as the “Reclassification”. The terms and conditions of the Reclassification are more fully set forth in the Agreement.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) in connection with the Reclassification. We will receive fees for our services in connection with the Reclassification, a portion of which is payable upon the Special Committee’s request that Centerview render this opinion, a portion of which is contingent upon the consummation of the Reclassification and an additional amount is payable at the sole and absolute discretion of the Special Committee. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our engagement by the Special Committee in connection with the Reclassification and other strategic matters, we have not been engaged to provide financial advisory or other services to the Company, and, except for fees for our services in connection with our engagement by the Special Committee in connection with certain strategic matters, we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to the Sands Family Group, and we have not received any compensation from the Sands Family Group during such period. We may provide financial advisory and other services to or with respect to the Company or the Sands Family Group or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, the Sands Family Group or any of their respective affiliates, or any other party that may be involved in the Reclassification.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated June 29, 2022 (the “Draft Agreement”), including the form of amended and restated Certificate of Incorporation and other annexes, exhibits and schedules attached thereto; (ii) Annual Reports on Form 10-K of the Company for the fiscal years ended February 28, 2022, February 28, 2021 and February 29, 2020; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; and (v) certain other communications from the Company to its stockholders. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Reclassification with the financial terms, to the extent publicly available, of certain other reclassification transactions that we deemed relevant, reviewed certain pro forma effects of the Reclassification on the Company and its capitalization, and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the

The Special Committee of the Board of Directors

Constellation Brands, Inc.

June 29, 2022

Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us and that the representations and warranties made by each party to the Agreement and related agreements are and will be true and correct in all respects material to our analysis. We have also assumed, at your direction, that the Reclassification will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Reclassification, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have also assumed that the Reclassification will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or any other person, or the ability of the Company or any other person to pay their respective obligations when they come due, or as to the impact of the Reclassification on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Reclassification, or the relative merits of the Reclassification as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the Unaffiliated Class A Holders , solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, of the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders after giving effect to the Reclassification. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Reclassification, including, without limitation, the structure or form of the Reclassification, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Reclassification, including, without limitation, the fairness of the Reclassification or any other term or aspect of the Reclassification to, or any consideration to be received in connection therewith by, or the impact of the Reclassification on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party, including the Sands Family Group, whether relative to the Reclassification Consideration to be paid in the Reclassification pursuant to the Agreement or otherwise. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Reclassification, whether relative to the Reclassification Consideration to be paid in the Reclassification pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. We express no view or opinion as to any consequence that may result from the Reclassification, including as to the price at which the Company’s common stock will trade at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Reclassification or otherwise act with respect to the Reclassification or any other matter.

The Special Committee of the Board of Directors

Constellation Brands, Inc.

June 29, 2022

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Reclassification. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the shares of Class A Common Stock to be retained by the Unaffiliated Class A Holders, solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of the Class B Common Stock or Class 1 Common Stock held by the Unaffiliated Class A Holders, after giving effect to the Reclassification pursuant to the Agreement, are fair, from a financial point of view, to the Unaffiliated Class A Holders.

Very truly yours,

/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

ANNEX E

Letter from the Sands Family to the Special Committee

June 22, 2022

Special Committee of the Board of Directors
Constellation Brands, Inc.
207 High Point Drive #100
Victor, New York

Re:	Declassification Transaction Proposal

Ladies and Gentlemen:

I am writing on behalf of myself, Richard Sands and other members of our extended family and related entities (the “Family”) that collectively hold over 98% of the shares of Class B common stock of Constellation Brands, Inc. (the “Company”) with respect to our discussions regarding a potential declassification of the Company’s common stock.

As you know, in our letter to the Board of Directors dated April 2, 2022, we originally proposed a declassification transaction pursuant to which each share of Class B common stock would be converted into 1.35 shares of Class A common stock. We continue to believe that the 35% premium included in our original proposal was fair, well supported by precedent transactions and appropriate given the significant benefits that would accrue to the Company and our stockholders, which benefits include increased market demand for the Company’s stock and a simplified structure that would be better aligned with the “one vote per share” governance widely supported by corporate governance experts.

Since the making of our initial proposal, we have made several significant concessions to respond to the Special Committee’s concerns, including a significant reduction in the premium that we would accept. Because we understand that the Special Committee believes that, if a premium for a declassification is to be paid, it is important for the post-declassification governance of the Company to be consistent with a non-controlled public company, we have also indicated that in connection with a declassification, we would accept a standstill in respect of acquisitions of Company securities and proposals by the Family, limitations on the Family’s ability to liquidate its position and pledge shares, a majority vote standard for director elections and a change in my and Richard’s positions from executive chair and executive vice chair, respectively, to chair and director (and our compensation in that regard would be customary for those positions, which would not be executive level roles). Your advisors have indicated that the Special Committee agrees with us that, assuming an agreement can be reached on the amount of premium, a declassification that results in one vote per share and the governance described above would be desirable and in the best interests of the Company and its stockholders.

We have made clear from the outset of these negotiations that the Family’s willingness to proceed is subject to obtaining fair value for our control position. What the Special Committee has proposed does not, in our view, constitute fair value. Although our initial proposal did not contemplate the governance changes and limitations on the Family’s post-declassification rights which the Committee has requested, we understand the desirability of transitioning immediately from a company controlled by the Family with a dual-class voting structure to a typical governance structure where voting power is widely dispersed. However, we are willing to dismantle the governance structure which has been in place for decades only if we receive what we consider to be fair value. In determining fair value it is appropriate to draw heavily upon the precedent transactions which our respective advisors have evaluated. In the course of the discussions among advisors, your advisors have indicated that the committee believed that a premium should be near the median of the precedent transactions, a view with which we agree. However, we have been operating from different sets of precedents and although our respective financial advisors have engaged regarding the differing views of the relevant precedents (during which discussions our financial advisor noted a clear error in the calculation of the median premium in your list of precedent transactions1), those discussions have not resulted in agreement and your advisors have informed ours that the committee no longer believes agreement can be reached on the basis of precedents. We note in this regard that our initial proposal was made after reviewing relevant precedents and concluding that we would accept a declassification on terms in line with those precedents. Many, but not all, of the transactions appear on both our and your financial advisors’ lists. The median premium of the transactions that appear on both your financial advisor’s list and our financial advisor’s list is 31%, the median premium of the transactions on our financial advisor’s precedent transactions list is 30%, the median premium of the transactions that appear on either (but not both) financial advisors’ lists is 28% and the median premium of the transactions on your financial advisor’s list, if corrected for the inaccurate math and to eliminate the clearly irrelevant Alberto-Culver transaction, is 28% (and if not corrected, that median premium is an outlier at 21%). The Special Committee has been unwilling to recommend a premium meaningfully in excess of 21% — an amount that is far below all of the median premia as properly calculated, including the median premium of the precedent transactions on your financial advisor’s list if corrected as described above.

Your advisors have also indicated to us that the Special Committee is particularly focused on recent transactions. Each of the three most recent declassification transactions in which a single party or related group was paid a premium in order to convert a controlling block of shares into one-for-one voting shares – National Research, Forest City and Stewart Information – contemplated a premium above 30% based on the market price of the low-vote shares. The declassification involving Hubbell Incorporated, in which the holders of the high vote shares did not have (and thus were unable to cede) affirmative control, and on which Centerview Partners advised, is the fourth most recent declassification transaction, and contemplated a 28.3% premium based on the market price of the low-vote shares. Each of these recent transactions was overwhelmingly approved by the relevant low-vote shareholders.

As you know, the Family owns sufficient voting stock to elect a majority of the Board and to control all other votes of stockholders. We are willing to cede that control, and complete the Company’s transition from one that is controlled by one family to one that has the customary governance arrangements outlined above, only if we receive an appropriate premium. In the most recent conversation between our financial advisors, your financial advisor indicated that the Special Committee is not prepared to make a specific proposal. Accordingly, we will make plain our position. The Family is willing to complete a declassification transaction at a 28.0% premium2. This premium would be lower than the three most declassification transactions involving a change of control in which a premium was paid, and even lower than the premium paid in the Hubbell transaction which did not involve a change of control. It is the lowest premium at which the Family is comfortable proceeding. We hope this last concession is sufficient to obtain the Special Committee’s support, but if it is not, we are otherwise

[1]

The Special Committee’s financial advisor’s list of precedent transactions reflects the premium paid in the Reader’s Digest declassification transaction as 22%. That percentage omits the premium paid to repurchase shares from the holders of control shares that was a critical component of the Reader’s Digest transaction. The proxy statement from the Reader’s Digest transaction specifically states that the Reader’s Digest special committee considered the “implied per share premium” for the purchase of shares from the controllers in that transaction to be 43%. The weighted average premium paid (both to repurchase shares from the controllers and to convert into low vote shares) in the Reader’s Digest transaction was 30%. The Special Committee’s financial advisor’s list of precedent transactions also includes the Alberto-Culver transaction. That transaction should not be included, as the certificate of incorporation of Alberto-Culver gave its board the unfettered right to convert the low-vote shares into high-vote shares, without any vote or consent of the high vote shares. Accordingly in that case there would be no need – or justification – for any premium to be paid to the holders of the Alberto-Culver high vote shares in connection with a declassification (and none was paid).

[2]

In light of market volatility, we would contemplate that holders of Class B stock will have the option to elect at a later date closer to transaction completion to receive the premium in shares or in cash (based on the VWAP prior to closing), with an appropriate cap on the total amount of cash that could be paid (subject to proration in the event that holders otherwise elect to receive cash in excess of that amount).

pleased to withdraw our proposal, maintain our ability to control the Company through our holdings of Class A and Class B common stock, and continue to have the Company governed under the existing governance arrangements.

Please note that this letter is non-binding and any transaction contemplated by this letter would be subject to, among other things, negotiation of mutually acceptable definitive documentation with terms appropriate for a transaction of this type. We look forward to hearing from you.

Sincerely,

/s/ Robert Sands
Robert Sands

ANNEX F

Letter from the Special Committee to the Sands Family

June 24, 2022

The Sands Family

Re:	Declassification Transaction Proposal

Ladies and Gentlemen:

We have received the letter dated June 22 from Robert Sands on behalf of himself, Richard Sands and other members of the extended family and related entities (the “Family”). The letter addressed certain aspects of our ongoing discussion of a potential declassification of the common stock (the “Transaction”) of Constellation Brands, Inc. (the “Company”).

We are writing to respond to certain points in your June 22 letter and to emphasize key points and perspectives relative to the Special Committee’s consideration of the Transaction. We note that the substance conveyed in this letter had been shared by our advisors with your advisors on a number of occasions, but we also welcome the opportunity to share these points with you directly.

First, we would like to reiterate that the Special Committee recognizes the significant value that the Family has created for many shareholders over many years as they founded and helped to build the Company into the $50bn Fortune 500 enterprise that it is today. We would also like to emphasize that we are very appreciative of the dedication and contributions that the Family has shown to the Company’s Board, management team, employees, and broader set of stakeholders worldwide.

Following your initial proposal for a 35% premium (sent to the Board by letter dated April 2, 2022 and disclosed in a 13-D filing dated April 4, 2022), the Special Committee has met with its financial and legal advisors on more than 15 separate occasions to evaluate the potential merits of a declassification in great detail. We have carefully reviewed the terms of precedent declassification transactions, evaluated the individual nuances and associated premiums (or lack thereof), and received and reviewed feedback from many of the Company’s top stockholders. We believe the review and assessment of stockholder feedback has been an important pillar of our analysis, as consummation of any Transaction is expressly conditioned on a majority-of-the-minority stockholder vote as set out in your April 2 letter to the Board.

We also believe that any Transaction should result in a post-declassification board and governance structure consistent with other best-in-class, non-controlled, large cap, broadly held U.S. public companies. We have taken the position that any premium paid to the Family in a declassification would be conditioned on achieving such a standard. To that end, in response to your initial proposal, our advisors relayed on April 29 our proposal on several important corporate governance changes to be implemented by the Company following a declassification, including the transition of the executive roles (and associated executive compensation) of Robert and Richard Sands to roles as directors of the Company, with titles of Chair and director, respectively; limitations on the Family’s, directors’ and officers’ ability to pledge Company stock; a majority vote standard for director elections; and the rotation of the Lead Independent Director position. We were heartened that you also agree that such changes are necessary in the context of a Transaction.

With respect to your proposed 35% premium, on May 17, we proposed a premium of 16%. We believed that a premium at that level was reasonable, fair, balanced, supportable by both sides and in the best long-term interests of both the Company and the Family. As part of that proposal, we authorized our advisors to convey the details underpinning our rationale for the 16% premium, including significant feedback from several of the

Company’s top stockholders, the evolving corporate governance environment1 which would likely increase pressure on the Family to complete a declassification over time, and the fact that precedent declassification transactions (both those including a premium and those with no premium) are one relevant data point, not an absolute guide, and provide only limited insight as to what is appropriate in this circumstance.

Your letter states your perspective that to determine the value to be paid in a declassification, precedents should be drawn upon almost exclusively. We simply do not agree for the reasons set out below. There are a very limited number of declassification precedents with a premium paid to the holder of the high vote shares, which means the calculation of a “median premium” is very much subject to the inclusion or exclusion of any individual precedent. Small differences in the list of reference transactions have a significant impact on the implied median and mean statistics. Perhaps more importantly, Constellation is approximately 10x larger than any other company that has paid a premium to its family / founder stockholder in a declassification, and 35x larger than the median size of the precedent companies (which is about $1.5bn).

We have also provided to your advisors a broader data set around premiums paid in M&A transactions, which empirically indicates what we, and what we believe others would, find intuitively sensible: that the percent premium paid to a target in an acquisition declines as the size of the transaction increases. This data analyzed 1,357 U.S. M&A transactions over the past 10 years, and showed that average M&A premiums declined from 45% for acquisitions $200 million—$500 million in size to 24% for acquisitions larger than $5 billion2. Given the limited number of declassification precedents, we continue to believe looking at a larger data set such as this is highly relevant.

Despite our reservations against focusing exclusively on precedents, given that your June 22 letter remains highly focused on precedents, we will again highlight the following facts which illustrate both the reasonableness of our revised proposal of 23.5% as well as the tenuous nature of reliance solely on precedents:

•

There have been 29 prior declassification situations since 2001 for companies with a market capitalization above $500 million at the time of announcement. The median and mean of the premiums paid in these transactions is 0% and 8%, respectively. Of those 29 transactions, the 10 that had family / founder control or a premium paid had a median and mean premium of 21% and 22%, respectively.

•

In prior conversations, your advisors originally emphasized that the Family was focused on premium paid as a percentage of the company’s total market capitalization as its primary method for evaluating a transaction. Your June 22 letter focused on the four most recent transactions (National Research in 2017, Forest City in 2016, Stewart Information in 2016 and Hubbell in 2015), but instead on the percentage premium paid relative to the company’s stock price and not the percentage of the company’s total market capitalization. As we have previously discussed with your advisors, we believe it is inappropriate to include National Research as a precedent because of the significant difference in economic participation of those two classes of stock.[3] Excluding National Research, and utilizing the premium methodology originally proposed by your advisors, the premiums as a percentage of market capitalization were 2.2% in Forest City, 1.5% in Stewart Information and 3.4% in Hubbell. These imply a median and mean premium paid as a percentage of market capitalization of 2.2% and 2.4% respectively. Our revised proposal of 23.5% implies 2.9% of the Company’s market capitalization, which is well above both the median and mean of these recent transactions.

[1]

We note that ISS’s stated policy position is that for annual meetings after February 1, 2023, it will vote against individual directors, committees, or the full board if the company continues to employ a multi-class stock structure with unequal voting rights.

[2]	The data indicated that the average M&A premium for acquisitions $500 million—$1billion in size was 36% and for acquisitions $1 billion—$5 billion in size the average M&A premium was 31%.
[3]

National Research high vote shares were entitled to 6x the dividend of the low vote shares. Additionally, the high vote shares historically traded at a significant premium to the low vote shares (including at a 56% premium immediately prior to the declassification). This means that the declassification was completed at essentially no premium to the then current market price of the high vote shares.

•

Your advisors have indicated that prior declassification transactions with no premium paid are irrelevant and should not be considered. While we do not agree with that viewpoint, if you evaluate a list including only the transactions over the last twenty years where the company had >$500 million market capitalization and a premium was paid, it would include 7 transactions (excluding National Research).[4] This list of 7 implies a median and mean premium of 22% and 23%, respectively, and a median and mean premium as a percentage of market capitalization of 2.7% and 3.0%, respectively.

•

Given we have a disagreement around the appropriate metrics for the Reader’s Digest transaction,[5] if that situation is also excluded, the resulting list would include just 6 reference transactions, which have a median and mean premium of 24% and 23%, respectively, and a median and mean premium as a percentage of market capitalization of 2.8% and 3.0%, respectively.

•

In your list of precedent share declassifications driving the 30% median premium cited in your June 22 letter, you have included both the National Research premium of 57% and the Kaman premium of 259%,[6] both of which clearly lack comparability to this declassification.

Our objective in providing this detail is to reiterate that the data is highly subject to interpretation. We are not inclined to tie this important transaction that impacts $50bn of stockholder equity value solely to a set of 3-6 transactions that occurred at much smaller companies many years ago.

We are willing to recommend to the full Board of the Company a declassification transaction at a premium of 23.5%. We believe that failure to reach an agreement would be a missed opportunity for all of the Company’s stockholders and we are hopeful that the Family will seriously consider and evaluate this proposal through the lens of seeking a transaction that is fair, reasonable, balanced and in the long-term best interests of the Company, the Family, and all of the Company’s stockholders.

Sincerely,

The Special Committee of the Board of Directors of Constellation Brands

[4]	Only 3 of these transactions was within the last 7 years (which highlights the lack of relevant precedent).
[5]

Your letter indicates that you believe that Reader’s Digest should be included at a 30% premium instead of a 22% premium. In that situation, a 1.22x exchange / 22% premium was offered to all of the high vote shareholders. Your 30% premium calculation includes an additional $100mm that was paid to the family, but this should be excluded due to the family making the Board of the company aware that it had a third party competing offer for its shares from an investment fund to purchase the 50% of the high vote share class that it owned. We believe the existence of that third party offer, which is not comparable to our situation, implies that the 22% premium offered to 100% of the high vote share class is the most relevant statistic.

[6]

Kaman is not an applicable precedent as it is a clear outlier with a market capitalization of just ~$350mm at the time of announcement, the high vote shares held 100% of the voting control and 2.9% of the economic stake and the high vote holder disclosed to the Board of the Company that it had a third party offer for its shares at a 3.9x exchange ratio and subsequently a 2.5x exchange ratio. The premium of the Kaman transaction was 259%.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The DGCL (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Restated Certificate of Incorporation (the “Restated Certificate”), contains a provision which eliminates directors’ personal liability as set forth above.

The DGCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The Restated Certificate provides for indemnification to the fullest extent authorized by Section 145 of the DGCL for directors, officers, and, if authorized by the Board of Directors, employees and agents of the Company, and also for persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee (other than a proceeding brought to enforce a right to indemnification under the Restated Certificate as provided therein), indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Company maintains a directors’ and officers’ liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

In addition, the Company has agreed to indemnify certain of its officers to the fullest extent permitted under Delaware law, and as provided in the Company’s certificate of incorporation and by-laws that were in effect on the date of the agreement to indemnify. The Company also agreed to advance fees and expenses as incurred by these officers in defense of any proceeding against them as to which they could be indemnified.

Pursuant to the Reclassification Agreement, the Company agreed to indemnify the Sands Family Stockholders, which definition includes each of Messrs. Robert and Richard Sands, and certain related individuals and entities for any out-of-pocket costs and expenses arising out of or resulting from any actions or proceedings related to the Reclassification Agreement or the transactions contemplated thereby, including the Reclassification. However, the Company’s indemnification obligations do not extend to any loss, liability or damage pursuant to a judgment, order, decree or settlement of such action or proceeding or to any actions or proceedings brought by the Company against the Sands Family Stockholders for breach of the Reclassification Agreement.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit

3.1	Form of Amended and Restated Charter (included as Annex A to the proxy statement/prospectus)

3.2	Form of By-Laws (included as Annex B to the proxy statement/prospectus)

5.1*	Opinion of Kirkland & Ellis LLP

8.1*	Tax Opinion of Kirkland & Ellis LLP

10.1	Reclassification Agreement (included as Annex C to the proxy statement/prospectus)

23.1	Consent of KPMG LLP

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 and Exhibit 8.1)

24.1	Power of Attorney (included on signature page)

99.1*	Form of Proxy and Voting Instruction Card for Class A Common Stock

99.2*	Form of Proxy and Voting Instruction Card for Class B Common Stock

99.3	Consent of Centerview Partners LLC

107	Filing Fee Table

*	To be filed by amendment.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York, on July 29, 2022.

CONSTELLATION BRANDS, INC.

By:	/s/ William A. Newlands
Name:	William A. Newlands
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each officer and director of Constellation Brands, Inc. whose signature appears below constitutes and appoints James O. Bourdeau and Garth Hankinson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William A. Newlands William A. Newlands	Director, President and Chief Executive Officer (principal executive officer)	July 29, 2022

/s/ Garth Hankinson Garth Hankinson	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	July 29, 2022

/s/ Robert Sands Robert Sands	Director and Executive Chairman of the Board	July 29, 2022

/s/ Richard Sands Richard Sands	Director and Executive Vice Chairman of the Board	July 29, 2022

/s/ Christy Clark Christy Clark	Director	July 29, 2022

/s/ Jennifer M. Daniels Jennifer M. Daniels	Director	July 29, 2022

/s/ Nicholas I. Fink Nicholas I. Fink	Director	July 29, 2022

Signature	Title	Date

/s/ Jeremy S. G. Fowden Jeremy S. G. Fowden	Director	July 29, 2022

/s/ Ernesto M. Hernández Ernesto M. Hernández	Director	July 29, 2022

/s/ Susan Somersille Johnson Susan Somersille Johnson	Director	July 29, 2022

/s/ James A. Locke III James A. Locke III	Director	July 29, 2022

/s/ Jose Manuel Madero Garza Jose Manuel Madero Garza	Director	July 29, 2022

/s/ Daniel J. McCarthy Daniel J. McCarthy	Director	July 29, 2022

/s/ Judy A. Schmeling Judy A. Schmeling	Director	July 29, 2022